UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
IDENTIV, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

[●], 2024

Dear Stockholder:

You are invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Identiv, Inc., a Delaware corporation (“Identiv,” the “Company,” “we,” “us” or “our”), to be held virtually on [Day], [Date], 2024 at [●] [a/p].m., Pacific Time. You will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/INVE2024 and using the 16-digit control number included in your proxy materials.

At the Annual Meeting, you will be asked to consider and vote upon the important matters described in the Proxy Statement accompanying this letter, including, without limitation: (i) a proposal to approve the sale of our physical security, access card, and identity reader operations and assets, including all outstanding shares of Identiv Private Limited, our wholly-owned subsidiary (the “Physical Security Business”), to Hawk Acquisition, Inc., a Delaware corporation (“Buyer”) and a wholly-owned subsidiary of Vitaprotech SAS, a French société par actions simplifiée and provider of security solutions, in exchange for $145.0 million in cash, subject to customary adjustments, and the assumption by Buyer of certain liabilities related to the Physical Security Business (collectively, the “Asset Sale”), pursuant to that certain Stock and Asset Purchase Agreement, dated as of April 2, 2024 (the “Agreement”), by and between the Company and Buyer (the “Asset Sale Proposal”), (ii) a proposal to approve certain compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Asset Sale, on a non-binding advisory basis (the “Asset Sale Compensation Proposal”), and (iii) a proposal to approve the adjournment of the Annual Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in the event that there are insufficient votes at the time of the Annual Meeting to approve the Asset Sale Proposal (the “Adjournment Proposal”).

The Asset Sale is the result of a broad review of strategic alternatives by our Board of Directors, which resulted in entering into an agreement to sell our Physical Security Business to Buyer. After careful consideration, the Board of Directors determined that the Asset Sale, on the terms and subject to the conditions set forth in the Agreement, is fair to and in the best interests of the Company and its stockholders and approved and declared advisable the Asset Sale and the transactions contemplated by the Agreement. Accordingly, the Board of Directors recommends that stockholders vote in favor of approving the Asset Sale.

Following the completion of the Asset Sale, the Company will continue to be a public company operating under the name Identiv, Inc. and will continue to own the assets and liabilities of the Company’s Internet of Things (“IoT”) business (the “IoT Business”). As of immediately following the closing of the Asset Sale, the Company’s revenues will be generated by the IoT Business. For additional information, see the sections of this Proxy Statement entitled “Proposal No. 1 – The Asset Sale Proposal – Business of the Company Following the Asset Sale” beginning on page [●] and “Unaudited Pro Forma Condensed Consolidated Financial Information” beginning on page [●].

The Asset Sale, as contemplated by the Agreement, may constitute the sale of substantially all of the assets of the Company under Delaware law. As a result, we are seeking the approval of the Asset Sale Proposal from our stockholders. The proposal to approve the Asset Sale pursuant to the Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock and our Series B non-voting convertible preferred stock, $0.001 par value per share (“Series B Preferred Stock”), voting together as a single class (the Series B Preferred Stock voting on an as-converted basis), present in person or by proxy and entitled to vote thereon at the Annual Meeting (the “Required Stockholder Approval”). The closing of the Asset Sale contemplated by the Agreement is conditioned on the Company receiving the Required Stockholder Approval. Therefore, it is very important that your shares be represented and voted at the Annual Meeting.

The Asset Sale is not conditioned upon stockholders approving the Asset Sale Compensation Proposal. The effectiveness of the payment of any compensation to our named executive officers pursuant to the Asset Sale Compensation Proposal is conditioned upon the consummation of the Asset Sale. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in the Proxy Statement. Stockholders do not have appraisal rights in connection with the Asset Sale.

The Company plans to use a portion of the net proceeds from the Asset Sale to pursue growth opportunities for the IoT Business. The Company may also use the funds for other purposes, including, without limitation, to pay dividends and distributions on or redeem or repurchase its capital stock; for working capital and other general corporate purposes, which may include sales and marketing activities, research and development, general and administrative matters and capital expenditures; to invest in or acquire complementary businesses, products, services, technologies or assets; or to otherwise execute its growth strategy. Our Board of Directors is working to identify specific plans, investments or acquisitions for the use of the proceeds from the Asset Sale with the intent of supporting the sustainable and profitable growth of the IoT Business.

You will also be asked to consider and vote upon the following matters as more fully described in the Proxy Statement accompanying this letter: (i) a proposal to elect two Class III director nominees to each serve for a three-year term ending at the annual meeting of stockholders in 2027 or until their successors have been duly elected and qualified or until they resign or are removed (the “Election of Directors Proposal”); (ii) a proposal to approve an amendment to the Company’s 2011 Incentive Compensation Plan, to increase the number of authorized shares of common stock available for issuance thereunder by 1,500,000 shares and to extend the term of the plan through 2034 (the “2011 Plan Amendment Proposal”); (iii) a proposal to approve the compensation of our named executive officers, on a non-binding advisory basis (the “Say on Pay Proposal”); (iv) a proposal to approve the frequency of holding an advisory vote on named executive officer compensation, on a non-binding advisory basis (the “Frequency of Say on Pay Proposal”); and (v) a proposal to ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Auditor Ratification Proposal”). The completion of the Asset Sale is not conditioned upon the approval of the proposals set forth in this paragraph.

This letter is accompanied by the Proxy Statement, which describes the formal business to be conducted at the Annual Meeting. In particular, please review the matters referred to under “Risk Factors” beginning on page [●] for a discussion of the risks related to the Asset Sale. We encourage you to read the Proxy Statement and all annexes thereto carefully and in their entirety. A copy of our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, is also enclosed for your information. You may obtain additional information about us from documents we have filed with the Securities and Exchange Commission, which are available without charge through the Securities and Exchange Commission’s website at www.sec.gov.

The Board of Directors recommends that you vote “FOR” the Asset Sale Proposal, “FOR” the Asset Sale Compensation Proposal, “FOR” each of the director nominees in the Election of Directors Proposal, “FOR” the 2011 Plan Amendment Proposal, “FOR” the Say on Pay Proposal, “1 YEAR” for the Frequency of Say on Pay Proposal, “FOR” the Auditor Ratification Proposal, and “FOR” the Adjournment Proposal, as more fully described in the accompanying Proxy Statement. Your vote is very important regardless of the number of shares that you own and we encourage you to vote promptly. After reading the Proxy Statement, please promptly mark, sign and date the enclosed proxy card and return it in the prepaid envelope. Alternatively, you may vote your shares over the Internet or via a toll-free telephone number. Instructions regarding all three methods of voting are provided on the proxy card. If you attend the meeting virtually, you will have the right to revoke your proxy and vote your shares at that time, unless otherwise noted in the Proxy Statement. If your shares are held in “street name,” you should instruct your broker, bank or other nominee to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank or other nominee. The failure to instruct your broker, bank or other nominee how to vote will have the same effect as voting “AGAINST” the approval of the Asset Sale Proposal.

We thank you for your continued support.

Sincerely,

/s/ James E. Ousley

James E. Ousley
Chairman of the Board

IDENTIV, INC.

2201 Walnut Avenue, Suite 100

Fremont, California 94538

NOTICE OF

2024 ANNUAL MEETING OF STOCKHOLDERS

[Day], [Date], 2024

TO OUR STOCKHOLDERS:

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Identiv, Inc., a Delaware corporation (“Identiv,” the “Company,” “we,” “us” or “our”), will be held virtually on [Day], [Date], 2024 at [●] [a/p].m., Pacific Time. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/INVE2024 and using the 16-digit control number included in your proxy materials. We are holding this Annual Meeting for the following purposes:

1.

To approve the sale of our physical security, access card, and identity reader operations and assets, including all outstanding shares of Identiv Private Limited, our wholly-owned subsidiary (the “Physical Security Business”), to Hawk Acquisition, Inc., a Delaware corporation (“Buyer”) and a wholly-owned subsidiary of Vitaprotech SAS, a French société par actions simplifiée and provider of security solutions, through the sale of certain of our operations and assets, in exchange for $145.0 million in cash, subject to customary adjustments, and the assumption by Buyer of certain liabilities related to the Physical Security Business (collectively, the “Asset Sale”), pursuant to that certain Stock and Asset Purchase Agreement, dated as of April 2, 2024 (the “Agreement”), by and between the Company and Buyer (the “Asset Sale Proposal”);

2.

To approve certain compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Asset Sale, on a non-binding advisory basis (the “Asset Sale Compensation Proposal”);

3.

To elect two Class III director nominees to each serve for a three-year term ending at the annual meeting of stockholders in 2027 or until their successors have been duly elected and qualified or until they resign or are removed (the “Election of Directors Proposal”);

4.

To approve an amendment to the Company’s 2011 Incentive Compensation Plan (the “2011 Plan”), to increase the number of authorized shares of common stock available for issuance thereunder by 1,500,000 shares and to extend the term of the plan through 2034 (the “2011 Plan Amendment Proposal”);

5.	To approve the compensation of our named executive officers, on a non-binding advisory basis (the “Say on Pay Proposal”);

6.	To approve the frequency of holding an advisory vote on named executive officer compensation, on a non-binding advisory basis (the “Frequency of Say on Pay Proposal”);

7.	To ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Auditor Ratification Proposal”);

8.

To approve the adjournment of the Annual Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in the event that there are insufficient votes at the time of the Annual Meeting to approve the Asset Sale Proposal (the “Adjournment Proposal”); and

9.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The accompanying Proxy Statement and its annexes, including all documents incorporated by reference into the accompanying Proxy Statement, more fully describes these items of business. We urge you to read this information carefully.

The Board of Directors recommends that you vote “FOR” each of the proposals outlined above (including, “1 YEAR” for the Frequency of Say on Pay Proposal) and as more fully described in the accompanying Proxy Statement.

Only stockholders of record at the close of business on [●], 2024 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s headquarters, located at 2201 Walnut Avenue, Suite 100, Fremont, California 94538, for 10 days prior to the date of the meeting, ending on the day before the meeting date.

By Order of the Board of Directors of Identiv, Inc.

/s/ James E. Ousley

James E. Ousley
Chairman of the Board

Fremont, California

[●], 2024

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, WE URGE YOU TO VOTE AS PROMPTLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS INCLUDED ON THE PROXY CARD OR VOTING INSTRUCTION FORM. THANK YOU FOR ACTING PROMPTLY.

IMPORTANT: Please vote your shares by Internet or telephone, as described herein and on the proxy card or voting instruction form, to assure that your shares are represented at the Annual Meeting, or mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the virtual meeting, you may choose to vote at that time even if you have previously voted your shares.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held virtually on [●], 2024.

The Proxy Statement and the Annual Report on Form 10-K, as amended, are available at

www.proxyvote.com.

SUMMARY OF THE ASSET SALE

This summary, together with the following section of this Proxy Statement entitled “Questions and Answers about the Annual Meeting and the Asset Sale” highlights selected information from this Proxy Statement and may not contain all of the information that is important to you as a stockholder or that you should consider before voting on the Asset Sale Proposal. To better understand the Asset Sale, you should read carefully this entire Proxy Statement and all of its annexes, including the Agreement (as defined below), which is attached as Annex A, before voting on the Asset Sale Proposal. In addition, we incorporate by reference important business and financial information about the Company in this document and you are encouraged to review all such information incorporated by reference herein. Each item in this summary includes a page reference directing you to a more complete description of that item. You may obtain without charge copies of documents incorporated by reference into this Proxy Statement by following the instructions under “Where You Can Find More Information” beginning on page [●] of this Proxy Statement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the section entitled “The Stock and Asset Purchase Agreement”.

Information about the Parties (page [●])

Identiv, Inc.

Identiv, Inc.

2201 Walnut Avenue, Suite 100

Fremont, California 94538

(949) 250-8888

www.identiv.com

Identiv, Inc., a Delaware corporation (“Identiv,” the “Company”, “we,” “us,” or “our”), is a global digital security and identification leader in the Internet of Things (“IoT”) with a mission to software-enable the entire physical world. Our radio-frequency identification (“RFID”) IoT devices and IoT software platform are designed to digitally enable and secure any physical item. Our products enable unique and secure digital interaction with the physical world while simultaneously managing data flows from each physical object, thereby creating a software-enabled experience for the user that goes beyond a purely physical interaction. Our physical security systems secure virtually every aspect of places and our interaction with them. Our systems provide customers with identification, access control, video surveillance and analytics. We believe our systems are built to meet the needs of various stakeholders, from engineers, systems designers, installers, and administrators to systems managers and individual users. By digitally enabling physical “things,” we make them more secure, responsive, feature-rich, interactive, and customer-connected. RFID powers a wide range of IoT applications, including customer engagement, product authenticity, enhanced consumer experiences, instrumentation and sensor enabling, brand protection, product tracking, and tamper detection. For additional information about Identiv and our business, see the section entitled “Where You Can Find More Information” beginning on page [●] of this Proxy Statement.

Hawk Acquisition, Inc.

Hawk Acquisition, Inc.

c/o Vitaprotech SAS

1, rue du Dauphine

69120 Vaulx-en-Velin

France

Hawk Acquisition, Inc. is a Delaware corporation (“Buyer”) and a wholly-owned subsidiary of Vitaprotech SAS, a French société par actions simplifiée (“Vitaprotech”).

Vitaprotech SAS

Vitaprotech SAS

1, rue du Dauphine

69120 Vaulx-en-Velin

France

www.vitaprotech.com

Vitaprotech is a provider of security solutions in the sectors of Intrusion Detection, Access Control, and Intelligent Software Monitoring, and offers a comprehensive and consolidated approach to securing physical access to professional and sensitive sites.

General Description of the Asset Sale (page [●])

On April 2, 2024, the Company entered into a Stock and Asset Purchase Agreement by and between the Company and Buyer attached as Annex A (the “Agreement”).

Pursuant to the terms of the Agreement, the Company will sell to Buyer its physical security, access card, and identity reader operations and assets, including all outstanding shares of Identiv Private Limited, a wholly-owned subsidiary of the Company (the “Physical Security Business”), in exchange for $145.0 million in cash (the “Purchase Price”), subject to customary adjustments, and the assumption by Buyer of certain liabilities related to the Physical Security Business (collectively, the “Asset Sale”). The Physical Security Business solutions secure physical locations and spaces (physical access security) and information networks and data (logical access security). The Company’s enterprise-scale, high-security platform for the Physical Security Business encompasses access control software, video management software, credentials, access control hardware and sensors, mobile access control, telephone entry systems, logical access control hardware, software, and mobile applications. Vitaprotech has agreed to guarantee the payment of the Initial Purchase Price (as defined in the Agreement) and debt financing reimbursement and pre-closing indemnification obligations of Buyer under the Agreement.

The Asset Sale, as contemplated by the Agreement, may constitute the sale of substantially all of the assets of the Company under Delaware law. As a result, we are seeking the approval of the Asset Sale Proposal from our stockholders.

Following the completion of the Asset Sale, the Company will continue to be a public company operating under the name Identiv, Inc. and will continue to own the assets and liabilities of the Company’s IoT business (the “IoT Business”). As of immediately following the closing of the Asset Sale, the Company’s revenues will be generated by the IoT Business. The remaining IoT Business, Identiv IoT, is developing, manufacturing, and supplying specialty IoT solutions tailored for the healthcare industry and other high-value end markets. The Company’s specialty RFID IoT devices, including near-field communication (“NFC”), high frequency (“HF”), dual frequency (“DF”), ultra-high frequency (“UHF”) and Bluetooth Low Energy (“BLE”), are attached to or embedded into physical items, providing those items with a unique digital identity. These devices enable unique and secure digital interaction with the physical world while simultaneously capturing relevant data which can then be analyzed and managed by the end customer.

As a condition to entering into the Agreement, Buyer required that certain members of the Company’s senior management agree to join Buyer upon the closing of the Asset Sale. After considering various factors, including the fact that the Asset Sale would generate needed capital for the remaining IoT Business and that joining Buyer upon the closing of the Asset Sale would be required for the transaction to proceed, Steven Humphreys, Chief Executive Officer and a member of the board of directors of the Company (the “Board of Directors”), and certain other members of the Company’s senior management have agreed to depart from the Company upon the closing of the Asset Sale and to join Buyer. Following the completion of the Asset Sale and the departure of certain members of senior management, the senior management of the Company will include Kirsten Newquist, currently President, IoT Solutions, Justin Scarpulla, Chief Financial Officer, Edward

Kirnbauer, Vice President, Global Corporate Controller, Dr. Manfred Mueller, Chief Strategy Officer, Amir Khoshniyati, Executive Vice President and General Manager, IoT Solutions, and Boon Yong (BY) Koh, Executive Vice President, Operations. Upon Mr. Humphreys’ departure, Ms. Newquist will assume the role of Chief Executive Officer of the Company and is expected to serve as a member of the Board of Directors. For additional information, see the sections of this Proxy Statement entitled “Proposal No. 1 – The Asset Sale Proposal – Business of the Company Following the Asset Sale” beginning on page [●] and “Unaudited Pro Forma Condensed Consolidated Financial Information” beginning on page [●].

We encourage you to carefully read in its entirety the Agreement, which is the principal document governing the Asset Sale.

The Annual Meeting (page [●])

The Annual Meeting will be held virtually on [Day], [Date], 2024 at [●] [a/p].m., Pacific Time. At the Annual Meeting, our stockholders will be asked to vote on the following proposals:

•

Proposal No. 1 – To approve the sale of our Physical Security Business to Buyer through the sale of certain of our operations and assets, including all outstanding shares of Identiv Private Limited, our wholly-owned subsidiary, in exchange for the Purchase Price, subject to customary adjustments, and the assumption by Buyer of certain liabilities related to the Physical Security Business pursuant to the Agreement by and between the Company and Buyer (the “Asset Sale Proposal”);

•

Proposal No. 2 – To approve certain compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Asset Sale, on a non-binding advisory basis (the “Asset Sale Compensation Proposal”);

•

Proposal No. 3 – To elect two Class III director nominees to each serve for a three-year term ending at the annual meeting of stockholders in 2027 or until their successors have been duly elected and qualified or until they resign or are removed (the “Election of Directors Proposal”);

•

Proposal No. 4 – To approve an amendment to the Company’s 2011 Incentive Compensation Plan (the “2011 Plan”), to increase the number of authorized shares of common stock available for issuance thereunder by 1,500,000 shares and to extend the term of the plan through 2034 (the “2011 Plan Amendment Proposal”);

•	Proposal No. 5 – To approve the compensation of our named executive officers, on a non-binding advisory basis (the “Say on Pay Proposal”);

•	Proposal No. 6 – To approve the frequency of holding an advisory vote on named executive officer compensation, on a non-binding advisory basis (the “Frequency of Say on Pay Proposal”);

•	Proposal No. 7 – To ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Auditor Ratification Proposal”); and

•

Proposal No. 8 – To approve the adjournment of the Annual Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in the event that there are insufficient votes at the time of the Annual Meeting to approve the Asset Sale Proposal (the “Adjournment Proposal”).

Record Date; Stockholders Entitled to Vote (page [●])

Our Board of Directors has fixed the close of business on [●], 2024 as the record date (the “Record Date”) for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of our common stock, $0.001 par value per share, and Series B non-voting convertible preferred stock, $0.001 par value per share (“Series B Preferred Stock”), on the Record Date may vote at the Annual Meeting. For each share of common stock that you owned on the Record Date, you are entitled to cast one vote on each matter voted upon at the Annual Meeting. If you are a holder of Series B Preferred Stock, you are entitled to vote on the Asset Sale Proposal by casting the number of votes equal to the number of whole shares of common stock into which your shares of Series B Preferred Stock are convertible as of the Record Date, inclusive of accrued dividends on your shares of Series B Preferred Stock. The conversion rate of a share of Series B Preferred Stock is equal to the quotient of (i) the purchase price paid for such share of Series B Preferred Stock plus accrued and unpaid dividends thereon and (ii) $4.00 (subject to adjustment for dilutive issuances, stock splits, stock dividends and the like).

Shares Outstanding (page [●])

On the Record Date, [●] shares of the Company’s common stock (without giving effect to the conversion of the Series B Preferred Stock) were outstanding and entitled to vote at the Annual Meeting and [●] shares of Series B Preferred Stock (inclusive of accrued dividends), convertible into [●] shares of common stock, were outstanding and entitled to vote at the Annual Meeting. Our common stock is listed on the Nasdaq Capital Market under the symbol INVE.

Quorum and Vote Required (page [●])

A quorum of stockholders is necessary to hold the Annual Meeting. The holders of one-third (1/3) of the outstanding shares of our common stock entitled to vote at the Annual Meeting (including, as applicable, the Series B Preferred Stock voting on an as-converted basis), present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to allow for the solicitation of additional proxies. Shares which abstain from voting as to a particular matter and shares held in “street name” by brokers, banks or other nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) will be counted for purposes of determining whether a quorum is present for the transaction of business.

You may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting on, the Asset Sale Proposal. Approval of the Asset Sale Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock and Series B Preferred Stock voting together as a single class (the Series B Preferred Stock voting on an as-converted basis), present in person or by proxy and entitled to vote thereon at the Annual Meeting (the “Required Stockholder Approval”). Because the vote on the Asset Sale Proposal is based on the total number of shares outstanding, rather than the number of actual votes cast, abstentions and “broker non-votes” will have the same effect as voting “AGAINST” the approval of the Asset Sale Proposal.

You may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting on, each of the Asset Sale Compensation Proposal and the Adjournment Proposal. Each of these proposals will be approved if a majority of the votes cast vote in favor of the proposal, meaning the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST”, whether or not a quorum is present. Neither abstentions nor broker non-votes are treated as votes cast and therefore will have no effect upon the outcome of voting with respect to any of these proposals.

The vote regarding the Asset Sale Compensation Proposal is an advisory vote, and therefore, is not binding on the Company. Since compensation and benefits that may be paid or provided are based on contractual arrangements with the executive officers, the outcome of this advisory vote will not affect the obligation to make these payments and these payments may still be made even if our stockholders do not approve the Asset Sale Compensation Proposal.

Shares Owned by Our Directors and Executive Officers (page [●])

As of the Record Date, our current directors and executive officers were entitled to vote an aggregate of [●] shares of common stock, or approximately [●]% of common stock outstanding on that date. These numbers do not give effect to any outstanding stock options or restricted stock units (“RSUs”), none of which are entitled to vote at the Annual Meeting. We currently expect that all of our directors and executive officers will vote their shares in favor of each proposal being submitted to a vote of our stockholders at the Annual Meeting, although none of them has entered into any agreement obligating them to do so.

Recommendation of the Board; Reasons for the Asset Sale (page [●])

The Board of Directors recommends that you vote “FOR” the Asset Sale Proposal, “FOR” the Asset Sale Compensation Proposal and “FOR” the Adjournment Proposal.

The Company plans to use a portion of the net proceeds from the Asset Sale to pursue growth opportunities for the IoT Business. The Company may also use the funds for other purposes, including, without limitation, to pay dividends and distributions on or redeem or repurchase its capital stock; for working capital and other general corporate purposes, which may include sales and marketing activities, research and development, general and administrative matters and capital expenditures; to invest in or acquire complementary businesses, products, services, technologies or assets; or to otherwise execute its growth strategy. Although our Board of Directors continues to evaluate various alternatives regarding use of the proceeds from the Asset Sale, it has not yet identified any specific plans, investments or acquisitions or committed to making any such decision by a particular date.

In reaching its decision to approve the Asset Sale and the transactions contemplated by the Agreement and to recommend the approval of the Asset Sale Proposal, the Asset Sale Compensation Proposal, and the Adjournment Proposal to our stockholders, the Board of Directors consulted with our management, as well as our legal and financial advisors, and considered the opinion of Craig-Hallum Capital Group LLC (“Craig-Hallum”) as to the fairness, from a financial point of view, to the Company of the Purchase Price to be paid by Buyer in the Asset Sale, the terms of the proposed Agreement and the transactions set forth in the Agreement, as well as other alternative transactions, including contacts and discussions with other potential acquirers.

The Board of Directors’ reasons for approving the Asset Sale and the transactions contemplated by the Agreement; certain factors the Board of Directors considered in its deliberations in approving Agreement, the Asset Sale and the transactions contemplated by the Agreement, including the fairness opinion of Craig-Hallum; and the Board of Directors’ recommendation to our stockholders are further discussed in the sections of this Proxy Statement entitled “Proposal No. 1 – The Asset Sale Proposal – Recommendation of the Board; Reasons for the Asset Sale” beginning on page [●] and “Proposal No. 1 – The Asset Sale Proposal – Opinion of Craig-Hallum Capital Group LLC” beginning on page [●].

Opinion of Craig-Hallum Capital Group LLC (page [●] and Annex B)

Craig-Hallum rendered its opinion to the Board of Directors that, as of April 1, 2024, and based upon and subject to the factors and assumptions set forth therein, the Purchase Price to be paid by Buyer under the Agreement is fair from a financial point of view to the Company.

The full text of the written opinion of Craig-Hallum, dated April 1, 2024, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this Proxy Statement. Craig-Hallum provided its opinion for the information and assistance of the Board of Directors in connection with its consideration of the Agreement and the Asset Sale. The Craig-Hallum opinion was not intended to and does not constitute a recommendation as to how any Company stockholder should vote or make any election with respect to the Agreement, the Asset Sale, or any other matter.

The Stock and Asset Purchase Agreement (page [●])

Consideration

As consideration for the Asset Sale, Buyer will: (i) assume the Assumed Liabilities as specified in the Agreement, and (ii) pay the Company the Purchase Price, subject to certain adjustments, including in cases where the Company’s closing working capital related to the Physical Security Business is greater than $21,502,000 or less than $19,502,000.

Guaranty

Vitaprotech, as primary obligor and not as surety, has agreed to guarantee the full and prompt payment and performance of all payment of the Initial Purchase Price and debt financing reimbursement and pre-closing indemnification obligations of Buyer under the Agreement.

Conditions to Completion of the Asset Sale

The consummation of the Asset Sale is subject to the satisfaction or waiver of various conditions, including (i) the receipt of the Required Stockholder Approval of the Asset Sale Proposal, (ii) the filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), if any, having been made by each of the Company and Buyer and any applicable waiting period (and any extension thereof) under the HSR Act having expired or been terminated, (iii) the absence of any order that has the effect of enjoining or otherwise prohibiting the completion of the Asset Sale, (iv) each party’s representations and warranties being true and correct to the applicable specified standard as of the closing of the Asset Sale, (v) each party’s material compliance with agreements, covenants and conditions, (vi) Buyer’s receipt of the Seller Closing Certificate (as defined in the Agreement) and Seller’s receipt of the Buyer Closing Certificate (as defined in the Agreement) (vii) obtaining clearance from the Committee on Foreign Investment in the United States (“CFIUS”), (viii) obtaining approval under the United Kingdom’s National Security and Investment Act 2021, as amended (the “NSI Act”), (ix) delivery of the Purchase Price, and (x) delivery of the ancillary agreements.

No Solicitation

The Company has agreed between April 2, 2024 and the earlier of the completion of the Asset Sale and the termination of the Agreement in accordance with its terms to, and to cause each of its controlled affiliates (including the Acquired Entity) and direct and use reasonable best efforts to cause each of its representatives, to:

•

immediately cease any direct or indirect solicitation, discussions or negotiations with any persons that may be ongoing with respect to a competing acquisition proposal and request in writing that each such person promptly return or destroy all confidential information furnished to such person by or on behalf of the Company in connection with any such competing acquisition proposal; and

•	not, directly or indirectly through another person:

•

solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries, discussions or requests regarding, or the making of any proposal, inquiry or offer that constitutes, or could reasonably be expected to lead to, a competing acquisition proposal (collectively, an “Inquiry”);

•

engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information or provide access to its properties, books or records in connection with, or that could reasonably be expected to lead to (or otherwise advance), a competing acquisition proposal or an Inquiry, except to notify such person of the existence of the non-solicitation restrictions in the Agreement;

•	approve, adopt, recommend, endorse, declare advisable, agree to or enter into, or propose to approve, adopt, recommend, endorse, declare advisable, agree to or enter into, any letter of intent, joint venture agreement, partnership agreement, term sheet, agreement in principle, stock or asset purchase agreement, merger agreement, confidentiality agreement or other similar contract with respect to a competing acquisition proposal or an Inquiry; or

•	grant any waiver, amendment, termination, modification or release under any standstill or confidentiality agreement, or fail to enforce all such provisions contained therein.

Conduct of the Company Pending Closing

Until closing, the Company and its controlled affiliates are required to:

•	conduct the Physical Security Business in the ordinary course of business; and

•

use commercially reasonable efforts to maintain and preserve intact its current Physical Security Business organization, operations and franchise and to preserve the rights, franchises, goodwill and relationships with employees or independent contractors of the Physical Security Business or the Acquired Entity (each, a “Business Service Provider”), and with customers, lenders, suppliers, regulators and others having relationships with the Physical Security Business.

In addition, the Company and its controlled affiliates may not acquire or dispose of any material assets primarily related to, primarily held for use in, or necessary for the conduct of the Physical Security Business other than in the ordinary course of business or engage in certain other specified actions with respect to the Physical Security Business, including, among other things, making capital expenditures in excess of a specified amount, making a change in accounting methods or practices, amending or terminating material contracts, making certain changes in employee compensation, benefits or bonuses, hiring or terminating certain employees, settling claims in excess of a specified amount, or granting equity incentive awards to Business Service Providers. The conduct of the Company pending the closing of the Asset Sale discussed in more detail in the section entitled “The Stock and Asset Purchase Agreement – Covenants and Agreements” beginning on page [●] of this Proxy Statement.

Restrictive Covenants

Subject to certain exceptions set forth in the Agreement, the Company has agreed that for a period of five years beginning on the closing date of the Asset Sale (the “Restrictive Period”), neither the Company nor any of its controlled affiliates shall, directly or indirectly, engage with, manage, operate, have any ownership interest in any person that engages in, manages or operates a business that is competitive with the Physical Security Business or competes for customers of the Physical Security Business, in each case, with respect to geographies that the Physical Security Business participated in as of closing of the Asset Sale.

Additionally, subject to certain exceptions set forth in the Agreement, during the Restrictive Period, the Company agreed that it will not, and will cause its controlled affiliates and its respective officers, directors, employees and agents (if acting on behalf of the Company or its controlled affiliates) not to, directly or indirectly, in any manner, hire, engage, recruit, employ, solicit or otherwise attempt to employ or engage or enter into any business relationship with any employee of the Physical Security Business, or induce or attempt to induce any such employee to leave his or her employment with Buyer or Buyer’s affiliates.

Termination of the Agreement

The Agreement may be terminated at any time prior to the completion of the Asset Sale, before or after the Required Stockholder Approval is obtained (except as expressly noted otherwise), as follows:

•	by the mutual written consent of Buyer and the Company;

•	by Buyer by written notice to the Company if:

•

Buyer is not then in material breach of any provision of the Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company pursuant to the Agreement that would give rise to the failure of any of the closing conditions and such breach, inaccuracy or failure cannot be cured by the Company by: (i) October 2, 2024, or (ii) if the CFIUS clearance is not yet obtained by such date, 13 Business Days (as defined in the Agreement) following October 4, 2024 unless such date is extended as provided in the Agreement (such date, the “Outside Date,” and such termination, a “Buyer Breach Termination”);

•

the Stockholders’ Meeting (including any adjournments and postponements thereof) is concluded without the Required Stockholder Approval having been obtained (such termination, a “Buyer No Vote Termination”);

•	an Adverse Recommendation Change occurred; or

•

any of the Mutual Closing Conditions or Buyer Closing Conditions are not fulfilled by the Outside Date, unless such failure is due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the closing of the Asset Sale (such termination, a “Buyer Outside Date Termination”);

•	by the Company by written notice to Buyer if:

•

the Company is not then in material breach of any provision of the Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to the Agreement that would give rise to the failure of any of the closing conditions and such breach, inaccuracy or failure cannot be cured by Buyer by the Outside Date;

•

the Required Stockholder Approval has not been received, in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal to the extent permitted by, and subject to complying with the terms of the non-solicitation provisions of the Agreement; provided, that the Company paid to Buyer in immediately available funds the termination fee of $5.075 million immediately before or simultaneously with and as a condition to such termination and the Company immediately thereafter enter into such Alternative Acquisition Agreement;

•

any of the Mutual Closing Conditions or Identiv Closing Conditions are not fulfilled by the Outside Date, unless such failure shall be due to the Company’s failure to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by the Company prior to the closing of the Asset Sale;

•

the Stockholders’ Meeting (including any adjournments and postponements thereof) is concluded without the Required Stockholder Approval having been obtained (such termination, an “Identiv No Vote Termination”); or

•

(i) all of the Mutual Closing Conditions and Buyer Closing Conditions are satisfied (other than those conditions which by their terms or nature are to be satisfied at the closing of the Asset Sale, but which are capable of being satisfied as of the date of termination of the Agreement pursuant to this bullet), (ii) the Company has given irrevocable written notice to Buyer that all Mutual Closing Conditions and Identiv Closing Conditions have been satisfied or waived (other than those conditions which by their terms or nature are to be satisfied at the closing of the Asset Sale, but which are capable of being satisfied as of the date of termination of the Agreement pursuant to this bullet) and the Company is ready, willing, and able to consummate the closing of the Asset Sale, (iii) Buyer has failed to consummate the transactions contemplated by the Agreement on or prior to the date which is three Business Days following the date on which the closing of the Asset Sale should have occurred, and (iv) the Company provides at least two Business Days’ notice to Buyer of the Company’s intention to terminate pursuant to this bullet; or

•	by Buyer or the Company in the event that:

•	there shall be any law that makes consummation of the transactions contemplated by the Agreement illegal or otherwise prohibited; or

•	any governmental authority has issued a governmental order restraining or enjoining the transactions contemplated by the Agreement, and such governmental order has become final and non-appealable.

Termination Fee

Under certain circumstances, the Company may be required to pay the Buyer a termination fee of $5.075 million in connection with a termination of the Agreement. Additionally, in the event that the Agreement is terminated by Buyer or the Company for failure to obtain the Required Stockholder Approval, the Company has agreed to reimburse Buyer for certain expenses up to $3.0 million in the aggregate.

Regulatory Matters (page [●])

The Agreement provides that the closing of the Asset Sale is conditioned on, among other things, (i) the expiration or termination of the applicable waiting period under the HSR Act, (ii) obtaining clearance from CFIUS, and (iii) obtaining approval under the NSI Act, in each case unless waived where permitted by law by the party for whose benefit such condition exists. Each of Buyer and the Company has agreed to, within 10 Business Days after April 2, 2024, make its respective filings under the HSR Act (which the parties filed on April 17, 2024) and NSI Act (which the parties filed on April 18, 2024) and to supply as promptly as practicable and advisable to the appropriate governmental authority any additional information and documentary material that may be requested pursuant to the HSR Act or the NSI Act. Further, each of Buyer and the Company has agreed to, and to cause their respective affiliates to, use reasonable best efforts to obtain clearance from CFIUS.

Interests of Certain Persons in the Asset Sale (page [●])

In considering the recommendation of our Board of Directors that the stockholders vote to approve the Asset Sale Proposal, stockholders should be aware that some of our directors and executive officers may have interests in the Asset Sale that are different from, or in addition to, the interests of our stockholders generally.

These interests include potential payments to, and the vesting of RSUs held by, our executive officers pursuant to the terms of agreements we previously entered into with those officers. Steven Humphreys, our Chief Executive Officer and a member of our Board of Directors, and Justin Scarpulla, our Chief Financial Officer, will receive a grant of 365,000 RSUs and 65,000 RSUs, respectively, effective immediately prior to the closing of the Asset Sale, which RSUs will be fully vested on grant and will settle for either stock or cash upon the closing of the Asset Sale. For more information on the severance and change in control agreements that we have entered into with our named executive officers, see the section entitled “Executive Compensation – Summary Compensation Table – Potential Payments upon Termination or Change in Control”.

As a condition to entering into the Agreement, Buyer required that certain members of the Company’s senior management agree to join Buyer upon the closing of the Asset Sale. After considering various factors, including the fact that the Asset Sale would generate needed capital for the remaining IoT Business and that joining Buyer upon the closing of the Asset Sale would be required for the transaction to proceed, Mr. Humphreys and certain other members of the Company’s senior management have agreed to depart from the Company upon the closing of the Asset Sale and to join Buyer. Specifically, Mr. Humphreys has entered into an offer letter with Buyer effective upon the closing of the Asset Sale, pursuant to which Mr. Humphreys will depart from his positions with the Company and become Deputy Chief Executive Officer of, and a member of the Executive Committee of, Vitaprotech.

Upon the closing of the Asset Sale, RSUs relating to unvested shares held by our employees who are employed by the Physical Security Business and remain employed by the Company through the closing of the Asset Sale and, effective immediately following the Asset Sale, become employees of Buyer (or an affiliate of Buyer) will become vested at Closing, while RSUs held by our non-employee directors will remain outstanding and continue to vest according to their terms. For more information regarding compensation, including RSUs, that has been paid or granted to our directors, see the section entitled “Proposal No. 3 – The Election of Directors Proposal – Compensation of Directors”.

These interests are discussed in more detail in the section entitled “Proposal No. 1 – The Asset Sale Proposal – Interests of Certain Persons in the Asset Sale” beginning on page [●] of this Proxy Statement. The members of our Board of Directors were aware of the different or additional interests described in such section and considered these interests, among other matters, in evaluating and negotiating the Agreement and the Asset Sale, and in recommending to our stockholders that the Asset Sale be approved.

Certain U.S. Federal Income Tax Considerations (page [●])

If consummated, the Asset Sale will be a taxable transaction to the Company. It is anticipated that the Company will utilize its existing tax attributes to reduce substantially the amount of U.S. federal income tax from the Asset Sale, even taking into account limitations on the Company’s use of tax attributes under, for example, the “change in ownership” rules of section 382 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and U.S. federal income tax legislation informally known as the Tax Cuts and Jobs Act. The determination of whether and to what extent the Company’s tax attributes will be available, however, is highly complex and is based in part upon facts that will not be known until after completion of the Asset Sale and close of the Company’s taxable year in which the Asset Sale occurs. The Asset Sale will not be taxable to holders of Company stock, although any distribution made by the Company to holders of Company stock (if any) will be a taxable event to those holders.

See the section entitled “Proposal No. 1 – The Asset Sale Proposal – Certain U.S. Federal Income Tax Considerations for the Asset Sale” beginning on page [●] of this Proxy Statement for a more complete discussion of the U.S. federal income tax applicable to the Asset Sale and to any distribution on Company stock. The tax consequences to you of the Asset Sale and any distribution on Company stock will depend on your particular tax situation. You should consult your tax advisor for a complete analysis of the U.S. federal, state, local or foreign tax consequences to you of the Asset Sale and any distribution on Company stock.

Appraisal Rights (page [●])

Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the Asset Sale.

Voting Agreement (page [●])

Concurrently with the execution of the Agreement, certain funds affiliated with and accounts managed by Bleichroeder LP, entered into a voting and support agreement with Buyer (the “Voting Agreement”), pursuant to which, among other things and subject to the terms and conditions therein, such stockholders agreed, in their capacities as holders of shares of the Company’s common stock and Series B Preferred Stock (collectively, the “Covered Shares”), to vote all Covered Shares beneficially owned by such stockholders at the time of the stockholder vote on the Asset Sale Proposal in favor of adoption of the Agreement and the approval of the transactions contemplated by the Agreement, including the Asset Sale, and any other matter necessary to consummate such transactions, and not to vote in favor of, or tender their Covered Shares into, any competing offer or acquisition proposal. In addition, each stockholder party to the Voting Agreement provided an irrevocable proxy to Buyer to vote in favor of the Asset Sale, including by voting for the adoption of the Agreement. As of [●], 2024, an aggregate of [2,884,495] shares of the Company’s common stock and 5,000,000 shares of the Series B Preferred Stock, constituting approximately [12.45]% of the outstanding shares of common stock and 100% of the outstanding shares of the Series B Preferred Stock, are subject to the Voting Agreement.

As a result, the shares of Series B Preferred Stock represent approximately [●] of the total shares of the Company’s common stock and common stock equivalents eligible to vote on the Asset Sale Proposal. With respect to the vote on the Asset Sale Proposal, the Covered Shares represent approximately [●]% of the shares eligible to vote thereon.

The Voting Agreement shall terminate automatically upon the earliest of (i) the conclusion of the Annual Meeting, if the Covered Shares have been voted as specified in the Voting Agreement, (ii) the date on which the Agreement is validly terminated, and (iii) the date on which the parties agree in writing to terminate the Voting Agreement.

Transition Services Agreement (page [●])

At the closing of the Asset Sale, the Company and Buyer will enter into a transition services agreement (the “Transition Services Agreement”), pursuant to which Buyer will agree to provide certain transition services to the Company and the Company will agree to provide certain transition services to Buyer in accordance with the terms therein. The parties will finalize prior to the closing of the Asset Sale the full scope of fees to be paid for the services provided under the Transition Services Agreement. The initial term of the Transition Services Agreement is 12 months from the closing date of the Asset Sale, subject to a mutual one-time extension right by a service recipient upon written notice describing the reason why such service recipient requires the extension at least 60 days prior to the end of the initial term. Under certain circumstances, either party may terminate the Transition Services Agreement immediately upon written notice to the other party.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE ASSET SALE

The following questions and answers briefly address some questions you may have regarding the Annual Meeting and the Asset Sale. These questions and answers may not address all questions that may be important to you as a stockholder of Identiv, Inc. Please refer to the more detailed information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the documents referred to in this Proxy Statement. We encourage you to read this Proxy Statement, including the annexes, in its entirety because it explains the proposals to be voted on at the Annual Meeting, the proposed Asset Sale, the documents related to the Asset Sale, and other related matters. In this Proxy Statement, the terms “Company,” “we,” “our,” “us” and “Identiv” refer to Identiv, Inc. We refer to Hawk Acquisition, Inc. as “Buyer.”

Questions Related to the Annual Meeting

Q:	Why am I receiving this Proxy Statement and proxy card?

A:

You are receiving this Proxy Statement and proxy card because, as of [●], 2024, the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, you owned shares of our common stock, $0.001 par value per share, and/or or you owned shares of our Series B Preferred Stock. Our Board of Directors is providing this Proxy Statement to give you information for use in determining how to vote on the Asset Sale Proposal and other proposals submitted to our stockholders at the Annual Meeting. You should read this Proxy Statement and the annexes attached hereto carefully. The enclosed proxy card and voting instruction form allow you, as our stockholder, to have your shares voted at the Annual Meeting without attending the Annual Meeting. Your proxy is being solicited on behalf of the Board of Directors.

Your vote is very important. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting “AGAINST” the Asset Sale Proposal. We encourage you to submit your proxy as soon as possible.

Q:	What are stockholders being asked to vote on and why is this approval necessary?

A:	Stockholders are being asked to vote on the following proposals:

•	Proposal No. 1 – The Asset Sale Proposal;

•	Proposal No. 2 – The Asset Sale Compensation Proposal;

•	Proposal No. 3 – The Election of Directors Proposal;

•	Proposal No. 4 – The 2011 Plan Amendment Proposal;

•	Proposal No. 5 – The Say on Pay Proposal;

•	Proposal No. 6 – The Frequency of Say on Pay Proposal;

•	Proposal No. 7 – The Auditor Ratification Proposal; and

•	Proposal No. 8 – The Adjournment Proposal.

The Board of Directors recommends that you vote “FOR” Proposal Nos. 1, 2, 4, 5, 7 and 8, “FOR” each of the director nominees in Proposal No. 3, and “1 YEAR” in Proposal No. 6, as more fully described in this Proxy Statement. Stockholder approval of the Asset Sale Proposal is required for the completion of the Asset Sale. The effectiveness of the payment of any compensation to our named executive officers pursuant to the Asset Sale Compensation Proposal is conditioned upon the consummation of the Asset Sale. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in the Proxy Statement. Stockholder approval on each of the Asset Sale Compensation Proposal, the Say on Pay Proposal, the Frequency of Say on Pay Proposal, and the Auditor Ratification Proposal is advisory and therefore is not binding on the Company, the Board of Directors, or any committees of the Board of Directors.

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this Proxy Statement, please vote your shares of Company stock as soon as possible so that your shares will be represented at the Annual Meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form if your shares are held in “street name” through your broker, bank or other nominee.

Q:	How do I cast my vote?

A:

Before you vote, you should read this Proxy Statement in its entirety, including its annexes, and carefully consider how the Asset Sale affects you after consulting with your legal, tax, accounting, financial and other advisors.

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company LLC, you are considered the “stockholder of record” with respect to those shares. Shares held in your name as the stockholder of record may be voted electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/INVE2024 and using the 16-digit control number included in your proxy materials. If you have already voted previously by Internet, telephone or mail, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. Even if you plan to attend the virtual Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

If you hold your shares in “street name” through a broker, bank or other nominee rather than directly in your own name, you are considered the “beneficial owner” of shares held in street name. Your broker, bank or other nominee will provide instructions on how to vote the shares beneficially owned by you. Because a beneficial owner is not a stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a legal proxy giving you the right to vote those shares at the virtual Annual Meeting. If you wish to attend the virtual Annual Meeting and vote, you will need to consult with your broker, bank or other nominee or you must obtain a legal proxy.

You may vote by proxy as follows:

•	Internet. You may submit a proxy over the Internet by following the instructions provided on the proxy card.

•	Telephone. You may submit a proxy over the telephone by following the instructions provided on the proxy card.

•	Mail. You may submit a proxy by mail by completing, signing and returning the proxy card in the prepaid and addressed envelope included with the proxy materials.

Stockholders are urged to specify their choices on the proxy they submit by Internet, telephone or mail. If you submit a proxy, but do not specify how you want to vote on a proposal, in the absence of contrary instructions, the shares represented by such proxy will be voted as the Board of Directors recommends on each proposal and the persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their judgment. Stockholder votes will be tabulated by a representative of Broadridge Financial Solutions, Inc.

Brokers, banks, or other nominees that hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are entitled to vote shares held for a beneficial holder on routine matters, such as the Auditor Ratification Proposal, without instructions from the beneficial holder of those shares, but, absent instructions from the beneficial holders of such shares, they are not entitled to vote shares held for a beneficial holder on non-routine matters, such as the approvals for the Asset Sale Proposal, Asset Sale Compensation Proposal, Election of Directors Proposal, 2011 Plan Amendment Proposal, Say on Pay Proposal, Frequency of Say on Pay Proposal, and the Adjournment Proposal. Consequently, if you do not give your broker, bank or other nominee specific instructions, your shares may not be voted on the non-routine matters. Please promptly instruct your broker, bank or other nominee so your vote can be counted on all proposals.

Q:	When and where is the Annual Meeting?

A:

The Annual Meeting will be held virtually on [Day], [Date], 2024 at [●] [a/p].m., Pacific Time. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/INVE2024 and using the 16-digit control number included in your proxy materials.

Q:	Who can vote or submit a proxy to vote and attend the Annual Meeting?

A:

All holders of record of common stock and Series B Preferred Stock as of the close of business on the Record Date are entitled to receive notice of, and to attend and vote or submit a proxy to vote at, the Annual Meeting. If your shares are held of record in an account at a brokerage firm, bank or other nominee, such firm, bank or other nominee will forward the proxy materials to you with a voting instruction form explaining how to vote your shares. If you want to attend the Annual Meeting and your shares are held in “street name” through your broker, bank or other nominee, then you must bring to the Annual Meeting a legal proxy from the record holder of the shares (your broker, bank or other nominee) authorizing you to vote at the Annual Meeting.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote:

•	“FOR” the Asset Sale Proposal;

•	“FOR” the Asset Sale Compensation Proposal;

•	“FOR” each of the individuals nominated for election as Class III directors in the Election of Directors Proposal;

•	“FOR” the 2011 Plan Amendment Proposal;

•	“FOR” the Say on Pay Proposal;

•	“1 YEAR” with respect to the Frequency of Say on Pay Proposal;

•	“FOR” the Auditor Ratification Proposal; and

•	“FOR” the Adjournment Proposal, if necessary or appropriate.

Q:	What vote is required to approve each proposal?

A:	The following sets forth the votes that are required to approve each of the proposals:

Proposal	Vote Required
1 – Asset Sale Proposal	Affirmative vote of the holders of a majority of the outstanding shares of common stock and Series B Preferred Stock voting together as a single class (the Series B Preferred Stock voting on an as-converted basis), present in person or by proxy and entitled to vote.

2 – Asset Sale Compensation Proposal	Affirmative vote of the holders of a majority of the votes cast on the proposal in person or by proxy.

Proposal	Vote Required

3 – Election of Directors Proposal	Affirmative vote of the holders of a plurality of the votes cast. Nominees receiving the highest number of “FOR” votes cast will be elected.

4 – 2011 Plan Amendment Proposal	Affirmative vote of the holders of a majority of the votes cast on the proposal in person or by proxy.

5 – Say on Pay Proposal	Affirmative vote of the holders of a majority of the votes cast on the proposal in person or by proxy.

6 – Frequency of Say on Pay Proposal	The frequency (every 1, 2 or 3 years) that receives the highest number of votes will be considered the preferred frequency of the stockholders.

7 – Auditor Ratification Proposal	Affirmative vote of the holders of a majority of the votes cast on the proposal in person or by proxy.

8 – Adjournment Proposal	Affirmative vote of the holders of a majority of the votes cast on the proposal in person or by proxy.

Q:	How many votes am I entitled to cast for each share of common stock I own?

A:

For each share of common stock that you owned on the Record Date, you are entitled to cast one vote on each matter to be voted upon at the Annual Meeting. As of the Record Date, there were [●] shares of common stock outstanding and entitled to vote (without giving effect to the conversion of the Series B Preferred Stock).

Q:	How many votes am I entitled to cast for each share of Series B Preferred Stock I own and on which matter(s)?

A:

If you are a holder of Series B Preferred Stock, you are entitled to vote on the Asset Sale Proposal by casting the number of votes equal to the number of whole shares of common stock into which your shares of Series B Preferred Stock are convertible as of the Record Date, inclusive of accrued dividends on your shares of Series B Preferred Stock. As of the Record Date, [●] shares of Series B Preferred Stock (inclusive of accrued dividends), convertible into [●] shares of common stock, were outstanding and entitled to vote at the Annual Meeting.

Q:	What constitutes a quorum?

A:

The holders of one-third (1/3) of the outstanding shares of our common stock entitled to vote at the Annual Meeting (including, as applicable, the Series B Preferred Stock voting on an as-converted basis), present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (as described below) will be treated as being present at the Annual Meeting for purposes of establishing a quorum for the transaction of business.

Q:	What will happen if I abstain from voting, withhold my vote, or fail to vote on the proposals or instruct my broker, bank or other nominee to vote on the proposals?

A:

If you indicate on your proxy that you abstain from voting on a proposal, it will have the same effect as a vote against the Asset Sale Proposal. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote against the Asset Sale Proposal. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the Asset Sale Compensation Proposal, the Say on Pay Proposal, the 2011 Plan Amendment Proposal, the Auditor Ratification Proposal or the Adjournment Proposal, which each requires a majority of the votes cast. Abstentions, “WITHHOLD” votes, and broker non-votes, as applicable, will not have any effect upon the outcome of voting with respect to the Election of Directors Proposal, pursuant to which the director nominees receiving the highest number of votes cast will be elected, or the Frequency of Say on Pay Proposal, pursuant to which the frequency (every 1, 2 or 3 years) that receives the highest number of votes will be considered the preferred frequency of the stockholders.

Q:	When should I submit my proxy?

A:	You should submit your proxy as soon as possible so that your shares will be voted at the Annual Meeting.

Q:	Can I change my vote after I have delivered my proxy?

A:

Yes. If you were a stockholder of record on the Record Date, you may revoke your proxy and change your vote, unless otherwise noted in this Proxy Statement, at any time before your proxy is voted at the Annual Meeting. You can do this in one of three ways:

•

delivering to our Secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked (written revocations may be sent to Identiv, Inc., Attn: Justin Scarpulla, Secretary, 2201 Walnut Avenue, Suite 100, Fremont, California 94538);

•	signing and delivering a new proxy, relating to the same shares and bearing a later date than the original proxy; or

•	attending the virtual Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you have instructed a broker, bank or other nominee to vote your shares, you must follow the directions provided by your broker, bank or other nominee to change those instructions.

Q:	What is “householding” and how does it affect me?

A:

We have adopted a process for mailing our proxy materials called “householding” which has been approved by the Securities and Exchange Commission (the “SEC”). Householding means that stockholders who share the same address will receive only one copy of our proxy materials, unless we receive contrary instructions from any stockholder at that address. We will continue to mail separate proxy cards to each stockholder of record.

If you are a stockholder of record at a shared address to which a single copy of proxy materials was delivered and you prefer to receive multiple copies of our proxy materials at the same address, additional copies will be provided to you upon request. For future deliveries, stockholders who share a single address can request a separate copy of the Company’s proxy materials. Similarly, if multiple copies of the proxy materials are being delivered to a single address, you can request a single copy of the proxy materials for future deliveries. To make a request, please contact us by writing to Identiv, Inc., Attn: Justin Scarpulla, Secretary, 2201 Walnut Avenue, Suite 100, Fremont, California 94538, or by calling (949) 250-8888. We have undertaken householding to reduce paper waste, printing costs and postage fees, and we encourage you to participate.

If you are a beneficial owner, you may request additional copies of our proxy materials or you may request householding by notifying your broker, bank or other nominee.

Q:	What should I do if I receive more than one set of proxy materials?

A:	You may receive more than one set of proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a record holder and your shares are registered in more than one name, you will receive more than one proxy card.

In order to ensure that all of your shares are voted at the Annual Meeting, please complete, sign, date and return each proxy card and voting instruction form that you receive.

Q.	What happens if I sell my shares of Company stock after the Record Date but before the Annual Meeting?

A.

The Record Date for stockholders entitled to vote at the Annual Meeting is earlier than both the date of the Annual Meeting and the consummation of the Asset Sale. If you transfer your shares of Company stock after the Record Date but before the Annual Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the Annual Meeting.

Questions Related to the Asset Sale

Q:	What is the Asset Sale?

A:

On April 2, 2024, we entered into the Agreement with Buyer. Pursuant to the terms of the Agreement, the Company will, subject to the satisfaction of certain conditions, sell to Buyer its Physical Security Business through the sale of certain of its operations and assets, including all outstanding shares of Identiv Private Limited, a wholly-owned subsidiary of the Company, in exchange for the Purchase Price, subject to customary adjustments, and the assumption by Buyer of certain liabilities related to the Physical Security Business.

The Asset Sale, as contemplated by the Agreement, may constitute the sale of substantially all of the assets of the Company under Delaware law. As a result, we are seeking the approval of the Asset Sale Proposal from our stockholders. In order to complete the Asset Sale, our stockholders must approve the Asset Sale Proposal.

Q:	How will the Asset Sale affect the Company’s remaining business?

A:

Following the completion of the Asset Sale, the Company will continue to be a public company operating under the name Identiv, Inc. and will continue to own the assets and liabilities of the IoT Business. As of immediately following the closing of the Asset Sale, the Company’s revenues will be generated by the IoT Business. The remaining IoT Business, Identiv IoT, is developing, manufacturing, and supplying specialty IoT solutions tailored for the healthcare industry and other high-value end markets. The Company’s specialty RFID IoT devices, including NFC, HF, DF, UHF and BLE, are attached to or embedded into physical items, providing those items with a unique digital identity. These devices enable unique and secure digital interaction with the physical world while simultaneously capturing relevant data which can then be analyzed and managed by the end customer. For additional information, see the sections of this Proxy Statement entitled “Proposal No. 1 – The Asset Sale Proposal – Business of the Company Following the Asset Sale” beginning on page [●] and “Unaudited Pro Forma Condensed Consolidated Financial Information” beginning on page [●].

Q:	Are there risks related to the Asset Sale?

A:	Yes. You should carefully review the section entitled “Risk Factors” beginning on page [●] of this Proxy Statement.

Q:	How will the Asset Sale affect outstanding equity awards held by our directors, executive officers and employees?

A:

All outstanding equity awards, including RSUs and options, held by our non-employee directors and our employees, including our executive officers, who terminate prior to or remain employed by the Company following the closing of the Asset Sale will remain outstanding and will continue to vest according to the terms of such equity awards. All outstanding equity awards, including RSUs and options, held by employees who are employed by the Physical Security Business and remain employed by the Company through the closing of the Asset Sale and effective immediately following the Asset Sale become employees of Buyer (or an affiliate of Buyer), will vest in full immediately prior to the closing of the Asset Sale.

Q:	What is required for the completion of the Asset Sale?

A:

The Asset Sale, as contemplated by the Agreement, may constitute the sale of substantially all of the assets of the Company under Delaware law. As a result, we are seeking the approval of the Asset Sale Proposal from our stockholders. Stockholder approval of the Asset Sale Proposal is required for the completion of the Asset Sale. Approval of the Asset Sale Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock and our Series B Preferred Stock voting together as a single class (the Series B Preferred Stock voting on an as-converted basis), present in person or by proxy and entitled to vote at the Annual Meeting. The obligations of the Company and Buyer to complete the Asset Sale are also subject to the satisfaction or waiver of several other conditions as set forth in the Agreement. If you abstain from voting or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting “AGAINST” the Asset Sale Proposal.

Q:	When do you expect the Asset Sale to be completed?

A:

We are working toward completing the Asset Sale as quickly as possible and expect to complete the Asset Sale in the third fiscal quarter of 2024, contingent upon receiving the Required Stockholder Approval and satisfaction of the other closing conditions.

Q:	Why is the Board of Directors recommending that I vote “FOR” the Asset Sale Proposal?

A:

After careful consideration, the Board of Directors determined that the Asset Sale, on the terms and subject to the conditions set forth in the Agreement, is fair to, and in the best interests of, the Company and its stockholders and approved and declared advisable the Asset Sale and the transactions contemplated by the Agreement. In reaching its decision to approve the Asset Sale and the transactions contemplated by the Agreement and, to recommend to our stockholders the approval of the Asset Sale Proposal, the Board of Directors consulted with our management, as well as our legal and financial advisors, and considered the terms of the Agreement. The Board of Directors also considered each of the items set forth under “Proposal No. 1 – The Asset Sale Proposal – Recommendation of the Board; Reasons for the Asset Sale” beginning on page [●] of this Proxy Statement.

Q:	Do any of the Company’s directors or executive officers have interests in the Asset Sale that may differ from those of the stockholders?

A:

Yes. Some of our directors and executive officers may have interests in the Asset Sale that are different from, or in addition to, the interests of our stockholders. These interests include potential payments to, and the vesting of RSUs held by, our executive officers pursuant to the terms of agreements we previously entered into with those officers. Steven Humphreys, our Chief Executive Officer and a member of our Board of Directors, and Justin Scarpulla, our Chief

Financial Officer, will receive a grant of 365,000 RSUs and 65,000 RSUs, respectively, effective as of immediately prior to the closing of the Asset Sale, which RSUs will be fully vested on grant and will settle for either stock or cash upon the closing of the Asset Sale. Additional information concerning these potential payments is provided under the section entitled “Proposal No. 1 – The Asset Sale Proposal – Interests of Certain Persons in the Asset Sale – Asset Sale Compensation”. For more information on the severance and change in control agreements that we have entered into with our named executive officers, see the section entitled “Executive Compensation – Summary Compensation Table – Potential Payments upon Termination or Change in Control”.

In addition, as a condition to entering into the Agreement, Buyer required that certain members of the Company’s senior management agree to join Buyer upon the closing of the Asset Sale. After considering various factors, including the fact that the Asset Sale would generate needed capital for the remaining IoT Business and that joining Buyer upon the closing of the Asset Sale would be required for the transaction to proceed, Mr. Humphreys and certain other members of the Company’s senior management have agreed to depart from the Company upon the closing of the Asset Sale and to join Buyer. Specifically, Mr. Humphreys has entered into an offer letter with Buyer effective upon the closing of the Asset Sale, pursuant to which Mr. Humphreys will depart from his positions with the Company and become Deputy Chief Executive Officer of, and a member of the Executive Committee of, Vitaprotech.

Upon the closing of the Asset Sale, RSUs relating to unvested shares held by our employees who are employed by the Physical Security Business and remain employed by the Company through the closing of the Asset Sale and, effective immediately following the Asset Sale, become employees of Buyer (or an affiliate of Buyer) will become vested at Closing, while RSUs held by our non-employee directors will remain outstanding and continue to vest according to their terms. For more information regarding compensation, including RSUs, that has been paid or granted to our directors, see the section entitled “Proposal No. 3 – The Election of Directors Proposal – Compensation of Directors”.

These interests are discussed in more detail in the section entitled “Proposal No. 1 – The Asset Sale Proposal – Interests of Certain Persons in the Asset Sale” beginning on page [●] of this Proxy Statement. The members of our Board of Directors were aware of the different or additional interests described in such section and considered these interests, among other matters, in evaluating and negotiating the Agreement and the Asset Sale, and in recommending to our stockholders that the Asset Sale be approved.

Q:

Why are our stockholders being asked to cast an advisory (non-binding) vote to approve the compensation that has, will or may be paid or become payable to our named executive officers in connection with the Asset Sale?

A:

Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), and the applicable SEC rules thereunder, which were implemented as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, require us to seek an advisory (non-binding) vote with respect to the compensation that has, will or may be paid or become payable to our named executive officers in connection with the Asset Sale. The Asset Sale Compensation Proposal is intended to satisfy this requirement. See the section entitled “Proposal No. 2 – The Asset Sale Compensation Proposal” beginning on page [●] of this Proxy Statement for additional information.

Q:	What will happen if the holders of shares of our common stock do not approve the Asset Sale Compensation Proposal?

A:

The vote to approve the Asset Sale Compensation Proposal is a vote separate and apart from the vote to approve the Asset Sale Proposal. Approval of the Asset Sale Compensation Proposal is not a condition to completion of the Asset Sale and is advisory in nature only, meaning that it will not be binding on us. Accordingly, if our stockholders approve the Asset Sale Proposal and the Asset Sale is consummated, the compensation that is based on or otherwise relates to the Asset Sale will or may be payable to our named executive officers in accordance with the terms of the underlying compensation agreements and arrangements, even if this proposal is not approved.

Q:	Are there appraisal rights in connection with the Asset Sale?

A:	No. Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the Asset Sale.

Q:	What are the tax consequences of the Asset Sale?

A:

If consummated, the Asset Sale will be a taxable transaction to the Company. It is anticipated that the Company will utilize its existing tax attributes to reduce substantially the amount of U.S. federal income tax from the Asset Sale, even taking into account limitations on the Company’s use of tax attributes under, for example, the “change in ownership” rules of section 382 of the Code and U.S. federal income tax legislation informally known as the Tax Cuts and Jobs Act. The determination of whether and to what extent the Company’s tax attributes will be available, however, is highly complex and is based in part upon facts that will not be known until after completion of the Asset Sale and close of the Company’s taxable year in which the Asset Sale occurs. The Asset Sale will not be taxable to holders of Company stock, although any distribution made by the Company to holders of Company stock (if any) will be a taxable event to those holders.

You should read the section entitled “Proposal No. 1 – The Asset Sale Proposal – “Certain U.S. Federal Income Tax Considerations for the Asset Sale” beginning on page [●] of this Proxy Statement for a more complete discussion of the U.S. federal income tax considerations applicable to the Asset Sale and to any distribution on the Company stock.

Because individual circumstances may differ, you should consult your tax advisor to determine the particular U.S. federal, state, local or foreign tax consequences to you of the Asset Sale and any distribution on Company stock.

Q:	What happens if the Asset Sale is not approved by stockholders or is not completed for any other reason?

A:

If we do not obtain the Required Stockholder Approval for the Asset Sale or if the Asset Sale is not completed for any other reason, we would continue to operate our business as we have done historically. We may also attempt to find another buyer for that business or our Company as a whole. Under specified circumstances, we may be required to pay Buyer a termination fee equal to $5.075 million. We have also agreed to reimburse Buyer for certain expenses up to $3.0 million in the aggregate in the event that the Agreement is terminated by Buyer or us for failure to obtain the Required Stockholder Approval. See the section entitled “The Stock and Asset Purchase Agreement – Termination Fee” beginning on page [●] of this Proxy Statement.

If the Asset Sale is not completed, we may explore other potential transactions involving our Physical Security Business or all or part of the entire Company. The terms of an alternative transaction may be more or less favorable to us than the terms of the Asset Sale and there can be no assurance that we will be able to reach agreement with or complete an alternative transaction with another party.

Q:	Who can help answer my questions?

A:	If you have any questions about the proposals to be considered at the Annual Meeting or how to submit your proxy, please contact our proxy solicitor, [solicitor name], using the information below. If you would like additional copies, without charge, of this Proxy Statement or the enclosed proxy card, contact our proxy solicitor at:

Name: [●]

Phone Number: [●]

Address: [●]

Email: [●]

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement, the documents to which we refer you in this Proxy Statement and information included in oral statements or other written statements made or to be made by us or on our behalf may include predictions, estimates and other information that may be considered “forward-looking statements” that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the Asset Sale, prospective financial information, pro forma financial information, and our plans and prospects for our IoT Business following the completion of the Asset Sale. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “will” and other words of similar import. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including, but not limited to, factors and matters described under the section entitled “Risk Factors” elsewhere in this Proxy Statement or incorporated by reference in this Proxy Statement, and the following:

•	our ability to execute on our business plans and successfully penetrate the healthcare industry and medical device market;

•

our ability to satisfy the closing conditions set forth in the Agreement, including among others, receipt of the Required Stockholder Approval and the absence of any change, circumstance, condition, state of facts, events or effect that constitutes a material adverse effect with respect to the Physical Security Business or on our obligation to timely consummate the transactions contemplated by the Agreement;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement;

•	the outcome of any legal proceedings that may be instituted against us and others related to the Agreement or the Asset Sale;

•	the failure of the Asset Sale to close for any other reason;

•	diversion of management’s attention from ongoing business concerns during the pendency of the Asset Sale;

•

the costs, fees and expenses related to the Asset Sale, including the risks that the Agreement may be terminated in circumstances that would require us to pay Buyer a termination fee of $5.075 million and/or reimbursement fees of up to $3.0 million, the payment of which could cause significant issues for us, including our plans with respect to re-investment in the IoT Business;

•

the effect of the announcement of the Asset Sale on our customer and employee relationships, operating plans and results and our business generally, including the risk that we may experience a decline in sales and difficulties retaining employees;

•	business uncertainty and contractual restrictions on the operation of our business during the pendency of the Asset Sale;

•	the impact of the Asset Sale on our continuing business, including our ability to operate effectively and compete following the completion of the Asset Sale;

•	the impact of changes in management upon completion of the Asset Sale;

•	our plans, strategy and expectations following the completion of the Asset Sale;

•	the ability of the IoT Business to successfully and profitably develop, manufacture and sell new products and solutions for targeted industry segments;

•	the ability of the IoT Business to gain market share in new applications for its technology;

•	the effects of required regulatory and other approvals before products in the healthcare setting may be used by customers;

•	the impacts of longer sales cycles in the healthcare industry on the IoT Business;

•	our success selling products into the healthcare industry, and our ability to achieve and sustain high gross margins;

•	the amount and nature of competition from other participants in the healthcare industry;

•	management’s estimates of certain cost savings to be realized following the closing of the Asset Sale;

•

risks and uncertainties relating to the Company’s business (including, without limitation, its ability to achieve strategic goals, objectives and targets), the Company’s cash position, expense levels, industry performance, the legal and regulatory environment, the effects of competition, general business and economic conditions;

•	changes in the Company’s expectations and assumptions regarding its business;

•	the impact of the Asset Sale on our stock price and the market for our common stock; and

•	the effects of competition and general economic conditions.

Additional factors that may affect our future results are set forth in the filings we make with the SEC from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, which is available on the SEC’s website at www.sec.gov and incorporated herein by reference.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

RISK FACTORS

You should carefully consider the risk factors described below and those risk factors generally associated with our business contained in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, and our subsequent filings with the SEC incorporated by reference herein, along with other information provided to you in this Proxy Statement in deciding how to vote on the proposal to approve the Asset Sale. See the section entitled “Where You Can Find More Information” beginning on page [●] of this Proxy Statement. The risks described below are not the only risks we face. Additional risks not presently known to us or that we currently believe are immaterial may also impact our business operations. If any of the following risks occur, our business, financial condition or results of operations could be materially adversely affected, the market price of our common stock may decline, and you may lose all or part of your investment.

Risks Related to the Asset Sale

The proposed Asset Sale is subject to a number of conditions beyond our control. Failure to complete the Asset Sale could materially and adversely affect our future business, results of operations, financial condition and stock price.

The closing of the Asset Sale is conditioned on the receipt of the Required Stockholder Approval, as well as the satisfaction of other closing conditions, including receipt of regulatory approvals and performance in all material respects by each party of its obligations under the Agreement.

We cannot predict whether and when the conditions will be satisfied. If one or more of these conditions is not satisfied, and as a result, we do not complete the Asset Sale, or in the event the Asset Sale is not completed or is delayed for any other reason, our business, results of operations, financial condition and stock price may be harmed because:

•	management’s and our employees’ attention may be diverted from our day-to-day operations as they focus on matters related to the Asset Sale;

•	we could potentially lose key employees if such employees experience uncertainty about their future roles with us and decide to pursue other opportunities;

•	we could potentially lose customers or vendors, and new customer or vendor contracts could be delayed or decreased;

•

we have agreed to restrictions in the Agreement that limit how we conduct our business prior to the closing of the Asset Sale, including, among other things, restrictions on our ability to make certain capital expenditures, investments and acquisitions, sell, transfer or dispose of our assets, enter into material contracts outside of the ordinary course of business, amend our organizational documents and incur indebtedness; these restrictions may not be in our best interests and may disrupt or otherwise adversely affect our business and our relationships with our customers, prevent us from pursuing otherwise attractive business opportunities, limit our ability to respond effectively to competitive pressures, industry developments and future opportunities, and otherwise harm our business, financial results and operations;

•

we have incurred and expect to continue to incur expenses related to the Asset Sale, such as legal, financial advisory and accounting fees, and other expenses that are payable by us whether or not the Asset Sale is completed;

•

we may be required to pay a termination fee of $5.075 million to Buyer if the Agreement is terminated under certain circumstances, the payment of which would negatively affect our financial results and liquidity;

•

we have agreed to reimburse Buyer for certain expenses up to $3.0 million in the aggregate if the Agreement is terminated by Buyer or us for failure to obtain the Required Stockholder Approval, the payment of which would negatively affect our financial results and liquidity;

•

activities related to the Asset Sale and related uncertainties may lead to a loss of revenue and market position unrelated to the Asset Sale that we may not be able to regain if the Asset Sale does not occur; and

•	the failure to, or delays in, consummating the Asset Sale may result in a negative impression of us with customers, potential customers or the investment community.

The occurrence of these or other events individually or in combination could have a material adverse effect on our business, results of operations, financial condition and stock price.

In addition, our stock price has and may continue to fluctuate significantly based on announcements by us, Buyer or other third parties regarding the Asset Sale or our business.

The Agreement contains provisions that could discourage a potential competing acquirer.

The Agreement contains “no solicitation” provisions that restrict our ability to solicit, initiate, or knowingly encourage, facilitate or induce third party proposals for the acquisition of our common stock or to pursue an unsolicited offer, subject to certain limited exceptions. In addition, Buyer has an opportunity to modify or amend the terms of the Asset Sale in response to any unsolicited competing acquisition proposal before the Board of Directors may withdraw or change its recommendation with respect to the Asset Sale. Upon the termination of the Agreement to pursue an alternative transaction, including in connection with a Superior Proposal (as defined in the Agreement), we will be required to pay Buyer $5.075 million as a termination fee. These provisions could discourage a potential third-party acquirer from considering or proposing an acquisition transaction, even if it were prepared to pay a higher price than what would be received in the Asset Sale, or propose to acquire our entire company. These provisions might also result in a potential third-party acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable. If the Agreement is terminated and we determine to seek another purchaser for our Physical Security Business or an alternative transaction, we may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the Asset Sale.

Our executive officers and directors have interests in the Asset Sale that may be different from, or in addition to, the interests of our stockholders generally.

Our executive officers and members of the Board of Directors may be deemed to have interests in the Asset Sale that may be different from or in addition to those of our stockholders, generally. These interests may create potential conflicts of interest. The Board of Directors was aware of these potentially differing interests and considered them, among other matters, in evaluating and negotiating the Agreement and in reaching its decision to approve the Agreement and the transactions thereunder.

These interests include potential payments to, and the vesting of RSUs held by, our executive officers pursuant to the terms of agreements we previously entered into with those officers. Steven Humphreys, our Chief Executive Officer and a member of our Board of Directors, and Justin Scarpulla, our Chief Financial Officer, will receive a grant of 365,000 RSUs and 65,000 RSUs, respectively, effective immediately prior to the closing of the Asset Sale, which RSUs will be fully vested on grant and will settle for either stock or cash upon the closing of the Asset Sale. Additional information concerning these potential payments is provided under the section entitled “Proposal No. 1 – The Asset Sale Proposal – Interests of Certain Persons in the Asset Sale – Asset Sale Compensation”. For more information on the severance and change in control agreements that we have entered into with our named executive officers, see the section entitled “Executive Compensation – Summary Compensation Table – Potential Payments upon Termination or Change in Control”.

In addition, as a condition to entering into the Agreement, Buyer required that certain members of the Company’s senior management agree to join Buyer upon the closing of the Asset Sale.

In addition, Mr. Humphreys and certain other members of the Company’s senior management have agreed to depart from the Company upon the closing of the Asset Sale and to join Buyer. Specifically, Mr. Humphreys has entered into an offer letter with Buyer effective upon the closing of the Asset Sale, pursuant to which he will depart from his positions with the Company and become Deputy Chief Executive Officer of, and a member of the Executive Committee of, Vitaprotech.

Upon the closing of the Asset Sale, RSUs relating to unvested shares held by our employees who are employed by the Physical Security Business and remain employed by the Company through the closing of the Asset Sale and, effective immediately following the Asset Sale, become employees of Buyer (or an affiliate of Buyer) will become vested at Closing, while RSUs held by our non-employee directors will remain outstanding and continue to vest according to their terms. For more information regarding compensation, including RSUs, that has been paid or granted to our directors, see the section entitled “Proposal No. 3 – The Election of Directors Proposal – Compensation of Directors”.

We will incur significant expenses in connection with the Asset Sale, whether or not it is consummated.

We have and will continue to incur substantial expenses related to the Asset Sale, whether or not it is completed. We recorded transaction-related costs of approximately $1.4 million through March 31, 2024, and we will incur additional costs and expenses until completion of the Asset Sale. In addition, we will incur additional financial advisory fees that are payable upon consummation of the Asset Sale. We may also be required to pay $5.075 million to Buyer if we terminate the Agreement in certain circumstances. We have also agreed to reimburse Buyer for certain expenses up to $3.0 million in the aggregate in the event that the Agreement is terminated by Buyer or us for failure to obtain the Required Stockholder Approval. Payment of these expenses if the Asset Sale is not completed would adversely affect our operating results and financial condition, our plans on further investment into the IoT Business, and would likely adversely affect our stock price.

We cannot be sure if or when the Asset Sale will be completed.

The consummation of the Asset Sale is subject to the satisfaction or waiver of various conditions, including:

•	obtaining the Required Stockholder Approval of the Asset Sale Proposal;

•	the filings pursuant to the HSR Act, if any, having been made by each party and any applicable waiting period (and any extension thereof) under the HSR Act having expired or been terminated;

•	the absence of any order that has the effect of enjoining or otherwise prohibiting the completion of the Asset Sale;

•	each party’s representations and warranties being true and correct to the applicable specified standard as of the closing of the Asset Sale;

•	each party’s material compliance with agreements, covenants and conditions;

•	Buyer’s receipt of the Seller Closing Certificate (as defined in the Agreement) and Seller’s receipt of the Buyer Closing Certificate (as defined in the Agreement);

•	obtaining clearance from CFIUS; and

•	obtaining approval under the NSI Act

We cannot guarantee that the closing conditions set forth in the Agreement will be satisfied. If we are unable to satisfy the closing conditions in Buyer’s favor or if other mutual closing conditions are not satisfied, Buyer will not be obligated to complete the Asset Sale.

If the Asset Sale is not completed, the Board of Directors, in discharging its fiduciary obligations, may evaluate other strategic alternatives that may be available, which alternatives may not be as favorable to our stockholders as the Asset Sale. These may include retaining and operating the Physical Security Business or pursuing an alternate sale transaction that would yield reduced consideration or involve significant delays. Any future sale of substantially all of the assets of the Company or other transactions may be subject to further stockholder approval.

We may be subject to litigation related to the Asset Sale, which is expensive and could divert our attention.

We may be subject to litigation in connection with the Asset Sale. Litigation against us could result in substantial costs and divert our management’s attention from closing the Asset Sale, which could harm our business and increase our expenses, which could decrease our net proceeds from the Asset Sale.

The unaudited pro forma condensed consolidated financial information included in this Proxy Statement is presented for illustrative purposes only and may not be an indication of our financial condition or results of operations in the future.

The unaudited pro forma condensed consolidated financial information included in this Proxy Statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial condition or results of operations would have been had the Asset Sale been completed on the dates indicated. The assumptions used in preparing the pro forma financial information, including management’s adjustments, may not prove to be accurate and are subject to change, and other factors may affect our financial condition or results of operations. Accordingly, our financial condition and results of operations in the future may not be evident from or consistent with such pro forma financial information.

Prospective financial information may not prove accurate.

In performing its financial analysis and rendering its opinion, Craig-Hallum reviewed and relied on, among other things, internal financial analyses and forecasts for certain aspects of our business, which were prepared by management. This prospective financial information includes assumptions regarding future operating cash flows, expenditures, and income, among other matters. This prospective financial information was not prepared with a view to public disclosure, is subject to significant economic, competitive, regulatory, industry, market and other uncertainties and may not be achieved in full, at all, or within projected timeframes. Stockholders should not place undue reliance on the prospective financial information when deciding how to vote on the Asset Sale Proposal or evaluating their investment in our common stock.

Risks Related to the Company’s IoT Business if the Asset Sale is Completed

The growing number of competitors in the RFID industry is posing additional risks to our business.

As the RFID industry continues to grow, there has been an increase in the number of companies entering the market, including from China. Competitors may sell products or solutions at low prices in order to gain market share, because they have lower costs than other competitors, or for other reasons. The number of contract manufacturers and the amount of manufacturing capacity has also increased significantly. If the growth of the RFID industry does not keep pace with the increased manufacturing capacity, this may result in downward pressure on pricing and reduced margins, each of which could have a serious adverse impact on our business, financial condition and results of operations.

Our success depends largely on the continued service and availability of key personnel.

Our future success depends on our ability to continue to attract, retain, and motivate our senior management as well as qualified technical personnel in the RFID industry. Competition for these employees is intense and many of our competitors may have greater name recognition and significantly greater financial resources to better compete for these employees. We have in the past, and may in the future, experience the loss of employees to our competitors. If we are unable to retain our existing personnel, or attract and retain additional qualified personnel, specifically in connection with and following the completion of the Asset Sale, our growth may be limited. Our key employees are employed on an “at will” basis, meaning either we or the employee may terminate their employment with us at any time. The loss of or inability to hire or replace key employees could slow our product development processes and sales efforts or harm our reputation. Also, if our stock price declines, as it has recently, it may result in difficulty attracting and retaining personnel as equity incentives generally comprise a significant portion of our employee compensation.

The separation of our Physical Security Business following the closing of the Asset Sale may significantly disrupt our operations.

If the Asset Sale is completed, we will separate the Physical Security Business from our operations, and financial reporting and corporate functions, which will require us to reconfigure our current system processes, transactions, data and controls. This transition will require significant management attention, capital and personnel resources, and the coordination of our system providers and internal business teams. We may experience difficulties, including delays and higher than anticipated costs related to capital and personnel resources, as we manage these changes, including loss or corruption of data, delays in finalizing our financial records for each accounting period and related delays in completion of our financial reporting, unanticipated expenses, and lost revenue. In addition, delays in finalizing our records could result in our failure to timely file our periodic reports with the SEC, which could limit our access to the public markets to raise debt or equity capital, restrict our ability to issue equity securities, and result in the delisting of our common stock and/or regulatory sanctions from the SEC or Nasdaq, any of which could have a material adverse impact on our operations. Difficulties in implementing the separation of the Physical Security Business could disrupt our operations, divert management’s attention from key strategic initiatives and have an adverse effect on our results of operations, financial condition and cash flows.

Failure to expand our IoT Business to penetrate new markets and scale successfully within those markets may negatively impact our revenues and financial condition.

Following the closing of the Asset Sale, our growth strategy for the IoT Business will depend in part on our ability to penetrate emerging markets, such as the medical device market, and scale successfully within those markets. The medical device market and other new markets present distinct and substantial challenges and risks and will likely require us to develop new customized solutions to address the particular requirements of that market. Additionally, these new market opportunities may be outside the scope of our proven expertise or in areas which have unproven market demand, and the utility and value of new products developed by us may not be accepted in the markets served by the new products. Our inability to gain market acceptance of new products could prevent us from scaling successfully within new markets and may harm our future operating results. Our future success also depends on our ability to manufacture new products to meet customer demand in a timely and cost-effective manner. Difficulties or delays in replacing existing products with new products we introduce or in manufacturing improved or new products in sufficient quantities to meet customer demand could diminish future demand for our products and harm our future operating results. In addition, if the medical device market and other new market opportunities for our current and future products are smaller than estimated or do not develop as we expect, our growth may be limited and our business, financial condition and results of operations could be adversely affected. Even if the medical device market and other emerging markets develop as expected, we may not be able to achieve the high gross margins associated with such markets, or, if we do achieve such gross margins, we may not be able to sustain them.

Following the closing of the Asset Sale, we will continue to incur significant expenses and administrative burdens as a public company despite our revenue being significantly lower, which could have an adverse effect on our business, financial condition and results of operations.

Following the closing of the Asset Sale, we will continue to incur significant legal, accounting, administrative and other costs and expenses as a public company. Because our revenue will be significantly reduced as a result of the divestiture of the Physical Security Business, these expenses will represent a larger percentage of our revenue and will have a negative effect on our gross margins. If we are unable to generate sufficient revenue through our IoT Business following the Asset Sale, these increased expenses as a percentage of our revenue may have an adverse effect on our business, financial condition and results of operations.

Uncertainty regarding the use of proceeds from the Asset Sale and our future operations may negatively impact the value and liquidity of our common stock.

We will receive $145.0 million in cash from Buyer, subject to customary adjustments pursuant to the terms of the Agreement. Our Board of Directors will have discretion regarding the use of proceeds from the Asset Sale and plans to use a portion of the net proceeds to pursue growth opportunities for the IoT Business. It may also use the funds to pay dividends and distributions on or redeem or repurchase our capital stock; for working capital and other general corporate purposes, which may include sales and marketing activities, research and development, general and administrative matters and capital expenditures; to invest in or acquire complementary businesses, products, services, technologies or assets; or to otherwise execute our growth strategy. Although our Board of Directors continues to evaluate various alternatives regarding use of the proceeds from the Asset Sale, it has not yet identified any specific plans, investments or acquisitions or committed to making any such decision by a particular date. This uncertainty may negatively impact the value and liquidity of our common stock.

We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from the Asset Sale in a manner that does not produce income or that loses value, or in a manner that stockholders do not agree with. If we do not invest or apply the net proceeds from the Asset Sale in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The amount of net proceeds that we receive from the Asset Sale is subject to decrease.

We will receive aggregate cash consideration of $145.0 million subject to certain upward adjustments related to cash and cash equivalents and working capital and certain downward adjustments related to the working capital of the Physical Security Business, indebtedness, and selling expenses. The amount of the working capital of the Physical Security Business at any given point in time is dependent upon a number of factors beyond our control. If the working capital of the Physical Security Business at the closing of the Asset Sale is less than $19.5 million, the net proceeds we will receive in connection with the Asset Sale will be decreased on a dollar-for-dollar basis, in addition to reductions with respect to our indebtedness and selling expenses at the closing of the Asset Sale. There can be no assurance that the closing working capital of the Physical Security Business will be at or above $19.5 million, and that we will receive the full $145.0 million purchase price.

If the Asset Sale is completed, our business prospects may diminish and our stock price may decline.

If the requisite stockholder vote to approve the Asset Sale Proposal is obtained and the Asset Sale closes, we will continue to operate our IoT Business despite the sale of assets that have historically generated a significant portion of our revenue. For example, the Physical Security Business generated approximately 63% of the Company’s revenue for the fiscal year ended December 31, 2023. The divestiture of the Physical Security Business will result in material cash proceeds to the Company and a reduction in operating expenses and liabilities; however, our revenue following the closing of the Asset Sale will be limited to our IoT Business. A failure by us to grow our IoT Business could result in our business prospects diminishing, and the value and liquidity of our common stock could be negatively impacted.

Even if the Asset Sale is completed, we cannot provide any assurances that we will realize the benefits we currently anticipate from the Asset Sale.

We cannot provide any assurances that we will realize the benefits we currently anticipate from the Asset Sale, as more fully described in the section of this Proxy Statement entitled “Proposal No. 1 – The Asset Sale Proposal – Recommendation of the Board; Reasons for the Asset Sale” beginning on page [●]. We expect to focus our resources, capital, and management attention towards expanding our IoT Business. However, we may not be able to realize our goals for the IoT Business. In addition, we will experience a significant decrease in revenue as a result of the sale of the Physical Security Business. Any failure to realize the benefits we currently anticipate from the Asset Sale could have a material adverse impact on our future operating results and financial condition and could materially and adversely affect our stock price or trading volume.

To the extent we pursue acquisitions, strategic alliances, or investments in other businesses, products, services, technologies or assets, we could experience operating difficulties and other consequences that may harm our business, financial condition, and operating results, and we may not be able to successfully consummate favorable transactions or successfully integrate such acquisitions.

We expect to apply a portion of the net proceeds from the Asset Sale to pursue growth opportunities for the IoT Business, including potentially investing in opportunities such as acquisitions of complementary businesses, products, services, technologies or assets. We may also pursue strategic alliances that leverage our core technology and industry experience to expand our IoT offerings or make investments in other companies or technologies.

The identification of suitable acquisition candidates is difficult, and we may not be able to complete acquisitions on favorable terms, if at all. With respect to any future acquisitions, we may not be able to integrate such acquisitions successfully into our existing business, and we could assume unknown or contingent liabilities. Any acquisitions by us also could result in significant write-offs or the incurrence of debt and contingent liabilities, any of which could harm our operating results. Furthermore, the loss of customers, partners or suppliers following the completion of any acquisition could harm our business. Changes in services, sources of revenue, and branding or rebranding initiatives may involve substantial costs and may not be favorably received by customers, resulting in an adverse impact on our financial results, financial condition and stock price. Integration of an acquired company or business also may require management’s time and resources that otherwise would be available for ongoing development of our existing business. We may also need to divert cash from other uses, or issue equity securities in order to fund these integration activities and these new businesses. If the stock price of our common stock is low or volatile, we may not be able to acquire other companies for stock. In addition, our stockholders may experience substantial dilution as a result of additional securities we may issue for acquisitions. Open market sales of substantial amounts of our common stock issued to stockholders of companies we acquire could also depress our stock price.

Ultimately, we may not realize the anticipated benefits of any acquisition, strategic alliance, or investment, or these benefits may take longer to realize than we expected. The occurrence of any of these risks could harm our business, results of operations, and financial condition.

Changes in management following the closing of the Asset Sale may adversely affect the future performance of our IoT Business.

Upon the closing of the Asset Sale, Mr. Humphreys and certain other members of the Company’s senior management will join Buyer. Following the completion of the Asset Sale and the departure of these members of senior management, the senior management of the Company will include Kirsten Newquist, currently President, IoT Solutions, Justin Scarpulla, Chief Financial Officer, Edward Kirnbauer, Vice President, Global Corporate Controller, Dr. Manfred Mueller, Chief Strategy Officer, Amir Khoshniyati, Executive Vice President and General Manager, IoT Solutions, and Boon Yong (BY) Koh, Executive Vice President, Operations. Ms. Newquist joined the Company on April 15, 2024. Upon Mr. Humphreys’ departure, Ms. Newquist will assume the role of Chief Executive Officer of the Company and is expected to serve as a member of the Board of Directors. In connection with these changes in management and the sale of our Physical Security Business, there will be changes to the Company’s operations and our key strategies and tactical initiatives related to our IoT Business over time. If we do not successfully implement and adapt to these changes, we may be unable to successfully execute our long-term business development plans for our IoT Business, which could adversely affect our financial condition and results of operations. Further, the future performance of our IoT Business will depend, in part, on the successful transition of our workforce to our new operating and organizational structure following the Asset Sale, and our inability to successfully manage these transitions could be viewed negatively by our customers, employees, investors and other third-party partners, and could have an adverse impact on our business and results of operations.

We will be subject to five-year non-competition and non-solicitation covenants under the Agreement, which will prevent us from reentering the Physical Security Business.

Following the closing of the Asset Sale, we will be subject to five-year non-competition and non-solicitation covenants in the Agreement, as more fully described in the section of this Proxy Statement entitled “The Stock and Asset Purchase Agreement – Restrictive Covenants” beginning on page [●]. During such five-year period, the Company and its controlled affiliates will be restricted from directly or indirectly engaging with, managing or operating, or having any ownership interest in any person that engages with, manages, or operates, a business that is competitive with the Physical Security Business or competes for customers of the Physical Security Business, in each case, with respect to geographies that the Physical Security Business participated in as of the closing of the Asset Sale. In addition, during this five-year period, the Company has agreed, not to directly or indirectly hire, engage, recruit, employ, solicit or otherwise attempt to employ or engage or enter into any business relationship with any Business Employee or Acquired Entity Employee (each as defined in the Agreement), or induce or attempt to induce any such employee to leave his or her employment with Buyer or Buyer’s affiliates, subject to certain customary limitations. These limitations will prevent us from reentering the Physical Security Business.

Our historical and pro forma financial information is not necessarily representative of the results that we would have achieved through our IoT Business and may not be a reliable indicator of the future performance of our IoT Business.

The historical and pro forma financial information in this Proxy Statement is derived from the consolidated financial statements and accounting records of our operations prior to the sale of the Physical Security Business. Accordingly, the historical and pro forma financial information included in this Proxy Statement does not necessarily reflect the financial results that we would have achieved through our IoT Business during the periods presented or those that we may achieve in the future primarily as a result of significant changes to our cost structure, management, financing and business operations as a result of selling the Physical Security Business and continuing operations through our IoT Business. For additional information about our past financial performance and the basis of presentation of our historical and pro forma financial information, please refer to the sections of this Proxy Statement entitled “Unaudited Pro Forma Condensed Consolidated Financial Information” and “Physical Security Business Unaudited Carve-Out Financial Statements”, in addition to our audited consolidated financial statements for the years ended December 31, 2023 and 2022 contained in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, which are incorporated by reference into this Proxy Statement.

THE ANNUAL MEETING

General

The Board of Directors of Identiv, Inc. is furnishing this Proxy Statement to you in connection with the solicitation of proxies for use at the Annual Meeting to be held virtually on [Day], [Date], 2024 at [●] [a/p].m., Pacific Time, and any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying notice of Annual Meeting. References in this Proxy Statement to the “Company,” “we,” “our,” “us” or “Identiv” are to Identiv, Inc.

Copies of the proxy materials are expected to be mailed on or about [●], 2024 to stockholders of record as of the Record Date.

Record Date; Stockholders Entitled to Vote

Our Board of Directors has fixed the close of business on [●], 2024 as the Record Date for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of our common stock and Series B Preferred Stock on the Record Date may vote at the Annual Meeting. For each share of common stock that you owned on the Record Date, you are entitled to cast one vote on each matter voted upon at the Annual Meeting. If you are a holder of Series B Preferred Stock, you are entitled to vote on the Asset Sale Proposal by casting the number of votes equal to the number of whole shares of common stock into which your shares of Series B Preferred Stock are convertible as of the Record Date, inclusive of accrued dividends on your shares of Series B Preferred Stock. The conversion rate of a share of Series B Preferred Stock is equal to the quotient of (i) the purchase price paid for such share of Series B Preferred Stock plus accrued and unpaid dividends thereon and (ii) $4.00 (subject to adjustment for dilutive issuances, stock splits, stock dividends and the like).

Shares Outstanding

On the Record Date, [●] shares of the Company’s common stock (without giving effect to the conversion of the Series B Preferred Stock) were outstanding and entitled to vote at the Annual Meeting and [●] shares of Series B Preferred Stock (inclusive of accrued dividends), convertible into [●] shares of common stock, were outstanding and entitled to vote at the Annual Meeting. Our common stock is listed on the Nasdaq Capital Market under the symbol INVE.

Quorum and Vote Required

A quorum of stockholders is necessary to hold the Annual Meeting. The holders of one-third (1/3) of the outstanding shares of our common stock entitled to vote at the Annual Meeting (including, as applicable, the Series B Preferred Stock voting on an as-converted basis), present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to allow for the solicitation of additional proxies. Shares which abstain from voting as to a particular matter and shares held in “street name” by brokers, banks or other nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) will be counted for purposes of determining whether a quorum is present for the transaction of business.

Generally, broker non-votes occur on a matter when a broker, bank or other nominee does not have discretionary authority to vote on that matter without instructions from the beneficial owner, and instructions are not given. Discretionary items are proposals considered “routine” under applicable stock exchange rules, such as the ratification of the appointment of our independent auditors, and therefore, broker non-votes are not expected to exist with respect to this proposal. Except for the Auditor Ratification Proposal, all other proposals to be voted on at the Annual Meeting are expected to be considered a “non-routine” item for which brokers, banks and other nominees do not have discretionary voting power and, therefore, broker non-votes may exist with respect to these “non-routine” proposals. Notwithstanding the foregoing, for proposals where the applicable voting threshold is a proportion of our outstanding shares of common stock entitled to vote on the matter (including, as applicable, Series B Preferred Stock voting on an as-converted basis), broker non-votes will have the effect of a vote against the proposal.

The following sets forth the votes that are required to approve each of the proposals and the impact of abstentions, “WITHHOLD” votes, and broker non-votes, if any:

Proposal	Vote Required	Impact of Abstentions, “WITHHOLD” Votes, and Broker Non-Votes, as applicable
1 – Asset Sale Proposal	Affirmative vote of the holders of a majority of the outstanding shares of common stock and Series B Preferred Stock voting together as a single class (the Series B Preferred Stock voting on an as-converted basis), present in person or by proxy and entitled to vote.	Abstentions and broker non-votes will have the same effect as votes cast “AGAINST” the proposal.

2 – Asset Sale Compensation Proposal	Affirmative vote of the holders of a majority of the votes cast on the proposal in person or by proxy.	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

3 – Election of Directors Proposal	Affirmative vote of the holders of a plurality of the votes cast. Nominees receiving the highest number of “FOR” votes cast will be elected.	“WITHHOLD” votes and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

4 – 2011 Plan Amendment Proposal	Affirmative vote of the holders of a majority of the votes cast on the proposal in person or by proxy.	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

5 – Say on Pay Proposal	Affirmative vote of the holders of a majority of the votes cast on the proposal in person or by proxy.	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

6 – Frequency of Say on Pay Proposal	The frequency (every 1, 2 or 3 years) that receives the highest number of votes will be considered the preferred frequency of the stockholders.	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

7 – Auditor Ratification Proposal	Affirmative vote of the holders of a majority of the votes cast on the proposal in person or by proxy.	Abstentions will not count as votes cast on the proposal and will not affect the outcome of the vote. Brokers, banks and other nominees will have discretionary authority to vote on the proposal absent voting instructions.

8 – Adjournment Proposal	Affirmative vote of the holders of a majority of the votes cast on the proposal in person or by proxy.	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

The votes regarding each of the Asset Sale Compensation Proposal, the Say on Pay Proposal, the Frequency of Say on Pay Proposal, and the Auditor Ratification Proposal are non-binding advisory votes, and therefore are not binding on the Company. Since compensation and benefits that may be paid or provided are based on contractual arrangements with the executive officers, the outcome of the advisory votes on the Asset Sale Compensation Proposal and the Say on Pay Proposal will not affect the obligation to make these payments, and these payments may still be made even if our stockholders do not approve such proposals.

Shares Owned by Our Directors and Executive Officers

As of the Record Date, our current directors and executive officers were entitled to vote an aggregate of [●] shares of common stock, or approximately [●]% of common stock outstanding on that date. These numbers do not give effect to any outstanding stock options or RSUs, none of which are entitled to vote at the Annual Meeting. We currently expect that all of our directors and executive officers will vote their shares in favor of each proposal being submitted to a vote of our stockholders at the Annual Meeting, although none of them has entered into any agreement obligating them to do so.

Voting Procedures

For Stockholders of Record

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company LLC, you are considered the “stockholder of record” with respect to those shares. Shares held in your name as the stockholder of record may be voted electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/INVE2024 and using the 16-digit control number included in your proxy materials. If you have already voted previously by Internet, telephone or mail, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. Even if you plan to attend the virtual Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

If you hold your shares in “street name” through a broker, bank or other nominee rather than directly in your own name, you are considered the “beneficial owner” of shares held in street name. Your broker, bank or other nominee will provide instructions on how to vote the shares beneficially owned by you. Because a beneficial owner is not a stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a legal proxy giving you the right to vote those shares at the virtual Annual Meeting. If you wish to attend the virtual Annual Meeting and vote, you will need to consult with your broker, bank or other nominee or you must obtain a legal proxy.

You may vote by proxy as follows:

•	Internet. You may submit a proxy over the Internet by following the instructions provided on the proxy card.

•	Telephone. You may submit a proxy over the telephone by following the instructions provided on the proxy card.

•	Mail. You may submit a proxy by mail by completing, signing and returning the proxy card in the prepaid and addressed envelope included with the proxy materials.

Stockholders are urged to specify their choices on the proxy they submit by Internet, telephone or mail. If you submit a proxy, but do not specify how you want to vote on a proposal, in the absence of contrary instructions, the shares represented by such proxy will be voted as the Board of Directors recommends on each proposal and the persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their judgment. Stockholder votes will be tabulated by a representative of Broadridge Financial Solutions, Inc.

For Beneficial Owners

Brokers, banks, or other nominees that hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are entitled to vote shares held for a beneficial holder on routine matters, such as the ratification of the appointment of BPM LLP as the Company’s independent registered public accounting firm, without instructions from the beneficial holder of those shares, but, absent instructions from the beneficial holders of such shares, they are not entitled to vote shares held for a beneficial holder on non-routine matters, such as the Election of Directors Proposal, the approval of the 2011 Plan Amendment Proposal, the approval of the Say on Pay Proposal, on a non-binding advisory basis, and the approval of the Frequency of Say on Pay Proposal, on a non-binding advisory basis. Consequently, if you do not give your broker, bank or other nominee specific instructions, your shares may not be voted on the non-routine matters. Please promptly instruct your broker, bank or other nominee so your vote can be counted on all proposals.

Solicitation of Proxies

The Board of Directors is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by delivery of this Proxy Statement by mail, we will request that brokers, banks and other nominees that hold shares which are beneficially owned by our stockholders send Notices of Annual Meeting, proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We have engaged [solicitor name], to assist in the solicitation of proxies and provide related advice and informational support for which we will pay a fee of $[●] plus reimbursement of out-of-pocket expenses. We may also use several of our employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by Internet, telephone, facsimile or special delivery letter. In addition, the Company, its directors, director nominees, and certain of its officers are or may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Asset Sale. The interests of the Company’s directors and executive officers in connection with the Asset Sale is discussed in more detail in the section entitled “Proposal No. 1 – The Asset Sale Proposal – Interests of Certain Persons in the Asset Sale” beginning on page [●] of this Proxy Statement.

Revocability of Proxies

If you are a stockholder of record, your proxy is revocable at any time before it is voted at the Annual Meeting either by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the virtual Annual Meeting and voting. Attendance at the virtual Annual Meeting, however, will not by itself revoke a proxy previously delivered to us. If you have executed and returned a proxy and are present at the virtual Annual Meeting and wish to vote at the Annual Meeting, you may elect to do so by notifying the inspector of elections, thereby suspending the power of the proxy holders to vote the proxy previously delivered by you.

If you are a beneficial owner of shares held in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee, or if you have obtained a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares, by attending the virtual Annual Meeting and voting. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

Notwithstanding the foregoing, each stockholder party to the Voting Agreement has provided an irrevocable proxy to Buyer to vote in favor of the Asset Sale Proposal. See the section entitled “Proposal No. 1 – The Asset Sale Proposal – Ancillary Documents – Voting Agreement” beginning on page [●] of this Proxy Statement.

Annual Report and Other Matters

Our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, which is being made available to stockholders with or preceding this Proxy Statement, contains financial and other information about our Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of Exchange Act.

We make all of our filings with the SEC available free of charge on our website, www.identiv.com, including our proxy statements, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act.

We will also provide to each stockholder of record as of the Record Date, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, this Proxy Statement, and the related proxy card. Requests for copies may be made in writing directed to Identiv, Inc., 1900-B Carnegie Avenue, Santa Ana, CA 92705, Attention: Investor Relations, by telephone at (949) 574-3860, or by e-mailing us at IR@identiv.com.

Stockholder Proposals for 2025 Annual Meeting of Stockholders

Assuming a mailing date of [●], 2024, stockholder proposals submitted for inclusion in our proxy materials for the 2025 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received at 1900-B Carnegie Avenue, Santa Ana, CA 92705, Attention: Secretary, by [●], 2025; provided, however, that if the date of the 2025 annual meeting of stockholders is changed by more than 30 calendar days from the date of the Annual Meeting, then the deadline is a reasonable time before we begin to print and distribute our proxy materials.

Our amended and restated bylaws (“Bylaws”) establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders without including those matters in the Company’s proxy statement. In general, such proposals shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

The notice period for proposals under our Bylaws is not less than 60 calendar days nor more than 90 calendar days before the one-year anniversary of the date on which we first mailed our proxy materials for the Annual Meeting. However, if the date of the 2025 annual meeting of stockholders is moved more than 30 days after the anniversary of the Annual Meeting, the Company’s advance notice procedure requires that such proposal must be received by us not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Notice must be delivered to the Secretary of the Company and must be received by the Company no earlier than the close of business on [●], 2025 and no later than the close of business on [●], 2025.

Under our Bylaws, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such stockholder’s intent to make such nomination or nominations has been given in writing to the Secretary of the Company. The notice period for submissions of stockholder director nominees to be included in the 2025 proxy materials is not less than 60 calendar days nor more than 90 calendar days before the one-year anniversary of the date on which we first mailed our proxy materials for the Annual Meeting. However, if the date of the 2025 annual meeting of stockholders is moved more than 30 days after the anniversary of the Annual Meeting, the Company’s advance notice procedure requires that such proposal must be received by us not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Notice must be delivered to the Secretary of the Company and must be received by the Company no earlier than the close of business on [●], 2025 and no later than the close of business on [●], 2025.

Notwithstanding the foregoing, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth therein. Our Bylaws have been publicly filed with the SEC.

In addition to satisfying the applicable advance notice provisions in our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2025 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Notice must be delivered to the Secretary of the Company and must be postmarked or transmitted electronically no later than [●], 2025; provided, however, that if the date of the 2025 annual meeting of stockholders is changed by more than 30 calendar days from the date of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 annual meeting was made.

If a stockholder fails to give notice of a stockholder proposal as required by our Bylaws or other applicable requirements, then the proposal will not be included in the proxy statement for our 2025 annual meeting of stockholders and the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2025 annual meeting of stockholders.

Adjournments or Postponements

The Annual Meeting may be adjourned for the purpose of, among other things, soliciting additional proxies, by the vote of the majority of the votes cast, whether or not a quorum is present. Any signed proxies received by us for which no voting instructions are provided on such matter will be voted “FOR” the Adjournment Proposal.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Annual Meeting, please contact our proxy solicitor, [solicitor name], using the information below:

Name: [●]

Phone Number: [●]

Address: [●]

Email: [●]

PROPOSAL NO. 1

THE ASSET SALE PROPOSAL

The Asset Sale Proposal

Pursuant to the terms of the Agreement that is described in this Proxy Statement and attached as Annex A, the Company will sell to Buyer its Physical Security Business through the sale of certain of its operations and assets, including all outstanding shares of Identiv Private Limited, a wholly-owned subsidiary of the Company, in exchange for the Purchase Price, subject to customary adjustments, and the assumption by Buyer of certain liabilities related to the Physical Security Business. We encourage you to carefully read in its entirety the Agreement, which is the principal document governing the Asset Sale.

Completion of the Asset Sale is conditioned on approval of the Asset Sale Proposal.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock and Series B Preferred Stock voting together as a single class (the Series B Preferred Stock voting on an as-converted basis), present in person or by proxy and entitled to vote thereon at the Annual Meeting, will be required to approve the Asset Sale Proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the approval of the Asset Sale Proposal.

Information about the Parties

Identiv, Inc.

Identiv, Inc.

2201 Walnut Avenue, Suite 100

Fremont, California 94538

(949) 250-8888

www.identiv.com

Identiv is a global digital security and identification leader in IoT with a mission to software-enable the entire physical world. Our RFID IoT devices and IoT software platform are designed to digitally enable and secure any physical item. Our products enable unique and secure digital interaction with the physical world while simultaneously managing data flows from each physical object, thereby creating a software-enabled experience for the user that goes beyond a purely physical interaction. Our physical security systems secure virtually every aspect of places and our interaction with them. Our systems provide customers with identification, access control, video surveillance and analytics. We believe our systems are built to meet the needs of various stakeholders, from engineers, systems designers, installers, and administrators to systems managers and individual users. By digitally enabling physical “things,” we make them more secure, responsive, feature-rich, interactive, and customer-connected. RFID powers a wide range of IoT applications, including customer engagement, product authenticity, enhanced consumer experiences, instrumentation and sensor enabling, brand protection, product tracking, and tamper detection. For additional information about Identiv and our business, see the section entitled “Where You Can Find More Information” beginning on page [●] of this Proxy Statement.

Hawk Acquisition, Inc.

Hawk Acquisition, Inc.

c/o Vitaprotech SAS

1, rue du Dauphine

69120 Vaulx-en-Velin

France

Buyer is a wholly-owned subsidiary of Vitaprotech.

Vitaprotech SAS

Vitaprotech SAS

1, rue du Dauphine

69120 Vaulx-en-Velin

France

www.vitaprotech.com

Vitaprotech is a provider of security solutions in the sectors of Intrusion Detection, Access Control, and Intelligent Software Monitoring, and offers a comprehensive and consolidated approach to securing physical access to professional and sensitive sites.

General Description of the Asset Sale

On April 2, 2024, the Company entered into the Agreement with Buyer, pursuant to which the Company has agreed to sell to Buyer its Physical Security Business through the sale of certain of its operations and assets, including all outstanding shares of Identiv Private Limited, a wholly-owned subsidiary of the Company, in exchange for the Purchase Price, subject to customary adjustments, and the assumption by Buyer of certain liabilities related to the Physical Security Business. The Physical Security Business solutions secure physical locations and spaces (physical access security) and information networks and data (logical access security). The Company’s enterprise-scale, high-security platform for the Physical Security Business encompasses access control software, video management software, credentials, access control hardware and sensors, mobile access control, telephone entry systems, logical access control hardware, software, and mobile applications. Customers of the Physical Security Business span governments at every level – federal, state, local and municipal – as well as enterprises across financial services, technology, airports, utilities, hospitals, schools, transportation infrastructure, and others where effective security is critical. Vitaprotech has agreed to guarantee the payment of the Initial Purchase Price and debt financing reimbursement and pre-closing indemnification obligations of Buyer under the Agreement.

Following the completion of the Asset Sale, the Company will continue to be a public company operating under the name Identiv, Inc. and will continue to own the assets and liabilities of the IoT Business. As of immediately following the closing of the Asset Sale, the Company’s revenues will be generated by the IoT Business. The remaining IoT Business, Identiv IoT, is developing, manufacturing, and supplying specialty IoT solutions tailored for the healthcare industry and other high-value end markets. The Company’s specialty RFID IoT devices, including NFC, HF, DF, UHF and BLE, are attached to or embedded into physical items, such as syringes, pill containers, wine bottles, and sports jerseys, providing those items with a unique digital identity. These devices enable unique and secure digital interaction with the physical world while simultaneously capturing relevant data which can then be analyzed and managed by the end customer. The Company currently sells its products across multiple industries, focusing on pharmaceutical and medical devices but also including consumer electronics, mobile devices, wine and spirits, luxury goods, libraries, and logistics.

As a condition to entering into the Agreement, Buyer required that certain members of the Company’s senior management agree to join Buyer upon the closing of the Asset Sale. After considering various factors, including the fact that the Asset Sale would generate needed capital for the remaining IoT Business and that joining Buyer upon the closing of the Asset Sale would be required for the transaction to proceed, Steven Humphreys, Chief Executive Officer and a member of the Board of Directors, and certain other members of the Company’s senior management have agreed to depart from the Company upon the closing of the Asset Sale and to join Buyer. Following the completion of the Asset Sale and the departure of certain members of senior management, the senior management of the Company will include Kirsten Newquist, currently President, IoT Solutions, Justin Scarpulla, Chief Financial Officer, Edward Kirnbauer, Vice President, Global Corporate

Controller, Dr. Manfred Mueller, Chief Strategy Officer, Amir Khoshniyati, Executive Vice President and General Manager, IoT Solutions, and Boon Yong (BY) Koh, Executive Vice President, Operations. Upon Mr. Humphreys’ departure, Ms. Newquist will assume the role of Chief Executive Officer of the Company and is expected to serve as a member of the Board of Directors. For additional information, see the section below entitled “—Business of the Company Following the Asset Sale” beginning on page [●] and the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Information” beginning on page [●].

We encourage you to carefully read in its entirety the Agreement, which is the principal document governing the Asset Sale.

Background of the Asset Sale

As part of its ongoing evaluation of the Company’s business, in the first quarter of 2023 the Board of Directors initiated a strategic review to assess the best strategy to maximize value creation opportunities for the Company’s two businesses, IoT and Physical Security, in view of the fact that these businesses require dedicated management focus and execution and have different capital needs to drive growth. This evaluation included in-depth discussions among management and members of the Board of Directors at meetings held on February 27 and May 1. Mr. Humphreys was introduced to Eric Thord, Chief Executive Officer of Vitaprotech, by a mutual acquaintance in the industry, and they met electronically on July 12, 2023. As part of the strategic review process, the Board of Directors met with multiple potential financial advisors, including at a meeting on July 17, and on July 24, the Company entered into an engagement letter with Imperial Capital, LLC (“Imperial”), to serve as the Company’s financial advisor for this process.

Over the ensuing weeks, the Company, with input from its financial advisor Imperial, analyzed multiple potential alternatives, including evaluating the possibility of selling the entire company; the possibility of selling the IoT Business with Identity Readers to focus on Physical Security or selling the Physical Security Business with Identity Readers to focus on the IoT Business; potential partnering opportunities; and the possibility of continuing to retain both businesses. Following a review of potential buyers for part or all of the Company, including conversations with an entity that had product offerings related to both of the Company’s businesses, the Company, in consultation with its financial advisor, concluded that potential bidders would value either the Physical Security Business or the IoT Business, but not both. As a result, the Board of Directors determined that the best way to maximize value would be to explore a sale of one or both businesses separately.

In September 2023, the Company and its financial advisor, Imperial, launched a process to seek indications of interest for a potential sale of the Physical Security Business and, separately, for a potential sale of the IoT Business.

With respect to the IoT Business, Imperial reached out to five potential acquirors and four potential partners. Two potential acquirors of the business signed confidentiality agreements and subsequently met with representatives of the Company and received a confidential presentation on the opportunity. One provided an indication of interest; however, the Board of Directors in consultation with its financial advisor determined that the range did not reflect the value of the IoT Business moving forward and therefore did not pursue such opportunity. With respect to the Physical Security Business, 41 entities were contacted, including 16 strategic parties (of which three parties were private equity backed) and 25 private equity firms. Vitaprotech, an affiliate of Buyer, was one of the companies that participated in the process. 30 of the parties contacted, including Vitaprotech, entered into confidentiality agreements and received a Confidential Information Presentation (“CIP”) from the Company. Before receiving initial indications, the Company made available to Vitaprotech and the other bidders who signed confidentiality agreements an online data room containing certain information with respect to the Company, including a draft asset purchase agreement prepared by the Company’s counsel, Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”), which was provided in early November.

Beginning the week of September 11, Imperial, on behalf of the Company, started to return fully executed confidentiality agreements to the prospective buyers. The confidentiality agreement between the

Company and Vitaprotech went into effect on September 11. Also on September 11, while attending a trade show, Mr. Humphreys met with the chief executive of a company in the IoT field to discuss possible interest in a combination.

On September 19, Mr. Humphreys met Mr. Thord and a representative of Seven2 (“Seven2”), a private equity firm and the largest stockholder of Vitaprotech, as well as other members of Seven2 and Vitaprotech, in Paris, where Mr. Humphreys provided a corporate overview of the Company. Starting on September 26, Imperial distributed the CIP to prospective buyers who had signed the confidentiality agreement, including to Vitaprotech.

On September 28, while attending a conference in Washington DC at which Mr. Humphreys was a speaker, Mr. Humphreys and representatives of Imperial met with representatives of certain entities in both the IoT and physical security industries. This included representatives of Raymond James & Associates, Inc. (“Raymond James”), which was subsequently retained as financial advisor to Vitaprotech for the proposed transaction.

Mr. Humphreys and other members of the Company’s management met with Mr. Thord and other members of Vitaprotech management via videoconference on October 9. On October 10, Mr. Humphreys and representatives of Imperial briefed Jim Ousley, Chair of the Board of Directors, on the meeting with Vitaprotech.

On October 13, Mr. Humphreys met further with representatives of an IoT company to gauge interest in a potential transaction.

Following discussion and support from the Board of Directors, on October 27, Mr. Ousley and Mr. Humphreys began speaking with representatives of Heidrick & Struggles concerning an executive search for an IoT Business leader to join the Company. On November 9, the Company retained Heidrick & Struggles. Mr. Ousley and Mr. Humphreys held weekly calls with Heidrick & Struggles through the balance of the calendar year identifying and interviewing potential candidates.

In mid-November Mr. Ousley, Mr. Humphreys and representatives of Imperial approached the Company’s largest stockholder to discuss, under a confidentiality agreement, feedback on the strategic process to date.

On November 15 and November 22, Mr. Humphreys held telephone meetings with another entity to discuss the possibility of purchasing the Company’s IoT Business and Identity Reader business and to discuss indicative value.

On November 16, the Company received, through Imperial, four non-binding initial indications of interest for the Physical Security Business only. The price range of the indications was the following: $155-$170 million (from “bidder A”), $140-$160 million (from Vitaprotech), $135-$150 million (from “bidder C”), and $105-$125 million. Following these submissions, Imperial had conversations with each party to obtain answers to a series of questions designed to determine the seriousness of intent, remaining due diligence requirements, valuation parameters, and timing for completion of due diligence, among other matters. Following these discussions, Imperial made a presentation to the Board of Directors at a meeting on November 21. Imperial then informed three of the four parties that submitted initial indications of interest that they would be invited into the second round of the process for further due diligence and management meetings. These follow on meetings took place in latter part of November and throughout December.

On November 30, representatives of Raymond James and Imperial held a meeting to introduce each party’s legal counsel and discuss threshold legal considerations and the diligence process. Attendees included representatives of Pillsbury, representatives of Weil, Gotshal & Manges LLP (“Weil”), counsel to Buyer, as well as Justin Scarpulla, the Company’s Chief Financial Officer, and a representative of Seven2.

On December 6 and December 8, Mr. Humphreys and other members of Company management met at the Company’s offices in Santa Ana, California with representatives of other potential bidders for the Physical Security Business.

On December 7 and December 8, representatives of Vitaprotech met at the Company’s Santa Ana offices to discuss the Company’s technology.

On December 11 and December 12, the parties held a diligence session at the offices of Raymond James in New York City. Attendees included Mr. Humphreys, Mark Allen, General Manager, Physical Access Systems, Mr. Scarpulla and Michael Taylor, Vice President of Global Sales of the Company; Mr. Thord, representatives of Seven2; representatives of BPM LLP’s M&A advisory group retained by the Company; representatives of FTI, retained by Buyer; representatives of Raymond James; representatives of Imperial; representatives of Weil; and representatives of Pillsbury.

On December 20, Mr. Humphreys gave a presentation by videoconference to the board of directors of Vitaprotech and to the investment committee of Seven2.

On December 29, Vitaprotech, through Raymond James, provided the Company, through Imperial, with a letter that contained a non-binding proposal to acquire the Physical Security Business for a total consideration of $145 million (the “First Proposal”). In the First Proposal, Vitaprotech also indicated that it would expect the Company to agree to a 4-week exclusivity period.

On December 30, Mr. Humphreys, Mr. Scarpulla and representatives of Imperial, met with representatives of Vitaprotech by videoconference, including Mr. Thord, Thierry Bourgeois, the Chief Financial Officer of Vitaprotech, and representatives of Seven2. The meeting included an overview of Vitaprotech provided by its representatives.

On December 31, the Board of Directors held a special meeting, at which representatives of Imperial and Pillsbury were in attendance. Imperial reviewed the terms of the First Proposal with the Board of Directors, and Mr. Humphreys and Imperial reported to the Board of Directors on the recent meetings between members of the Company’s senior management and representatives of Vitaprotech. The Board of Directors then instructed management and Imperial to prepare a financial analysis of the Company prior to the Asset Sale compared with a pro forma financial analysis of the Company after the sale of assets to Vitaprotech over a multiyear period. The Board of Directors determined that the implied value of the First Proposal was inadequate when evaluated against the Company’s current valuation and its business prospects and directed Imperial to inform representatives of Raymond that it rejected the First Proposal.

Beginning the week of January 8, 2024, the Company began interviewing leading candidates identified by Heidrick & Struggles. These interviews, conducted by videoconference and in person by Mr. Ousley, Mr. Humphreys, other members of Company management and other directors, continued through early March.

On January 10, Mr. Humphreys met in Los Angeles with another potential bidder for the Physical Security Business. Also on January 10, Mr. Humphreys, Mr. Ousley and representatives of Imperial reached out to the Company’s largest stockholder to discuss the process and request input.

On January 11, representatives of Raymond James contacted representatives of Imperial to inform them that Vitaprotech was willing to increase its non-binding proposal to an aggregate consideration of $148 million (the “Second Proposal”), and later that day, Imperial informed Mr. Humphreys and Mr. Ousley of the Second Proposal. Representatives of Imperial and Raymond James continued discussions each day thereafter until the Agreement was executed. Also on January 11, Mr. Thord and representatives of Seven2 held an initial discussion with Mr. Humphreys concerning an outline of employment terms to be proposed to Mr. Humphreys and select other members of Company management.

On January 15, the Board of Directors held a special meeting at which Mr. Humphreys, Mr. Scarpulla and representatives of Pillsbury and Imperial were in attendance. Representatives from Imperial updated the Board of Directors on their recent communications with Raymond James, including the Second Proposal and Vitaprotech’s request for a meeting with Mr. Ousley, as Chair, to present its rationale in favor of the proposed strategic combination. Representatives of Imperial then presented a financial analysis of the Company as a standalone entity compared with a pro forma financial analysis of the Company after the sale of assets to Vitaprotech over a multi-year period with respect to the Second Proposal. Representatives of Imperial also reviewed with the Board of Directors a summary of the process that the Company had undertaken in 2023 with respect to a potential strategic transaction. Representatives of Imperial also advised that neither bidder A nor bidder C had indications of financial support at that time and that bidder A had suggested that their bid, if submitted would be approximately $30 million lower than initially suggested. Following discussion, the Board of Directors determined that while it was not prepared to agree to all the terms discussed, it found the proposed transaction value of $148 million to be acceptable and authorized Mr. Ousley, as Chair, to execute an exclusivity agreement on behalf of the Company during which the parties would continue diligence and begin negotiations on definitive agreements for the proposed transaction.

On January 16, Mr. Ousley and Mr. Humphreys traveled to Lyon, France for meetings with representatives of Vitaprotech and Seven2 to assess the commitment of the principals to the proposed transaction, discuss Buyer’s ability to finance and support the process, and address other considerations.

On January 17, bidder C, following further diligence, put forward a revised indication at a valuation range $5-10 million lower than initially suggested.

On January 19, Vitaprotech and the Company entered an exclusivity agreement that referenced a non-binding letter of intent from Buyer reflecting proposed terms (“LOI”). On January 23, Pillsbury and Vitaprotech’s external counsel, Weil, discussed diligence requests, the initial draft of the Agreement and the exclusivity period set forth in the LOI.

From January 19 through April 1, representatives of Vitaprotech engaged in due diligence of the Company and various representatives of the Company and Vitaprotech, and their respective financial advisors and external counsels conducted various discussions regarding the Physical Security Business. Multiple telephonic due diligence sessions were completed on matters including commercial, operations, finance, accounting, legal, intellectual property, and human resources matters. Also, throughout the confirmatory diligence period, Imperial and Raymond James had frequent meetings to discuss progress on the full range of due diligence matters and align on the timeline of diligence deliverables.

On January 23, representatives of Pillsbury and Weil met by videoconference to discuss the Agreement and the timing and structure of the transaction. On January 29, representatives of Pillsbury and Weil met to discuss diligence requests and related matters.

On February 6, representatives of the Company and Vitaprotech and their respective financial advisors and external counsels met to discuss outstanding diligence requests relating to intellectual property, data privacy, and other matters.

On February 12 and February 13, Messrs. Ousley, Humphreys, Scarpulla and Kremen and other members of management and the Board of Directors conducted in-person and video interviews with the top two candidates to lead the IoT Business.

On February 14, representatives of the Company and Vitaprotech and their respective financial advisors and external counsels met to discuss the services to be subject to the Transition Services Agreement.

On February 20, representatives of Pillsbury and Weil met to discuss diligence requests and the timing of the transaction.

On February 21, Vitaprotech informed the Company, through Imperial, that there would need to be a downward adjustment to the proposed purchase price, citing findings from its confirmatory due diligence process and anticipated financial results for the fiscal year ended December 31, 2023. Negotiations ensued over this proposal and on February 23, the Company and Vitaprotech entered into an extension of the exclusivity agreement, extending the exclusivity period to March 25 and providing for aggregate consideration of $145.0 million.

On February 23, Weil sent a revised draft of the Agreement to Pillsbury, formatted as a stock and asset purchase agreement to reflect the sale of the equity of Identiv Private Limited, an indirect, wholly-owned subsidiary of the Company, and a revised draft of the Transition Services Agreement.

On February 26, representatives of Vitaprotech, the Company, and their respective financial advisors and external counsels met by videoconference to discuss diligence matters.

On March 1, representatives of Pillsbury and Weil met to discuss the Agreement and the Transition Services Agreement, seeking alignment on the scope of the purchased assets and on the services to be provided by each party pursuant to the Transition Services Agreement.

Throughout March, Mr. Scarpulla and other members of Company management, together with representatives of Imperial, held multiple meetings each week with representatives of FTI and Raymond James regarding financial diligence and other matters.

At its meeting on March 4, the Board of Directors received a detailed update on the process and proposed terms from the Company’s financial and legal advisors, as well as from Mr. Ousley, Mr. Humphreys and Mr. Scarpulla.

On March 5, representatives of Vitaprotech, the Company, including Identiv Private Limited, and their respective financial advisors and external counsels met via videoconference to discuss diligence matters relating to Identiv Private Limited and its operations in India.

From March 7 through March 18, Mr. Ousley, together with Heidrick & Struggles, developed offer terms and directed counsel to prepare an offer letter for Ms. Newquist. The offer letter was ultimately signed on March 25, providing for an employment start date of April 15.

On March 8, representatives of Pillsbury sent a revised draft of the Transition Services Agreement to representatives of Weil. On March 9, representatives of Pillsbury sent a revised draft of the Agreement to representatives of Weil.

The Company had held discussions with representatives of Craig-Hallum in February and March in connection with providing a fairness opinion to the Board of Directors with respect to the transaction. On March 11, the Company entered into an engagement letter with Craig-Hallum, pursuant to which Craig-Hallum would undertake the work to analyze the fairness, from a financial point of view, of the consideration to be paid pursuant to the transaction.

On March 12, the Company held a teleconference to announce its financial results for the fourth quarter and fiscal year ended December 31, 2023.

On March 13, representatives of Weil sent representatives of Pillsbury a draft of a Debt Commitment Letter with respect to the financial commitment Vitaprotech would be undertaking in the Agreement. Later that day, representatives of Weil sent representatives of Pillsbury a revised draft of the Agreement. Representatives of Weil and Pillsbury then met via video conference to discuss the changes to the Agreement. On March 14, representatives of Weil sent representatives of Pillsbury drafts of a Transition Services Agreement.

On March 15, representatives of Weil sent representatives of Pillsbury a draft form of voting and support agreement, which Vitaprotech indicated would be a condition to entering the transaction. The agreement would be entered into by and among Vitaprotech and affiliates of the Company’s largest stockholder and would require the parties to vote all shares of the Company’s common stock and Series B Preferred Stock beneficially owned by such stockholders at the time of the stockholder vote on the Asset Sale in favor of the adoption of the Agreement and the approval of the transactions contemplated by the Agreement.

Also on March 15, the Company filed its Annual Report on Form 10-K for the year ended December 31, 2023.

On March 18, representatives of Pillsbury and Weil met via videoconference to discuss the Agreement. Later that day, representatives of Pillsbury sent a revised draft of the Agreement to representatives of Weil.

On March 21, Mr. Ousley and Mr. Humphreys met by videoconference with Mr. Thord and representatives of Seven2 to discuss the status of the transaction and open issues. Also on March 21, representatives of Vitaprotech, the Company and their respective financial advisors and external counsels met via videoconference to discuss certain intellectual property and privacy law diligence matters. On March 22, representatives of Pillsbury sent a revised draft of the Transition Services Agreement to representatives of Weil.

From March 25 through March 27, representatives of Pillsbury and Weil met via videoconference to discuss the changes to the Agreement, open diligence items and timing.

On March 27, representatives of Weil sent to representatives of Pillsbury the executed Debt Commitment Letter, revised drafts of the Agreement and Transition Services Agreement and drafts of an Equity Commitment Letter and other ancillary agreements.

On March 28 and again on March 29, Mr. Ousley and Mr. Humphreys met by videoconference with Mr. Thord and representatives of Seven2 to address open business issues and provide direction to their respective advisors. On March 29, representatives of Pillsbury sent a revised draft of the Agreement to representatives of Weil.

On March 30, representatives of Weil sent a revised draft of the Agreement to representatives of Pillsbury. Later that day, representatives of Pillsbury sent a revised draft of the Transition Services Agreement to representatives of Weil. Later on March 30, the Board of Directors met and reviewed at length the Agreement, the Transition Services Agreement and related items, including but not limited to the terms of Buyer’s proposed employment offers to Mr. Humphreys and other certain other members of Company management. In advance of the meeting, members of the Board of Directors received and reviewed a presentation regarding the Board of Director’s fiduciary duties in connection with its evaluation of a potential business combination transaction, prepared by its external legal counsel, Pillsbury.

On April 1, representatives of Weil and Pillsbury exchanged various drafts of the Agreement and met via video conference to discuss the final changes to the Agreement. On the evening of April 1, the Board of Directors met to discuss and determine whether to approve the transaction. Representatives of Imperial, Craig-Hallum and Pillsbury were also in attendance. Mr. Ousley, Mr. Humphreys and representatives of Pillsbury reviewed the terms of the Agreement and the Transition Services Agreement and updated the Board of Directors on the changes to the definitive agreements from the last meeting. Representatives of Imperial summarized the process that had been undertaken and representatives of Craig-Hallum discussed their firm’s financial analyses of the transaction. Craig-Hallum then delivered a fairness opinion to the Board of Directors. After careful consideration and further discussion, the Board of Directors resolved that the transactions contemplated by the Agreement, the Transition Services Agreement and related agreements, including the Asset Sale, were advisable and in the best interests of the Company and unanimously approved such agreements and the transactions.

On April 2, representatives of Weil and Pillsbury exchanged updated ancillary documents and schedules and the Company and Vitaprotech executed the Agreement. In addition, at such time Vitaprotech and certain stockholders of the Company executed the voting agreement, Buyer and Mr. Humphreys executed an offer letter, contingent on a closing under the Agreement; and Buyer and Company officers Mark Allen (General Manager, Physical Access Systems), Michael Taylor (Vice President of Global Sales) and Steven Luther (Vice President of Global Operations and Supply Chain) executed a letter reflecting indicative employment terms, contingent on such closing.

On April 3, the Company issued a press release announcing the execution of the Agreement and the appointment of Ms. Newquist as President, IoT Solutions.

Recommendation of the Board; Reasons for the Asset Sale

Recommendation of the Board of Directors

The Board of Directors has determined that the Asset Sale, on the terms and subject to the conditions set forth in the Agreement, is fair to, and in the best interests of, the Company and its stockholders, and approved and declared advisable the Asset Sale and the transactions contemplated by the Agreement.

Accordingly, upon the terms and subject to the conditions of the Agreement, the Board of Directors recommends that our stockholders vote “FOR” the Asset Sale Proposal, “FOR” the Asset Sale Compensation Proposal, and “FOR” the Adjournment Proposal.

The Company plans to use a portion of the net proceeds from the Asset Sale to pursue growth opportunities for the IoT Business. The Company may also use the funds for other purposes, including, without limitation, to pay dividends and distributions on or redeem or repurchase its capital stock; for working capital and other general corporate purposes, which may include sales and marketing activities, research and development, general and administrative matters and capital expenditures; to invest in or acquire complementary businesses, products, services, technologies or assets; or to otherwise execute its growth strategy. Although our Board of Directors continues to evaluate various alternatives regarding use of the proceeds from the Asset Sale, it has not yet identified any specific plans, investments or acquisitions or committed to making any such decision by a particular date.

Reasons for the Asset Sale

The Board of Directors’ decision to approve the Asset Sale was reached after a thorough strategic review process undertaken with respect to each of the Company’s two distinct business units in an effort to enhance stockholder value. The Board of Directors believes that as a result of this process, the Company will have ample capital for the IoT Business, receive fair value for the Physical Security Business being divested, retain a focused IoT Business platform with world-class leadership, including a new President/CEO aligned with specific expertise among our board members and advisors and a streamlined, focused executive team.

In evaluating the Agreement and the transactions contemplated by the Agreement, the Board of Directors consulted with the Company’s management and financial and legal advisors. In recommending that stockholders vote their shares of common stock in favor of the Asset Sale Proposal, the Board of Directors considered a number of factors, including the following (not necessarily listed in order of relative importance):

•	The Company’s business and operations and its current and historical financial condition and results of operations;

•

The Company’s strategic plan and financial projections and the risks and uncertainties in executing on the strategic plan and achieving such financial projections with two distinct businesses, including considerations detailed in “risk factors” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as amended;

•	The challenges of seeking to support two distinct businesses with limited capital available to invest and grow both such businesses;

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The assessment, following a strategic review and process with respect to both businesses, that alternatives other than the sale of the Physical Security Business were not reasonably likely to create greater value for the Company’s stockholders than the Asset Sale, taking into account business, industry, competitive and market risks;

•	The historic trading ranges of the Company’s common stock and the potential trading range of the Company’s common stock absent the announcement of the Agreement;

•	Financial position of the Company on a pro forma basis following the Asset Sale;

•	The transaction consideration of $145.0 million in aggregate, subject to adjustment as provided in the Agreement;

•

The fact that the consideration was the result of extensive negotiations between the Company and Vitaprotech and their respective advisors and the Board of Directors’ belief, after consultation with its financial advisor, that the consideration represented the highest price that Vitaprotech was willing to pay;

•

The expectation that the remaining assets held by the Company are currently undervalued and, assuming the Company executes on its plans for the IoT Business, will recognize improved financial performance following the consummation of the proposed transaction;

•

The opinion of Craig-Hallum, delivered to the Board of Directors on April 1, 2024, that, as of such date and based upon and subject to the factors and assumptions set forth in such opinion, the Purchase Price to be paid by Buyer pursuant to the Agreement was fair from a financial point of view to the Company, and the related financial and comparative analyses performed by Craig-Hallum in connection with delivering its opinion, as more fully described below under the section entitled “—Opinion of Craig-Hallum Capital Group LLC” beginning on page [●] of this Proxy Statement. The full text of the written opinion of Craig-Hallum Capital Group LLC, dated April 1, 2024, which sets forth assumptions made, procedures followed, matters considered and limitations on the reviews undertaken in connection with the opinion, is attached as Annex B to this Proxy Statement, and is incorporated herein by reference;

•

The Company’s ability under the Agreement, subject to certain conditions, to provide information to and engage in discussions or negotiations with third parties that make unsolicited alternative acquisition proposals;

•

That if the Company were to receive an alternative acquisition proposal from a third party that the Board of Directors determines, in good faith, after consultation with outside financial advisors and outside legal counsel, is or would be reasonably likely to lead to a Superior Proposal under the Agreement, the Board of Directors would be able, subject to certain conditions, to consider such Superior Proposal and change its recommendation that the Company’s stockholders vote in favor of the Asset Sale Proposal and/or terminate the Agreement in order to pursue such Superior Proposal;

•

The ability under the Agreement for the Board of Directors, subject to certain conditions, to change its recommendation in favor of the asset sale in response to an intervening event if the Board of Directors determines, in good faith, after consultation with its outside financial advisors and outside legal counsel, that failure to take such action would reasonably be expected to result in a breach of its fiduciary duties;

•

The other termination provisions contained in the Agreement, including the fact that the Board of Directors believed that (i) the termination fee to Buyer of $5.075 million and/or (ii) the reimbursement obligations for certain expenses up to $3.0 million in the aggregate, are each reasonable in light of, among other things, the benefits of the Asset Sale to stockholders, the typical size of such fees in similar transactions and the likelihood that, in either or both cases, such fee(s) would not preclude or unreasonably restrict the emergence of alternative acquisition proposals;

•	The likelihood of completion of the Asset Sale, taking into account:

•	the fact that the conditions to the Asset Sale are limited and customary;

•	the ability of the Company to specifically enforce the Agreement, including Vitaprotech’s obligation to consummate the Asset Sale, subject to the terms and conditions therein;

•	the obligation of the parties to use reasonable best efforts to obtain approvals or clearances from applicable antitrust and competition authorities; and

•	the Purchase Price being guaranteed by Vitaprotech.

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The likelihood that Buyer would be able to finance the Asset Sale given equity and debt commitment letters and the obligation of Vitaprotech to pay the Purchase Price if all the conditions to closing are met but the commitment letters are not funded;

•	The fact that the Agreement was the product of arm’s-length negotiations and contained terms and conditions that are, in the Company’s view, favorable to the Company and its stockholders;

•

The fact that the Agreement was unanimously approved by the Board of Directors, which is comprised of a majority of independent directors who are not affiliated with Vitaprotech and are not employees of the Company or any of its subsidiaries, and which received advice from the Company’s financial and legal advisors in evaluating, negotiating and recommending the terms of the Agreement; and

•

The condition that the Asset Sale must be approved by the holders of a majority of the voting power of the outstanding shares of the Company’s common stock so that stockholders will have the right to approve or disapprove of the Asset Sale.

The Board of Directors also considered a number of uncertainties, risks and other factors in its deliberations concerning the Asset Sale and the other transactions contemplated by the Agreement, including the following (not necessarily listed in order of relative importance):

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The fact that the divestiture of the assets and liabilities of the Physical Security Business would result in the loss of a majority of the Company’s revenue (approximately 63% of revenue for the fiscal year ended December 31, 2023) and stockholders forgoing the opportunity to realize the potential long-term value of the successful execution of the Company’s current strategy of the Physical Security Business;

•

The fact that, under specified circumstances, the Company may be required to pay Buyer a $5,075,000 termination fee in the event the Agreement is terminated and the effect this could have on the Company, including the possibility that the termination fee payable by the Company upon the termination of the Agreement under certain circumstances could discourage some potential acquirers from making an alternative acquisition proposal, although the Board of Directors believes that the termination fee is reasonable in amount and would not unduly deter any other party that might be interested in acquiring the Company or the Physical Security Business;

•

The significant costs involved in connection with entering into and completing the Asset Sale and the substantial time and effort of management required to complete the Asset Sale, which could affect the Company’s business operations;

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The impact of the announcement, pendency or completion of the Asset Sale, or the failure to complete the Asset Sale, on the Company’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management and other personnel), payers, customers and suppliers (including as a result of contracts with provisions that require consent for, or have implications upon, an assignment);

•	The restrictions in the Agreement on the Company’s conduct of business prior to completion of the Asset Sale, although customary for a transaction such as this, which could delay or prevent the

Company from undertaking business opportunities that may arise, or taking other actions with respect to its operations that the Board of Directors and management might believe are appropriate or desirable;

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The risk that the Asset Sale may not be consummated despite the parties’ efforts or that consummation may be unduly delayed, including the possibility that the conditions to the parties’ obligations to complete the Asset Sale, including receipt of required regulatory approvals and clearances, may not be satisfied and the potential resulting disruptions to the Company’s business;

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The fact that while the Company expects the Asset Sale to be completed if the Asset Sale Proposal is approved by stockholders, there can be no assurance that all conditions to the parties’ obligations to complete the Asset Sale will be satisfied;

•	The risk that stockholders do not approve the Asset Sale Proposal;

•

The fact that the market price of the Company’s common stock could be affected by many factors if the Agreement were terminated, including: (1) the reason or reasons for such termination and whether such termination resulted from factors adversely affecting the Company; (2) the possibility that as a result of the termination of the Agreement possible acquirers may consider the Company as a whole or either the Physical Security Business or IoT Business to be a less attractive acquisition candidate; and (3) the possible sale of the Company’s common stock by short-term investors following an announcement that the Agreement was terminated;

•

The challenges inherent in an Asset Sale involving a business of the size and complexity of the Physical Security Business of the Company, and the risks of not being able to realize the anticipated benefits of the Asset Sale within the contemplated timeframe or at all;

•

The fact that the Company’s directors and executive officers have financial interests in the transactions that are not shared by all stockholders, including interests of the type and nature described in the section entitled “—Interests of Certain Persons in the Asset Sale” beginning on page [●] of this Proxy Statement;

•	The risk of litigation, injunctions or other legal proceedings related to the transaction; and

•

The risks of the type and nature described under the section entitled “Risk Factors” beginning on page [●] of this Proxy Statement and the matters described under the section entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page [●] of this Proxy Statement.

The Board of Directors believed that, overall, the potential benefits of the Asset Sale to stockholders outweighed the risks and uncertainties of the Asset Sale.

This discussion of the information and factors considered by the Board of Directors in reaching its conclusions and recommendation includes the principal factors considered by the Board of Directors, but is not intended to be exhaustive and may not include all of the factors considered by the Board of Directors. In view of the wide variety of factors considered in connection with its evaluation of the Asset Sale and the other transactions contemplated by the Agreement, and the complexity of these matters, the Board of Directors did not find it useful and did not attempt to quantify, rank or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the Asset Sale and the other transactions contemplated by the Agreement, and to make its recommendation to the Company’s stockholders. Rather, the Board of Directors viewed its decisions as being based on the totality of the information presented to it and the factors it considered, including its discussions with, and questioning of, members of the Company’s management and advisors, as well as its experience and history. In addition, individual members of the Board of Directors may have assigned different weights to different factors.

Certain of the Company’s directors and executive officers have interests in the Asset Sale that are different from, or in addition to, those of the Company’s stockholders. The Board of Directors was aware of and considered these potential interests, among other matters, in evaluating the Asset Sale and in making its recommendation to the Company’s stockholders. For a discussion of these interests, see the section entitled “—Interests of Certain Persons in the Asset Sale” beginning on page [●] of this Proxy Statement.

The Board of Directors unanimously determined that the Agreement and the transactions contemplated by the Agreement were advisable to and in the best interests of the Company and its stockholders and approved the Agreement. Accordingly, the Board of Directors unanimously recommends that stockholders vote “FOR” the Asset Sale Proposal at the Annual Meeting.

Business of the Company Following the Asset Sale

Following the completion of the Asset Sale, the Company will continue to be a public company operating under the name Identiv, Inc. and will continue to own the assets and liabilities of the IoT Business.

The remaining IoT Business, Identiv IoT, is developing, manufacturing, and supplying specialty IoT solutions tailored for the healthcare industry and other high-value end markets. The Company’s specialty RFID IoT devices, including NFC, HF, DF, UHF and BLE, are attached to or embedded into physical items, such as syringes, pill containers, wine bottles, and sports jerseys, providing those items with a unique digital identity. These devices enable unique and secure digital interaction with the physical world while simultaneously capturing relevant data which can then be analyzed and managed by the end customer. The Company currently sells its products across multiple industries, focusing on pharmaceutical and medical devices but also including consumer electronics, mobile devices, wine and spirits, luxury goods, libraries, and logistics.

With a strategic focus on addressing critical issues related to medication adherence, patient safety, and patient engagement, the Company intends to focus on helping transform healthcare practices through its solutions. Offering a diverse portfolio of RFID IoT devices, including specialty NFC, HF, UHF, and DF inlays and labels, BLE devices, and sensors, and equipped with the expertise to design and manufacture multi-component inlays, we believe the Company is well-positioned to help tackle some of the most pressing challenges faced by the healthcare industry today. The potential volumes for solutions associated with these issues are in the billions of units annually with high underlying growth, presenting a compelling opportunity to deploy the Company’s specialty IoT solutions.

The Company believes having seasoned leadership with extensive experience in both healthcare and specialty IoT solutions is critical for developing the knowledge and capabilities needed to capitalize on emerging opportunities. The Company’s new President, IoT Solutions, is a global business leader who is well-versed in these domains. She has both market-facing and operational expertise and a network capable of attracting top-tier talent essential for successful implementation.

Before the growth vision can be realized, the Company believes its current IoT Business’ processes must be strengthened and the sales, marketing, and research and development efforts refocused on delivering the higher margin opportunities. The Company expects to de-emphasize the low-margin business it took on while building the IoT Business and re-prioritize its resource allocation on developing higher margin products and executing on its existing higher margin business. This will have an impact on sales and margins in the near term but is intended to ultimately result in improved and sustainable profitability for the business.

The market opportunity for the Company to address medication adherence alone is compelling. The IMS Institute of Healthcare Informatics estimates that improving medication adherence would eliminate at least $105 billion in avoidable healthcare costs in the U.S. A single specialty IoT solution application addressing unfilled medication prescriptions and failure to take medications as prescribed could improve patient outcomes while reducing healthcare costs and potentially resulting in significant levels of specialty IoT device sales. Other healthcare-related applications with potentially multi-billion-unit volumes, such as pharmaceutical cold chain monitoring, diagnostic test assay authentication, medication delivery, and asset tracking within the healthcare setting, could also benefit from IoT solutions. Collectively, the healthcare industry presents a significant market opportunity for the Company.

The cold chain monitoring market is also an attractive target for the Company’s specialty IoT solutions. The key drivers of growth include transportation and storage of pharmaceutical products in healthcare and food and beverage products in the consumer sector. Increasingly stringent regulations that assure patient and consumer safety are responsible for accelerating this growth trend. At the same time, these specialty IoT tracking and monitoring technology solutions allow for greater efficiency and less downtime in the supply chain.

The Company anticipates building upon its experience with its existing healthcare customers and offerings. These include NFC-enabled smart labels for auto-injectors to improve medication adherence, HF inlays to authenticate blood test cards, DF inlays to streamline inventory management within the hospital, and BLE devices for patient tracking and identification in a healthcare setting. The Company also maintains an attractive pipeline of non-recurring engineering (NRE) opportunities, approximately 50% of which are in healthcare. With new leadership and a refined strategic focus, the Company intends to prioritize those initiatives with the highest value creation potential and drive them to successful scale and commercialization.

While the opportunity in healthcare is vast, the time to develop and deploy solutions in this sector is comparatively long due to the testing, quality, and regulatory activities required to bring a solution to market. As the Company builds its business development efforts to grow its healthcare business, it will continue to leverage its product portfolio and technical expertise in the other high-value end markets it supports today, including the cold chain monitoring sector more broadly, as described above, and specialty retail and smart packaging. Having a diverse pipeline across multiple industries with billions of units of addressable volume is expected to allow for shorter-term gains as the Company builds toward the future. At the same time, the highly differentiated opportunities in healthcare may create significant competitive advantages such that once they start to scale, there is a greater likelihood of long-term high margin revenue streams due to the significant switching costs.

While its competitors are primarily focused on high-volume, UHF-based applications, the Company intends to focus and grow its revenues within healthcare and other high-value segments specializing in the types of applications that may not be as well served by the industry. These applications often require more complex inlay designs utilizing NFC, HF, BLE, sensors, and other technologies that are not the primary focus of the Company’s competitors. These applications have significantly higher sustainable margins than more commoditized applications, with target gross margins of 35% and higher.

Over the last 15 months the Company has been focused on building out a world-class production facility in Thailand, led by an industry leader with over 20 years’ experience in manufacturing, converting, and encoding RFID devices. We have assembled a team of experts focused on production efficiency, continuous improvement and building state-of-the-art multi-component manufacturing capabilities. The transition of the vast majority of RFID device production to the Thailand site is anticipated to be complete by the first quarter of 2025. The Company’s new production facility in Thailand, along with its engineering centers of excellence in Germany and Singapore, provide the engineering and manufacturing backbone to deliver these specialty products to the market. Executing this with excellence is one of the highest short-term priorities for the Company, and a key component in improving the profitability of its business.

In addition to its hardware offerings, the Company has recently introduced a data management platform, bitse.io, that enables the assignment of digital IDs to objects, which are then securely stored and managed in the cloud. This platform has the ability to enable healthcare professionals, patients, consumers, supply chain professionals and others to access vital information pertaining to those objects, thereby ensuring product authenticity, enabling consumer engagement, streamlining processes, and enhancing decision-making. The Company does not currently derive meaningful revenue from this platform; however, it anticipates that there will be opportunities to build out this platform for cloud data managed recurring services revenue in the future.

Following the closing of the Asset Sale, the Company plans to invest in business development and marketing resources that have deep expertise in digital health, drug delivery devices, pharmaceutical supply chain, and medical devices, to build critical partnerships and customer relationships to deploy its solutions. The Company also plans to invest in research and development and engineering to further expand its inlay and device offerings to address the specific performance, regulatory, and quality needs for the applications that they are targeting. The Company believes it is critical to have and maintain a strong balance sheet to pursue these organic investments, which also signals to larger scale partners in the sector that the Company has the financial resources to sustainably scale up significant business volumes.

Over time, as the Company gains traction in the healthcare industry with its device offerings, it intends to evaluate a range of additional growth options, including the potential for small-scale inorganic investment, to expand its technology and data management services for specific healthcare applications. These applications would be chosen after detailed strategic assessment and prioritization. The focus would be on highly accretive targets that allow for demonstrable synergies that lead to strong financial performance outcomes.

Through experienced and focused leadership, dedicated resources, and a commitment to excellence, the Company believes it is poised to emerge as a leading provider of specialty IoT solutions. The Company’s mission is to equip healthcare and other key sectors with specialty IoT solutions, enhancing patient care, streamlining workflows, facilitating access to vital data, boosting operational efficiency, and fostering a safer, healthier, and interconnected global community.

As a condition to entering into the Agreement, Buyer required that certain members of the Company’s senior management agree to join Buyer upon the closing of the Asset Sale. After considering various factors, including the fact that the Asset Sale would generate needed capital for the remaining IoT Business and that joining Buyer upon the closing of the Asset Sale would be required for the transaction to proceed, Steven Humphreys, Chief Executive Officer and a member of the Board of Directors, and certain other members of the Company’s senior management, including Mark Allen, General Manager, Physical Access Systems, Michael Taylor, Vice President of Global Sales, and Steven Luther, Vice President of Global Operations and Supply Chain, have agreed to depart from the Company upon the closing of the Asset Sale and to join Buyer. Specifically, Mr. Humphreys has entered into an offer letter with Buyer effective upon the closing of the Asset Sale, pursuant to which Mr. Humphreys will depart from his positions with the Company and become Deputy Chief Executive Officer of, and a member of the Executive Committee of, Vitaprotech. Following the completion of the Asset Sale and the departure of certain members of senior management, the senior management of the Company will include Kirsten Newquist, currently President, IoT Solutions, Justin Scarpulla, Chief Financial Officer, Edward Kirnbauer, Vice President, Global Corporate Controller, Dr. Manfred Mueller, Chief Strategy Officer, Amir Khoshniyati, Executive Vice President and General Manager, IoT Solutions, and Boon Yong (BY) Koh, Executive Vice President, Operations. In connection with the Asset Sale and Mr. Humphreys’ departure, Ms. Newquist will assume the role of Chief Executive Officer of the Company and is expected to serve as a member of the Board of Directors.

Ms. Newquist has served as the Company’s President, IoT Solutions since April 15, 2024. Prior to joining the Company, she held various roles at Avery Dennison Corporation (NYSE: AVY), a global materials science and digital identification solutions company, including as Global Vice President, Global Healthcare and Product Line Management at Avery Dennison Smartrac from October 2022 to September 2023, Global Vice President/General Manager at Avery Dennison Medical from June 2016 to October 2022, Vice President, Global Business Development at Avery Dennison Medical from June 2011 to June 2016, and Director of New Growth Platforms at Avery Dennison Corporation from May 2007 to June 2011. Prior to Avery Dennison, Ms. Newquist served as a Director at Copia Associates LLC, a private investment firm, from March 2005 to May 2007. From August 2001 to January 2005, Ms. Newquist served as Vice President, Corporate Development at Ancora Management Group, a mail services company that was acquired by Pitney Bowes Inc. (NYSE: BPI), a global shipping and mailing company, in November 2004. She also served as Director of Project Management at Iwerks Entertainment, a designer and manufacturer of software-based entertainment attractions, from January 1990 to August 1996. Ms. Newquist holds a B.S. in Mechanical Engineering from Stanford University and an M.B.A. from the Anderson School at University of California, Los Angeles.

As of immediately following the closing of the Asset Sale, the Company’s revenues will be generated by the IoT Business. For additional information, see the section of this Proxy Statement entitled “Unaudited Pro Forma Condensed Consolidated Financial Information” beginning on page [●].

Opinion of Craig-Hallum Capital Group LLC

Craig-Hallum rendered its opinion to the Board of Directors that, as of April 1, 2024, and based upon and subject to the factors and assumptions set forth therein, the Purchase Price to be paid by Buyer under the Agreement is fair from a financial point of view to the Company.

The full text of the written opinion of Craig-Hallum, dated April 1, 2024, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this Proxy Statement. Craig-Hallum provided its opinion for the information and assistance of the Board of Directors in connection with its consideration of the Agreement and the Asset Sale. The Craig-Hallum opinion was not intended to and does not constitute a recommendation as to how any Company stockholder should vote or make any election with respect to the Agreement, the Asset Sale, or any other matter.

In arriving at its opinion, Craig-Hallum, among other things:

•	reviewed the Company’s audited financial statements for the year ended December 31, 2023;

•

reviewed unaudited financial results for the year ended December 31, 2023 and iterations of financial projections for the years ended December 31, 2024 through 2028 for the assets representing the premises, identity reader and access card activities of the Company, the final of which were provided to Craig-Hallum by management of the Company on March 29, 2024, referred to herein as the “Physical Security Outlook,” as defined below;

•

reviewed other internal documents, including the data room prepared by the Company and its advisors, relating to the history, past and current operations, financial conditions and expected outlook of the Physical Security Business, provided to Craig-Hallum by management of the Company and its advisors;

•	reviewed documents related to the Asset Sale, including various drafts of the Agreement, the final of which was provided on April 1, 2024;

•	reviewed schedules prepared by the Company’s management regarding the Company’s net operating loss carry forwards;

•	reviewed various press releases, internal presentation and marketing materials prepared by the management of the Company, industry and market reports, research reports and white papers;

•

discussed the information above with members of the management of the Company and had discussions concerning the information referred to above and the background and other elements of the Asset Sale, the financial condition, current operating results, and business outlook for the Physical Security Business;

•

performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including an analysis of comparable public companies that Craig-Hallum deemed relevant, an analysis of comparable M&A transactions that Craig-Hallum deemed relevant, and a discounted cash flow analysis; and

•	conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as Craig-Hallum deemed necessary and appropriate in arriving at its opinion.

In conducting its review and rendering its opinion, Craig-Hallum relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available to, discussed with, or reviewed by Craig-Hallum or publicly available, and did not attempt to independently verify, and assumed no responsibility for the independent verification, of such information; relied upon the assurances of management of the Company that the Physical Security Outlook and estimates prepared by the Company’s management were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial results and condition of the Physical Security Business. Craig-Hallum expressed no opinion with respect to such projections or the assumptions on which they were based; relied upon and assumed that there were no material changes in assets, financial condition, results of operations, business or prospects of the Company since the date of the last financial statements made available to Craig-Hallum prior to the date of its opinion; and assumed that the Physical Security Business was not subject to any material pending transaction.

The Company does not, as a matter of course, publicly disclose internal management projections of the type provided to Craig-Hallum in connection with Craig-Hallum’s analysis of the Asset Sale, and such internal management projections were not prepared with a view toward public disclosure. These internal management projections provided to Craig-Hallum were prepared by management of the Company and were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such internal management projections. The internal management projections provided to Craig-Hallum are set forth under the section of this Proxy Statement entitled “Certain Unaudited Prospective Financial Information.”

Craig-Hallum was not asked to undertake, and did not undertake, an independent verification of any information provided to or reviewed by Craig-Hallum, nor was Craig-Hallum furnished with any such verification, and Craig-Hallum does not assume any responsibility or liability for the accuracy or completeness thereof. Craig-Hallum did not conduct a physical inspection of any of the properties or assets of the Company or the Physical Security Business. Craig-Hallum did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of the Company or the Physical Security Business, nor was Craig-Hallum furnished with any such evaluations or appraisals, nor did Craig-Hallum evaluate the solvency of the Company under any state or federal laws.

Craig-Hallum also assumed that the final executed form of the Agreement did not differ in any material respects from the latest draft provided to Craig-Hallum and that the Asset Sale will be consummated in accordance with the terms and conditions of the Agreement without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third-party consents and approvals (contractual or otherwise) for the Asset Sale, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the contemplated benefits of the Asset Sale. Craig-Hallum is not a legal, tax or regulatory advisor and relied upon, without independent verification, the assessment of the Company and its legal, tax and net operating loss, and regulatory advisors with respect to such matters. In selecting Craig-Hallum, the Board of Directors considered, among other things, Craig-Hallum’s qualifications, expertise, reputation, and knowledge of the physical security business and the industry in which the physical security business operates.

Craig-Hallum was not requested to, and did not, (i) participate in negotiations with respect to the Agreement, (ii) solicit any expressions of interest from any other parties with respect to the sale of the Physical Security Business, any business combination with the Company, or any other alternative transaction or (iii) advise the Board of Directors or any other party with respect to alternatives to the Asset Sale. In addition, Craig-Hallum was not requested to and did not provide advice regarding the structure of the transaction between the Company and Buyer, the type or amount of consideration to be paid by Buyer under the Agreement, or any other aspect of the Asset Sale, nor did Craig-Hallum provide services other than the delivery of its opinion. Craig-Hallum expressed no opinion as to the amount, nature, or fairness of the consideration or compensation to be received in or as a result of the Asset Sale by securityholders, officers, directors or employees of the Company. Craig-Hallum expressed no opinion with respect to any transaction to which the Company may be a party other than the Asset Sale. Craig-Hallum’s opinion did not address any other aspect or implication of the Asset Sale, the Agreement, or any other agreement or understanding entered into in connection with the Asset Sale or otherwise. Craig-Hallum was not requested to opine as to, and its opinion did not address, the basic business decision to proceed with or effect the Asset Sale or any solvency or fraudulent conveyance consideration relating to the Asset Sale.

Craig-Hallum’s opinion was necessarily based upon economic, market, monetary, regulatory, and other conditions as they existed and could be evaluated, and the information made available to Craig-Hallum, as of the date of its opinion. Craig-Hallum did not express any opinion as to the impact of the Asset Sale on the solvency or viability of the Company nor the ability of the Company to pay its obligations when they become due following the Asset Sale.

Craig-Hallum delivered its opinion on April 1, 2024. Craig-Hallum assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date thereof and has not updated its opinion. Craig-Hallum’s opinion was approved by Craig-Hallum’s fairness opinion committee in accordance with established procedures.

The consideration to be paid by Buyer pursuant to the terms of the Agreement was determined through arm’s-length negotiations between the Company and Buyer and was approved by the Board of Directors. Craig-Hallum did not provide advice to the Board of Directors during these negotiations nor recommend any specific consideration to the Company nor the Board of Directors nor suggest that any specific consideration constituted the only appropriate consideration for the Asset Sale. In addition, Craig-Hallum’s opinion and its presentation to the Board of Directors were one of many factors taken into consideration by the Board of Directors in deciding to approve the Asset Sale.

Summary of Financial Analyses

In accordance with customary investment banking practice, Craig-Hallum employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses contained in the presentation that was made by Craig-Hallum to the Board of Directors on April 1, 2024, and that were utilized by Craig-Hallum in connection with providing its opinion. However, the following summary does not purport to be a complete description of the financial analyses performed by Craig-Hallum, nor does the order of analyses described represent the relative importance or weight given to those analyses by Craig-Hallum. Some of the summaries in the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Craig-Hallum’s financial analyses. The following quantitative information is based on market data as it existed on or before April 1, 2024 and is not necessarily indicative of current or future market conditions.

For purposes of its stand-alone analyses performed on the Physical Security Business, Craig-Hallum utilized the Physical Security Business’ unaudited financial result for the year ended December 31, 2023 and the Physical Security Outlook.

Comparable Public Company Analysis

Craig-Hallum reviewed and compared certain financial information for the Physical Security Business to corresponding financial information, ratios and public market multiples for the following publicly traded companies, which, in the exercise of its professional judgment, Craig-Hallum determined to be relevant to its analysis. In selecting comparable public companies, Craig-Hallum focused on physical security and connected systems companies, companies with similar product and service offerings to the Physical Security Business, and companies with similar attributes to the Physical Security Business.

Selected Companies:

•	ASSA ABLOY AB

•	Allegion plc

•	dormakaba Holding AG

•	SmartRent, Inc.

•	Intelligent Digital Integrated Security Co., Ltd.

Craig-Hallum obtained financial metrics and projections for the selected companies from filings with securities regulators and S&P Capital IQ (“Capital IQ”). In its analysis, Craig-Hallum derived and compared multiples for the Physical Security Business and the selected companies, calculated as follows:

•	Total enterprise value (“TEV”) as a multiple of revenue over the latest twelve months (“LTM”)

•	TEV as a multiple of estimated revenue for calendar year 2024 (“CY 2024E”)

•	TEV as a multiple of estimated adjusted EBITDA over LTM

•	TEV as a multiple of estimated adjusted EBITDA for CY 2024E

TEV refers to market capitalization calculated utilizing the treasury stock method plus all outstanding debt, plus preferred stock, plus any minority interest, plus net unfunded pension obligations and less cash and cash equivalents. Adjusted EBITDA refers to earnings before interest, taxes, depreciation, amortization, stock-based compensation and any other expenses deemed to be non-recurring in nature. This analysis indicated the following:

Financial Multiple	Low	Median	High
TEV / LTM Revenue	0.8x	1.5x	3.7x
TEV / CY 2024E Revenue	0.6x	1.3x	3.6x
TEV / LTM Adjusted EBITDA	6.0x	11.7x	15.5x
TEV / CY 2024 Adjusted EBITDA	4.9x	10.1x	14.9x

Based upon the foregoing and applying its professional judgment, Craig-Hallum presented the ranges for each metric. Craig-Hallum then applied the respective ranges to LTM revenue, calendar year 2024 estimated revenue, LTM adjusted EBITDA and 2024 adjusted EBITDA, as provided by management of the Company, for the Physical Security Business resulting in ranges of implied total enterprise values shown in the table below.

	Range			Implied Total Enterprise Value*
Financial Multiple	Low	Median	High	Low	Median	High
TEV / LTM Revenue	0.8x	1.5x	3.7x	$57.1	$107.7	$267.3
TEV / CY 2024E Revenue	0.6x	1.3x	3.6x	$49.5	$103.8	$290.3
TEV / LTM Adjusted EBITDA	6.0x	11.7x	15.5x	$55.4	$107.5	$142.6
TEV / CY 2024 Adjusted EBITDA	4.9x	10.1x	14.9x	$65.8	$135.2	$198.6

*	Dollars in millions

Although Craig-Hallum selected the companies reviewed in the analysis because, among other things, their businesses are reasonably similar to that of the Physical Security Business, no selected company is identical to the Physical Security Business. In evaluating the financial multiples for the selected companies, Craig-Hallum made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters. Accordingly, Craig-Hallum’s comparison of selected companies to the Physical Security Business and analysis of the results of such comparisons was not purely quantitative, but instead necessarily involved qualitative considerations and professional judgments concerning differences in financial and operating characteristics and other factors that could affect the relative value of the Physical Security Business.

Precedent M&A Transactions Analysis

Craig-Hallum performed a selected precedent M&A transactions analysis, which is designed to imply a value for a company based on publicly available financial terms of the selected transactions that share some characteristics with the Asset Sale. Craig-Hallum reviewed and selected precedent transactions that, in the exercise of its professional judgment, were deemed to be relevant to its analysis after meeting the following criteria: (i) the target company operated in the security and connected systems markets, and (ii) transactions that closed since January 1, 2016, with publicly available financial terms. In its analysis, Craig-Hallum reviewed the following precedent transactions as of the closing date:

Target	Acquirer	Announced Date
Q-Free ASA	Guardian Capital Group Limited	09/26/2023
Costar Technologies, Inc.	Intelligent Digital Integrated Security Co., Ltd.	03/23/2023
AFA Protective Systems, Inc.	Corbett Technology Solutions, Inc. (nka: Pavion Corp.)	09/03/2021
Fe Moran Security Solutions, LLC	Securitas AB	12/16/2020
ADT Security Services Canada, Inc.	TELUS Communications Inc.	10/01/2019
Control4 Corporation	Snap One, LLC	05/09/2019
Axis AB	Canon Inc.	10/22/2018
Echelon Corporation	Adesto Technologies Corporation	06/29/2018
Avigilon Corporation	Motorola Solutions, Inc.	02/01/2018
Smiths Detection LLC	Smiths Group plc	04/21/2016

For each precedent transaction indicated above, using publicly available company filings, Capital IQ and press releases, Craig-Hallum calculated multiples of TEV using the target company’s LTM revenue and LTM adjusted EBITDA as of the closing date. This analysis indicated the following:

Financial Multiple	Low	Median	High
TEV / LTM Revenue	0.4x	1.9x	2.6x
TEV / LTM Adjusted EBITDA	10.1x	16.3x	23.4x

In reviewing this analysis, Craig-Hallum also considered, among other things, the relative comparability of the precedent transactions and targets to the Asset Sale and the Physical Security Business. Based on the foregoing and applying its professional judgment, Craig-Hallum presented the ranges for each metric. Craig-Hallum applied the respective LTM multiples from the precedent transactions to the Physical Security Business’ LTM revenue and adjusted EBITDA, resulting in ranges of implied total enterprise values shown in the table below.

	Range			Implied Total Enterprise Value Reference Range*
Financial Multiple	Low	Median	High	Low	Median	High
TEV / LTM Revenue	0.4x	1.9x	2.6x	$31.2	$140.3	$191.4
TEV / LTM Adjusted EBITDA	10.1x	16.3x	23.4x	$93.1	$149.8	$214.3

*	Dollars in millions

The Purchase Price of $145.0 million, which Craig-Hallum was using as the enterprise value for the Physical Security Business for purposes of the opinion, is within the implied total enterprise value reference range for each metric described above.

No target company or transaction utilized in the selected precedent transactions analysis is identical to the Physical Security Business nor the Asset Sale. In evaluating the precedent transactions, Craig-Hallum made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of the Company and the Physical Security Business, such as the impact of competition on the Physical Security Business or the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Physical Security Business, the industry or in the financial markets in general.

Discounted Cash Flow Analysis

Craig-Hallum conducted a discounted cash flow analysis for the Physical Security Business on a stand-alone basis, which is designed to estimate the implied value of a company by calculating the present value of the estimated future unlevered free cash flows and terminal value of the company. Craig-Hallum calculated a range of implied enterprise values of the Physical Security Business based on forecasts of future unlevered free cash flows for the fiscal years ending 2024 through 2028, provided by the management of the Company. Craig-Hallum first calculated unlevered free cash flows (calculated as net operating profit after tax plus EBITDA adjustments, less capital expenditures, less increase in net working capital) of the Physical Security Business for fiscal years 2024 to 2028, using an assumed blended tax rate of 27.1%. Craig-Hallum assumed that the Physical Security Business has approximately $49 million of net operating losses under state tax law and $90 million of net operating losses under federal tax law for the year ended December 31, 2023, based on information provided by the Company’s management and that such net operating losses will be fully available to offset future profits.

Craig-Hallum then calculated terminal values for the Company using the terminal value method based on revenue and adjusted EBITDA multiples. The terminal value based on revenue multiples was calculated by applying a range of terminal LTM revenue multiples of 0.5x to 2.1x (selected based on Craig-Hallum’s professional judgment after consideration of the comparable public company multiples) to the Company’s management’s revenue forecast for the Physical Security Business for fiscal year 2028. The terminal value based on adjusted EBITDA multiples was calculated by applying a range of terminal LTM adjusted EBITDA multiples of 6.0x to 14.0x (selected based on Craig-Hallum’s professional judgment after consideration of the comparable public company multiples) to the Company’s management’s adjusted EBITDA forecast for the Physical Security Business for fiscal year 2028.

These unlevered free cash flows, terminal values and net operating loss carryforwards were then discounted to their respective present values as of April 1, 2024, using a range of discount rates of 9.9% to 17.9% (selected based on Craig-Hallum’s professional judgment and derived from an analysis of the estimated weighted average cost of capital using data for the comparable public companies to the Physical Security Business based upon publicly available information) to calculate a range of implied total enterprise values for the Physical Security Business set forth in the following table:

Discounted Cash Flow Analysis	Implied Total Enterprise Value Reference Range*
Terminal Revenue Method	$82.5 - $226.6
Terminal EBITDA Method	$132.0 - $317.3

*	Dollars in millions

The Purchase Price of $145.0 million, which Craig-Hallum was using as the enterprise value for the Physical Security Business for purposes of the opinion, is within the implied total enterprise value reference range for each metric described above.

Miscellaneous

The foregoing summary of material financial analyses does not purport to be a complete description of the analyses or data presented by Craig-Hallum. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Craig-Hallum believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions of it, without considering all of its analyses, could create an incomplete view of the processes underlying the analyses and its opinion. No single factor or analysis was determinative of Craig-Hallum’s fairness determination. Rather, Craig-Hallum considered the totality of the factors and analyses performed in arriving at its opinion. Craig-Hallum based its analyses on assumptions that it deemed reasonable, including those concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which Craig-Hallum based its analysis have been described under the description of each analysis in the foregoing summary. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by Craig-Hallum are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses.

As part of its investment banking business, Craig-Hallum and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. Craig-Hallum was selected to provide the fairness opinion on the basis of Craig-Hallum’s experience and its familiarity with the Company and the industry in which it operates.

Under the terms of the engagement letter dated February 29, 2024, the Company has agreed to pay Craig-Hallum a fee of $300,000 for rendering its opinion. Such opinion fee was not continent upon the consummation of the Asset Sale, or the conclusions reached in the opinion. In addition, the Company has agreed to reimburse Craig-Hallum for reasonable expenses incurred in connection with the engagement and to indemnify Craig-Hallum against certain liabilities that may arise out of its engagement by the Company and the rendering of the opinion.

Craig-Hallum’s analyses were prepared solely as part of Craig-Hallum’s analysis of the fairness, from a financial point of view, to the Company of the Purchase Price to be paid by Buyer in the Asset Sale under the Agreement and were provided to the Board of Directors for its analysis of the Agreement and the Asset Sale. The opinion of Craig-Hallum was only one of the factors taken into consideration by the Board of Directors in making its determination to approve the Agreement and the Asset Sale.

In the ordinary course of its business, Craig-Hallum and its affiliates may actively trade securities of the Company for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Craig-Hallum has not received fees or other compensation from the Company in the past two years prior to the issuance of its opinion. Craig-Hallum has not received fees or other compensation from Buyer or its affiliates in the past two years prior to the issuance of its opinion. Craig-Hallum and its affiliates may from time to time perform various investment banking and financial advisory services for the Company and for other clients and customers that may have conflicting interests with the Company, for which Craig-Hallum would expect to receive compensation.

Consistent with applicable legal and regulatory requirements, Craig-Hallum has adopted policies and procedures to establish and maintain the independence of Craig-Hallum’s research department and personnel. As a result, Craig-Hallum’s research analysts may hold opinions, make statements or investment recommendations and/or publish research reports with respect to the Asset Sale and other participants in the Asset Sale that differ from the opinions of Craig-Hallum’s investment banking personnel.

Certain Unaudited Prospective Financial Information

In connection with the potential sale of certain of its assets, the Company prepared unaudited pro forma financial information with respect to the potential business performance related to the assets representing its premises, identity reader and access card activities for the fiscal years 2023 through 2028, which were provided to Buyer. Because the Company was contemplating an asset sale, this financial information did not include certain general and administrative expenses typically associated with being a public company, including SEC reporting, Sarbanes-Oxley compliance and other related expenses. In March 2024, management revised this financial information to include actual figures for 2023 and general and administrative expenses related to being a public company, allocated to the Physical Security Business based on a percentage of total Company revenue and including certain GAAP expenses including depreciation and amortization expense, stock-based compensation and other expenses and for actual 2023 results, and provided it to Craig-Hallum (the “Physical Security Outlook”). A summary has been included below.

The summary set forth below is included herein only because it was used by Craig-Hallum in connection with its financial analysis in preparation of the fairness opinion. Although presented with numerical specificity, the Physical Security Outlook set forth below is not an estimate of future performance and not historical fact. They are based upon, and reflect, numerous judgments, estimates and assumptions made by the Company’s management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. Important factors that may affect actual results and cause them not to be achieved include, but are not limited to, risks and uncertainties relating to the Company’s business (including, without limitation, its ability to achieve strategic goals, objectives and targets), the Company’s cash position, expense levels, industry performance, the legal and regulatory environment, the effects of competition, general business and economic conditions and other factors described or referenced under “Cautionary Note Regarding Forward-Looking Statements.” As a result, the Company cannot assure you that the estimates and assumptions made in preparing the Physical Security Outlook will prove accurate, that the forecasted results will be realized or that actual results will not be significantly higher or lower than forecasted results.

The Physical Security Outlook does not take into account the effect of any failure of the Asset Sale to occur and should not be viewed as accurate in that context.

Furthermore, it was not prepared with a view to compliance with (1) GAAP; (2) the published guidelines of the SEC regarding projections and forward-looking statements; or (3) the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. BPM LLP, our independent registered public accounting firm, has not examined, reviewed, compiled or otherwise applied procedures to any of the forecasts contained in the Physical Security Outlook and, accordingly, assumes no responsibility for, and expresses no opinion on, them. The Physical Security Outlook included in this proxy statement has been prepared by, and is the responsibility of, the Company’s management.

EBITDA and Adjusted EBITDA contained in the Physical Security Outlook set forth below are non-GAAP financial measures, which are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies, which limits their usefulness as a comparative measure. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. The items excluded from net income to arrive at these non-GAAP financial measures are significant components for understanding and assessing the Company’s financial performance and liquidity. Accordingly, these non-GAAP financial measures should be considered together with, and not as alternatives to, financial measures prepared in accordance with GAAP.

Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Physical Security Outlook to reflect circumstances existing after the date when made or to reflect the occurrence of future events. In light of the foregoing factors and the uncertainties inherent in pro forma financials, stockholders are cautioned not to place undue reliance on those included in this proxy statement.

($ in thousands)	2023A	2024E	2025E	2026E	2027E	2028E
Net revenue	$72,938	$81,052	$88,608	$95,643	$106,320	$118,442
Total cost of revenue	$36,315	$37,678	$41,109	$43,432	$47,294	$51,297
Gross profit	$36,623	$43,374	$47,498	$52,212	$59,027	$67,144
Total operating expenses	$31,119	$34,038	$34,740	$36,552	$39,882	$43,478
Operating income	$5,503	$9,336	$12,759	$15,660	$19,145	$23,667
EBITDA adjustments	$3,672	$4,037	$4,130	$4,286	$4,520	$4,257
Adjusted EBITDA	$9,175	$13,373	$16,889	$19,946	$23,665	$27,924

($ in thousands)	2023A	2024E	2025E	2026E	2027E	2028E

Capital expenditures	—	$200	$200	$200	$200	$200
Change in net working capital	—	$(1,461)	$(1,512)	$(1,644)	$(2,463)	$(2,776)
Unlevered free cash flow(1)	—	$9,200	$11,700	$13,900	$15,800	$18,500

(1)	Calculated by Craig-Hallum for 2024E through 2028E based on information included in the Physical Security Outlook provided by management.

The Company does not, as a matter of course, publicly disclose forecasts or projections as to its future performance, earnings or other results other than generally providing from time to time estimated ranges of certain expected financial results and operating metrics for the current or impending fiscal year in its regularly quarterly earnings press release and other investor materials due to, among other reasons, the uncertainty of the underlying assumptions and estimates. The Company avoids making public projections for extended periods due to, among other things, the inherent difficulty of predicting future periods and the likelihood that the underlying assumptions and estimates may prove incorrect. The figures included in the Physical Security Outlook are subjective in many respects and are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. No one has made or makes any representation to any stockholder regarding the information included in the Physical Security Outlook set forth above.

Interests of Certain Persons in the Asset Sale

In considering the recommendation of the Board of Directors that our stockholders vote to approve the Asset Sale, stockholders should be aware that our directors and executive officers may have interests in the Asset Sale that are different from, or in addition to, the interests of our stockholders generally. The members of our Board of Directors were aware of the different or additional interests and considered these interests, among other matters, in evaluating and negotiating the Agreement, and in recommending to stockholders that the Asset Sale be approved. See the section entitled “Proposal No. 1 – The Asset Sale Proposal – Recommendation of the Board; Reasons for the Asset Sale” beginning on page [●] of this Proxy Statement. Stockholders should take these interests into account in deciding whether to vote “FOR” the Asset Sale Proposal. These interests are described in more detail below, and certain of them are quantified in the narrative and the tables below.

As a condition to entering into the Agreement, Buyer required that certain members of the Company’s senior management agree to join Buyer upon the closing of the Asset Sale. After considering various factors, including the fact that the Asset Sale would generate needed capital for the remaining IoT Business and that them joining Buyer upon the closing of the Asset Sale would be required for the transaction to proceed, Steven Humphreys, Chief Executive Officer and a member of the Board of Directors, and certain other members of the Company’s senior management, including Mark Allen, General Manager, Physical Access Systems, Michael Taylor, Vice President of Global Sales, and Steven Luther, Vice President of Global Operations and Supply Chain, have agreed to depart from the Company upon the closing of the Asset Sale and to join Buyer. Specifically, Mr. Humphreys has entered into an offer letter with Buyer effective upon the closing of the Asset Sale (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Humphreys will depart from his positions with the Company and become Deputy Chief Executive Officer of, and a member of the Executive Committee of, Vitaprotech. Mr. Humphreys’ annual base salary and target bonus under the Offer Letter are identical to his current annual base salary and target bonus at the Company, $550,000 and $400,000, respectively. Such base and variable salary of Mr. Humphreys is currently paid in Company stock, net of a cash portion to cover taxes due based on the value of the stock. Under the terms of the Offer Letter, Mr. Humphreys will be required to use the after-tax portion of his base salary and bonus that is in excess of $250,000 annually to purchase ordinary shares of Vitaprotech at the then-current fair market value of such shares. The Offer Letter also provides for severance and benefit terms consistent with those set forth in Mr. Humphreys’ employment agreement with the Company. In addition, Mr. Humphreys will be required to purchase Class R2 Preferred Shares of Vitaprotech and will also be eligible to receive equity grants at the closing of the Asset Sale and over the following three years. The total equity purchased by, and granted to, Mr. Humphreys will, in the aggregate, represent less than 1% of the current outstanding equity of Vitaprotech.

Under the terms of the Agreement, upon closing of the Asset Sale, RSUs relating to unvested shares held by our employees who are employed by the Physical Security Business and remain employed by the Company through the closing of the Asset Sale and, effective immediately following the Asset Sale, become employees of Buyer (or an affiliate of Buyer) will become vested at Closing, while RSUs held by our non-employee directors will remain outstanding and continue to vest according to their terms. Mr. Humphreys currently holds no unvested RSUs, and therefore is eligible only for the RSUs that are to be granted upon the occurrence of a Corporate Event (as defined below).

In addition, under the terms of the Agreement, employees of the Company who become employed by the Buyer at the closing of the Asset Sale, including Messrs. Humphreys, Allen, Taylor and Luther, will be entitled to receive a pro-rated payment in respect of their annual (or other short-term) cash bonus and/or commission opportunity which has a performance period that is ongoing as of the closing of the Asset Sale. The amount of such payment shall be determined based upon actual performance achieved as of the Closing Date in accordance with the terms of the applicable plan or arrangement and multiplied by a quotient, the numerator of which is equal to the number of calendar days elapsed between the first (1st) day of the applicable performance period and the Closing Date (inclusive of the Closing Date) and the denominator of which is equal to the number of days in the applicable performance period.

The closing of the Asset Sale will trigger the grant to (a) Mr. Humphreys of 365,000 RSUs pursuant to Mr. Humphreys’ employment agreement with the Company and (b) Justin Scarpulla, the Company’s Chief Financial Officer, of 65,000 RSUs, all of which will be vested upon issuance.

Asset Sale Compensation

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of the Company that will or may be paid or become payable and that is based on, or otherwise relates to, the Asset Sale. The amounts shown in the table below are calculated based on, to the extent possible, the terms of the Agreement and each of the Company’s named executive officer’s existing severance and/or employment arrangements triggered by or executed concurrently with the Agreement, as applicable, and are qualified by the assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur prior to the completion of the Asset Sale, including any grants of equity-based awards that may be made after the assumed Effective Time (as defined below). The actual amounts, if any, to be received by a named executive officer may differ from the amounts set forth below. For purposes of calculating the amounts shown in the table below, the following assumptions were used:

•	The “Effective Time” as referenced in this section occurs on April 15, 2024, which is the assumed date of the Effective Time solely for purposes of the disclosures in this section; and

•

The employment of each of our named executive officers is terminated without “cause” or due to the named executive officer’s resignation for “good reason” (as such terms are defined in the relevant plans and agreements), in either case immediately following the Effective Time.

GOLDEN PARACHUTE COMPENSATION(1)

Named Executive Officer	Cash ($)(4)	Equity ($)		Perquisites/ Benefits ($)(7)	Total ($)
Steven Humphreys(2)	650,000	1,985,600	(5)	34,158	2,669,758
Justin Scarpulla(3)	500,000	836,405	(6)	34,158	1,370,563

(1)	There are no Pension/Non-Qualified Defined Contribution, Tax Reimbursements or other payments to the named executive officers that need to be disclosed pursuant to Item 402(t) of Regulation S-K.

(2)

Concurrently with the execution of the Agreement, Mr. Humphreys has entered into the Offer Letter with an affiliate of Buyer. Pursuant to the terms of the Agreement and the Offer Letter, Mr. Humphreys will depart from the Company. Upon his departure, Mr. Humphreys may not be eligible to receive the severance benefits set forth in his employment offer letter agreement with the Company. Notwithstanding the foregoing, this chart sets forth the severance benefits that Mr. Humphreys would receive were he terminated by the Company prior to the Effective Time.

(3)

Mr. Scarpulla will not be terminated in connection with the Asset Sale. Except for the grant of 65,000 fully vested RSUs, we expect that none of the payments or benefits shown in the table above will be triggered by the completion of the Asset Sale for Mr. Scarpulla.

(4)

For each named executive officer this amount consists of (a) cash severance equal to 12 months of the named executive officer’s base salary ($550,000 for Mr. Humphreys and $345,000 for Mr. Scarpulla (which for Mr. Scarpulla takes into account a $20,000 base salary increase approved by the Board effective April 1, 2024)), plus (b) a pro-rated bonus payment (assumed to equal target performance for purposes of this quantification). For purposes of this quantification, the target bonus for Mr. Humphreys is $100,000 and $125,000 for Mr. Scarpulla. The base salary cash severance is “single trigger” and will become payable upon the named executive officer’s termination without “cause” or due to the named executive officer’s resignation for “good reason” (as such terms are defined in the relevant plans and agreements). The pro-rated annual bonus payment is being paid pursuant to the terms of the Agreement (see the section entitled “Proposal No. 1 – The Asset Sale Proposal – Interests of Certain Persons in the Asset Sale”).

(5)

Represents the value of 365,000 fully vested RSUs to be granted immediately prior to the Effective Time based on the average closing market price per share of the Company’s common stock over the first five business days following the first public announcement of the Asset Sale (which announcement was made on April 3, 2024), which is $5.44. Pursuant to his executive employment agreement, upon his termination without cause or constructive termination (“single trigger”), Mr. Humphreys is also entitled to 12 months of accelerated service-based vesting in his then-outstanding equity awards. In the event that his employment is terminated without cause or due to constructive termination within 12 months following a change in control (“double trigger”), Mr. Humphreys will be entitled to full acceleration of his equity awards with time-based vesting. Mr. Humphreys does not hold any unvested equity awards. As such, the amount set forth above represents only the value of the 365,000 fully vested RSUs to be granted immediately prior to the Effective Time.

(6)

Represents the sum of (a) the value of 65,000 fully vested RSUs to be granted immediately prior to the Effective Time, plus (b) the value of the accelerated vesting of Mr. Scarpulla’s unvested RSUs as of the Effective Time, in each case determined based the average closing market price per share of the Company’s common stock over the first five business days following the first public announcement of the Asset Sale (which announcement was made on April 3, 2024), which is $5.44.

(7)	Represents the estimated value of reimbursement of payment of COBRA premiums for the named executive officer and his eligible dependents for 12 months following the Effective Time.

See the section entitled “Proposal No. 2 – The Asset Sale Compensation Proposal” beginning on page [●] of this Proxy Statement.

Certain U.S. Federal Income Tax Considerations for the Asset Sale

The following discussion summarizes certain U.S. federal income tax considerations applicable to the Asset Sale and to any distribution on Company stock. This discussion is based upon the provisions of the Code, the U.S. Treasury regulations promulgated thereunder, and judicial and administrative rulings, all as in effect as of the date of this Proxy Statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. No ruling has been requested from the Internal Revenue Service (the “IRS”) in connection with the Asset Sale. Accordingly, the discussion below neither binds the IRS nor precludes it from adopting a contrary position. No opinion of counsel has been or will be rendered with respect to the tax consequences of the Asset Sale or of any distributions on Company stock.

This discussion assumes that holders of Company stock hold their shares as capital assets within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Company stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of Company stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, insurance companies, real estate investment trusts, personal holding companies, regulated investment companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who hold Company stock as part of a hedge, straddle, constructive sale or conversion transaction, and holders whose functional currency is not the U.S. dollar. This discussion does not address the impact of the Medicare contribution tax or any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder. In addition, this discussion does not address the U.S. federal income tax consequences to holders of Company stock who acquired their shares through stock option or stock purchase plan programs or in other compensatory arrangements.

We intend this discussion to provide only a general summary for holders of Company stock of U.S. federal income tax considerations applicable to the Asset Sale and of any distribution on Company stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax considerations applicable to the Asset Sale or to any such distribution. In particular, holders of our Series B Preferred Stock should be aware that special federal income tax rules apply to that stock (as a result of, among other features, its convertibility and the periodic increase in its “accreted value” and the consequences of that increase) which could cause the federal income tax consequences of receipt of a distribution on Series B Preferred Stock to differ from the federal income tax consequences described below, and as to which holders of Series B Preferred Stock should consult their tax advisors.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes that hold Company stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the Asset Sale and any distribution on the Company stock.

All stockholders should consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of any distribution on the Company stock.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

A “non-U.S. holder” is a beneficial owner (other than a partnership or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) of Company stock that is not a U.S. holder.

Tax Consequences to the Company

If consummated, the Asset Sale will be a taxable transaction to the Company. It is anticipated that the Company will utilize its existing tax attributes to reduce substantially the amount of U.S. federal income tax from the Asset Sale, even taking into account limitations on the Company’s use of tax attributes under, for example, the “change in ownership” rules of section 382 of the Code and U.S. federal income tax legislation informally known as the Tax Cuts and Jobs Act. The determination of whether and to what extent the Company’s tax attributes will be available, however, is highly complex and is based in part upon facts that will not be known until after completion of the Asset Sale and close of the Company’s taxable year in which the Asset Sale occurs. The Asset Sale will not be taxable to holders of Company stock, although as discussed below (under the captions “—Tax Consequences to U.S. Holders” and “—Tax Consequences to Non-U.S. Holders”) any distribution made by the Company to holders of Company stock will be a taxable event to those holders.

Tax Consequences to U.S. Holders

The distribution of any portion of the net proceeds from the Asset Sale, if any, will be treated as a dividend to the extent paid out of current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in income by the U.S. holder. If a distribution exceeds the Company’s current and accumulated earnings and profits, the excess will first be treated as a tax-free return of the U.S. holder’s investment, up to the U.S. holder’s tax basis in Company stock. Any remaining excess will be treated as capital gain and long-term capital gain if the Company stock has been held for more than one year. Dividends received by a corporate U.S. holder may qualify for a dividends-received deduction, subject to various limitations and potential application of the basis reduction provisions of section 1059 of the Code in the case of “extraordinary dividends.” Dividends received by certain non-corporate U.S. holders (including individuals) are generally taxed at the lower rates applicable to long-term capital gains, provided certain holding period requirements are satisfied.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to distributions on Company stock unless the U.S. holder is an exempt recipient and, if requested, certifies as to that status. Backup withholding generally will apply to those payments if the U.S. holder fails to provide an appropriate certification with its correct taxpayer identification number or certification of exempt status. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

The distribution of a portion of the net proceeds from the Asset Sale will be treated as a dividend to the extent paid out of current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in income by the non-U.S. holder. If a distribution exceeds the Company’s current and accumulated earnings and profits, the excess will first be treated as a tax-free return of the U.S. holder’s investment, up to the U.S. holder’s tax basis in Company stock. Any remaining excess will be treated as capital gain and long-term capital gain if the Company stock has been held for more than one year.

Dividend Taxation of Non-U.S. Holders

Subject to the discussion below regarding foreign accounts and backup withholding, any dividends on Company stock paid to a non-U.S. holder generally will be subject to U.S. withholding tax at a 30 percent rate, subject to reduction under an applicable tax treaty. In order to obtain a reduced rate of withholding, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or in either case a suitable successor form), certifying its entitlement to benefits the applicable tax treaty. A non-U.S. holder who is eligible for a reduced rate of U.S. federal withholding tax under a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

If a non-U.S. holder of Company stock is engaged in a trade or business in the United States, and if dividends on Company stock are effectively connected with the conduct of such trade or business (and, if required under an applicable tax treaty, are attributable to a permanent establishment within the United States maintained by the non-U.S. holder), the non-U.S. holder, although exempt from U.S. withholding tax, will generally be taxed in the same manner as a U.S. holder (see the section entitled “—Tax Consequences to U.S. Holders” above), except that the non-U.S. holder will be required to comply with certain certification requirements (generally using IRS Form W-8ECI) in order to claim an exemption from withholding tax. In addition, if a non-U.S. holder is a corporation, it may also be subject to a branch profits tax equal to 30 percent (or lower rate under an applicable treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Capital Gain of Non-U.S. Holders from Distributions on Company Stock

Subject to the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax on any portion of a distribution on Company stock treated as capital gain unless: (a) that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder); (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that distribution, and certain other conditions are met; or (c) we are or have been a “United States real property holding corporation” within the meaning of section 897(c)(2) of the Code for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the date of distribution or the holder’s holding period for the Company stock, and certain other requirements are met. Although there can be no assurance, we believe that we are not, and we do not anticipate becoming, a United States real property holding corporation for U.S. federal income tax purposes. Even if we are treated as a United States real property holding corporation, capital gain treated as realized by a non-U.S. holder on a distribution on our common stock will not be subject to U.S. federal income tax so long as: (1) the non-U.S. holder owned, directly, indirectly and constructively, no more than five percent of our common stock at all times within the shorter of (x) the five-year period preceding the distribution, or (y) the holder’s holding period, and (2) our common stock is regularly traded on an established securities market. There can be no assurance that our common stock qualifies or will continue to qualify as regularly traded on an established securities market. If any capital gain treated as realized on a distribution on our common stock is taxable because we are a United States real property holding corporation and your ownership of our common stock exceeds five percent, you will be taxed on such disposition generally in the manner applicable to U.S. persons and in addition, a purchaser of your common stock may be required to withhold tax with respect to that obligation.

If a non-U.S. holder is described in clause (a) of the preceding paragraph, the non-U.S. holder will generally be subject to tax on the net gain derived from the disposition at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person, unless an applicable tax treaty provides otherwise. In addition, a non-U.S. holder that is a corporation may be subject to the branch profits tax at a rate equal to 30 percent (or lower applicable tax treaty rate) of its effectively connected earnings and profits. If the non-U.S. holder is an individual described in clause (b) of the preceding paragraph, the non-U.S. holder will generally be subject to a flat 30 percent tax on the gain derived from the disposition, which may be offset by U.S. source capital losses even though the non-U.S. holder is not considered a resident of the United States, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Foreign Accounts

Sections 1471 through 1474 of the Code and the Treasury regulations thereunder (commonly referred to as “FATCA”), impose a 30 percent withholding tax on payments of dividends on Company stock to “foreign financial institutions” (as defined under FATCA) as the beneficial owner or an intermediary, and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies. An intergovernmental agreement between the jurisdiction of a recipient and the United States may modify the rules described in this paragraph. You should consult your tax advisor regarding the effect, if any, of the FATCA rules for you based on your particular circumstances.

Information Reporting and Backup Withholding

Generally, the amount of any distribution on Company stock to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to the non-U.S. holders. Copies of the information returns reporting such distribution and withholding may also be made available to the tax authorities in a country in which the non-U.S. holder resides under the provisions of an applicable tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of dividends on Company stock, provided a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or applicable successor form), has been provided by the non-U.S. holder or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO COMPANY STOCKHOLDERS. THE TAX CONSEQUENCES OF THE ASSET SALE OR ANY DISTRIBUTION ON THE COMPANY STOCK MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES TO YOU OF THE ASSET SALE OR ANY DISTRIBUTION ON COMPANY STOCK.

Regulatory Matters

The Agreement provides that the closing of the Asset Sale is conditioned on, among other things, (i) the expiration or termination of the applicable waiting period under the HSR Act, (ii) obtaining clearance from CFIUS, and (iii) obtaining approval under the NSI Act, in each case unless waived where permitted by law by the party for whose benefit such condition exists. Each of Buyer and the Company has agreed to, within 10 Business Days after April 2, 2024, make its respective filings under the HSR Act (which the parties filed on April 17, 2024) and NSI Act (which the parties filed on April 18, 2024) and to supply as promptly as practicable and advisable to the appropriate governmental authority any additional information and documentary material that may be requested pursuant to the HSR Act or the NSI Act. Further, each of Buyer and the Company has agreed to, and to cause their respective affiliates to, use reasonable best efforts to obtain clearance from CFIUS. Notwithstanding anything to the contrary contained in the Agreement, in the event that the parties have agreed in good faith that CFIUS clearance is unlikely to be obtained and (i) the President has issued an order suspending or prohibiting the transactions contemplated by the Agreement, (ii) CFIUS has notified the parties, orally or in writing, that CFIUS intends to send a report to the President recommending that the President act to suspend or prohibit the transactions contemplated by the Agreement, or (iii) CFIUS has notified the parties, orally or in writing, that it is unable to remediate, mitigate or address national security concerns identified through the CFIUS clearance process, no party will have any further obligation to seek CFIUS clearance.

Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the Asset Sale.

THE STOCK AND ASSET PURCHASE AGREEMENT

The following is a summary of the material terms and conditions of the Agreement. The descriptions of the Agreement in this section and elsewhere in this Proxy Statement are qualified in their entirety by reference to the complete text of the Agreement, a copy of which is attached as Annex A and is incorporated by reference into this Proxy Statement. This summary does not purport to be complete and may not contain all of the information about the Agreement that is important to you. You are encouraged to carefully read the entire Agreement.

Explanatory Note Regarding the Agreement

This summary of the Agreement is included to provide you with certain information regarding its material terms. Neither the Agreement nor the summary of its material terms included in this section is intended to provide any factual information about Buyer or the Company. Factual disclosures about Buyer and the Company contained in this Proxy Statement and/or in the public reports of the Company filed with the SEC (as described in the section entitled “Where You Can Find More Information” beginning on page [●]) may supplement, update or modify the disclosures about Buyer and the Company contained in the Agreement. The Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature. The representations and warranties contained in the Agreement were made only for purposes of the Agreement as of the specific dates therein; were made solely for the benefit of the parties to the Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure schedules (the “Disclosure Schedules”), made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Agreement should not be relied on by any persons as characterizations of the actual state of facts about Buyer or the Company at the time they were made or otherwise.

Purchase and Sale of Stock and Assets

The Company has entered into the Agreement with Buyer that provides, among other things, that it will sell substantially all of the assets that are primarily related to, primarily used in, held for use in, or necessary for the conduct of the Physical Security Business operated by it and its controlled affiliates, including (i) access control software, video management software, credentials software, access control hardware and sensors, mobile access control, telephone entry systems, technology integrations and logical access control hardware, software and mobile apps, and (ii) any formulation or research and development in connection therewith, and Buyer will acquire those assets and assume certain liabilities related to the Physical Security Business as specified in the Agreement and will acquire all of the issued and outstanding equity interests of Identiv Private Limited (the “Acquired Entity”). The parties’ respective obligations to consummate the transactions contemplated by the Agreement are subject to the satisfaction or waiver of the conditions set forth therein, including the Company’s receipt of the Required Stockholder Approval of the Agreement, the Asset Sale and the other transactions contemplated by the Agreement.

Purchased Assets

Upon the terms and subject to the conditions of the Agreement, in addition to agreeing to sell to Buyer all outstanding shares of Identiv Private Limited, the Company has agreed to sell to Buyer all assets, properties, rights, interests, permits, claims, and goodwill, wherever situated and of whatever kind and nature, real or personal, whether or not reflected on the books and records of the Company and its controlled affiliates that are primarily related to, primarily used in, held for use in, or necessary for the conduct of the Physical Security Business, including the following assets (the “Purchased Assets”):

•

all contracts primarily used in, held for use in, or necessary to conduct the Physical Security Business (the “Assigned Contracts”), and all rights of the Company and its controlled affiliates thereunder except for any rights, causes of action, choses in action, rights of recovery or indemnification, insurance benefits, rights of set-off of any kind, lawsuits, claims, bankruptcy claims or proofs of claims and demands of any nature of the Company and its controlled affiliates with respect to matters arising prior to the closing of the Asset Sale under such Assigned Contracts that are not Assumed Liabilities (as defined below);

•

all rights under any restrictive covenant, confidentiality, non-disclosure or invention assignment contract to the extent primarily used in, held for use in, or related to the operation or protection of the Physical Security Business, or the use of the Purchased Assets following the closing of the Asset Sale (or, in each case, any portion thereof);

•	all inventory of the Physical Security Business;

•

all rights and benefits of the credits, rebates, advance payments, security, charges, sums and fees, prepaid expenses, surety accounts and other similar deposits of the Physical Security Business, excluding any such items that are related to taxes;

•

all rights under warranties, indemnities and other similar rights against third parties to the extent related to any of the Purchased Assets, including all rights under express or implied warranties and guarantees from suppliers or distributors with respect to the Assigned Contracts;

•

all rights to causes of action, choses in action, rights of recovery or indemnification, insurance benefits, rights of set-off of any kind, lawsuits, claims, bankruptcy claims or proofs of claims and demands of any nature, in each case, primarily related or necessary to the Physical Security Business, or related to the Purchased Assets or Assumed Liabilities, and all rights to proceeds therefrom, excluding any such items that are related to taxes and any rights, causes of action, choses in action, rights of recovery or indemnification, insurance benefits, rights of set-off of any kind, lawsuits, claims, bankruptcy claims or proofs of claims and demands of any nature of the Company and its controlled affiliates with respect to any matters arising prior to the closing of the Asset Sale that are not Assumed Liabilities;

•

all tangible property, furniture, machinery, vehicles, spare parts, equipment, tools, supplies, and other tangible personal property or similar fixed assets primarily related to the Physical Security Business;

•	all current assets and customer, supplier and vendor lists primarily related to the Physical Security Business;

•

all accounts and notes receivable, unbilled revenues, reimbursable costs and expenses and other claims for money due to the Company or its controlled affiliates primarily related to the Physical Security Business;

•

all permits (to the extent assignable) and building, safety, fire and health approvals, that are primarily used, held for use in or otherwise necessary to conduct the operation of the Physical Security Business or that are required for the ownership and use of the Purchased Assets or the assets of the Acquired Entity held as of the closing of the Asset Sale, or any waiver of any of the foregoing;

•

all telephone numbers, facsimile numbers and email addresses primarily used or held for use in the operation of the Physical Security Business (except as relating to the personal contact information of employees of the Physical Security Business);

•

the intellectual property rights and technology assets primarily used in, primarily held for use in, or necessary for, the conduct and operation of the Physical Security Business and all rights to: (i) sue for and recover and retain damages and obtain other equitable relief for present, past and future infringement, misappropriation, dilution or other actionable harm of such assets; (ii) claim priority to such assets under any law; (iii) prosecute, register, maintain and defend such assets before any public or private agency, office or registrar; and (iv) fully and entirely stand in the place of the Company or its controlled affiliates, as applicable, in all matters related to such assets;

•	copies of all books and records that primarily relate to the Physical Security Business or the Purchased Assets;

•	certain specified leased real property; and

•	the Physical Security Business as a going concern and all goodwill and other intangible assets of the Physical Security Business and any of the assets described in the foregoing bullets;

but excluding, any Excluded Assets (as defined below) and any of the foregoing that is held by the Acquired Entity. Notwithstanding the above, any assets that are by their terms non-assignable without the consent of a third party are not transferred to Buyer under the terms of the Agreement. Instead, the Company and Buyer are each required to use commercially reasonable efforts to obtain any such consent. However, the Company nor Buyer are required to pay any fee or other consideration to any third party to obtain any such consent. To the extent that any Purchased Assets, Assumed Liabilities or permits cannot be transferred to Buyer as of the closing of the Asset Sale, the Company and Buyer will use commercially reasonable efforts to enter into such arrangements (such as subleasing, sublicensing or subcontracting) to provide the economic and, to the extent permitted under applicable law, operational equivalent of the transfer of such Purchased Assets or Assumed Liabilities to Buyer as of the closing of the Asset Sale.

Excluded Assets

Under the terms of the Agreement, the following assets (the “Excluded Assets”), will not be transferred to Buyer and will remain the Company’s assets following the closing of the Asset Sale:

•	the products and services included primarily in the IoT and TAG businesses of the Company and its controlled affiliates, including any derivatives, modifications or improvements thereof;

•	all intellectual property rights and technology assets owned or purposed to be owned by the Company or its controlled affiliates, other than the Purchased Assets;

•

all rights under any restrictive covenant, confidentiality, non-disclosure or invention assignment contract to the extent used in, held for use in, or related solely to the operation or protection of the Company’s or its controlled affiliates’ businesses other than the Physical Security Business, or the use of the Excluded Assets following the closing of the Asset Sale (or, in each case, any portion thereof);

•

all (i) bank accounts of the Company and its controlled affiliates and (ii) cash and cash equivalents of the Company and its controlled affiliates on hand at the closing of the Asset Sale, including bank balances and cash and cash equivalents in bank accounts, monies in the possession of any banks, savings and loans or trust companies and similar cash items on hand at the closing of the Asset Sale, other than business restricted cash of the Physical Security Business;

•

(i) any attorney-client privilege and attorney work-product protection of the Company or associated with the Physical Security Business as a result of legal counsel representing the Company or the Physical Security Business, including in connection with the transactions contemplated by the Agreement; (ii) all documents maintained by legal counsel as a result of representation of the Company or the Physical Security Business; (iii) all documents subject to the attorney-client privilege and work-product protection described in (i); and (iv) all documents maintained by the Company in connection with the transactions contemplated by the Agreement;

•	all contracts that are not Assigned Contracts;

•	all employee plans and trusts or other assets attributable thereto (except for Acquired Entity employee plans);

•	any permits that do not constitute Purchased Assets;

•

the equity securities in any direct or indirect subsidiary of the Company, including the equity interests of the Acquired Entity which will be acquired via a separate purchase of its outstanding equity interests, and the corporate seals, books of account or other records relating to the corporation organization of the Company and its direct and indirect subsidiaries (other than those of the Acquired Entity);

•	any real property leased or owned by the Company, other than the Purchased Assets;

•	all assets, including any contracts, used by the Company or its affiliates in connection with the services to be provided to Buyer pursuant to the Transition Services Agreement (as defined below);

•

books and records which the Company is prohibited from disclosing to Buyer under applicable law, including any such employee and employee personnel, medical and benefit-related files or records the disclosure of which is prohibited by applicable law; and

•	any cash and collateral initially funded by the Company and its affiliates in connection with a certain specified letter of credit.

Any assets that would be Excluded Assets if they were held by a person other than the Acquired Entity shall be individually acquired by Buyer as a result of the acquisition of the equity interests of the Acquired Entity.

Assumption and Transfer of Liabilities

Assumed Liabilities

Upon the terms and subject to the conditions of the Agreement, Buyer will assume certain liabilities and obligations related to the Physical Security Business, as discussed below, including all of the following liabilities and obligations (the “Assumed Liabilities”):

•

all obligations of the Company or its affiliates related to the Physical Security Business or the Purchased Assets arising from and after the closing of the Asset Sale; provided, however, that subject to limited exceptions, Buyer will not assume or be responsible for any such liabilities to be performed prior to the closing of the Asset Sale, to the extent that they relate to the operation of the Physical Security Business or events or occurrences prior to the closing of the Asset Sale, or to the extent that they arise from breaches of such Assigned Contracts or permits or defaults under such Assigned Contracts or permits prior to the closing of the Asset Sale;

•	all current liabilities of the Physical Security Business to the extent reflected in the Working Capital (as defined in the Agreement);

•	all liabilities and obligations resulting from actions taken after the closing of the Asset Sale relating to the Physical Security Business;

•	all liabilities and obligations of the Company or any of its affiliates for servicing warranty claims for products of the Physical Security Business sold prior to the closing of the Asset Sale;

•	all liabilities and obligations of the Company or any of its affiliates relating to or arising out of the Purchased Assets after the closing of the Asset Sale; and

•

any liabilities or obligations relating to or arising out of the termination or retention of employment of any employee of the Physical Security Business to whom Buyer fails to make an offer of employment in accordance with the Agreement, including any liabilities associated with any claims for severance, discharge indemnity, equity compensation, compensation for unfair dismissal or wrongful termination, and payments in lieu of notice and other payments for social security including any shortfall of social security contributions thereof) (including the employer portion of any payroll, social security, unemployment or similar taxes related thereto).

Excluded Liabilities

Under the terms of the Agreement, the following liabilities and obligations will remain the Company’s liabilities and obligations (the “Excluded Liabilities”) and will not be assumed by Buyer following the closing of the Asset Sale:

•

any liabilities or obligations arising out of or relating to the Company’s ownership or operation of the Physical Security Business and the Purchased Assets prior to the date of the closing of the Asset Sale (the “Closing Date”), including any liabilities arising from any non-compliance with Indian exchange control regulations;

•	any selling expenses other than selling expenses included as a deduction in the purchase price adjustment;

•	any indebtedness other than indebtedness included as a deduction in the purchase price adjustment;

•

(i) sponsorship of, and any liabilities or obligations under, arising out of or relating to employee plans of the Company and its controlled affiliates, (ii) any liabilities or obligations relating to or arising out of the employment or engagement of (x) the employees or independent contractors of the Physical Security Business at or prior to the date on which such individual commences employment or engagement with Buyer or any of its affiliates or (y) any other current or former employees, officers, directors, independent contractors, consultants, or service providers by the Company and its affiliates, and (iii) any liabilities or obligations relating to or arising out of the termination or retention of employment of any employees of the Physical Security Business who does not become a transferred employee but to whom Buyer has made an offer of employment in accordance with the Agreement, including any liabilities associated with any claims for severance, discharge indemnity, equity compensation, compensation for unfair dismissal or wrongful termination, and payments in lieu of notice and other payments for social security including any shortfall of social security contributions thereof (including the employer portion of any payroll, social security, unemployment or similar taxes related thereto);

•	any liability pursuant to bulk sales laws; and

•	any liabilities or obligations relating to or arising out of the Excluded Assets.

Consideration

As consideration for the Asset Sale, Buyer will:

•	assume the Assumed Liabilities as specified in the Agreement; and

•

pay the Company the Purchase Price, subject to certain adjustments, including in cases where the Company’s closing working capital related to the Physical Security Business is greater than $21,502,000 or less than $19,502,000.

Guaranty

Vitaprotech, as primary obligor and not as surety, has agreed to absolutely, unconditionally and irrevocably guarantee the full and prompt payment and performance of all payment of the Initial Purchase Price and debt financing reimbursement and pre-closing indemnification obligations of Buyer under the Agreement.

The Closing of the Asset Sale

Unless another time, date or place is agreed to in writing by Buyer and the Company, the closing of the Asset Sale will occur at 9:00 a.m., Pacific Time, on the 12th Business Day after the satisfaction or waiver of the closing conditions set forth in the Agreement (other than those conditions that by their terms are to be satisfied at the closing of the Asset Sale, but subject to the satisfaction or waiver of such conditions) or such other time or date to be specified by Buyer and the Company.

Representations and Warranties; Material Adverse Effect

The Agreement contains a number of representations and warranties made by the parties thereto that are subject in some cases to exceptions and qualifications (including exceptions to the effect that there have not been, and would not reasonably be expected to be, a material adverse effect on the Physical Security Business or the applicable party’s ability to timely consummate the transactions contemplated by the Agreement.

The representations and warranties made by the Company under the Agreement relate to, among other things:

•	due organization, valid existence, good standing and qualification to do business;

•	capitalization of the Company and the Acquired Entity;

•	corporate authorization of the Agreement and the transactions contemplated by the Agreement and the valid and binding nature of the Agreement;

•	the absence of any conflicts or violations of organizational documents and other material agreements or laws;

•	required consents and approvals from governmental entities;

•	indebtedness and the absence of certain undisclosed liabilities with respect to the Physical Security Business;

•	sufficiency and title to assets of the Physical Security Business;

•	intellectual property;

•	privacy and security measures;

•	brokers and finders;

•	conduct of the Physical Security Business in the ordinary course;

•	the absence of a material adverse effect;

•	the absence of certain changes or events;

•	financial statements;

•	the absence of certain undisclosed liabilities with respect to the Physical Security Business;

•	the absence of certain legal proceedings, investigations and governmental orders;

•	related party transactions;

•	material contracts;

•	inventory;

•	material customers and suppliers;

•	taxes;

•	employee benefit plans;

•	employees and consultants;

•	compliance with laws;

•	permits;

•	compliance with anti-bribery laws;

•	compliance with sanctions and import and export laws;

•	documents filed with the SEC;

•	proxy statement;

•	insurance policies;

•	products liability; and

•	an acknowledgment of Buyer’s representations and warranties being limited to those made by Buyer in the Agreement.

The Agreement also contains representations and warranties of Buyer, relating to, among other things, the following:

•	due organization, valid existence, good standing and qualification to do business;

•	corporate authorization of the Agreement and the transactions contemplated by the Agreement and the valid and binding nature of the Agreement;

•	the absence of any conflicts or violations of organizational documents and other material agreements or laws;

•	required consents and approvals from governmental entities;

•	the absence of certain legal proceedings, investigations and governmental orders;

•	debt financing and equity financing;

•	independent investigation;

•	brokers and finders;

•	proxy statement; and

•	an acknowledgment of the Company’s representations and warranties being limited to those made by the Company in the Agreement.

Certain of the representations and warranties made by the parties are qualified as to “knowledge,” “materiality” or “material adverse effect.” For purposes of the Agreement, “material adverse effect,” when used in reference to the Company, means any event, development, circumstance, occurrence, fact, condition or change that, individually or in the aggregate, has had, or would reasonably be expected to have, a materially adverse effect on (i) the business, results of operations, financial condition or assets of the Physical Security Business and the Acquired Entity, taken as a whole, or (ii) the ability of the Company to timely consummate the transactions contemplated by the Agreement; provided, however, that in the case of (i) only, “material adverse effect” shall not include any event, development, circumstance, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to:

•	general economic or political conditions;

•	conditions generally affecting the industries in which the Physical Security Business operates;

•

any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates;

•	acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof;

•	any action expressly required by the Agreement or any ancillary agreement thereto or any action taken (or omitted to be taken) with the prior written consent of or at the written request of Buyer;

•	any changes in applicable laws or accounting rules (including GAAP) after the date of the Agreement;

•

the announcement, pendency or completion of the transactions contemplated by the Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company and the Physical Security Business;

•	any natural or man-made disaster or acts of God;

•	any epidemics, pandemics, disease outbreaks, or other public health emergencies; or

•

any failure by the Physical Security Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided, that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded);

provided that, the exceptions in the first four bullets and the ninth bullet will not apply to the extent that such changes, occurrences, events or effects set forth in such bullets have a materially disproportionate impact on the Physical Security Business and the Acquired Entity, taken as a whole, as compared to other companies or businesses operating in the same or similar industries and geographies in which the Physical Security Business operates. Additionally, a material adverse effect for the Company shall be deemed to occur if certain representations and warranties made by the Company with respect to voting indebtedness or agreements regarding voting of the capital stock of the Company are not true and correct in all material respects.

Covenants and Agreements

Conduct of the Company Pending Closing

In general, the Company has agreed that prior to the completion of the Asset Sale or the termination of the Agreement in accordance with its terms, except as otherwise provided in the Agreement, set forth in certain Disclosure Schedules to the Agreement, or as may be consented to in writing by Buyer (which consent shall be deemed to be given if Buyer does not respond to any request for consent within four Business Days after request), the Company will and will cause its controlled affiliates to:

•	conduct the Physical Security Business in the ordinary course of business; and

•

use commercially reasonable efforts to maintain and preserve intact its current Physical Security Business organization, operations and franchise and to preserve the rights, franchises, goodwill and relationships with employees or independent contractors of the Physical Security Business or the Acquired Entity (each, a “Business Service Provider”), and with customers, lenders, suppliers, regulators and others having relationships with the Physical Security Business;

provided, that the Company is permitted to take actions with respect to matters that primarily concern the day-to-day operations, management and administration of the Physical Security Business, consistent with the manner such matters have been conducted during the 12-month period prior to the date of the Agreement without a need for any consent from Buyer.

In addition, the Company has agreed that, prior to the completion of the Asset Sale or the termination of the Agreement in accordance with its terms, except as otherwise provided in the Agreement, set forth in certain Disclosure Schedules to the Agreement, or as may be consented to in writing by Buyer (which consent shall be deemed to be given if Buyer does not respond to any request for consent within four Business Days after request or two Business Days for the matters in bullets 19 and 20 below), the Company will not and will not permit its controlled affiliates to take any action that would cause any of the following changes, events or conditions to occur:

•	any capital expenditure that will not be fully paid for prior to the closing of the Asset Sale in excess of $200,000 made with respect to the Physical Security Business;

•

any acquisition, assignment, conveyance, abandonment, license, sale, lease, disposition or transfer of any of the material Purchased Assets or any material asset or cancellation of any material debt or claim of the Company or its controlled affiliates (including the Acquired Entity) with respect to the Physical Security Business (other than in the ordinary course of business);

•

any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) of the Physical Security Business or any material revaluation by the Company or its controlled affiliates (including the Acquired Entity) of any of its assets related to the Physical Security Business, except as required by any change in applicable law or GAAP;

•

the imposition of any encumbrances upon any of the Purchased Assets, the equity interests of the Acquired Entity or assets held by the Acquired Entity, except for certain permitted encumbrances or encumbrances related to existing indebtedness;

•

the commencement or settlement of any legal proceeding that involves monetary payment amounts in excess of $200,000 (or that seeks or grants injunctive relief or relates to criminal charges) made with respect to the Physical Security Business;

•	any issuance, sale, pledge (except for certain permitted encumbrances) or transfer of any equity interests in the Acquired Entity to any person;

•	any acquisition (by merger, stock or asset purchase or otherwise) of any person or business or division thereof with respect to the Physical Security Business;

•

any declaration, setting aside, or payment of any dividend or any distribution with respect to the equity interests in the Acquired Entity (whether in cash or in kind) or redemption, purchase or other acquisition of any of the equity interests in the Acquired Entity, except to distribute cash and cash equivalents from the Acquired Entity to extent that the result of such distribution is reflected in the pre-closing statement related to payment of the Purchase Price, as adjusted at Closing;

•	the termination (other than as a result of an expiration in accordance with the terms thereof) or cancellation of any material contracts;

•

any material amendment, modification or termination of, material default or grant of a waiver under, or material consent given with respect to any material contracts other than the renewal or extension of material contracts that under their terms are scheduled to expire within 6 months following the date of amendment, to the extent such contracts are amended or modified on terms consistent with market terms;

•

with respect to the Company and its controlled affiliates that conduct the Physical Security Business (including the Acquired Entity), the adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy law or consent to the filing of any bankruptcy petition against it under any similar law;

•

with respect to the Physical Security Business, any incurrence, assumption or guarantee by the Company or its controlled affiliates (including the Acquired Entity) of (i) any liability or any borrowing of any amount, (ii) any mortgage, pledge or imposition of any encumbrance with respect to the Purchased Assets (except for permitted encumbrances) or (iii) any indebtedness for borrowed money other than those in connection with the existing indebtedness (which shall be released at the closing of the Asset Sale to the extent related to the Physical Security Business) and any unsecured current obligation and liabilities incurred in the ordinary course of business;

•

any sale, lease, license, sublicense, assignment, transfer, abandonment, allowance of lapse or expiry, or other disposal of any owned intellectual property (other than non-exclusive licenses granted to third persons in the course of business or with respect to immaterial or obsolete intellectual property rights) or disclose any material trade secrets of the Company to any other person (other than in the course of business to a person bound by adequate confidentiality obligations);

•	any material change in the Company’s or the Acquired Entity’s financial or tax accounting principles, methods, policies or practices;

•

any increase in, or modification to, the compensation (inclusive of level of base salary or wage rate, short or long-term incentive or commission opportunity, or retention, sale, change in control or other similar award), severance entitlement, or other benefits payable or to become payable (including upon a termination of employment or other event) by the Company or its controlled affiliates (including the Acquired Entity) to any Business Service Provider or the Acquired Entity with an individual annual compensation opportunity in excess of $150,000; provided, however, that in accordance with its annual compensation review in the ordinary course, the Company may make compensation adjustments representing approximately 4% in the aggregate of any Business Service Provider’s annual compensation, so long as a reasonable time prior to any applicable adjustment, the Company provides Buyer with reasonable information regarding such proposed change, and an opportunity to ask questions and discuss the same;

•

any grant or commitment to grant any bonuses (other than one-time or special bonuses that do not increase such Business Service Provider’s annual target bonus opportunity and are Excluded Liabilities) or equity-based incentive awards to any Business Service Provider;

•	any action to cause to accelerate the payment, funding, right to payment or vesting of any compensation or benefits payable or to become payable to any Business Service Provider;

•

any adoption, termination, or amendment to any employee plan, other than any such actions that apply uniformly to all similarly situated employees of the Company and its affiliates (without a disproportionate impact to the employees of the Company or the Acquired Entity);

•	the termination of any Business Service Provider with an individual annual compensation opportunity in excess of $150,000;

•

the hiring of any Business Service Provider with an individual annual compensation opportunity in excess of $150,000 (other than in order to fill a vacancy created by the departure of another Business Service Provider with such replacement hiring being on economic terms (including compensation and benefit terms) substantially similar to those provided to the departing Business Service Provider; or

•	any agreement, commitment, understanding, arrangement or entry into by the Company and/or any of its controlled affiliates (including the Acquired Entity) to do any of the foregoing.

Stockholder Meeting and Board Recommendation

The Agreement requires the Company to use reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as reasonably practicable after the date the SEC staff advises that it will not review or has no further comments on the Proxy Statement (or if no communication is received from the SEC staff indicating it intends to review, as soon as permitted by applicable law). Following such time, the Company has agreed to take all actions necessary in accordance with applicable law, Nasdaq, and its organizational documents to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of seeking the approval of the Asset Sale Proposal as promptly as practicable following the 20th Business Day following mailing of the Proxy Statement to its stockholders, but in no event later than the 30th Business Day following such mailing of the Proxy Statement and hold, at the Company’s sole election, either a special meeting of stockholders for the sole purpose of seeking the stockholders’ approval of the Asset Sale, or, its annual meeting for the following purposes: (i) stockholders’ approval of the Asset Sale, (ii) election of members of the Board of Directors, (iii) advisory vote to approve the compensation of the Company’s named executive officers, (iv) advisory vote on the frequency of holding an advisory vote to approve the compensation of the Company’s named executive officers, (v) amendment to the Company’s 2011 Plan, (vi) advisory vote to approve certain compensation that may be paid or become payable to the Company’s current and former named executive officers that is based on or otherwise relates to the transactions contemplated by the Agreement and (vii) ratification of the Company’s independent public accounting firm, and in either case of special or annual meeting (either meeting, including any adjournment or postponement thereof, the “Stockholders’ Meeting”).

The Company may, in consultation with Buyer, and shall, at the written request of Buyer, adjourn or postpone the Stockholders’ Meeting (i) to the extent required by applicable law or if, after consultation with Buyer, the Company determines such adjournment or postponement necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to its stockholders of within a reasonable amount of time in advance of the Stockholders’ Meeting if such disclosure is determined by the Company in good faith after consultation with outside counsel to be required to be provided to its stockholders, (ii) if as of the time for which the Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of the Company’s common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders’ Meeting, or (iii) to solicit additional proxies if necessary to obtain the Required Stockholder Approval; provided, however, that unless otherwise agreed to by each of Buyer and the Company, with respect to each of the foregoing clauses (ii) and (iii), the Stockholders’ Meeting will not be adjourned or postponed in connection with any one adjournment or postponement to a date that is more than 30 days in the aggregate without Buyer’s prior written consent and in no event shall any adjournment or postponement be to a date that is fewer than 13 Business Days prior to the Outside Date (as defined below).

If the Board of Directors has not made an Adverse Recommendation Change (as defined below) pursuant to the terms of the Agreement, the Board of Directors will (i) recommend that the stockholders adopt the Asset Sale Proposal (the “Board Recommendation on the Asset Sale Proposal”), (ii) include the Board Recommendation on the Asset Sale Proposal in this Proxy Statement, and (iii) use its commercially reasonable efforts to obtain approval of the Asset Sale Proposal, including soliciting from its stockholders proxies therefor.

Even if an Adverse Recommendation Change has been made pursuant to the terms of the Agreement, unless the Agreement has been terminated in accordance with its terms, the obligations of the parties under the Agreement will continue in full force and effect.

For purposes of the Agreement, an “Adverse Recommendation Change” refers to any of the following actions by the Board of Directors or any committee thereof: (i) the failure to include the Board Recommendation on the Asset Sale Proposal in this Proxy Statement, (ii) to change, qualify, withhold, withdraw or modify, or publicly propose to, endorse, declare advisable, or change, qualify, withhold, withdraw or modify the Board Recommendation on the Asset Sale Proposal, (iii) to take any action by board resolution or make any recommendation, endorsement or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication in compliance with the Agreement, or (iv) to adopt, approve or recommend, or publicly propose to approve or recommend to stockholders of the Company a competing acquisition proposal.

Reasonable Efforts; Governmental Approvals and Consents

Reasonable Efforts

Each of Buyer and the Company has agreed to:

•

cooperate with each other and use their respective reasonable best efforts to cause the conditions to the completion of the Asset Sale to be satisfied on a timely basis, including using reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all governmental authorities that may be or become necessary for its execution and delivery of the Agreement and the performance of their respective obligations pursuant to the Agreement and the ancillary agreements;

•	cooperate fully with the other party and its affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals; and

•	not to willfully take any action that will have the effect of materially delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

Governmental Approvals

Each of Buyer and the Company has agreed to, within 10 Business Days after April 2, 2024, make its respective filings under the HSR Act (which the parties filed on April 17, 2024) and NSI Act (which the parties filed on April 18, 2024) and to supply as promptly as practicable and advisable to the appropriate governmental authority any additional information and documentary material that may be requested pursuant to the HSR Act or the NSI Act.

Buyer has agreed to use its reasonable best efforts and to take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any governmental authority or any other party so as to enable the parties hereto to close the transactions contemplated by the Agreement as promptly as possible, including proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, or otherwise, the sale, divestiture or disposition of any of its assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant to the Agreement as are required to be divested in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of materially delaying or preventing the consummation of the transactions contemplated by the Agreement; provided, however that Buyer and its affiliates are not obligated to take any action or consent to any condition that would reasonably be expected to have a material adverse effect on the benefits Buyer expects to receive from the consummation of the transactions contemplated by the Agreement.

Each of Buyer and the Company has agreed to disclose to the other party all analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings (excluding any filings submitted pursuant to the HSR Act or NSI Act), arguments, and proposals made by or on behalf of either party before any governmental authority or the staff or regulators of any governmental authority, in connection with the Agreement in advance of any filing, submission or attendance and to consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each of Buyer and the Company has agreed to give notice to the other party with respect to any meeting, discussion, appearance or contact with any governmental authority or the staff or regulators of any governmental authority sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact.

The Company has agreed to use commercially reasonable efforts to give all notices to, and obtain all consents from, all certain third parties; provided, however, that the Company is not obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

Additionally, the parties have agreed to, and to cause their respective affiliates to, use reasonable best efforts to obtain CFIUS clearance, including:

•

within two Business Days after April 2, 2024 , submit to CFIUS a draft joint voluntary notice (which the parties filed on April 4, 2024) (the “CFIUS Notice”) with respect to the transactions contemplated by the Agreement in accordance with the requirements of Section 721 of Title VII of the Defense Production Act of 1950, as amended (codified at 50 U.S.C. § 4565) and the regulations promulgated thereunder (codified at 31 C.F.R. Parts 800 to 802) (the “DPA”);

•

promptly preparing and submitting a definitive CFIUS Notice that addresses all questions and comments received from CFIUS relating to the draft CFIUS Notice no later than five Business Days following that receipt of questions and comments;

•	promptly addressing any further questions and comments raised by CFIUS concerning the definitive CFIUS Notice following its submission;

•	during the course of a CFIUS review or investigation of the transactions contemplated by the Agreement, providing any information requested by CFIUS or any other agency or branch of the U.S.

government in connection with the review or investigation of the transactions contemplated by the Agreement, within the time period specified by 31 C.F.R. § 800.504(a)(4), or otherwise specified by CFIUS staff;

•

cooperating in all respects and consulting with the other party in connection with the CFIUS Notice, including by allowing the other party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions;

•

promptly informing the other party of any communication with CFIUS and promptly provide copies to the other party of any such written communications, except for personal identifying information required by 31 C.F.R. § 800.502(c)(5)(vi);

•

permitting the other party to review in advance any communication that it gives to, and consult with each other in advance of any meeting, telephone call or conference with CFIUS, and to the extent not prohibited by CFIUS, give the other party the opportunity to attend and participate in any telephonic conferences or in-person meetings with CFIUS, subject to confidentiality considerations contemplated by the DPA, required by CFIUS, or otherwise agreed upon by the parties to be restricted to outside counsel only;

•

entering into a mitigation agreement, letter of assurance, national security agreement, proxy agreement, trust agreement or other similar arrangement or agreement in relation to the business and assets of Buyer, the affiliates of Buyer or the Acquired Entity, or otherwise divesting or agreeing to divest assets, with mitigation and related terms and conditions that are required by CFIUS or the President of the United States of America (if under Presidential review) for such arrangements or agreements, in each case, that is commercially reasonable; provided, however, that (i) Buyer, the affiliates of Buyer or the Acquired Entity shall not be required to take or cause to be taken or agree to take any action in connection with the Agreement or any transactions contemplated by the Agreement unless such action would be conditioned upon or occur subsequent to the closing of the Asset Sale, (ii) without the prior written approval of Buyer, the Company will not cause the Acquired Entity to take or agree to take any of the foregoing actions in connection with the transactions contemplated by the Agreement, and (iii) none of the foregoing actions would result in a material adverse effect on Buyer or its affiliates;

•	if CFIUS suggests or requests that the parties withdraw and resubmit the CFIUS Notice, cooperating in withdrawing and resubmitting the CFIUS Notice; and

•	not taking or causing any of its affiliates to not take, any action that would reasonably be expected to prevent, materially delay or materially impede the receipt of CFIUS clearance.

The Company and its controlled affiliates (including the Acquired Entity) are under no circumstances required to take or commit to take any action that would conflict with, violate or result in a breach of or termination right or default under any credit agreement or the documentation governing any other indebtedness.

Notwithstanding anything to the contrary contained in the Agreement, in the event that the parties have agreed in good faith that CFIUS clearance is unlikely to be obtained and (i) the President has issued an order suspending or prohibiting the transactions contemplated by the Agreement, (ii) CFIUS has notified the parties, orally or in writing, that CFIUS intends to send a report to the President recommending that the President act to suspend or prohibit the transactions contemplated by the Agreement, or (iii) CFIUS has notified the parties, orally or in writing, that it is unable to remediate, mitigate or address national security concerns identified through the CFIUS clearance process, no party will have any further obligation to seek CFIUS clearance.

No Solicitation

The Company has agreed between April 2, 2024 and the earlier of the completion of the Asset Sale and the termination of the Agreement in accordance with its terms to, and to cause each of its controlled affiliates (including the Acquired Entity) and direct and use reasonable best efforts to cause each of its representatives, to:

•

immediately cease any direct or indirect solicitation, discussions or negotiations with any persons that may be ongoing with respect to a competing acquisition proposal and request in writing that each such person promptly return or destroy all confidential information furnished to such person by or on behalf of the Company in connection with any such competing acquisition proposal; and

•	not, directly or indirectly through another person:

•

solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries, discussions or requests regarding, or the making of any proposal, inquiry or offer that constitutes, or could reasonably be expected to lead to, a competing acquisition proposal (collectively, an “Inquiry”),

•

engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information or provide access to its properties, books or records in connection with, or that could reasonably be expected to lead to (or otherwise advance), a competing acquisition proposal or an Inquiry, except to notify such person of the existence of the non-solicitation restrictions in the Agreement,

•

approve, adopt, recommend, endorse, declare advisable, agree to or enter into, or propose to approve, adopt, recommend, endorse, declare advisable, agree to or enter into, any letter of intent, joint venture agreement, partnership agreement, term sheet, agreement in principle, stock or asset purchase agreement, merger agreement, confidentiality agreement or other similar contract with respect to a competing acquisition proposal or an Inquiry, or

•	grant any waiver, amendment, termination, modification or release under any standstill or confidentiality agreement, or fail to enforce all such provisions contained therein.

If at any time prior to obtaining the Required Stockholder Approval, the Company or any of its representatives receives an unsolicited and bona fide written competing acquisition proposal from any person or group of persons, which competing acquisition proposal did not result from a breach of the non-solicitation restrictions in the Agreement (other than a de minimis breach), the Company and its representatives may:

•	furnish information with respect to the Company and its controlled to the person or group of persons who has made such competing acquisition proposal: and

•	engage in or otherwise participate in discussions or negotiations with the person or group of persons making such competing acquisition proposal.

Additionally, the Company has agreed that the Board of Directors and any committee thereof will not (i) make any Adverse Recommendation Change, or (ii) authorize, cause or permit the Company or any of its controlled affiliates (including the Acquired Entity) to enter into any letter of intent, joint venture agreement, partnership agreement, term sheet, agreement in principle, stock or asset purchase agreement, merger agreement, confidentiality agreement or other similar contract with respect to any competing acquisition proposal or Inquiry (other than an Acceptable Confidentiality Agreement) (each, an “Alternative Acquisition Agreement”).

Superior Proposals

Prior to obtaining the Required Stockholder Approval, the Company may (i) make an Adverse Recommendation Change in response to a competing acquisition proposal; or (ii) terminate the Agreement and enter into an Alternative Acquisition Agreement, if prior to taking any such action the Board of Directors or any duly authorized committee thereof has determined, after consultation with the Company’s financial advisors of nationally recognized reputation and outside legal counsel, that (x) failure to take such action would reasonably be expected to result in a breach of the Board of Directors’ fiduciary duties under applicable law, and (y) such competing acquisition proposal constitutes a Superior Proposal; provided, however, that:

•	the Company has given Buyer at least four Business Days’ prior written notice of its intention to take such action,

•

unless Buyer indicates in writing to the Company that it does not wish to negotiate, the Company has negotiated, and caused its representatives to negotiate, in good faith with Buyer during such notice period to enable Buyer to propose in writing an offer binding on Buyer to effect revisions to the Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal,

•

following the end of such notice period, the Board of Directors or any duly authorized committee thereof considered in good faith any such binding offer, and will have determined, after consultation with the Company’s financial advisors of nationally recognized reputation and outside legal counsel, that the Superior Proposal continues to constitute a Superior Proposal if the revisions proposed in such binding offer were to be given effect, and

•

in the event of any material change to the terms of such Superior Proposal, the Company, in each case, again comply with these notice periods and will have delivered to Buyer an additional notice consistent with that described in the first bullet above and the notice period will have recommenced (except that the notice period will be at least two Business Days rather than the four Business Days otherwise contemplated by the first bullet above).

A “Superior Proposal” means a written offer or proposal from a third party or group of third parties that did not result from a breach of the non-solicitation provisions of the Agreement relating to (i) any acquisition or purchase, directly or indirectly, of 50% or more of the fair value of the consolidated assets of the Company and its subsidiaries or 50% or more of any class of equity or voting securities of the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 50% or more of the fair value of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in a person or group beneficially owning 50% or more of any class of equity or voting securities of the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 50% or more of the fair value of the consolidated assets of the Company, or (iii) a merger, consolidation, share exchange, business combination, asset sale, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its subsidiaries pursuant to which any person or group would own, directly or indirectly, 50% or more of the aggregate voting power of the Company after giving effect to the consummation of such transaction on terms that the Board of Directors or other duly authorized committee thereof determines in its good faith judgment, after consultation with financial advisors of nationally recognized reputation and outside legal counsel, taking into account all factors and matters deemed relevant in good faith by the Board of Directors, including financial, legal, regulatory and any other aspects of the transaction described in such proposal, would, if consummated, (x) be more favorable to the Company and its stockholders than the transactions contemplated by the Agreement from a financial point of view (including after giving effect to any adjustment to the terms thereof proposed in a binding written offer by Buyer), and (y) is reasonably capable of being completed in accordance with its terms.

Intervening Event

Prior to the time to obtaining the Required Stockholder Approval, the Board of Directors also may effect an Adverse Recommendation Change if and only if: (i) the Board of Directors or any duly authorized committee thereof has determined, after consultation with the Company’s financial advisors of nationally recognized reputation and outside legal counsel, that failure to take such action would reasonably be expected to result in a breach of the Board of Directors’ fiduciary duties under applicable law; (ii) such action is not in response to the receipt, existence of or terms of a competing acquisition proposal or a Superior Proposal or any Inquiry related thereto or the consequences thereof; (iii) such action is in response to a material development, fact, change, event, effect, occurrence or circumstance that is not known or reasonably foreseeable, or, if known or reasonably foreseeable, the consequences of which are not known or reasonably foreseeable, to the Board of Directors as of the date hereof and becomes known to the Board of Directors (excluding any Inquiry, competing acquisition proposal or Superior Proposal, an “Intervening Event”); and (iv) prior to taking such action:

•

the Board of Directors has given Buyer at least four days’ prior written notice of its intention to take such action absent any revision to the terms and conditions of the Agreement, which notice will describe the Intervening Event and the basis for such intended Adverse Recommendation Change in reasonable detail,

•

unless Buyer indicates in writing to the Company that it does not wish to negotiate, the Company has negotiated, and has caused its representatives to negotiate, in good faith with Buyer during such notice period after giving any such notice to enable Buyer to propose in writing an offer binding on Buyer to effect revisions to the terms of the Agreement, and

•

at the end of such notice period, the Board of Directors or any duly authorized committee thereof will have considered in good faith any such binding offer, and will have determined, based on the information then available and after consultation with the Company’s financial advisors of nationally recognized reputation and outside legal counsel, that failure to make such Adverse Recommendation Change due to the Intervening Event would reasonably be expected to result in a breach of the Board of Directors’ fiduciary duties under applicable law.

Subject to the Company’s obligations with respect to the Board Recommendation on the Asset Sale Proposal and with respect to effecting an Adverse Recommendation Change, each as summarized above, and its obligations with respect to publicity related to the transactions contemplated by the Agreement, nothing in the Agreement prohibits the Company or the Board of Directors from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any other disclosure to the Company’s stockholders if, in the Board of Directors’ determination in good faith after consultation with outside counsel, such disclosure is required under applicable law, or (ii) issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act; provided, that any disclosures made as permitted in clause (i) shall be deemed to be an Adverse Recommendation Change unless the Board of Directors expressly publicly reaffirms the Board Recommendation on the Asset Sale Proposal in connection with such disclosure.

The Company has agreed to promptly request each person that has executed a confidentiality agreement prior to the date of the Agreement in connection with such person’s consideration of an acquisition of the Company to return or destroy all confidential information furnished to such person prior to the date of the Agreement by or on behalf of the Company or any of its representatives and to immediately terminate all physical and electronic data room access for any such person and any of their representatives to diligence or other information regarding the Company. If any such person requests a waiver of the standstill provision of any such agreement, the Company will only waive such standstill provisions if and to the extent that the Board of Directors has determined, after consultation with the Company’s financial advisors of nationally recognized reputation and outside legal counsel, that the failure to do so would reasonably be expected to result in a breach of the Board of Directors’ fiduciary duties under applicable law.

Restrictive Covenants

The Company has agreed that for a period of five years beginning on the Closing Date (the “Restrictive Period”), neither the Company nor any of its controlled affiliates shall, directly or indirectly, engage with, manage, operate, have any ownership interest in any person that engages in, manages or operates a business that is competitive with the Physical Security Business or competes for customers of the Physical Security Business, in each case, with respect to geographies that the Physical Security Business participated in as of closing of the Asset Sale; provided, however, that the Company may:

•

own, directly or indirectly, solely as an investment, securities of any publicly traded person if the Company or any of its controlled affiliates (i) is not a controlling person or a member of a group that controls such person, and (ii) does not, directly or indirectly, own more than 5% of any classes of securities of such person;

•	perform the activities contemplated by the ancillary agreements;

•

(i) sell excluded products, including IoT and TAG products or services to any person, or (ii) continue to engage in, manage or operate any other businesses of the Company as of the date of the Agreement that are not the Physical Security Business; or

•

own the outstanding securities of a certain specified entity as of the date of the Agreement; provided, that (i) such shares are held for investment purposes only and neither the Company nor any of its controlled affiliates exercise control, manage, operate or engage in the business of such entity, and (ii) such entity does not directly compete with the Physical Security Business or for customers of the Physical Security Business; provided, further, that in the event such entity competes with the Physical Security Business or for customers of the Physical Security Business following the date of the Agreement, the Company and its controlled affiliates will use reasonable best efforts to sell all outstanding securities of such entity held by the Company or its controlled affiliates as promptly as practicable.

During the Restrictive Period, the Company also agreed that it will not, and will cause its controlled affiliates and its respective officers, directors, employees and agents (if acting on behalf of the Company or its controlled affiliates) not to, directly or indirectly, in any manner, hire, engage, recruit, employ, solicit or otherwise attempt to employ or engage or enter into any business relationship with any employee of the Physical Security Business, or induce or attempt to induce any such employee to leave his or her employment with Buyer or Buyer’s affiliates; provided, however, that the foregoing shall not prohibit the Company and its controlled affiliates or any of its respective officers, directors employees or agents from (i) engaging in general solicitations of employees not specifically targeted at the employees of Buyer, (ii) employing any person pursuant to a general solicitation to the public through general advertising or similar methods of solicitation by search firms not specifically targeted toward employees of the Physical Security Business, or (iii) employing any former employee of Buyer who was terminated by Buyer at least 6 months prior to being employed by the Company or its controlled affiliates or who voluntarily departed employment with Buyer at least one year prior to being employed by the Company or its controlled affiliates.

Other Covenants and Agreements

The Agreement contains additional covenants and agreements relating to, among other matters:

•	a requirement for the Company to provide access to information during the interim period between the date of the Agreement and the Closing Date;

•	a requirement for the Company to retain books and records specifically related to this Physical Security Business for a period of five years after the Closing Date;

•	a requirement for the Company to keep confidential, non-public information of the Physical Security Business;

•	tax matters;

•	termination of affiliate transactions;

•	consultation and consent rights regarding any press releases or other public statements with respect to the Agreement or the transactions contemplated thereby;

•	wrong pocket assets;

•	certain employee and employee benefit matters;

•	bulk sales laws;

•	representation and warranty insurance policy obtained by Buyer;

•	debt financing cooperation; and

•	insurance matters.

Conditions to Completion of the Asset Sale

Conditions to the Obligations of the Parties to Complete the Asset Sale

The obligations of each of Buyer and the Company to complete the Asset Sale are subject to the fulfillment, at or prior to the closing of the Asset Sale, of each of the following conditions (such conditions, the “Mutual Closing Conditions”):

•

the filings of the Company and Buyer pursuant to the HSR Act, if any, having been made and any applicable waiting period (and any extension thereof) under the HSR Act having expired or been terminated;

•

no governmental authority having been enacted, issued, promulgated, enforced or entered any governmental order which is in effect and has the effect of making the transactions contemplated by the Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated by the Agreement to be rescinded following completion thereof; and

•	the Company having obtained the Required Stockholder Approval in accordance with applicable law and the Company’s organizational documents.

Conditions to the Obligations of Buyer to Complete the Asset Sale

In addition, the obligations of Buyer to complete the Asset Sale are subject to the fulfillment or Buyer’s waiver, at or prior to the closing of the Asset Sale, of each of the following conditions (such conditions, the “Buyer Closing Conditions”):

•

(i) the representations and warranties of the Company and the Acquired Entity with respect to organization and authority, capitalization, no conflicts, brokers and finders, Foreign Corrupt Practices Act and anti-bribery laws and sanctions and import and export laws being true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date without regard to any materiality, “material adverse effect” or similar qualifiers set forth therein (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date), (ii) the representations and warranties of the Company with respect to the lack of any event, change, occurrence or circumstance that has had or would reasonably be expected to have a material adverse effect being true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date, and (iii) the other representations and warranties of the Company being true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure to be true and correct (without regard to any materiality, “material adverse effect” or similar qualifiers set forth therein), individually, or in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect;

•

the Company duly performing and complying in all material respects with all agreements, covenants and conditions required by the Agreement and the ancillary agreements to be performed or complied with by the Company prior to or on the Closing Date;

•	the Company delivering to Buyer duly executed counterparts to the ancillary agreements and such other customer closing documents and deliveries;

•

Buyer receiving a certificate, dated the Closing Date and signed by a duly authorized officer of the Company, certifying (i) that each of the conditions set forth in first and second bullets have been satisfied; (ii) that attached thereto are true and complete copies of all resolutions adopted by the Board of Directors authorizing the execution, delivery and performance of the Agreement and the ancillary agreements and the consummation of the transactions contemplated thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated thereby; and (iii) the names and signatures of the Company’s officers authorized to sign the Agreement, the ancillary agreements and the other documents to be delivered thereunder;

•	CFIUS clearance being obtained; and

•	approval under the NSI Act being obtained.

Conditions to the Obligation of the Company to Complete the Asset Sale

In addition, the Company’s obligation to complete the Asset Sale is subject to the fulfillment or the Company’s waiver, at or prior to the closing of the Asset Sale, of each of the following conditions (such conditions, the “Identiv Closing Conditions”):

•

(i) the representations and warranties of Buyer with respect to organization and authority, no conflicts, and brokers and finders being true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date), and (ii) the other representations and warranties of Buyer being true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure to be true and correct, individually, or in the aggregate, would not have, a material adverse effect on Buyer’s ability to consummate the transactions contemplated by the Agreement;

•

Buyer duly performing and complying in all material respects with all agreements, covenants and conditions required by the Agreement and the ancillary agreements to be performed or complied with by Buyer prior to or on the Closing Date;

•	Buyer delivering to the Company the Purchase Price;

•	Buyer delivering to the Company duly executed counterparts to the ancillary agreements and such other customer closing documents and deliveries; and

•

the Company receiving a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, certifying (i) that each of the conditions set forth in first and second bullets have been satisfied, (ii) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of the Agreement and the ancillary agreements and the consummation of the transactions contemplated thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated thereby, and (iii) the names and signatures of the officers of Buyer authorized to sign the Agreement, the ancillary agreements and the other documents to be delivered thereunder.

Survival and Indemnification

Survival

Except for claims for fraud and the mutual representation and warranties acknowledging that the only representations and warranties being provided by each of the parties are those included in the Agreement, none of the representations and warranties contained in the Agreement will survive the Closing Date. The covenants contained in the Agreement which relate to the performance of obligations on or after the closing of the Asset Sale or any ancillary agreements will survive the closing of the Asset Sale until such covenants are fully performed.

Indemnification

From and after the Closing Date, the Company has agreed to indemnify Buyer, its affiliates and any of their respective directors, officers, employees, stockholders, agents, successors and permitted assigns (“Buyer Parties”) against and in respect of any and all losses, claims, damages, liabilities, fines, fees, assessments, penalties, judgments, settlements, costs and expenses, including reasonable and documented legal fees and expenses (“Losses”) resulting or arising from or otherwise relating to:

•

any non-performance, non-fulfillment, or other breach of any covenant of the Company or as otherwise set forth in the Agreement which relate to the performance of obligations on or after the closing of the Asset Sale or any ancillary agreement;

•	any Excluded Liability;

•	any Excluded Asset;

•	any pre-closing taxes of the Company, the Acquired Entity or any affiliate of the Company or the Acquired Entity; and

•	fraud.

The Company will not be liable for indemnification under the first and third bullets for any individual or series of related Losses which exceed the Purchase Price.

From and after the Closing Date, Buyer has agreed to indemnify the Company, its affiliates and any of its respective directors, officers, employees, stockholders, agents, successors and permitted assigns (“Identiv Parties”), against and in respect of any and all Losses resulting or arising from or otherwise relating to:

•

any non-performance, non-fulfillment, or other breach of any covenant of Buyer set forth in the Agreement which relate to the performance of obligations on or after the closing of the Asset Sale or any ancillary agreement;

•	any Assumed Liability;

•	the ownership or use of any Purchased Asset from and after the closing of the Asset Sale; and

•	any liabilities to the extent arising out of or relating to the operation of the Physical Security Business from and after the closing of the Asset Sale.

Buyer shall not be liable for indemnification for any individual or series of related Losses which exceed the Purchase Price.

Termination of the Agreement

The Agreement may be terminated at any time prior to the completion of the Asset Sale, before or after the Required Stockholder Approval is obtained (except as expressly noted otherwise), as follows:

•	by the mutual written consent of Buyer and the Company;

•	by Buyer by written notice to the Company if:

•

Buyer is not then in material breach of any provision of the Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company pursuant to the Agreement that would give rise to the failure of any of the closing conditions and such breach, inaccuracy or failure cannot be cured by the Company by: (i) October 2, 2024, or (ii) if the CFIUS clearance is not yet obtained by such date, 13 Business Days following October 4, 2024 unless such date is extended as provided in the Agreement (such date, the “Outside Date,” and such termination, a “Buyer Breach Termination”);

•

the Stockholders’ Meeting (including any adjournments and postponements thereof) is concluded without the Required Stockholder Approval having been obtained (such termination, a “Buyer No Vote Termination”);

•	an Adverse Recommendation Change occurred; or

•

any of the Mutual Closing Conditions or Buyer Closing Conditions are not fulfilled by the Outside Date, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the closing of the Asset Sale (such termination, a “Buyer Outside Date Termination”);

•	by the Company by written notice to Buyer if:

•

the Company is not then in material breach of any provision of the Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to the Agreement that would give rise to the failure of any of the closing conditions and such breach, inaccuracy or failure cannot be cured by Buyer by the Outside Date;

•

the Required Stockholder Approval has not been received, in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal to the extent permitted by, and subject to complying with the terms of the non-solicitation provisions of the Agreement; provided, that the Company paid to Buyer in immediately available funds the termination fee of $5.075 million immediately before or simultaneously with and as a condition to such termination and the Company immediately thereafter enter into such Alternative Acquisition Agreement;

•

any of the Mutual Closing Conditions or Identiv Closing Conditions are not fulfilled by the Outside Date, unless such failure shall be due to the Company’s failure to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by the Company prior to the closing of the Asset Sale;

•

the Stockholders’ Meeting (including any adjournments and postponements thereof) is concluded without the Required Stockholder Approval having been obtained (such termination, an “Identiv No Vote Termination”); or

•

(i) all of the Mutual Closing Conditions and Buyer Closing Conditions are satisfied (other than those conditions which by their terms or nature are to be satisfied at the closing of the Asset Sale, but which are capable of being satisfied as of the date of termination of the Agreement pursuant to this bullet), (ii) the Company has given irrevocable written notice to Buyer that all Mutual Closing Conditions and Identiv Closing Conditions have been satisfied or waived (other than those conditions which by their terms or nature are to be satisfied at the closing of the Asset Sale, but which are capable of being satisfied as of the date of termination of the Agreement pursuant to this bullet) and the Company is ready, willing, and able to consummate the closing of the Asset Sale, (iii) Buyer has failed to consummate the transactions contemplated by the Agreement on or prior to the date which is three Business Days following the date on which the closing of the Asset Sale should have occurred, and (iv) the Company provides at least two Business Days’ notice to Buyer of the Company’s intention to terminate pursuant to this bullet.

•	by Buyer or the Company in the event that:

•	there shall be any law that makes consummation of the transactions contemplated by the Agreement illegal or otherwise prohibited; or

•	any governmental authority has issued a governmental order restraining or enjoining the transactions contemplated by the Agreement, and such governmental order has become final and non-appealable.

Effect of Termination

In the event of the valid termination of the Agreement, the Agreement will become void and there will be no liability on the part of any party thereto except that certain debt financing reimbursement obligations, the termination provisions (including those that relate to payment of the termination fee) and the miscellaneous provisions will survive such termination and no party will be relieved from liability for fraud or any intentional and willful breach of any provision of the Agreement.

Termination Fee

The Agreement provides for the payment by the Company to Buyer of a termination fee of $5.075 million in connection with a termination of the Agreement under the following circumstances:

•

if the Agreement is validly terminated by Buyer pursuant to failure to satisfy the Mutual Closing Conditions or the Identiv Closing Conditions by the Outside Date or by the Company pursuant to failure to satisfy the Mutual Closing Conditions or the Buyer Closing Conditions by the Outside Date, in each case, at a time when Buyer would have been entitled to terminate the Agreement due to an Adverse Recommendation Change;

•

a bona fide competing acquisition proposal has been publicly made, publicly proposed or publicly communicated by a third party after the date of the Agreement and not withdrawn prior to the time the Agreement is terminated by Buyer for a Buyer Breach Termination, a Buyer No Vote Termination or a Buyer Outside Date Termination, or the Company pursuant to a Identiv No Vote Termination, and within 12 months after the date of such termination, the Company enters into a definitive agreement to consummate a competing acquisition proposal;

•	if the Agreement is validly terminated by Buyer due to an Adverse Recommendation Change; or

•

if the Agreement is validly terminated by the Company, prior to the Required Stockholder Approval being obtained to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal to the extent permitted by and in compliance with the non-solicitation provisions of the Agreement.

Additionally, in the event that the Agreement is terminated by Buyer or the Company for failure to obtain the Required Stockholder Approval at the Stockholders’ Meeting, the Company has agreed to reimburse Buyer for certain expenses up to $3.0 million in the aggregate (the “Expense Reimbursement”).

In no event will the Company be required to pay a termination fee on more than one occasion. In the event that the Expense Reimbursement and a termination fee is payable, the termination fee payable by the Company will be reduced by the amount of the Expense Reimbursement actually paid to Buyer.

Expenses

Except as otherwise described under the section entitled “—Termination Fee” above and except for filing fees required under the HSR Act or CFIUS or costs and expenses related to the representation and warranty insurance policy contemplated to be obtained and bound by Buyer prior to the closing of the Asset Sale, all expenses incurred in connection with the Agreement and the transactions contemplated by the Agreement will be paid by the party incurring such expenses, whether or not the Asset Sale is completed.

Amendment and Waiver

Amendment

The Agreement may only be amended or modified by mutual agreement of the parties signed in writing, except that certain provisions may not be amended, modified, supplemented or waived in any manner that is materially adverse to any of Buyer’s debt financing sources or any of their respective affiliates or their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, employees or agents (the “Debt Financing Persons”) without the prior written consent of such Debt Financing Persons materially adversely affected thereby.

Waiver

Either party may:

•	extend the time for the performance of any of the obligations or other acts of the other party;

•	waive any inaccuracies in the representations and warranties of the other party contained in the Agreement or in any document delivered pursuant thereto; and

•	waive compliance with any of the agreements or conditions of the other party contained in the Agreement.

Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument executed by the party expressly granting such extension or waiver. No failure or delay by a party in exercising any right, power or privilege under the Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Third-Party Beneficiaries

The Agreement is not intended to confer upon any person or entity other than the parties thereto and, with respect to the rights under indemnification provisions of the Agreement only, the Buyer Parties and Identiv Parties, respectively, and any legal or equitable right, remedy, or claim under or with respect to the Agreement or any provision thereto.

Governing Law

The Agreement, the ancillary agreements and all claims or causes of action (whether in contract or tort or otherwise) that may be based upon, arise out of or relate to the Agreement or any ancillary agreement or the negotiation, execution or performance of the Agreement or any ancillary agreement are governed by the internal laws of the State of Delaware, without giving effect to conflict-of-laws principles that would result in the application of the laws of any other jurisdiction. Notwithstanding anything to the contrary, each of the parties agreed that any legal suit, action or proceeding against any of Buyer’s debt financing sources or any their affiliates arising out of the Agreement or any transaction contemplated thereby are governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York to such legal suit, action or proceeding, except to the extent otherwise provided in any debt commitment letter or the definitive agreements for the debt financing.

Jurisdiction

Each of the parties:

•

irrevocably submitted to the exclusive jurisdiction of the state and federal courts located in the State of Delaware over all claims or causes of action that may be based upon, arise out of or relate to the Agreement or any ancillary agreements or the negotiation, execution or performance of the Agreement or any ancillary agreements;

•	agreed that all claims in respect of any such dispute or any suit, action or proceeding related thereto will be heard and determined in such courts;

•

irrevocably waived, to the fullest extent permitted by applicable law, any objection that they may have to the laying of venue of any such dispute brought in such courts or any defense of inconvenient forum for the maintenance of such dispute; and

•	agreed that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Waiver of Jury Trial

The parties have agreed to waive all rights to trial by jury in any claim or cause of action that may be based upon, arising out of or relating to the Agreement or any ancillary agreement or the negotiation, execution or performance of the Agreement or any ancillary agreement.

Enforcement

The parties have agreed that the rights and remedies of the parties under the Agreement are cumulative (and not alternative) and acknowledged that the rights of each party regarding the consummation of the transactions contemplated by the Agreement are unique and recognize and affirm that in the event of a breach of the Agreement by either party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Such non-breaching party will have the right, in addition to any other rights and remedies existing in their favor at law or in equity, to seek enforcement of their rights and the other party’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

ANCILLARY DOCUMENTS

Voting Agreement

Concurrently with the execution of the Agreement, certain funds affiliated with and accounts managed by Bleichroeder LP, entered into that certain Voting Agreement with Buyer, pursuant to which, among other things and subject to the terms and conditions therein, such stockholders agreed, in their capacities as holders of shares of the Company’s common stock and Series B Preferred Stock (collectively, the “Covered Shares”), to vote all Covered Shares beneficially owned by such stockholders at the time of the stockholder vote on the Asset Sale Proposal in favor of adoption of the Agreement and the approval of the transactions contemplated by the Agreement, including the Asset Sale, and any other matter necessary to consummate such transactions, and not to vote in favor of, or tender their Covered Shares into, any competing offer or acquisition proposal. In addition, each stockholder party to the Voting Agreement provided an irrevocable proxy to Buyer to vote in favor of the Asset Sale, including by voting for the adoption of the Agreement. As of [●], 2024, an aggregate of [2,884,495] shares of the Company’s common stock and 5,000,000 shares of the Series B Preferred Stock, constituting approximately [12.45]% of the outstanding shares of common stock and 100% of the outstanding shares of the Series B Preferred Stock, are subject to the Voting Agreement. The shares of Series B Preferred Stock vote based on the number of shares of the Company’s common stock into which the Series B Preferred Stock is convertible as of the Record Date, inclusive of accrued dividends on the Series B Preferred Stock. As a result, the shares of Series B Preferred Stock represent approximately [●] of the total shares of the Company’s common stock and common stock equivalents eligible to vote on the Asset Sale Proposal. With respect to the vote on the Asset Sale Proposal, the Covered Shares represent approximately [●]% of the shares eligible to vote thereon.

The Voting Agreement shall terminate automatically upon the earliest of (i) the conclusion of the Annual Meeting, if the Covered Shares have been voted as specified in the Voting Agreement, (ii) the date on which the Agreement is validly terminated, and (iii) the date on which the parties agree in writing to terminate the Voting Agreement.

Transition Services Agreement

Services

At the closing of the Asset Sale, the parties will enter into a Transition Services Agreement, pursuant to which Buyer will agree to provide certain transition services to the Company and the Company will agree to provide certain transition services to Buyer in accordance with the terms therein. Neither party will be required to provide (i) certain services indicated as an excluded service; (ii) legal, regulatory, compliance, or tax advice; (iii) payroll and/or benefits services, to the extent provision thereof puts existing benefits plans or benefits at risk of becoming a multiple employer welfare arrangement; or (iv) any service that creates or implies, or could reasonably create or imply, any fiduciary relationship between the parties.

To the extent that either party, as a recipient, discovers any other service that is not a contemplated service under the Transition Services Agreement, but was provided during the 12-month period prior to the closing of the Asset Sale and is required for the operation of the Physical Security Business or the Company’s other businesses, then the recipient may provide a written request to the provider of such omitted service to add such omitted service to the Transition Services Agreement; provided, however, that the Company can only make such requests if such services were provided by employees of the Physical Security Business hired by Buyer. If the provider of such omitted service determines in good faith that it will reasonably be able to provide or cause to be provided such omitted service, the parties shall work cooperatively and in good faith, on an accelerated basis, to agree on the terms for such omitted service to be provided under the Transition Services Agreement.

Each provider of services under the Transition Services Agreement will agree to use commercially reasonable efforts to perform the services thereunder: (i) with substantially the same standard of care, skill, diligence, quality, availability, and level of access, and timeliness as the services were provided by the Company in the ordinary course of business immediately prior to the closing of the Asset Sale; and (ii) in compliance in all material respects with all applicable security, confidentiality and safety policies and procedures of the parties and all applicable laws.

Fees

The parties will finalize prior to the closing of the Asset Sale the full scope of fees to be paid for the services provided under the Transition Services Agreement.

Indemnification

Each party will agree to indemnify the other party, its affiliates and its and their respective directors, officers, employees, agents and other representatives (the “Indemnitees”) against, and hold the Indemnitees harmless from, any and all losses, damages, penalties, liabilities, fines, costs and expenses (including reasonable attorneys’ fees), actually incurred or suffered by any such persons which arise from (a) abandonment of the services, in whole or in part, by the indemnifying party in its capacity as service provider; and/or (b) an action initiated or threatened by a third party to the extent resulting from: (i) the indemnifying party’s gross negligence, fraud or willful misconduct, (ii) any fine, penalties or liabilities arising out of the failure of the indemnifying party, any of its affiliates or any of their respective directors, officers, employees, agents or representatives to comply with law in connection with the performance of their obligations under the Transition Services Agreement, (iii) infringement or misappropriation of third party intellectual property rights in connection with the indemnifying party’s provision of the services in its capacity as service provider, and (iv) any material breach by the indemnifying party of confidentiality obligations under the Transition Services Agreement.

Term; Termination

The initial term of the Transition Services Agreement is 12 months from the Closing Date (as defined below), subject to a mutual one-time extension right by a service recipient upon written notice describing the reason why such service recipient requires the extension at least 60 days prior to the end of the initial term. Additionally, either party may terminate the Transition Services Agreement immediately upon written notice to the other party if the other party:

•	commits a material breach of the Transition Services Agreement and fails to cure such breach within 60 days after written notice of such breach;

•	fails to make undisputed payments when due and such breach is not cured within 30 days after written notice of such failure;

•	is in violation of a law as a result of its provision or receipt of services; or

•

files, or has filed against it, a petition for voluntary or involuntary bankruptcy or pursuant to any other insolvency law and such petition is not dismissed within 30 days, or makes or seeks to make a general assignment for the benefit of its creditors or applies for or consents to the appointment of a trustee, receiver or custodian for it or a substantial part of its property.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial information has been derived from the historical consolidated financial statements of Identiv, Inc. (the “Company”), adjusted to give effect to the Asset Sale (as defined below) of its Physical Security Business (as defined below). On April 2, 2024, the Company entered into a Stock and Asset Purchase Agreement (the “Agreement”) with Hawk Acquisition, Inc., a Delaware corporation (“Buyer”) and a wholly-owned subsidiary of Vitaprotech SAS, a French société par actions simplifiée and provider of security solutions. Upon the terms and subject to the conditions set forth in the Agreement, at the closing of the transaction contemplated thereby, the Company will sell its physical security, access card, and identity reader operations and assets, including all outstanding shares of Identiv Private Limited, a wholly-owned subsidiary of the Company (the “Physical Security Business”), to Buyer in exchange for $145.0 million (the “Purchase Price”), subject to customary adjustments set forth in the Agreement, and the assumption by Buyer of certain liabilities related to the Physical Security Business (collectively, the “Asset Sale”). The unaudited pro forma condensed consolidated statements of comprehensive loss for the years ended December 31, 2023 and 2022 have been prepared with the assumption that the Asset Sale occurred as of January 1, 2023. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2023 has been prepared with the assumption that the Asset Sale was completed as of the balance sheet date.

The unaudited pro forma condensed consolidated financial statements have been prepared based upon currently available information and estimates and assumptions management believes are reasonable and appropriate as of the date of this proxy statement. Any of the factors underlying these estimates and assumptions may change or prove to be materially different, and the estimates and assumptions may not be representative of facts existing at the closing date of the Asset Sale. The unaudited pro forma condensed consolidated financial statements and related notes have been presented solely for illustrative purposes only and are not necessarily indicative of what the actual consolidated financial condition or results of operation of the Company would have been had the Asset Sale occurred as of the dates indicated, nor are they meant to be indicative of any future consolidated financial position or results of operations.

Historical condensed consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed consolidated financial information to give effect to pro forma events that are (1) directly attributable to the Asset Sale, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed consolidated statements of comprehensive loss, are expected to have a continuing impact on the financial results of the Company following the Asset Sale. Accordingly, the accompanying unaudited pro forma condensed consolidated statements of comprehensive loss do not include realized gains from the Asset Sale. The adjustments presented are based on currently available information and reflect certain estimates and assumptions. Therefore, actual results may differ from the pro forma adjustments.

The unaudited pro forma condensed consolidated financial statements are based on the Company’s historical consolidated financial statements and should be read in conjunction with the (i) audited consolidated financial statements for the Company as of and for the years ended December 31, 2023 and 2022, which are incorporated by reference into this Proxy Statement, and the remaining sections of this Proxy Statement; and (ii) the unaudited carve-out financial statements for the Physical Security Business, the assets of which are the subject of the proposed Asset Sale, included below in this Proxy Statement.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

Giving Effect to the Asset Sale

As of December 31, 2023

(In thousands)

	As Reported	Pro Forma Adjustments for Asset Sale(1)	Other Pro Forma Adjustments for Asset Sale		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$23,312	$—	$145,000	(2)	$168,312
Restricted cash	1,072	—	—		1,072
Accounts receivable, net	21,969	(14,565)	—		7,404
Inventories	28,712	(15,152)	—		13,560
Prepaid expenses and other current assets	4,421	(3,199)	—		1,222

Total current assets	79,486	(32,916)	145,000		191,570
Property and equipment, net	9,320	(848)	—		8,472
Operating lease right-of-use assets	5,214	(2,925)	—		2,289
Intangible assets, net	4,251	(3,186)	—		1,065
Goodwill	10,218	(6,664)	—		3,554
Other assets	1,234	(556)	—		678

Total assets	$109,723	$(47,095)	$145,000		$207,628

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,250	$(7,598)	$—		$4,652
Financial liabilities, net of debt issuance costs	9,949	—	—		9,949
Operating lease liabilities	1,714	(932)	—		782
Deferred revenue	2,341	(2,199)	—		142
Accrued compensation and related benefits	2,334	(958)	—		1,376
Other accrued expenses and liabilities	2,194	(1,173)	—		1,021

Total current liabilities	30,782	(12,860)	—		17,922
Long-term operating lease liabilities	3,716	(2,209)	—		1,507
Long-term deferred revenue	927	(927)	—		—
Other long-term liabilities	26	(26)	—		—

Total liabilities	35,451	(16,022)	—		19,429

Stockholders’ equity:
Series B preferred stock	5	—	—		5
Common stock	25	—	—		25
Additional paid-in capital	500,752	—	—		500,752
Treasury stock	(12,969)	—	—		(12,969)
Accumulated deficit	(414,870)	—	113,927		(300,943)
Accumulated other comprehensive income	1,329	—	—		1,329
Net Parent Investment	—	(31,073)	31,073	(3)	—

Total stockholders’ equity	74,272	(31,073)	145,000		188,199

Total liabilities and stockholders’ equity	$109,723	$(47,095)	$145,000		$207,628

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Unaudited Pro Forma Condensed Consolidated Statements of Comprehensive Loss

Giving Effect to the Asset Sale

For the Year Ended December 31, 2023

(In thousands)

	As Reported	Pro Forma Adjustments for Stock and Asset Sale(4)	Pro Forma
Net revenue	$116,383	$(72,938)	$43,445
Cost of revenue	74,219	(36,784)	37,435

Gross profit	42,164	(36,154)	6,010

Operating expenses:
Research and development	11,590	(7,191)	4,399
Selling and marketing	22,555	(16,928)	5,627
General and administrative	12,360	(4,452)	7,908 (a)
Restructuring and severance	714	(376)	338

Total operating expenses	47,219	(28,947)	18,272

Loss from operations	(5,055)	(7,207)	(12,262)
Non-operating income (expense):
Interest expense, net	(427)	—	(427)
Gain on investment	132	—	132
Foreign currency gains (losses), net	25	(60)	(35)

Loss before income tax provision	(5,325)	(7,267)	(12,592)
Income tax provision	(164)	(116)	(280)

Net loss	$(5,489)	(7,383)	$(12,872)

Other comprehensive loss:
Foreign currency translation adjustment, net of tax	228	—	228

Comprehensive loss	$(5,261)	$(7,383)	$(12,644)

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(a)	see Management Adjustments for additional information.

Unaudited Pro Forma Condensed Consolidated Statements of Comprehensive Loss

Giving Effect to the Asset Sale

For the Year Ended December 31, 2022

(In thousands)

	As Reported	Pro Forma Adjustments for Stock and Asset Sale(4)	Pro Forma
Net revenue	$112,915	$(71,743)	$41,172
Cost of revenue	71,971	(37,940)	34,031

Gross profit	40,944	(33,803)	7,141

Operating expenses:
Research and development	9,916	(6,774)	3,142
Selling and marketing	20,730	(16,343)	4,387
General and administrative	10,429	(3,931)	6,498 (a)
Restructuring and severance	202	(159)	43

Total operating expenses	41,277	(27,207)	14,070

Loss from operations	(333)	(6,596)	(6,929)
Non-operating income (expense):
Interest expense, net	(143)	—	(143)
Gain on investment	30	—	30
Foreign currency gains (losses), net	155	(155)	—

Loss before income tax provision	(291)	(6,751)	(7,042)
Income tax provision	(101)	(101)	(202)

Net loss	$(392)	(6,852)	$(7,244)

Other comprehensive loss:
Foreign currency translation adjustment, net of tax	(848)	—	(848)

Comprehensive loss	$(1,240)	$(6,852)	$(8,092)

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(a)	see Management Adjustments for additional information.

IDENTIV, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The Company’s historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial information to present events that are (i) directly attributable to the Asset Sale, (ii) factually supportable and (iii) are expected to have a continuing impact on the Company’s consolidated results following the Asset Sale. Accordingly, the pro forma condensed consolidated statements of comprehensive loss do not reflect an estimated gain or loss on the sale of the Physical Security Business.

2. Pro Forma Adjustments

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed consolidated financial information:

(1)

Represents the elimination of certain assets and the assumption by Buyer of certain liabilities of the Physical Security Business sold to the Buyer, including all outstanding shares of Identiv Private Limited, a wholly-owned subsidiary, which is consistent with the terms of the Agreement.

(2)	Represents the estimated sale proceeds, excluding customary adjustments set forth in the Agreement.

(3)	Represents the elimination of intercompany investment.

(4)

Represents the elimination of the revenues and expenses of the Physical Security Business, including corporate support resources assigned to the Physical Security Business, for the period presented, which is consistent with the terms of the Agreement.

3. Management Adjustments

The Company has elected to present management adjustments to the pro forma financial information, below. The Company anticipates a reduction in certain general and administrative expenses related to audit and other professional fees associated with transitioning to a non-accelerated filer from an accelerated filer, as well as one-time strategic review-related costs. Management believes the presentation of these adjustments are necessary to enhance an understanding of the pro forma effects of the transaction. The pro forma financial information below reflects all adjustments that are, in the opinion of management, necessary to provide a fair statement of the pro forma financial information, aligned with the assessment described above.

The table below includes the management adjustments (in thousands).

	Year Ended December 31,
	2023	2022
Pro forma general and administrative expense	$7,908	$6,498
Management adjustments
Accelerated filer / non-accelerated filer related costs	(533)	(482)
One-time strategic review related costs	(435)	—

Total management adjustments	(968)	(482)

Pro forma general and administrative expense after management adjustments	$6,940	$6,016

The reductions in expenses have been estimated based on assumptions that the Company’s management believes are reasonable. However, actual expense reductions could differ materially from these estimates and would depend on several factors, including the results of contractual negotiations with third parties, timing of provision of various services and other factors. The Company may also decide to increase or reduce resources or invest more heavily in certain areas in the future, which may result in further differences between management’s estimates and actual cost savings in the future.

These management adjustments include forward-looking information within the meaning of the safe harbor protections of the Private Securities Litigation Reform Act.

PHYSICAL SECURITY BUSINESS UNAUDITED CARVE-OUT FINANCIAL STATEMENTS

Physical Security Business

Carve-Out Balance Sheets (Unaudited)

(In thousands)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Accounts receivable, net	$14,565	$16,670
Inventories	15,152	16,091
Prepaid expenses and other current assets	3,199	2,933

Total current assets	32,916	35,694
Property and equipment, net	848	743
Operating lease right-of-use assets	2,925	3,839
Intangible assets, net	3,186	3,947
Goodwill	6,664	6,636
Other assets	556	536

Total assets	$47,095	$51,395

LIABILITIES AND NET PARENT INVESTMENT
Current liabilities:
Accounts payable	$7,598	$9,372
Operating lease liabilities	932	891
Deferred revenue	2,199	1,954
Accrued compensation and related benefits	958	1,160
Other accrued expenses and liabilities	1,173	1,645

Total current liabilities	12,860	15,022
Long-term operating lease liabilities	2,209	3,132
Long-term deferred revenue	927	587
Other long-term liabilities	26	26

Total liabilities	16,022	18,767

Net Parent Investment	31,073	32,628

Total liabilities and Net Parent Investment	$47,095	$51,395

See accompanying Notes to Unaudited Carve-Out Financial Statements.

Physical Security Business

Carve-Out Statements of Comprehensive Income (Unaudited)

(In thousands)

	Year Ended December 31,
	2023	2022
Net revenue	$72,938	$71,743
Cost of revenue	36,784	37,940

Gross profit	36,154	33,803

Operating expenses:
Research and development	7,191	6,774
Selling and marketing	16,928	16,343
General and administrative	4,452	3,931
Restructuring and severance	376	159

Total operating expenses	28,947	27,207

Income from operations	7,207	6,596
Non-operating income (expense):
Foreign currency gains (losses), net	60	155

Income before income tax provision	7,267	6,751
Income tax provision	116	101

Net income	$7,383	$6,852

Other comprehensive income:
Foreign currency translation adjustment, net of tax	—	—

Comprehensive income	$7,383	$6,852

See accompanying Notes to Unaudited Carve-Out Financial Statements.

PHYSICAL SECURITY BUSINESS

NOTES TO UNAUDITED CARVE-OUT FINANCIAL STATEMENTS

1. Organization and Summary of Significant Accounting Policies

Description of the Transaction

On April 2, 2024, Identiv, Inc. (the “Company”) entered into a Stock and Asset Purchase Agreement (the “Agreement”) with Hawk Acquisition, Inc., a Delaware corporation (“Buyer”) and a wholly-owned subsidiary of Vitaprotech SAS, a French société par actions simplifiée and provider of security solutions. Upon the terms and subject to the conditions set forth in the Agreement, at the closing of the transactions contemplated thereby, the Company will sell its physical security, access card, and identity reader operations and assets, including all outstanding shares of Identiv Private Limited, a wholly-owned subsidiary of the Company (the “Physical Security Business”), to Buyer in exchange for $145.0 million (the “Purchase Price”), subject to customary adjustments set forth in the Agreement, and the assumption by Buyer of certain liabilities related to the Physical Security Business (collectively, the “Asset Sale”).

Basis of Presentation

The financial statements presented are stand-alone financial statements for the Company’s Physical Security Business. They are presented in connection with attaining stockholder approval of the above-described transaction with Buyer.

The Physical Security Business has historically operated as a part of the Company and not as a standalone company. Financial statements representing the historical operations of the Physical Security Business have been derived from the Company’s historical accounting records and are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of the Physical Security Business are included in the financial statements. The financial statements also include allocation of certain general, administrative, sales and marketing expenses and cost of revenue from the Company. However, amounts recognized by the Physical Security Business are not necessarily representative of the amounts that would have been reflected in the financial statements had the Physical Security Business operated independently of the Company.

As part of the Company, the Physical Security Business is dependent upon the Company for all of its working capital and financing requirements as the Company uses a centralized approach to cash management and financing of its operations. Financial transactions relating to the Physical Security Business are accounted for through the Net Parent Investment (as defined below) account. Accordingly, none of the Company’s cash, cash equivalents or debt at the corporate level have been assigned to the Physical Security Business in the financial statements. “Net Parent Investment” represents the Company’s interest in the recorded net assets of the Physical Security Business on the accompanying condensed balance sheet. All significant transactions between the Physical Security Business and the Company have been included in the accompanying carve-out financial statements. All significant intercompany accounts and transactions between the businesses comprising the Physical Security Business have been eliminated in the accompanying carve-out financial statements.

The unaudited carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). They do not include all disclosures required by GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the years ended December 31, 2023 and 2022 as filed with the SEC.

The carve-out financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in management’s opinion, are necessary to present fairly the financial position as of December 31, 2023 and 2022 and the results of operations for the years ended December 31, 2023 and 2022. These results of operations are not necessarily indicative of the results to be expected for future periods or for the Physical Security Business as a standalone operating entity.

There are no significant differences in critical accounting policies applied by the Physical Security Business during any of the periods presented, as compared to the critical accounting policies described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as amended. For a complete summary of significant accounting policies, refer to Note 2, “Significant Accounting Policies and Recent Accounting Pronouncements,” in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as amended.

Organization and Nature of Operations

The Physical Security Business is a business operation of the Company. The Physical Security Business solutions secure physical locations and spaces (physical access security) and information networks and data (logical access security). The Company’s enterprise-scale, high-security platform for the Physical Security Business encompasses access control software, video management software, credentials, access control hardware and sensors, mobile access control, telephone entry systems, logical access control hardware, software, and mobile applications. Customers of the Physical Security Business span governments at every level – federal, state, local and municipal – as well as enterprises across financial services, technology, airports, utilities, hospitals, schools, transportation infrastructure, and others where effective security is critical.

Use of Estimates in the Preparation of Carve-Out Financial Statements

The preparation of the carve-out financial statements requires estimates to be made and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The primary areas that require significant estimates and judgments by management include, but are not limited to, revenue recognition; analysis of allowance for credit losses; impairment of goodwill and intangible assets; the recoverability of long-lived assets; stock-based compensation expense; and income tax uncertainties. The estimates and related judgments and assumptions are continually evaluated based on historical experience and various other factors that are believed to be reasonable under the circumstances, however, actual results could differ from those estimates, and such differences may be material to these carve-out financial statements.

Provision for Credit Losses

The provision for credit losses is based on the Company’s assessment of the collectibility of customer accounts. The Company regularly reviews its receivables that remain outstanding past their applicable payment terms and establishes an allowance and potential write-offs by considering factors such as historical experience, credit quality, age of the accounts receivable balances, and current economic conditions that may affect a customer’s ability to pay. Although the Company expects to collect net amounts due as stated on the consolidated balance sheets, actual collections may differ from these estimated amounts.

Inventories

Inventories are stated at the lower of cost (using average cost or standard cost, as applicable) or net realizable value (market). Inventory is written down for excess inventory, technical obsolescence and the inability to sell based primarily on historical sales and expectations for future use. The Company operates in an industry characterized by technological change. The planning of production and inventory levels is based on internal forecasts of customer demand, which are highly unpredictable and can fluctuate substantially. Should the demand for the Company’s products prove to be significantly less than anticipated, the ultimate realizable value of the Company’s inventory could be substantially less than amounts in the consolidated balance sheets. Once inventory has been written down below cost, it is not subsequently written up.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation and amortization are computed using the straight-line method over estimated useful lives of three to ten years for furniture, fixture and office equipment, five to seven years for machinery, five years for automobiles and three years for computer software. Leasehold improvements are amortized over the shorter of the lease term or their estimated useful life.

Intangible Assets

Amortizable intangible assets include trademarks, developed technology and customer relationships acquired as part of business combinations. Intangible assets subject to amortization are amortized using the straight-line method over their estimated useful lives ranging from four to twelve years and are reviewed for impairment.

Goodwill

Goodwill represents the excess of the aggregate of the fair value of consideration transferred in a business combination, over the fair value of assets acquired, net of liabilities assumed. In accordance with Accounting Standards Codification (“ASC”) 350, Intangibles-Goodwill and Other (“ASC 350”), goodwill is not amortized but is tested for impairment on an annual basis in the fourth quarter, or whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. The Company performs an initial assessment of qualitative factors to determine whether the existence of events and circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. In performing the qualitative assessment, the Company identifies and considers the significance of relevant key factors, events, and circumstances that affect the fair value of its reporting units. These factors include external factors such as macroeconomic, industry, and market conditions, as well as entity-specific factors, such as actual and planned financial performance. If, after assessing the totality of relevant events and circumstances, the Company determines that it is more likely than not that the fair value of the reporting unit exceeds its carrying value and there is no indication of impairment, no further testing is performed; however, if the Company concludes otherwise, then it performs the quantitative impairment test which compares the estimated fair value of the reporting unit to its carrying value, including goodwill. If the carrying amount of the reporting unit is in excess of its fair value, an impairment loss would be recorded in the consolidated statement of comprehensive income.

Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. An impairment loss is recognized when the total estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. Impairment, if any, is assessed using discounted cash flows or other appropriate measures of fair value.

Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities, and long-term operating lease liabilities on the Company’s consolidated balance sheets. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the lease commencement date in determining the present value of future payments. The operating lease ROU assets also include any lease payments made and exclude lease incentives and initial direct costs incurred. The Company’s lease terms may include options to extend the lease when it is reasonably certain that the Company will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. The Company has lease agreements with lease and non-lease components, which are accounted for as a single lease component.

Revenue Recognition

The Company recognizes revenue when it transfers control of the promised products or services to its customers, in an amount that reflects the consideration it expects to receive in exchange for those products or services. The Company enters into contracts that can include various combinations of its products, software licenses, and services, which are generally capable of being distinct and accounted for as separate performance obligations. For contracts with multiple performance obligations, the Company allocates the transaction price of the contract to each performance obligation, generally on a relative basis using its standalone selling price. The stated contract value is generally the transaction price to be allocated to the separate performance obligations. Revenue is recognized net of any taxes collected from its customers that are subsequently remitted to governmental authorities.

The Company derives its revenues from sales of hardware products, software licenses, subscriptions, professional services, software maintenance and support, and extended hardware warranties.

Hardware Product Revenues—The Company generally has two performance obligations in arrangements involving the sale of hardware products. The first performance obligation is to transfer the hardware product (which includes software integral to the functionality of the hardware product). The second performance obligation is to provide assurance that the product complies with its agreed-upon specifications and is free from defects in material and workmanship for a period of one to three years (i.e., assurance warranty). The entire transaction price is allocated to the hardware product and is generally recognized as revenue at the time of shipment because the customer obtains control of the product at that point in time. The Company has concluded that control generally transfers at that point in time because the customer has title to the hardware, and a present obligation to pay for the hardware. None of the transaction price is allocated to the assurance warranty component, as the Company accounts for these product warranty costs in accordance with ASC 460, Guarantees.

Software License Revenues—The Company’s license arrangements grant customers the perpetual right to access and use the licensed software products at the outset of an arrangement. Technical support and software updates are generally made available throughout the term of the support agreement, which is generally one to three years. The Company accounts for these arrangements as two performance obligations: (1) the software licenses, and (2) the related updates and technical support. The software license revenue is recognized when the license is delivered to the customer or made available for download, while the software updates and technical support revenue is recognized over the term of the support contract.

Subscription Revenues—Subscription revenues consist of fees received in consideration for providing customers access to one or more of the Company’s software-as-a-service (“SaaS”) based solutions. These SaaS arrangements include access to its licensed software and, in certain arrangements, use of various hardware devices over the contract term. These SaaS arrangements do not provide the customer the right to take possession of the software supporting the subscription service, or if applicable, any hardware devices at any time during the contract period, and as such are not considered separate performance obligations. Revenue is recognized ratably on a straight-line basis over the term of the contract beginning when the service is made available to the customer. Subscription contract terms range from month-to-month to six years in length and are billed monthly or annually.

Professional Services Revenues—Professional services revenues consist primarily of programming customization services performed relating to the integration of the Company’s software products with its customers other systems, such as HR systems. Professional services contracts are generally billed on a time and materials basis and revenue is recognized as the services are performed.

Software Maintenance and Support Revenues—Support and maintenance contract revenues consist of the services provided to support the specialized programming applications performed by the Company’s professional services group. Support and maintenance contracts are typically billed at inception of the contract and recognized as revenue over the contract period, typically over a one or three year period.

Extended Hardware Warranties Revenues—Sales of the Company’s hardware products may also include optional extended hardware warranties, which typically provide assurance that the product will continue function as initially intended. Extended hardware warranty contracts are typically billed at inception of the contract and recognized as revenue over the respective contract period, typically over one to two year periods after the expiration of the original assurance warranty.

Research and Development

Costs to research, design, and develop the Company’s products are expensed as incurred and consist primarily of employee compensation, external contractor costs, and fees for the development of prototype products. Software development costs are capitalized beginning when a product’s technological feasibility has been established and ending when a product is available for general release to customers. Generally, the Company’s products are released soon after technological feasibility has been established. Costs incurred subsequent to achieving technological feasibility have not been significant and generally have been expensed as incurred.

Freight Costs

The Company reflects the cost of shipping its products to customers as a cost of revenue. Reimbursements received from customers for freight costs are recognized as product revenue.

Stock-Based Compensation

The Company accounts for all stock-based payment awards in accordance with ASC 718, Compensation-Stock Compensation (“ASC 718”). Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award. Compensation expense for all stock-based payment awards is recognized using the straight-line single-option approach. Employee stock options awards are valued under the single-option approach and amortized on a straight-line basis, net of estimated forfeitures. The value of the portion of the stock option award that is ultimately expected to vest is recognized as expense over the requisite service periods in the carve-out statements of comprehensive income.

Foreign Currency Translation and Transactions

The functional currencies of the Physical Security Business’ foreign subsidiaries are the local currencies. For those subsidiaries whose functional currency is the local currency, the Physical Security Business translates assets and liabilities to U.S. dollars using period-end exchange rates and translates revenues and expenses using average exchange rates during the period. Exchange gains and losses arising from translation of foreign entity financial statements are included as a component of other comprehensive income (loss) and gains and losses from transactions denominated in currencies other than the functional currency of the Company are included in the carve-out statements of comprehensive income.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes net foreign currency translation adjustments, net of tax, which are excluded from consolidated net loss.

2. Supplemental Financial Information

Inventories consist of the following (in thousands):

	December 31,
	2023	2022
Raw materials	$6,931	$8,970
Work-in-progress	—	—
Finished goods	8,221	7,121

Total	$15,152	$16,091

Property and equipment, net consists of (in thousands):

	December 31,
	2023	2022
Building and leasehold improvements	$811	$796
Furniture, fixtures and office equipment	802	542
Plant and machinery	1,392	1,243
Purchased software	540	486

Total	3,545	3,067
Accumulated depreciation	(2,697)	(2,324)

Property and equipment, net	$848	$743

Other accrued expenses and liabilities consist of (in thousands):

	December 31,
	2023	2022
Accrued professional fees	$37	$153
Accrued warranties	161	157
Accrued income tax	161	161
Other accrued expenses	814	1,174

Total	$1,173	$1,645

3. Goodwill and Intangible Assets

Goodwill

The following table summarizes the activity of goodwill (in thousands):

	Year Ended December 31,
	2023	2022
Balance at beginning of period	$6,636	$6,714
Currency translation adjustment	28	(78)

Balance at end of period	$6,664	$6,636

Intangible Assets

The following table summarizes the gross carrying amount and accumulated amortization for intangible assets resulting from acquisitions (in thousands):

	Trademarks	Developed Technology	Customer Relationships	Total
Amortization period (in years)	5	10 - 12	4 - 12

Gross carrying amount as of December 31, 2023	$560	$8,398	$14,248	$23,206
Accumulated amortization	(560)	(6,755)	(12,705)	(20,020)

Intangible assets, net as of December 31, 2023	$—	$1,643	$1,543	$3,186

Gross carrying amount as of December 31, 2022	$566	$8,393	$14,243	$23,202
Accumulated amortization	(524)	(6,381)	(12,350)	(19,255)

Intangible assets, net as of December 31, 2022	$42	$2,012	$1,893	$3,947

The following table summarizes the amortization expense included in the consolidated statements of comprehensive income (loss) (in thousands):

	Year Ended December 31,
	2023	2022
Cost of revenue	$380	$380
Selling and marketing	385	481

Total	$765	$861

4. Geographic Information

Geographic net revenue is based on the customer’s ship-to location. Information regarding net revenue by geographic region is as follows (in thousands):

	Year Ended December 31,
	2023	2022
Americas	$62,219	$59,955
Europe and the Middle East	5,509	7,355
Asia-Pacific	5,093	4,433

Total	$72,821	$71,743

As percentage of net revenue:
Americas	85%	84%
Europe and the Middle East	8%	10%
Asia-Pacific	7%	6%

Total	100%	100%

Long-lived assets by geographic location as of December 31, 2023 and 2022 are as follows (in thousands):

	December 31,
	2023	2022
Property and equipment, net:
Americas	$646	$523
Europe and the Middle East	164	205
Asia-Pacific	38	15

Total property and equipment, net	$848	$743

Operating lease ROU assets:
Americas	$2,836	$3,637
Asia-Pacific	89	202

Total operating lease ROU assets	$2,925	$3,839

PROPOSAL NO. 2

THE ASSET SALE COMPENSATION PROPOSAL

Advisory Vote Regarding the Asset Sale Compensation Proposal

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21(c) of the Exchange Act, we are seeking non-binding advisory stockholder approval of the compensation that will or may become payable to our named executive officers that is based on or otherwise related to the Asset Sale, as disclosed in the section entitled “Proposal No. 1 – The Asset Sale Proposal – Interests of Certain Persons in the Asset Sale – Asset Sale Compensation” beginning on page [●] of this Proxy Statement. The proposal gives stockholders the opportunity to express their views on the Asset Sale compensation of our named executive officers.

The various employment agreements, plans and arrangements pursuant to which payments will or may become payable to our named executive officers based on or otherwise related to the Asset Sale generally have previously formed part of the Company’s overall compensation program for our named executive officers and previously have been disclosed to stockholders in public filings. We are specifically seeking non-binding advisory stockholder approval of these payments because certain plans and arrangements have been refreshed or amended since December 1, 2022, and therefore have not been subject to a non-binding advisory “say-on-pay” vote under the Dodd-Frank Act, as well as Section 14A of the Exchange Act and the rules promulgated thereunder. For example, in October 2023, our Chief Executive Officer received an increase in base salary (the first such increase in over eight (8) years) and we renewed our commitment to grant him RSUs upon the occurrence of a sale or merger of a material business unit or a change in control (as defined under our Chief Executive Officer’s employment agreement) on or before the October 4, 2028. In April 2024, our Chief Financial Officer received an increase in base salary and severance opportunity and an award of RSUs that will vest upon the consummation of the Asset Sale. These plans and arrangements, and the recent refreshes and amendments, were adopted and approved by our compensation committee, which is composed solely of non-employee directors, and are believed to be reasonable and in line with marketplace norms and necessary to recruit and retain our named executive officers.

Accordingly, we are requesting stockholders to approve the following resolution, on a non-binding advisory basis:

“RESOLVED, that the stockholders of Identiv, Inc. approve, on a non-binding advisory basis, certain compensation that will or may become payable to Identiv’s named executive officers that is based on or otherwise related to the Asset Sale, as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “Proposal No. 1 – The Asset Sale Proposal – Interests of Certain Persons in the Asset Sale – Asset Sale Compensation” beginning on page [●] of the Proxy Statement for the Annual Meeting.”

Because your vote is advisory, it will not be binding upon the Company, the Board of Directors, the Compensation Committee, or Buyer. Stockholder approval of the Asset Sale Compensation Proposal is not a condition of the consummation of the Asset Sale. Further, certain of the underlying plans and arrangements are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Asset Sale is consummated, our named executive officers may become eligible to receive the compensation that is based on or otherwise relates to the Asset Sale in accordance with the terms and conditions applicable to those payments as described in the section entitled “Proposal No. 1 – The Asset Sale Proposal – Interests of Certain Persons in the Asset Sale – Asset Sale Compensation.”

The advisory vote on this non-binding Asset Sale Compensation Proposal is a vote separate and apart from the vote on the Asset Sale Proposal. Accordingly, you may vote “FOR” the Asset Sale Proposal and vote “AGAINST” or “ABSTAIN” for the Asset Sale Compensation Proposal (and vice versa).

Vote Required

The affirmative vote of the holders of a majority of the votes cast on the proposal in person or by proxy will be required to approve the Asset Sale Compensation Proposal, on a non-binding advisory basis.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the approval of the non-binding advisory Asset Sale Compensation Proposal.

PROPOSAL NO. 3

THE ELECTION OF DIRECTORS PROPOSAL

Directors and Nominees

The number of authorized directors is five. Our Board of Directors is divided into three classes with staggered three-year terms. One director serves in Class I (whose term expires at the 2026 annual meeting), two directors serve in Class II (whose terms expire at the 2025 annual meeting), and two directors serve in Class III (whose terms expire at this Annual Meeting).

Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for Mr. Kremen and Mr. Kuntz, who currently serve as Class III directors. In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies received by the proxy holder named in the enclosed proxy will be voted for any nominee who is subsequently designated by the Board of Directors to fill the vacancy. We do not expect, however, that the nominees will decline to serve as directors at the Annual Meeting, as they have agreed to serve if elected.

The nominees for Class III directors receiving the highest number of votes will be elected as the Class III directors. The nominees for Class III directors elected at the Annual Meeting will serve for a term ending on the date of the 2027 annual meeting of stockholders or until their successors have been elected and duly qualified, or upon their earlier resignation or removal.

Set forth below is information as of [●], 2024 about the nominees and each of the current directors who will continue in office following the Annual Meeting. Effective upon the closing of the Asset Sale, Mr. Humphreys will depart from the Board of Directors. For additional information, see the section of this Proxy Statement entitled “Proposal No. 1 – The Asset Sale Proposal – Business of the Company Following the Asset Sale” beginning on page [●].

Name	Age	Position	Director Since
CLASS I DIRECTOR Steven Humphreys	62	Director, Chief Executive Officer	1996

CLASS II DIRECTORS Laura Angelini	60	Director	2022
James E. Ousley	78	Director and Chairman	2014

CLASS III NOMINEES Gary Kremen	60	Director Nominee	2014
Richard E. Kuntz, M.D.	66	Director Nominee	2022

Class I Director

Steven Humphreys has served as our Chief Executive Officer since September 2015 and as a director since July 1996. Mr. Humphreys previously served as Chairman of the Board from September 2013 until September 9, 2015. Previously, he also served as Lead Director from May 2010 until April 2013 and as Chairman of the Board from April 2000 to March 2007. Mr. Humphreys also served as President of the Company from July 1996 to December 1996 and as President and Chief Executive Officer from January 1997 to July 1999. From November 2011 to December 2014, Mr. Humphreys served as Chief Executive Officer of Flywheel Software, Inc., a location-based mobile solutions company. From October 2008 until its acquisition by SMSC in February 2011, Mr. Humphreys served as Chief Executive Officer and President of Kleer Corporation, a provider of wireless audio technology. From October 2001 to October 2003, he served as Chairman of the Board and Chief Executive Officer of ActivIdentity Corporation, a provider of digital identity solutions, a publicly-listed company until its acquisition by HID Global in December 2010. He also served as a director of ActivIdentity from March 2008 until December 2010. Previously, Mr. Humphreys was President of Caere Corporation, a publicly-listed optical character recognition software company. Prior to Caere, he spent ten years with General Electric in a variety of factory automation and information technology positions, most recently leading the Information Delivery Services business unit of GE Information Services. Philanthropically, Mr. Humphreys has been an elected public school board trustee and a contributor to a range of education-oriented charities. He also serves on the board of Summit Public Schools, a charter school system with schools across the West Coast, and developer of the Summit Learning System, developed in cooperation with Facebook and deployed in over 1,000 schools nationwide. Mr. Humphreys holds a B.S. degree from Yale University and M.S. and M.B.A. degrees from Stanford University. Mr. Humphreys brings to the Board of Directors his experience as our Chief Executive Officer and his many years of experience as an executive officer of technology companies ranging from startups to public companies, and as senior management within large multinational corporations. Mr. Humphreys’ continued involvement with emerging technologies, venture and angel investing, and his knowledge of the U.S. investment markets, and the wider technology and management communities further make him a valuable addition to our Board of Directors.

Class II Directors

Laura Angelini has served as a director of the Company since October 2022. Ms. Angelini served as General Manager of the Renal Care Global Business Unit at Baxter International Inc. (NYSE: BAX), a healthcare company, from October 2016 to July 2021. Prior to that, Ms. Angelini served in various roles at Johnson & Johnson (NYSE: JNJ), a healthcare company, from July 1991 to September 2016, including as President of North America and Global Franchise Development of Vision Care from 2013 to 2016, Vice-President of Global Strategic Marketing of Ethicon from 2012 to 2013, and Vice President of Medical Devices & Diagnostics of Eastern Europe from 2010 to 2011. Ms. Angelini currently serves as a member of the board of directors of DCC plc, a sales, marketing and support services group and as a member of the board of trustees of Jacksonville University. Ms. Angelini received a bachelor’s degree from University La Sapienza, Rome Italy. Ms. Angelini brings to the Board of Directors substantial knowledge and experience in the healthcare industry, an important aspect of the Company’s growth strategy. Ms. Angelini’s experience in managing global operations for large, multinational healthcare companies and integrating leading-edge technology into their operational processes makes her a valuable addition to our Board of Directors.

James (“Jim”) E. Ousley has served as the Chairman of the Board since September 2015 and as a director of the Company since July 2014. Mr. Ousley has more than 40 years of experience leading global technology and telecommunications organizations. In July 2014, he joined CVC Growth Capital, a private equity and investment advisory firm, as senior operating managing partner. Previously, he served as the Chief Executive Officer at Savvis, Inc., a provider of information technology services, from March 2010 to April 2013. Savvis was acquired by Lumen Technologies (formerly CenturyLink), where he served as Chief Executive Officer of Savvis and President of Enterprise Markets Group, which is now CenturyLink Technology Solutions, a global leader in cloud and managed solutions. Prior to Savvis, Mr. Ousley served as President and Chief Executive Officer of Vytek Wireless, Inc., a provider of wireless and mobile computing solutions, which was acquired by Calamp, Inc., President and Chairman of Syntegra (USA), a division of BT Group plc (formerly British Telecommunications plc), a telecommunications holding company, and President and Chief Executive Officer of Control Data Systems, a technology company which was acquired by BT Group plc. Mr. Ousley has also held various executive management positions with Control Data Corporation, a mainframe and supercomputer firm. Mr. Ousley currently serves on the board of directors of Omada, Inc., a provider of identity and access management solutions, Global Cloud Xchange, Inc., a provider of network services, Skybox Security, Inc., a provider of cybersecurity management software, Chayora Limited, an infrastructure developer and data center operator, and Health First Foundation—Northern Arizona, a healthcare fundraising foundation, and previously served on the board of directors of Integra, Inc., Datalink, Inc., Savvis, ActivIdentity Corporation, Control Data Systems, Inc., Pacnet, Inc., Peak10, Bell Microproducts Inc., and other technology and network companies. Mr. Ousley brings to the Board of Directors his many years of experience as an executive officer of technology companies. Mr. Ousley’s significant knowledge of global technology and telecommunications organizations, as well as his knowledge of cloud-based technology solutions, and extensive private equity experience in mergers, acquisitions and value creation of technology growth companies make him a valuable addition to our Board of Directors.

Class III Nominees

Gary Kremen has served as a director of the Company since February 2014. Mr. Kremen is an entrepreneur and has been an investor in over 100 private technology companies, private equity funds and venture capital funds. Companies he has founded or co-founded include Match.com, one of the world’s largest dating websites, Clean Power Finance (now Spruce Finance), a leading white-label residential solar finance company as well as Pace Avenue, a customer acquisition firm marketing renewable energy and energy efficiency solutions to low and moderate income. Mr. Kremen is credited as the primary inventor on a 1995-filed patent for dynamic web pages as well as four other patents. Mr. Kremen serves as a board member and/or principal or managing partner to several private companies, including CapGain Solutions, a provider of financial services, and Voter.vote, a political outreach software company. Previously, Mr. Kremen served on the board of directors of Water Assurance Partners, LLC, a provider of agriculture water services, as well as several non-profit entities, including the Santa Clara Valley Water District, San Luis & Delta-Mendota Water Authority, San Francisquito Creek Joint Powers Authority, Delta Conveyance Finance Authority, and the University of California Merced Foundation. He holds two B.S. degrees: one in Electrical Engineering and the other in Computer Science, both from Northwestern University, as well as an M.B.A. from the Stanford University Graduate School of Business. Mr. Kremen brings to the Board of Directors his significant experience as a technology entrepreneur. His expertise with Internet, mobile and cloud technologies and his connections to the investment community in Silicon Valley make him a valuable addition to our Board of Directors.

Richard E. Kuntz, M.D. has served as a director of the Company since October 2022. Dr. Kuntz has served as Senior Vice President, Chief Medical and Scientific Officer of Medtronic plc, a medical device company, from January 2015 to May 2022, and of Medtronic, Inc. from August 2009 to December 2014. Prior to that, he was Senior Vice President and President of Medtronic Neuromodulation from October 2005 to August 2009. Prior to his 17 years at Medtronic, Dr. Kuntz was the Founder and Chief Scientific Officer of the Harvard Clinical Research Institute and he also served as Associate Professor of Medicine at Harvard Medical School, Chief of the Division of Clinical Biometrics, and an interventional cardiologist in the division of cardiovascular diseases at the Brigham and Women’s Hospital in Boston. Dr. Kuntz also currently serves as a member of the board of directors of ZimVie Inc. (Nasdaq: ZIMV), a medical technology company, since March 2022, Rockley Photonics Holdings Ltd., a digital health monitoring systems company, since August 2022, Bactiguard Holding AB, a Swedish medical technology company, since October 2022, and DiaMedica Therapeutics, Inc. (Nasdaq: DMAC), a biopharmaceutical company, since May 2023. In addition, Dr. Kuntz currently serves as a member of the board of directors for non-public entities including Cognito Therapeutics Inc., a medical technology manufacturing company, since October 2022, and Endospan Ltd., a medical technology company, since January 2024. Dr. Kuntz graduated from Miami University and received his medical degree from Case Western Reserve University School of Medicine. Dr. Kuntz received his M.S. in biostatistics from the Harvard T.H. Chan School of Public Health. Dr. Kuntz brings to the Board of Directors substantial knowledge and expertise in the healthcare industry, an important aspect of the Company’s growth strategy. Dr. Kuntz’s position as an executive officer in a large multinational medical device company, his experience as a director on public company boards and his experience as a practicing physician make him a valuable addition to our Board of Directors.

Director Independence

Our Board of Directors has reviewed the independence of each of our directors and our nominees and considered whether any director or nominee has had a material relationship with the Company or our management that could compromise his or her ability to exercise independent judgment in carrying out his or her duties and responsibilities. As a result of this review, our Board of Directors affirmatively determined that all of our directors, other than Mr. Humphreys, are independent under applicable rules of The Nasdaq Stock Market (“Nasdaq”) and the SEC.

Vote Required

At the Annual Meeting, the two Class III nominees receiving the highest number of “FOR” votes cast will be elected to our Board of Directors as Class III directors.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of the Class III nominees.

Board Structure and Board Meetings

Board Leadership Structure

In accordance with the Company’s Bylaws, the Board of Directors elects all officers of the Company, including our Chief Executive Officer and our Chairman of the Board, and each of these positions may be held by the same person or may be held by two persons. The Board of Directors has determined that a Lead Independent Director should be elected when the roles of the Chairman of the Board and the Chief Executive Officer are filled by the same person, and such Lead Independent Director should be an independent director as defined by applicable Nasdaq rules and the Company’s Corporate Governance Guidelines and should be elected annually. The role of the Lead Independent Director is to coordinate the activities of the independent directors, to advise the Chairman of the Board as to the information provided by Company management to the independent directors, to manage executive sessions of the independent directors, and to act as principal liaison between the independent directors and the Chairman of the Board.

The Board of Directors has chosen to separate the roles of Chief Executive Officer and Chairman of the Board of Directors. Currently, Steven Humphreys serves as the Company’s Chief Executive Officer and James E. Ousley, who is an independent director, serves as Chairman of the Board of Directors. The Board of Directors believes that this current leadership structure is an appropriate allocation of roles and responsibilities between Company management and the independent members of our Board of Directors to effectively manage the affairs of the Company.

Board Diversity Matrix

The following matrix discloses the gender and demographic backgrounds of our Board of Directors as self-identified by its members in accordance with Nasdaq Listing Rule 5606, as of [●], 2024.

Board Diversity Matrix

Board Size:
Total Number of Directors	5

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	—	—

Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

The Board of Directors’ Role in Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Board of Directors has committed to prioritizing and regularly reviewing the Company’s strategy and performance related to various environmental, social and governance (“ESG”) issues and oversees the Company’s efforts related to ESG policies and strategy, as well as ESG trends that may affect the Company’s business, operations, and performance. In addition, the Board of Directors has been responsible for monitoring and assessing the Company’s strategic risk exposure with respect to cybersecurity risks, including the Company’s policies and processes for assessing, identifying and managing material cybersecurity risks. Going forward, the Board of Directors intends to delegate management of such cybersecurity risks to the Audit Committee, which also oversees management of the Company’s financial risks. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Board Meeting Attendance

Our Board of Directors held 7 meetings in 2023. Each of our directors attended at least 75% of the meetings of the Board of Directors held during such director’s term and of committees on which each director then served. As needed, our independent directors meet in executive session without management present to address any issues they determine to be appropriate. The Chairman of the Board presides at such executive sessions.

Communications with the Board of Directors

Although we do not have a formal policy regarding communications between our stockholders and our Board of Directors, stockholders may communicate with the Board of Directors by sending an email to IR@Identiv.com or by writing to the Board of Directors at: Identiv, Inc., 1900-B Carnegie Avenue, Santa Ana, CA 92705, Attention: Investor Relations. The Investor Relations staff will forward such communication to the Board of Directors or to any individual director or directors to whom the communication is directed as applicable, if the communication is relevant to the Company’s business and financial operations, policies or corporate philosophy.

Director Attendance at Stockholder Meetings

We do not have a policy regarding director attendance at stockholder meetings. Four directors attended the 2023 Annual Meeting of Stockholders.

Hedging Policy

We do not have a policy that prohibits hedging.

Committees of the Board of Directors

The Company has Audit, Compensation, and Nominating committees, which are composed of independent directors appointed by the Board of Directors. The charters of the Audit, Compensation, and Nominating committees are available on the Corporate Governance page within the Investor Relations section of our website at www.identiv.com.

Audit Committee

The Audit Committee of our Board of Directors assists our Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes, system of internal control, our process for monitoring compliance with laws and regulations, our audit process and standards of business conduct. Currently, the Audit Committee consists of Ms. Angelini, Mr. Kremen and Mr. Ousley, with Mr. Ousley serving as Chairman. The Audit Committee held four meetings during 2023.

Our Board of Directors has determined that each member of the Audit Committee is an “independent director” within the rules of Nasdaq and the requirements set forth in Rule 10A-3(b)(1) of the Exchange Act. Our Board of Directors has further determined that James E. Ousley is an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Exchange Act.

In discharging its duties, our Audit Committee, among its other duties:

•

Selects the independent registered public accounting firm, reviews the independent registered public accounting firms fee arrangements, proposed audit scope and approach; and pre-approves audit and non-audit services provided to the Company by the independent registered public accounting firm (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible);

•	Reviews on a continuing basis the adequacy of the Company’s system of internal controls and financial reporting process;

•

Reviews the performance of the Company’s independent registered public accounting firm and determines whether it is appropriate to adopt a policy of rotating independent registered public accounting firms on a regular basis;

•	Oversees the independence of the Company’s independent registered public accounting firm;

•

Reviews with management and the Company’s independent registered public accounting firm such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company’s financial statements, as are deemed appropriate for review by the Audit Committee prior to any interim or annual filings with the SEC or other regulatory body;

•

Meets with management and the independent registered public accounting firm to review and discuss the annual consolidated financial statements and the report of the independent registered public accounting firm thereon and, to the extent the independent registered public accounting firm or management brings any such matters to the attention of the Audit Committee, to discuss significant issues encountered in the course of the audit work, if any, such as restrictions on the scope of activities or access to required information;

•	Meets quarterly with management and the independent registered public accounting firm to review and discuss the quarterly condensed consolidated financial statements;

•

Meets at least quarterly with the independent registered public accounting firm in order to ensure sufficient independence is maintained from management and to provide the opportunity for the independent registered public accounting firm to brief the members of the Audit Committee in confidence;

•

Reviews the Company’s policies relating to the avoidance of conflicts of interest and reviews past or proposed transactions between the Company, members of the Board of Directors and management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets; and

•	Reviews all related party transactions for potential conflicts of interest.

Compensation Committee

Currently, the Compensation Committee consists of Mr. Kremen and Dr. Kuntz, with Mr. Kremen serving as Chairman. The Board of Directors has determined that each member of the Compensation Committee currently serving or having served during 2023 is independent within the meaning of the applicable SEC and Nasdaq rules. The Compensation Committee held three meetings during 2023.

Pursuant to its charter, the Compensation Committee has responsibility for and authority to:

•

Review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and set the Chief Executive Officer’s compensation level based on this evaluation;

•

Develop, review and approve compensation policies and practices applicable to the Company’s officers who are deemed to be “executive officers” of the Company for SEC reporting purposes, including the criteria upon which executive compensation is based, the specific relationship of corporate performance to executive compensation and the composition of benefits;

•	Make recommendations to the Board of Directors with respect to the Company’s incentive compensation and equity-based compensation plans;

•	Review the compensation and benefits offered to non-employee directors and recommend changes to the Board of Directors as appropriate; and

•

Administer and evaluate the Company’s incentive, equity-based and other executive compensation programs, including approving guidelines, making grants and awards and establishing annual award levels for employee stock options, units, restricted shares and other incentive and equity-based awards under such programs, interpreting and promulgating rules relating to the plans, modifying or canceling grants or awards, designating eligible participants and imposing limitations and conditions on grants or awards.

The Compensation Committee is authorized to delegate any portion of its authority to subcommittees and to engage external independent consultants, as deemed necessary.

Processes and Procedures

On an annual or more frequent basis, the Company’s Chief Executive Officer recommends to the Compensation Committee salary, annual bonus and long-term compensation levels for less senior officers, including the other named executive officers. The executive officers named in the Summary Compensation Table of this Proxy Statement are referred to as our “Named Executive Officers.” Each Named Executive Officer is reviewed annually based on whether various performance objectives were met during the preceding review period. An evaluation of each officer’s performance is presented to the Compensation Committee and used in the Compensation Committee’s review and analysis of such officer’s overall compensation. No other Named Executive Officer currently has a role in determining or recommending the form or amount of compensation paid to the Named Executive Officers, other than providing such financial or other information as the Compensation Committee may request from time to time. Although the participation of our Chief Executive Officer could influence performance targets, our Compensation Committee rather than our Chief Executive Officer makes all determinations regarding performance goals and targets. Our Chief Executive Officer does not attend any portion of meetings at which his compensation is discussed.

Independent Compensation Consultant

Pursuant to its charter, the Compensation Committee has the power, in its discretion, to retain at the Company’s expense, such independent counsel and other advisors and experts as it deems necessary or appropriate to carry out the Compensation Committee’s duties. Under its charter, the Compensation Committee has the express authority to decide whether to retain a compensation consultant to assist in the evaluation of compensation. If the Compensation Committee decides in its discretion to retain such a firm, the Board of Directors delegates to the Compensation Committee the sole authority to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of the Company’s senior executive officers (including all of the Named Executive Officers).

Analysis of Risk in Compensation Programs

In setting compensation, the Compensation Committee also considers the risks to the Company’s stockholders, and the Company as a whole, arising out of the Company’s compensation programs. The Compensation Committee considers the various elements of the Company’s compensation practices, including base salary, annual bonus programs, short and long-term incentive awards, the use of cash and equity awards, and how performance is evaluated. While our annual bonus programs may encourage short-term risk taking on the part of participating employees, the Compensation Committee believes that these risks are balanced by the use of fixed base salaries and long-term equity incentives that encourage employees to take a long-term view of our business aligned with the interests of the Company’s stockholders. The Compensation Committee did not identify any risks arising from the Company’s compensation policies and practices reasonably likely to have a material adverse effect on the Company.

Nominating Committee

The Nominating Committee assists in identifying individuals qualified to become members of the Board of Directors. Currently, the Nominating Committee consists of Mr. Kremen and Mr. Ousley, with Mr. Kremen serving as Chairman. The Board of Directors has determined that each of the members of the Nominating Committee is independent within the meaning of Nasdaq director independence standards. The Nominating Committee held no meetings during 2023.

Pursuant to its charter, the Nominating Committee has responsibility for and authority to:

•	Identify individuals qualified to become directors;

•	Evaluate and select, or recommend to the Board of Directors, director nominees for each election of directors;

•	Develop and recommend to the Board of Directors criteria for selecting qualified director candidates;

•	Review and make recommendations to the Board of Directors concerning the qualifications, appointment, and removal of committee members; and

•	Provide oversight in the evaluation of the Board of Directors and each committee.

The Nominating Committee has the authority to delegate any portion of its authority to subcommittees and to retain outside counsel, experts, and other advisors as it determines appropriate to assist it in the performance of its functions, including sole authority to retain and terminate any search firm used to identify director candidates, and to approve the search firm’s fees and other retention terms.

Policy for Director Recommendations and Nominations

The primary role of the Nominating Committee is to develop and recommend to the Board of Directors criteria for identifying and evaluating director candidates and to establish a procedure for consideration of director candidates recommended by our stockholders. The Nominating Committee periodically assesses the appropriate size of the Board of Directors and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, the Nominating Committee seeks to identify and evaluate potential candidates at meetings of the Nominating Committee, which can take place at any point during the year.

Candidates may come to the attention of the Board of Directors through current members of the Board of Directors, professional search firms, stockholders or other parties. All candidates are evaluated based on a review of the individual’s qualifications, skills, independence and expertise. The Nominating Committee will consider candidates submitted by stockholders as nominees for election as directors of the Company. Stockholders wishing to have the Nominating Committee consider a candidate should submit the name(s) and supporting information to Corporate Secretary, c/o Identiv, Inc., 1900-B Carnegie Avenue, Santa Ana, CA 92705, and should include the following information: (a) the name(s) and address(es) of the stockholder(s) making the recommendation and of the persons to be nominated; (b) a representation that the stockholder is a record holder of stock of the Company entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in the Proxy Statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; (e) the consent of each nominee to serve as a director of the Company if so elected; and (f) appropriate biographical information and a statement as to the qualifications of the candidate. Written notice of a nomination must be received by us within the timeframe described the section entitled “The Annual Meeting – Stockholder Proposals for 2025 Annual Meeting of Stockholders”.

As part of its selection process, the Nominating Committee may consider recommendations of director candidates with diverse backgrounds and experience who are expected to enhance the quality of the Board of Directors, serve stockholders’ long-term interests and contribute to our overall corporate goals. Pursuant to our Corporate Governance Guidelines, we endeavor to have a Board of Directors representing diverse experience at policy-making levels in various areas that are relevant to our global activities. While the Nominating Committee has not established specific minimum criteria for candidates, the philosophy of the Nominating Committee is that directors should possess the highest personal and professional ethics, integrity and values, informed judgment, and sound business experience and be committed to representing the long-term interests of our stockholders. Candidates must also have an inquisitive and objective perspective, the ability to make independent analytical inquiries, practical wisdom and mature judgment. In evaluating candidates, the Nominating Committee may consider a candidate’s work experience related to our business, general professional experience and overall expected contributions to the Board of Directors in relation to other directors already serving on the Board of Directors. When evaluating existing directors for nomination for re-election, the Nominating Committee may also consider the directors’ past Board of Director and committee meeting attendance and participation.

The Nominating Committee evaluates stockholder-recommended candidates using the same process and the same criteria it uses to evaluate candidates from other sources.

Corporate Governance

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that assist the directors in following corporate practices that serve the best interests of the Company and its stockholders, including guidelines relating to board composition, director qualifications and selection process, director independence, board committees and auditor independence. The Corporate Governance Guidelines are available on the Corporate Governance page within the Investor Relations section of our website at www.identiv.com. The Nominating Committee and the Board of Directors review the Corporate Governance Guidelines annually and the Board of Directors may amend the Corporate Governance Guidelines at any time.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct and Ethics for all of our employees, including our Chief Executive Officer, Chief Financial Officer, any other principal accounting officers and for the members of our Board of Directors. Our Code of Conduct and Ethics is posted on the Corporate Governance page within the Investor Relations section of our website, at www.identiv.com. The Board of Directors may amend the Code of Conduct and Ethics at any time and has the sole authority to approve any waiver of the Code of Conduct and Ethics relating to the activities of any of our senior financial officers, other executive officers and directors. We intend to disclose future amendments to certain provisions of our Code of Conduct and Ethics or waivers of such Code granted to executive officers and directors on our website at www.identiv.com within four business days following the date of such amendment or waiver.

Certain Relationships and Related Transactions

It is our policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in our Code of Conduct and Ethics. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the independent and disinterested members of the Board of Directors or an independent and disinterested committee of the Board of Directors.

Related Party Transactions

We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Compensation of Directors

During 2023, each non-employee member of our Board of Directors was eligible to receive annual compensation, payable quarterly, as detailed below. Annual compensation for each eligible non-employee director potentially includes the following:

For the board years beginning June 1, 2022 and ending May 31, 2023 and beginning June 1, 2023 and ending May 31, 2024:

•	an annual retainer per board year of $125,000, except for the Chairman of the Board or Lead Independent Director, who is eligible to receive an annual retainer of $175,000; and

•

an additional annual retainer per board year of $5,000 for service on each committee of the Board of Directors, and in addition the chair of the Audit Committee is eligible to receive an additional retainer of $20,000, and the chair of each of the Compensation Committee and the Nominating Committee is eligible to receive an additional retainer of $10,000 for each board year, respectively.

Until February 1, 2020, a minimum of 50% of the annual compensation for each non-employee director was required to be paid in RSUs under the 2011 Plan. Those RSUs granted to non-employee directors for the board years ending May 31, 2016 and after vested monthly over 12 months beginning on June 1, and vested shares will be delivered on the earlier of three years from the award’s vesting start date or the date of separation of service. Effective as of February 1, 2020 through May 31, 2021, non-employee directors elected to receive their annual retainer for service on the Board of Directors and committees thereof solely in the form of fully vested RSUs (based on a 30-day trading average prior to issuance). Beginning June 1, 2021, the non-employee directors elected to receive 50% of their annual compensation in RSUs and the remaining 50% in cash paid quarterly.

Additionally, we reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors, which primarily consist of travel expenses associated with Board of Directors or committee meetings or with committee assignments.

Directors who are our employees do not receive additional compensation for their service on the Board of Directors.

The following table sets forth summary information concerning the compensation earned by our non-employee directors for their service as directors in 2023:

Name	Fees Earned ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Total ($)
Laura Angelini (3)	54,687	48,184	—	102,871
Gary Kremen (4)	80,000	82,174	—	162,174
Richard E. Kuntz, M.D. (5)	54,687	48,184	—	102,871
James E. Ousley (6)	102,501	104,851	—	207,352

(1)

The amounts reported in this column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”), rather than amounts paid to or realized by the named individual. The assumptions used in determining grant date fair value of these awards are set forth in Note 10 to our Consolidated Financial Statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended. There can be no assurance that the price of our common stock when RSUs vest and settle will equal or exceed the price of our common stock on the date of the applicable RSU award.

(2)

Reflects RSUs granted for service as a director and on committees. The number of shares awarded in lieu of cash was calculated based on dividing the average price of our common stock over the five trading days preceding the start of each Board of Directors’ service year.

(3)	At December 31, 2023, Ms. Angelini held 7,795 vested but not settled RSUs, and 4,452 unvested RSUs.
(4)	At December 31, 2023, Mr. Kremen held options to purchase 1,000 shares of common stock, 17,694 vested but not settled RSUs, and 5,479 unvested RSUs.
(5)	At December 31, 2023, Dr. Kuntz held 7,795 vested but not settled RSUs, and 4,452 unvested RSUs.
(6)	At December 31, 2023, Mr. Ousley held options to purchase 1,000 shares of common stock, 21,584 vested but not settled RSUs, and 7,020 unvested RSUs.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the material elements of the Company’s compensation program and analyzes the compensation decisions made for the executive officers included in the Summary Compensation Table (our “Named Executive Officers”) for the year ended December 31, 2023. For 2023, we had two “executive officers” as defined in Exchange Act Rule 3b-7.

Our Named Executive Officers for 2023 were our principal executive officer and our principal financial officer:

Name	Position
Steven Humphreys	Chief Executive Officer and Director
Justin Scarpulla	Chief Financial Officer and Secretary

Executive Summary

Our pay-for-performance philosophy links compensation to the achievement of our operational objectives, long-term performance goals and the enhancement of stockholder value.

Our Compensation Practices Benefit our Stockholders

We are focused on creating an effective compensation program that successfully aligns our key strategic objectives with the interests of our stockholders. To reinforce this, we have adopted policies and practices that guide our compensation practices as summarized below.

WHAT WE DO

Pay for Performance | A significant portion of our Chief Executive Officer’s compensation is at risk, linked to Company performance and stockholder interests. 100% of our Chief Executive Officer’s bonus opportunity for 2023 was tied to Company performance metrics and was paid in Company stock.

Entirely Independent Compensation Committee | All of the members of the Compensation Committee are independent directors.

Reasonable Change-in-Control Arrangements | The post-employment compensation arrangements for our executive officers, including our Named Executive Officers, provide for amounts and multiples that are within reasonable market norms. Our Chief Executive Officer may become eligible for change in control severance upon the occurrence of both a change in control and his involuntary termination (includes constructive termination for good reason).

Emphasize Long-Term Equity Compensation Arrangements | We use equity awards to deliver long-term incentive compensation opportunities to our executive officers, including our Named Executive Officers. These equity awards vest over multi-year periods, which helps serve our long-term value creation goals and retention objectives.

Engage with Stockholders | We engage in ongoing discussions with key institutional investors, including on the topic of compensation.

Clawback Policy | We have a compensation recoupment, or clawback, policy that requires recoupment of erroneously awarded incentive-based compensation paid to our current and former executive officers in the event of an accounting restatement.

WHAT WE DO NOT DO
Pay Tax Gross-Ups | We do not provide “gross-ups” or tax payments in connection with any compensation element.

Pay Unearned Dividends | We do not pay dividends or dividend equivalents on unvested equity awards.

Options/SARs Granted Below FMV | We do not grant options or stock appreciation rights (“SARs”) with exercise prices below the fair market value.

Reprice Stock Options | Any repricing of options or stock appreciation rights granted under our 2011 Plan would require advance approval by our stockholders.

Executive Perquisites | We do not provide any special perquisites or other personal benefits to our Named Executive Officers.

Guaranteed Compensation | We do not guarantee salary increases, bonuses, or long-term incentive awards to our Named Executive Officers.

Executive Retirement Programs | We do not offer our employees, including our Named Executive Officers, a pension plan or other executive retirement, or nonqualified deferred compensation plan or arrangement.

Listening to Our Stockholders

We rely on stockholder outreach as well as more formal channels to communicate with stockholders, including the opportunity for stockholders to cast a non-binding advisory vote regarding executive compensation at our annual meeting of stockholders. In evaluating our compensation practices and programs for 2023, the Compensation Committee considered the support our stockholders expressed for our philosophy and practice of linking compensation to operational objectives and the enhancement of stockholder value. Our say-on-pay approval rating was 98.49% of the votes cast in 2023. The Compensation Committee took this vote into account in designing and implementing the 2023 compensation program.

During 2023, the Compensation Committee continued to monitor our executive compensation programs to ensure compensation is aligned with Company performance. The Compensation Committee will continue to seek out and consider stockholder feedback in the future and administer the pay for performance program in the interests of stockholders.

Compensation Philosophy

We compensate our executive officers, including our Named Executive Officers, for the achievement of short-term and long-term financial and operating goals and have competitive base salaries, limited perquisites, and no excessive severance, deferred compensation, pensions or gross-up payments. Our compensation program is designed to attract and retain the best available personnel for positions of substantial responsibility, provide incentives for such persons to perform to the best of their abilities, and to promote the success of our business. Our compensation program is aligned not only with stockholder interests but also with the interests of our customers and our employees.

Compensation Components

We establish total direct compensation for our Named Executive Officers consisting of the following components:

•

Base Salary: Provides fixed compensation based on competitive local market practices and is intended to acknowledge and reward the core competence of our executives relative to their responsibilities, skills, experience and contributions to the Company. Base salaries for executives generally are reviewed annually and more frequently when there are any changes in responsibilities or market conditions.

•

Bonus: Provides for cash and/or stock-settled incentive awards to executives based on the achievement of corporate performance goals. Executives and other key employees of the Company are eligible to earn bonuses paid in cash and/or equity-based awards subject to the achievement of certain performance criteria determined by the Compensation Committee.

•

Equity Awards/Long-Term Incentive Compensation: Generally comprised of RSUs vesting over a multiple-year period thereby incentivizing our executive officers to build sustainable long-term value for the benefit of our stockholders.

Variable pay elements, including bonuses and equity awards, ensure that, each year, a substantial portion of our Named Executive Officers’ target total direct compensation is contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability based on our performance.

2023 Compensation Program Design and Results

The main elements of our executive compensation program include: (i) base salary, (ii) variable compensation earned based on Company performance and settled in equity under our 2023 Variable Compensation Plan, and (iii) RSUs. We describe each of these elements below and explain what we paid in 2023 and why.

Base Salary

We provide base salaries to our executive officers to compensate them for their services rendered during the year and to provide them with a level of competitive and stable fixed compensation. In 2023, the Compensation Committee approved an increase in the 2023 base salary for our Chief Executive Officer based on competitive market factors, his duties and responsibilities, his performance and the relative pay of our senior management team. Effective September 1, 2023, our Chief Executive Officer’s annual base salary increased to $550,000 from $350,000 in 2022. Prior to this increase, our Chief Executive Officer had not received a base salary increase since he became our Chief Executive Officer in 2015. In 2023, our Chief Executive Officer’s base salary was paid entirely in the form of common stock of the Company, except for amounts withheld in cash to cover taxes and other voluntary and involuntary payroll deductions and withholdings. The 2023 base salary of our other executive officer, our Chief Financial Officer, was reviewed and recommended to the Compensation Committee by the Chief Executive Officer based on similar factors and was analyzed and approved by the Compensation Committee. Following this review, effective April 1, 2023, our Chief Financial Officer’s annual base salary was increased to $325,000 from $285,000 in 2022.

Variable Compensation

We use bonus opportunities to motivate our executive officers, including our Named Executive Officers, to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. Consistent with our executive compensation philosophy, these bonuses are intended to help us to deliver a competitive total direct compensation opportunity to our executive officers. Our bonuses are entirely performance-based, are not guaranteed, and may vary materially from year-to-year.

Under our 2023 Variable Compensation Plan, our Chief Executive Officer was initially eligible to earn a performance bonus of up to 25% of his 2023 base salary each quarter (for a total aggregate bonus opportunity equal to 100% of his 2023 base salary). Effective October 1, 2023, his performance bonus opportunity was increased to up to $100,000 each quarter. Our Chief Executive Officer’s quarterly performance bonus under our 2023 Variable Compensation Plan, if earned, is payable entirely in the form of common stock of the Company, except for amounts withheld in cash to cover taxes and other voluntary and involuntary payroll deductions and withholdings. For 2023, the Compensation Committee established quarterly performance objectives for revenue and net income (loss), as determined in accordance with U.S. GAAP, for our Chief Executive Officer as follows (the “2023 CEO Performance Objectives”):

Quarterly Performance Period	Revenue Target	Net Income (Loss) Target
2023 Q1	$27,065,000	$(2,124,000)
2023 Q2	$32,243,000	$(319,000)
2023 Q3	$38,102,000	$1,665,000
2023 Q4	$35,289,000	$1,269,000

The Compensation Committee reviewed the Company’s performance against the pre-established 2023 CEO Performance Objectives shortly following each quarterly-performance period during 2023. For the fiscal quarters ended March 31, 2023, June 30, 2023, September 30, 2023, and December 31, 2023, the Compensation Committee determined that the 2023 CEO Performance Objectives had not been achieved with respect to either target and that no bonus was payable to our Chief Executive Officer for any quarter during 2023.

Under our 2023 Variable Compensation Plan, effective April 1, 2023, our Chief Financial Officer was eligible to earn a performance bonus of up to $31,250 each quarter. Our Chief Financial Officer’s quarterly performance bonus under our 2023 Variable Compensation Plan, if earned, is payable entirely in cash. For 2023, the Compensation Committee established quarterly performance objectives for non-GAAP operating expenses and ending cash balances for our Chief Financial Officer as follows (the “2023 CFO Performance Objectives”):

Quarterly Performance Period	Non-GAAP Operating Expense Target	Cash Balance Target
2023 Q1	$—	$—
2023 Q2	$12,285,000	$20,299,000
2023 Q3	$12,368,000	$24,297,000
2023 Q4	$10,949,000	$23,647,000

The Compensation Committee reviewed the Company’s performance against the pre-established 2023 CFO Performance Objectives shortly following each quarterly-performance period beginning April 1, 2023. The Compensation Committee determined that the CFO Performance Objectives were achieved in the following fiscal quarters in 2023:

Quarterly Performance Period	Non-GAAP Operating Expense Target Bonus Payout	Cash Balance Target Bonus Payout
2023 Q1	$—	$—
2023 Q2	$15,625	$15,625
2023 Q3	$15,625	$—
2023 Q4	$15,625	$15,625

Equity Awards/Long-Term Incentive Compensation

We use long-term incentive compensation in the form of equity awards to motivate our executive officers, including our Named Executive Officers, by providing them with the opportunity to build an equity interest in the Company and to share in the potential appreciation of the value of our common stock.

On October 4, 2023, the Company and Mr. Humphreys entered into an agreement amending Mr. Humphreys’ executive employment agreement (such amendment, the “Humphreys Amendment Agreement”). Pursuant to the Humphreys Amendment Agreement, if the Company undergoes either (a) a sale or merger of a material business unit at a price and on terms determined by the Board of Directors to constitute a qualifying transaction or, (b) a change of control (as defined in Mr. Humphreys’ executive employment agreement) (each, a “Corporate Event”) on or before October 4, 2027, subject to Mr. Humphreys’ continued

employment with the Company, except as provided in the Humphreys Amendment Agreement, the Company will grant Mr. Humphreys 365,000 fully vested RSUs (the “Humphreys Corporate Event RSU Award”), effective as of immediately prior to the consummation of the Corporate Event, which will settle for either stock or cash upon the consummation of the Corporate Event, subject to Mr. Humphreys providing an enforceable release. This commitment follows the recent expiration of a previous commitment to issue 365,000 vested RSUs in the event of a change in control occurring prior to August 2023.

In March 2023, in recognition of Mr. Scarpulla’s contributions and continued service with the Company and to make his equity awards more competitive with market norms, the Compensation Committee amended the new hire RSU award previously granted to him on February 28, 2022 with respect to 85,000 RSUs and the retention RSU award previously granted to him on October 31, 2022 with respect to 75,000 RSUs, in each case, to provide that the RSUs will accelerate and become fully vested in the event that Mr. Scarpulla’s continuous service (as defined in the 2011 Plan) is terminated (a) by the Company without cause (as defined in the 2011 Plan) or by constructive termination (as defined in the agreement between the Company and Mr. Scarpulla regarding amending the RSU awards (the “Scarpulla Amendment Agreement”) and (b) such termination occurs during the three (3) months prior to and ending twelve (12) months following the effective date of a change in control (as defined in the 2011 Plan), subject to Mr. Scarpulla providing an enforceable release.

Welfare and Health Benefits

We provide health and welfare benefits to our executive officers, including our Named Executive Officers, on the same basis as all of our full-time employees. These benefits generally include health, dental, vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. We also provide vacation and other paid holidays to all employees, including our executive officers.

Perquisites and Other Personal Benefits

Consistent with our pay-for-performance compensation philosophy, we believe perquisites for executive officers should be limited in scope and value, and should only be offered when they provide necessities or conveniences that allow our executive officers to focus on and optimally perform in their role with us. We do not currently provide perquisites or other personal benefits to our executive officers.

Compensation Decision Making Process

The Compensation Committee begins its process of deciding how to compensate our executive officers, including our Named Executive Officers, by considering the competitive market data provided by the Human Resources Department. Competitive market data consists of pay information from Radford-AON and surveys collected by our Human Resources Department for companies that match our size, industry, profitability, and location.

Peer Group and Benchmarking

The positions of our executive officers, including our Named Executive Officers, are compared to their counterpart positions in companies that match our size, industry, profitability, and location, and the compensation levels for comparable positions at such companies were examined for guidance in determining:

•	Base salaries;

•	Annual performance bonuses; and

•	The amount and mix of long-term, equity-based incentive awards.

The Compensation Committee reviews and approves base salaries, annual performance target opportunities and payments and long-term, equity-based incentive awards on a case-by-case basis for each Named Executive Officer, taking into account, among other things, individual and Company performance, role expertise and experience and the competitive market, advancement potential, recruiting needs, internal equity, retention requirements, unrealized equity gains, succession planning, and best compensation governance practices. The Compensation Committee does not tie individual compensation to specific target percentiles.

How the Compensation Committee Makes Decisions and Policies

Our Compensation Committee is responsible for the executive compensation programs for our executive officers, including our Named Executive Officers. On an annual or more frequent basis, the Company’s Chief Executive Officer and the Human Resources Department make recommendations to the Compensation Committee regarding the salary, annual bonus and long-term compensation levels for less senior officers, including the other Named Executive Officers. Each Named Executive Officer is reviewed annually based on whether various performance objectives were met during the preceding review period. An evaluation of each officer’s performance is presented to the Compensation Committee and used in the Compensation Committee’s review and analysis of such officer’s overall compensation. Other than our Chief Executive Officer, no other Named Executive Officer currently has a role in determining or recommending the form or amount of compensation paid to the Named Executive Officers, other than providing such financial or other information as the Compensation Committee may request from time to time. Although the participation of our Chief Executive Officer could influence performance targets, our Compensation Committee rather than our Chief Executive Officer makes all determinations regarding performance goals and targets. Our Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer does not attend any portion of meetings at which his own compensation is discussed or determined. While our Compensation Committee is authorized to retain the services of executive compensation advisors to establish compensation programs and related policies, it did not retain an independent advisor during 2023.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code generally places a $1 million limit on the amount of compensation a public company can deduct in any one year for certain current and former executive officers. While the Compensation Committee considers tax deductibility as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program, even if the awards are not deductible by us for tax purposes.

Taxation of Nonqualified Deferred Compensation

Section 409A of the Code requires that amounts that qualify as “nonqualified deferred compensation” satisfy requirements with respect to the timing of deferral elections, timing of payments, and certain other matters. Generally, the Compensation Committee intends to administer our executive compensation program and design individual compensation components, as well as the compensation plans and arrangements for our employees, so that they are either exempt from, or satisfy the requirements of, Section 409A. From time to time, we may be required to amend some of our compensation plans and arrangements to ensure that they are either exempt from, or compliant with, Section 409A.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 during 2023 and we have not agreed and are not otherwise obligated to provide any executive officers, including any Named Executive Officer, with such a “gross-up” or other reimbursement payment.

Accounting for Stock-Based Compensation

The Compensation Committee considers accounting implications when designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC 718, the standard that governs the accounting treatment of stock-based compensation awards.

Executive Compensation Governance Components

Compensation Risk Management

In setting compensation, the Compensation Committee also considers the risks to the Company’s stockholders, and the Company as a whole, arising out of the Company’s compensation programs. The Compensation Committee considers the various elements of the Company’s compensation practices, including base salary, annual bonus programs, short and long-term incentive awards, the use of cash and equity awards, and how performance is evaluated. While our annual bonus programs may encourage short-term risk taking on the part of participating employees, the Compensation Committee believes that these risks are balanced by the use of fixed base salaries and long-term equity incentives that encourage employees to take a long-term view of our business aligned with the interests of the Company’s stockholders. The Compensation Committee did not identify any risks arising from the Company’s compensation policies and practices reasonably likely to have a material adverse effect on the Company.

Insider Trading Policy

The Company’s insider trading policy applicable to all directors and employees prohibits insider trading when the person is aware of material nonpublic information and restricts directors and executive officers and certain other employees determined to have potential access to insider information from trading in Company stock during predetermined closed periods. In addition, executive officers and directors are required to pre-clear any trades.

Recoupment (or “Clawback”) Policy

Effective as of October 2, 2023, we adopted an Incentive-Based Compensation Recoupment Policy (the “clawback policy”) that provides for the recoupment of erroneously awarded incentive compensation paid to current and former executive officers, including our Named Executive Officers, in the event of an accounting restatement due to material noncompliance with financial reporting requirements in accordance with the Nasdaq listing rules and Exchange Act Rule 10D-1. The clawback policy applies to compensation that is granted, earned, or vested based in whole or in part upon the attainment of a financial reporting measure and provides for the reimbursement or forfeiture by the executive officer of the excess portion of the compensation received by the executive officers during the three preceding fiscal years.

Compensation Committee Report

The following report of the compensation committee shall not be deemed to be “soliciting material” or “filed” with the SEC or to be incorporated by reference into any other filing by Identiv, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under those Acts.

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” included in this Proxy Statement, and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Gary Kremen, Chairman

Richard E. Kuntz, M.D.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during 2023 were Mr. Kremen and Dr. Kuntz. Neither of the members of our Compensation Committee was a Company officer or employee during 2023, was formerly a Company officer or had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During 2023, none of our executive officers served as a member of a board of directors or as a member of a compensation committee of any entity that has one or more executive officers serving as a member on our Board of Directors or any committee of our Board of Directors.

Summary Compensation Table

The following table sets forth information concerning the compensation of our Named Executive Officers for the years ended December 31, 2023, 2022 and 2021:

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $(2)	Non-Equity Incentive Plan Compensation $(3)	Total $
Steven Humphreys(1)	2023	424,147	—	—	—	424,147
Chief Executive Officer and Director	2022	361,148	—	—	42,519	403,667
	2021	365,628	—	—	264,701	630,329
Justin Scarpulla(4)	2023	315,000	—	—	46,876	361,876
Chief Financial Officer and Secretary	2022	285,000	—	2,685,350	—	2,970,350
	2021	20,644	—	—	—	20,644

(1)

Except with respect to amounts withheld in cash to cover taxes and other involuntary and voluntary payroll deductions and withholdings, beginning February 1, 2020, the Company has paid Mr. Humphreys’ base salary in the form of fully vested common stock of the Company. For salary earned by Mr. Humphreys from February 1, 2020 to April 30, 2021, the number of shares issued each payroll period was determined based on the 30-day trading average prior to issuance. For salary earned beginning on May 1, 2021, the five-day trading average prior to issuance was used to determine the number of shares issued for each payroll period. The amount reported in the salary column for each year reflects sum of (a) the total cash amount paid to cover taxes and other involuntary and voluntary payroll deductions and withholdings, and (b) an amount equal to the trading price per share of common stock of the Company on the date of issuance for each payroll period multiplied by the number of shares actually granted for that payroll period (as previously determined based on the application of the trading average described above). For 2021, we disclosed base salary paid in the form of fully vested common stock of the Company under the “stock awards” column. We have corrected this in the current Summary Compensation Table. The actual amount paid and reported for 2021 has not changed.

(2)

The amounts reported in this column represent the aggregate grant date fair value computed in accordance with FASB ASC 718, rather than amounts paid to or realized by the named individual. There can be no assurance that the price of our common stock when RSUs vest and settle will equal or exceed the price of our common stock on the date of the applicable RSU award. The assumptions used in determining grant date fair value of these awards are set forth in Note 10 to our Consolidated Financial Statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended.

(3)

The amounts reported in this column represent quarterly performance-based bonuses earned under the Company’s variable compensation plan in the applicable fiscal year. Pursuant to the terms of his executive employment agreement, Mr. Humphreys’ quarterly performance-based bonuses, if earned (as determined by our Compensation Committee based on the achievement of pre-established performance targets), are paid shortly following the end of the applicable quarterly performance period in fully vested stock. Mr. Scarpulla’s quarterly-performance-based bonuses, if earned (as determined by our Compensation Committee based on the achievement of pre-established performance targets), are paid shortly following the end of the applicable quarterly performance period in cash. The 2023 Variable Compensation Plan is further described under the section entitled “—Compensation Discussion and Analysis – 2023 Compensation Program Design and Results – Variable Compensation”. For 2021, we disclosed Mr. Humphreys’ quarterly performance-based bonus payments under the “stock awards” column. We have corrected this in the current Summary Compensation Table. The actual amount paid and reported for 2021 has not changed.
(4)	Mr. Scarpulla became our Chief Financial Officer effective December 6, 2021, at an annual salary of $285,000. Effective April 1, 2023, Mr. Scarpulla’s annual salary was increased to $325,000.

Grants of Plan-Based Awards Table

The following table presents information regarding grants of plan-based awards to each of our Named Executive Officers during the fiscal year ended December 31, 2023:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)		Grant Date Fair Value of Stock Awards(2)
Steven Humphreys	11/1/2021	—	362,500	(1)	—	—	—
Justin Scarpulla	—	—	—		—	—	—

(1)

Represents the aggregate quarterly target bonus amount under the 2023 Variable Compensation Plan. For information regarding the performance criteria used in 2023 and for additional discussion about the 2023 Variable Compensation Plan, see the section entitled “—Compensation Discussion and Analysis – 2023 Compensation Program Design and Results – Variable Compensation”.

(2)	Represents the grant date fair value of RSUs granted during 2023, calculated in accordance with ASC 718.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the outstanding equity awards held by our Named Executive Officers as of December 31, 2023:

	Option Awards					Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(3)
Steven Humphreys(1)	3/31/2014	500	—	$11.30	3/31/2024	—	—
	5/22/2014	2,000	—	$7.50	5/22/2024	—	—
	6/6/2016	444,460	—	$4.36	6/6/2026	—	—
Justin Scarpulla(2)	2/28/2022	—	—	—	—	47,813	$393,979
	10/31/2022	—	—	—	—	56,250	$463,500

(1)	All awards granted to Mr. Humphreys through 2014 were for his service as a director and prior to his appointment as our Chief Executive Officer in September 2015.
(2)

Mr. Scarpulla was granted 85,000 and 75,000 RSUs under the 2011 Plan on February 28, 2022 and October 31, 2022, respectively. These RSUs vested 25% on January 1, 2023 and December 1, 2023, respectively, with the remaining RSUs vesting quarterly over the following three years. In the event that Mr. Scarpulla’s continuous service (as defined in the 2011 Plan) is terminated (a) by the Company without cause (as defined in the 2011 Plan) or by constructive termination (as defined in the Scarpulla Amendment Agreement) and (b) such termination occurs during the three (3) months prior to and ending twelve (12) months following the effective date of a change in control (as defined in the 2011 Plan), the remaining RSUs will accelerate and become fully vested, subject to Mr. Scarpulla providing an enforceable release.

(3)	Market value is based on the closing price of our common stock on December 31, 2023.

Option Exercises and Stock Vested Table

The following table sets forth the dollar amounts realized pursuant to the vesting or exercise of equity-based awards by each of our Named Executive Officers for the fiscal year ended December 31, 2023:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Steven Humphreys	—	—	50,265	359,754
Justin Scarpulla	—	—	55,937	405,731

(1)	Value realized upon vesting of RSUs is computed by multiplying the number of shares of common stock underlying RSUs that vested by the closing price of our common stock on the vesting date.

Employment Agreements; Termination / Change in Control Arrangements

We have entered into employment agreements with our Named Executive Officers. Below is a description of the material terms of each agreement, including severance provisions.

Employment Agreement with Steven Humphreys

On September 14, 2015, we entered into an executive employment agreement with Steven Humphreys pursuant to which Mr. Humphreys serves as our Chief Executive Officer and a director. As of the date of his appointment as Chief Executive Officer, Mr. Humphreys continued to serve as a director, but ceased serving as the Chairman of the Board and serving on the Audit and Nominating committees and receives no additional compensation for his service on the Board. Under the terms of his executive employment agreement, as amended by the Humphreys Amendment Agreement, Mr. Humphreys receives an annual base salary of $550,000, with a target quarterly performance bonus of up to $100,000. Mr. Humphreys’ base salary and his quarterly bonus (to the extent earned) are paid entirely in the form of common stock of the Company, except for amounts withheld in cash to cover taxes and other voluntary and involuntary payroll deductions and withholdings. As an employee, Mr. Humphreys is also eligible to participate in the Company’s employee benefits plans. Additionally, Mr. Humphreys was granted an option to purchase 444,460 shares of common stock at an exercise price of $4.36 per share (the “Option”), the closing price of the Company’s common stock on September 9, 2015, under the 2011 Plan. The Option vested as to 25% of the underlying shares on the first anniversary of the date of grant, and then monthly over the following three years. In addition, the Board agreed to grant Mr. Humphreys an award of 302,657 RSUs, vesting over four years from September 9, 2015.

The Humphreys Amendment Agreement provides that if the Company undergoes a Corporate Event on or before October 4, 2027, and subject to Mr. Humphreys’ continued employment with the Company, except as provided in the Humphreys Amendment Agreement, the Company will grant the Humphreys Corporate Event RSU Award, effective as of immediately prior to the consummation of the Corporate Event, which will settle for either stock or cash upon the consummation of the Corporate Event, subject to Mr. Humphreys’ execution of an enforceable release of claims.

Pursuant to his executive employment agreement, Mr. Humphreys may become entitled to severance benefits. If he is terminated without cause or is constructively terminated (as each term is defined in such agreement), subject to his execution of an enforceable release of claims, he is entitled to receive (i) a lump sum payment equal to 12 months of his then-current base salary, (ii) reimbursement of COBRA premiums for continuation of Company-sponsored group health plan coverage for 12 months, and (iii) 12 months of accelerated service-based vesting in his then-outstanding equity awards. However, in addition to these severance benefits, in the event Mr. Humphreys is terminated without cause or is constructively terminated within 12 months following a change in control of the Company, he is entitled to full acceleration of his equity awards with time-based vesting. Also pursuant to his executive employment agreement, in the event of his death or disability while an employee of the Company, Mr. Humphreys is entitled to a lump sum payment equal to 12 months of his base salary.

Employment Agreement with Justin Scarpulla

On October 25, 2021, we entered into an executive employment agreement with Justin Scarpulla pursuant to which Mr. Scarpulla serves as our Chief Financial Officer, Principal Accounting Officer and Principal Financial Officer. He was appointed to this role by the Board of Directors on December 6, 2021. Effective April 1, 2023, Mr. Scarpulla’s annual base salary was increased to $325,000 from $285,000 in 2022. Mr. Scarpulla was granted 85,000 and 75,000 RSUs under the 2011 Plan on February 28, 2022 and October 31, 2022, respectively. These awards vest with respect to 25% of the underlying shares on January 1, 2023 and December 1, 2023, respectively, and then with respect to the remaining shares on a quarterly basis over the following three years, subject to continued service through the applicable vesting dates. In March 2023, in recognition of Mr. Scarpulla’s contributions and continued service with the Company and to make his equity awards more competitive with market norms, the Compensation Committee amended Mr. Scarpulla’s outstanding RSUs to provide for full acceleration in the event that Mr. Scarpulla’s continuous service (as defined in the 2011 Plan) is terminated (a) by the Company without cause (as defined in the 2011 Plan) or in the event that he experiences a constructive termination (as defined in the Scarpulla Amendment Agreement) and (b) such termination occurs during the change in control period (as defined in the Scarpulla Amendment Agreement), subject to his providing an enforceable release.

Pursuant to his executive employment agreement, Mr. Scarpulla may become entitled to severance benefits. If he is terminated without cause (as such term is defined in such agreement), subject to his execution of an enforceable release of claims, he is entitled to receive (i) 6 months of his then-current base salary, (ii) reimbursement of COBRA premiums for continuation of Company-sponsored group health plan coverage for Mr. Scarpulla and his eligible dependents for a period of 6 months, and (iii) an additional 6 months of vesting of his RSUs. As an employee, Mr. Scarpulla is also eligible to participate in the Company’s employee benefits plans. Mr. Scarpulla also entered into the Company’s standard form indemnification agreement.

Potential Payments upon Termination or Change in Control

The information below describes the estimated value of certain compensation and benefits that would potentially have become payable under contractual arrangements with our Named Executive Officers assuming a termination of employment or change in control of the Company had occurred on December 31, 2023, based upon the Named Executive Officers’ compensation and service levels as of such date and, where applicable, the $8.24 closing price of our common stock on December 31, 2023. The information presented represents estimates of incremental amounts that would become payable had a trigging event occurred on December 31, 2023 and does not include amounts that were earned and payable as of that date regardless of the occurrence of a triggering event.

If Mr. Humphreys had either been terminated by the Company without cause or by constructive termination (each as defined in his executive employment agreement) as of December 31, 2023, he would have become entitled to receive (i) $550,000, representing 12 months’ salary and (ii) reimbursement of health care coverage for a period of 12 months, having a value of approximately $32,095. In the event that a change of control (as defined in Mr. Humphreys’ executive employment agreement) had occurred on December 31, 2023, and Mr. Humphreys continued to serve as the Company’s Chief Executive Officer as of the effective time of the change of control, Mr. Humphreys would have become entitled to receive the Humphreys Corporate Event RSU Award, having a value of approximately $3,007,600, effective as of immediately prior to the consummation of the change in control, settled in stock or cash upon the consummation of the Corporate Event, subject to his execution of an enforceable release of claims. In addition, if on December 31, 2023 and within 12 months of a change in control, Mr. Humphreys had either been terminated by the Company without cause or by constructive termination (each as defined in his executive employment agreement) as of December 31, 2023, he would have become entitled to receive (i) $550,000, representing 12 months’ salary and (ii) reimbursement of health care coverage for a period of 12 months, having a value of approximately $32,095. Mr. Humphreys’ entitlement to such benefits would be conditioned upon his execution and nonrevocation of a general release in a form determined by the Company. In addition, Mr. Humphreys may be subject to a Section 280G cutback. Had Mr. Humphreys’ employment terminated as of December 31, 2023 for reasons of death or disability (as defined in his executive employment agreement), he (or his estate as applicable) would have become entitled to $550,000, representing 12 months’ salary, not conditioned on a general release.

If Mr. Scarpulla had been terminated by the Company without cause (as defined in his executive employment agreement) as of December 31, 2023, he would have become entitled to receive (i) $142,500, representing 6 months’ salary, (ii) reimbursement of health care coverage for a period of 6 months, having a value of approximately $16,048, and (iii) 6 months of vesting acceleration of his outstanding RSUs, having a value of approximately $162,500. In addition, if on December 31, 2023 and within three months prior to or 12 months of a change in control, Mr. Scarpulla’s continuous service (as defined in the 2011 Plan) was terminated by the Company without cause (as defined in the 2011 Plan) or by constructive termination (as defined in Scarpulla Amendment Agreement), Mr. Scarpulla’s RSUs would accelerate and become fully vested, having a value of approximately $857,479 (which amount includes the 6 months of vesting acceleration described above), subject to his execution of a general release.

Pay Versus Performance

Year	Summary Compensation Table Total for CEO ($) (1)	Compensation Actually Paid to CEO ($) (2)	Average Summary Compensation Table Total for non-CEO NEOs ($) (3)(4)	Average Compensation Actually Paid to non-CEO NEOs ($) (5)	Value of Initial Fixed $100 Investment Based on Company Total Stockholder Return ($)	Net Income (Loss) ($ in millions)
2023	424,147	424,147	361,875	467,433	146.10	(5,489,000)
2022	403,667	403,667	2,970,350	1,443,400	128.37	(392,000)
2021	630,329	630,329	220,917	291,326	498.94	1,620,000

(1)	The dollar amounts reported represent the total compensation reported for Mr. Humphreys, our Chief Executive Officer, for each fiscal year in the “Total” column of the Summary Compensation Table.
(2)	No adjustments were made to the Summary Compensation Table totals to derive the compensation actually paid to Mr. Humphreys in his role as Chief Executive Officer.
(3)	The Named Executive Officers included in the non-CEO Named Executive Officer average for each fiscal year are as follows:

Year	Non-CEO Named Executive Officers
2023	Mr. Scarpulla
2022	Mr. Scarpulla
2021	Messrs. Scarpulla and Kirnbauer, and Ms. Sandra Wallach (former Chief Financial Officer)

(4)
The dollar amounts reported represent the average of the amounts reported for our non-CEO
Named Executive Officer(s) in the “Total” column of the Summary Compensation Table in each applicable fiscal year. In 2023 and 2022, Mr. Scarpulla was our only non-CEO Named Executive Officer.

(5)
The following represents the adjustments made to the Summary Compensation Table totals to derive the average compensation actually paid to our non-CEO Named Executive Officer(s) for each applicable fiscal year.

Adjustments	2023	2022	2021
Amounts reported in “Stock Awards” column of the Summary Compensation Table	—	(2,685,350)	(146,400)
Fair value of outstanding and unvested stock awards that were granted in the current year	—	1,158,400	281,400
Change in fair value of stock awards outstanding and unvested at the end of the current year that were granted in a prior year	(300,921)	—	15,575
Fair value of stock awards granted and vested in the current year	405,731	—	—
Change in fair value of stock awards vested in the current year that were granted in a prior year	747	—	92,495
Fair value at the end of the prior year of stock awards that failed to meet vesting conditions in the year	—	—	(172,661)
Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation	—	—	—

Comparison of “Compensation Actually Paid” to TSR

Comparison of “Compensation Actually Paid” to Net Income (Loss)

Equity Compensation Plan Information
The following table summarizes information as of December 31, 2023 about our common stock that may be issued pursuant to awards under our existing equity compensation plans.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,225,022		$4.99		668,598
Equity compensation plans not approved by security holders	—		—		—

Total	1,225,022	(1)	$4.99	(1)	668,598	(2)

(1)
As of December 31, 2023, there were 494,960 stock options outstanding with a weighted average exercise price of $4.99 and a weighted average term of 2.23 years, and 730,062 RSUs outstanding under the 2011 Plan. These amounts do not take into account the Humphreys Corporate Event RSU Award.

(2)	Consists of 293,888 shares available for issuance under our Employee Stock Purchase Plan and 374,710 shares available for issuance under the 2011 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information known to us as of [●], 2024 with respect to the beneficial ownership of our common stock by:

•	each person who is known by us to be the beneficial owner of 5% or more of our outstanding common stock;

•	each of our directors and nominees;

•	each of our Named Executive Officers; and

•	all current directors and executive officers, as a group.

Except as otherwise indicated, and subject to applicable community property laws, to our knowledge, the persons named in the table below have sole voting and dispositive power with respect to all shares held by them. Applicable percentage ownership in the following table is based on [●] shares of our common stock issued and outstanding as of [●], 2024.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are exercisable within 60 days of [●], 2024 or RSUs that are currently vested but where settlement has been deferred or that vest within 60 days of [●], 2024 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless specified below, the mailing address for each individual, officer or director is c/o Identiv, Inc., 1900-B Carnegie Avenue, Santa Ana, CA 92705.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders
Bleichroeder LP(1)(2)	5,079,713	[	●]%
1345 Avenue of the Americas, 47th Floor, New York, NY 10105
Flint Ridge Capital LLC(3)	1,355,000	[	●]%
1343 Main Street, Suite 704, Sarasota, FL 34236
Portolan Capital Management, LLC(4)	1,284,375	[	●]%
2 International Place, FL 26, Boston, MA 02110
The Vanguard Group(5)	1,187,336	[	●]%
100 Vanguard Blvd., Malvern, PA 19355
Royce & Associates, LP(6)	1,175,876	[	●]%
745 Fifth Avenue, New York, NY 10151

Directors, Nominees and Named Executive Officers
Laura Angelini(7)	[●]	[	●]%
Steven Humphreys(8)	[●]	[	●]%
Gary Kremen(9)	[●]	[	●]%
Richard E. Kuntz, M.D.(10)	[●]	[	●]%
James E. Ousley(11)	[●]	[	●]%
Justin Scarpulla(12)	[●]	[	●]%
All current directors, nominees and executive officers as a group (7 persons)(13)	[●]	[	●]%

*	Less than one percent.

(1)

In accordance with the Stockholder Agreement with the Company, conversion of Series B Preferred Stock is subject to a beneficial ownership limitation of 19.9% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion. Because of this limitation, the number of shares listed in the table above represents 19.9% of the number of shares of common stock outstanding as of April 4, 2024. Based on Amendment No. 2 to Schedule 13D filed jointly on April 4, 2024 by Bleichroeder LP and Bleichroeder Holdings LLC, the general partner of Bleichroeder LP (together, “Bleichroeder”), Bleichroeder is deemed to be the beneficial owner of 5,079,713 shares of common stock and has sole voting and dispositive power over the shares. If there was no 19.9% limit on the conversion of the Series B Preferred Stock, Bleichroeder would be deemed to be the beneficial owner of approximately 9,531,795 shares, representing approximately 31.8% of the outstanding shares. On April 2, 2024, Bleichroeder LP and certain funds affiliated with Bleichroeder LP (collectively, the “Voting Agreement Parties”) entered into that certain Voting Agreement with Buyer pursuant to which the Voting Agreement Parties agreed, among other things, to vote all shares of common stock and Series B Preferred Stock beneficially owned by the Voting Agreement Parties at the time of the stockholder vote on the Asset Sale Proposal in favor of adoption of the Agreement and the approval of the transactions contemplated by the Agreement, including the Asset Sale, and any other matter necessary to consummate such transactions, and not to vote in favor of, or tender their shares of common stock and Series B Preferred Stock into, any competing offer or acquisition proposal. For additional information, see the section entitled “Proposal No. 1 – The Asset Sale Proposal – Ancillary Documents – Voting Agreement” beginning on page [●] of this Proxy Statement.

(2)

According to the Schedule 13D filed jointly on April 12, 2024 by Buyer and Seven2 SAS, a French société par actions simplifiée (“Seven2”), the shares owned by Bleichroeder may be deemed to be beneficially owned by Buyer, which is indirectly controlled by Seven2, and majority-owned by funds affiliated with and controlled by Seven2. As a result of Buyer entering into the Voting Agreement with the Voting Agreement Parties, Buyer and Seven2 may be deemed to have shared voting power and shared dispositive power with respect to the shares. Other than the shares of common stock that may be deemed to be beneficially owned by operation of the Voting Agreement, Buyer and Seven2 do not beneficially own any shares of common stock. Notwithstanding the foregoing, Buyer and Seven2 disclaim beneficial ownership of such shares for any purposes other than for purposes of Section 13(d) of the Exchange Act. The principal business of Buyer is to serve as a special acquisition vehicle in connection with the transactions contemplated by the Agreement. The principal business of Seven2 is as an investment manager or adviser to various investment partnerships and managed accounts. The address of the principal office of Buyer is c/o Protech Inc., 529 Vista Blvd., A-3, Sparks, Nevada 8943 and of Seven2 is 1 rue Paul Cézanne, Paris, France 75008.

(3)

According to Amendment No. 1 to Schedule 13G filed jointly on February 14, 2024 by Flint Ridge Capital LLC (“Flint Ridge”), Flint Ridge Partners L.P. (the “Fund”), and John P. Szabo, Jr., each of Flint Ridge and the Fund may be deemed to beneficially own 1,355,000 shares and has shared voting power and shared dispositive power with respect to the shares. Mr. Szabo may be deemed to beneficially own 2,002,157 shares and has sole voting power and sole dispositive power with respect to 292,157 of the shares, and shared voting power and shared dispositive power with respect to 1,710,000 of the shares. Flint Ridge is the general partner and investment adviser of the Fund. Mr. Szabo is the control person of Flint Ridge. Each filer disclaims beneficial ownership of the stock except to the extent of that person’s pecuniary interest therein.

(4)

According to the Schedule 13G filed jointly on March 14, 2024 by Portolan Capital Management, LLC (“Portolan Capital Management”) and George McCabe, Portolan Capital Management and Mr. McCabe each have sole voting power and sole dispositive power with respect to the shares. The shares are beneficially owned directly by Portolan Capital Management, a registered investment advisor, in its capacity as investment manager for various clients, and indirectly by Mr. McCabe, the Manager of Portolan Capital Management.

(5)

According to the Schedule 13G filed on February 13, 2024 by The Vanguard Group (“Vanguard”), Vanguard has sole dispositive power with respect to 1,178,694 of the shares and shared dispositive power with respect to 8,642 of the shares. Vanguard’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the 1,187,336 shares listed in the table above.

(6)

According to Amendment No. 16 to Schedule 13G filed on January 23, 2024 by Royce & Associates, LP (“RALP”), RALP has sole voting power and sole dispositive power with respect to the shares. The shares listed in the table above are beneficially owned by one or more registered investment companies or other managed accounts that are investment management clients of RALP, an indirect majority owned subsidiary of Franklin Resources, Inc. (“FRI”). When an investment management contract (including a sub advisory agreement) delegates to RALP investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats RALP as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Beneficial ownership by investment management subsidiaries and other affiliates of FRI is being reported in conformity with the guidelines articulated by the SEC staff in Release No. 34 39538 (January 12, 1998) relating to organizations, such as FRI, where related entities exercise voting and investment powers over the securities being reported independently from each other. The voting and investment powers held by RALP are exercised independently from FRI (RALP’s parent holding company) and from all other investment management subsidiaries of FRI (FRI, its affiliates and investment management subsidiaries other than RALP are, collectively, “FRI affiliates”). Furthermore, internal policies and procedures of RALP and FRI affiliates establish informational barriers that prevent the flow between RALP and the FRI affiliates of information that relates to the voting and investment powers over the securities owned by their respective investment management clients.

(7)	Includes [●] RSUs that vest within 60 days of [●], 2024.
(8)	Includes [●] shares of common stock subject to options exercisable within 60 days of [●], 2024.
(9)

Includes [●] shares of common stock subject to options exercisable within 60 days of [●], 2024, and [●], and [●] fully vested RSUs where settlement has been deferred to the earlier of June 1, 2024 and June 1, 2025, respectively, or departure from the Board of Directors.

(10)	Includes [●] RSUs that vest within 60 days of [●], 2024.
(11)

Includes [●] shares of common stock subject to options exercisable within 60 days of [●], 2024, and [●], and [●] fully vested RSUs where settlement has been deferred to the earlier of June 1, 2024 and June 1, 2025, respectively, or departure from the Board of Directors.

(12)	Includes [●] shares of common stock subject to options exercisable within 60 days of [●], 2024.
(13)

Includes [●] shares of common stock subject to options exercisable within 60 days of [●], 2024, and [●], and [●] fully vested RSUs where settlement has been deferred to the earlier of June 1, 2024 and June 1, 2025, respectively, or departure from the Board of Directors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of three members and acts under a written charter adopted and approved by the Board of Directors. The members of the Audit Committee are independent as defined by the Audit Committee’s charter, Nasdaq listing standards and the Securities Exchange Act of 1934, as amended.

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes, system of internal controls, processes for monitoring compliance with laws and regulations, audit processes and standards of business conduct. The Audit Committee manages the relationship with our independent registered public accounting firm. The Audit Committee also oversees the Sarbanes-Oxley compliance of the Company. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to allocate appropriate funding, as determined by the Audit Committee, for such advice and assistance.

The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2023. The Audit Committee also has discussed with the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (United States) (the “PCAOB”). Furthermore, the Audit Committee has received written disclosures and letter communications from our independent registered public accounting firm required by the PCAOB regarding communications with the Audit Committee concerning independence and has discussed the independent registered public accounting firm’s independence from the Company and our management, and considered whether the provision of other non-audit services by our independent registered public accounting firm to the Company is compatible with the independent registered public accounting firm’s independence.

In performing all these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of our management and independent registered public accounting firm. Management has primary responsibility for preparing the Company’s consolidated financial statements and for our financial reporting process. Our independent registered public accounting firm for the fiscal year ended December 31, 2023 is responsible for expressing an opinion on the conformity of our audited consolidated financial statements to accounting principles generally accepted in the United States. In reliance on the reviews and discussions referred to in this report, and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2023 be included for filing with the SEC in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, and the Board of Directors has approved such inclusion.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

James E. Ousley, Chairman
Laura Angelini
Gary Kremen

PROPOSAL NO. 4

THE 2011 PLAN AMENDMENT PROPOSAL

The Company’s stockholders are being asked to approve certain amendments to the 2011 Plan, which was initially adopted, subject to stockholder approval, by the Board of Directors on April 7, 2011 and approved by the Company’s stockholders on June 6, 2011. The proposed amendments would (i) increase the number of shares of common stock reserved for issuance under the 2011 Plan by 1,500,000 shares, to an aggregate of 6,759,956 shares, (ii) increase the number of shares authorized for grant as ISOs by the same 1,500,000 shares, and (iii) extend the term of the 2011 Plan through [●], 2034, the date that is ten (10) years following the effective date of this amendment. These changes will be effective as of on [●], 2024, which is the date that the Board approved the amendments to the 2011 Plan, subject to stockholder approval of the 2011 Plan Amendment Proposal at the Annual Meeting. The 2011 Plan is the primary plan from which the Company may grant equity-based awards to our employees, officers, directors and consultants.

A copy of the 2011 Plan, as amended, is attached as Annex C to this Proxy Statement.

Background

An aggregate of 5,259,956 shares of our common stock have been authorized for issuance under the 2011 Plan. Where applicable, all share, per share and stock option information in this 2011 Plan proposal have been adjusted to reflect the one-for-ten reverse stock split of our common stock effective May 22, 2014. As of December 31, 2023, 494,960 shares remained subject to outstanding stock options under the 2011 Plan, with a weighted average exercise price of $4.99 per share and a weighted average remaining term of approximately 2.23 years; 730,062 shares remained subject to unvested RSU awards; and 374,710 shares remained available for the future grant of equity-based awards under the 2011 Plan. The closing market price on the Nasdaq Stock Market for a share of our common stock on December 31, 2023 was $8.24 per share. Unless earlier terminated by the Board of Directors, the 2011 Plan will terminate on December 23, 2025. However, if the stockholders approve the 2011 Plan Amendment Proposal, the term of the 2011 Plan will be extended through [●], 2034.

Summary of the Proposal

Our Board of Directors approved an amendment to the 2011 Plan on [●], 2024, subject to approval by our stockholders at the Annual Meeting, that (i) increases the aggregate maximum number of shares that may be issued under the 2011 Plan by 1,500,000 shares, (ii) increases the aggregate maximum number of shares that may be issued pursuant to ISOs under the 2011 Plan by the same 1,500,000 shares, and (iii) extends the term of the 2011 Plan through [●], 2034, the date that is ten (10) years following the effective date of this amendment.

As part of our overall compensation program, the Company grants equity-based compensation awards to our employees, officers, directors and consultants at the time of engagement, annually, and in certain other circumstances. We believe that these awards are an important component of compensation in the technology industry, as they provide the opportunity to acquire or increase a proprietary interest in the Company and encourage recipients to expend their maximum efforts in the creation of stockholder value. We believe that the amendments set forth in the 2011 Plan Amendment Proposal reflect best practices in our industry and allow the establishment of a stronger pay-for-performance culture.

With only 374,710 shares remaining available for the future grant of equity-based awards as of December 31, 2023, without increasing the shares available for future grants, we believe we will not be able to continue to offer competitive equity packages to retain our current employees and hire new employees in fiscal year 2024 and future years. This could significantly hamper our plans for growth and adversely affect our ability to operate our business. In addition, if we were unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent. This could have a significant effect upon our quarterly results of operations and balance sheet and not be competitive with other companies that offer equity. As part of our overall compensation strategy and in an effort to conserve cash, our non-employee directors and certain executive employees receive compensation solely in the form of equity grants under the 2011 Plan. Based upon on our review of our current and anticipated equity award requirements, we believe that the authorization of an additional 1,500,000 shares under the 2011 Plan will provide us with enough shares to continue to offer competitive equity compensation through fiscal year [●].

Summary Description of the 2011 Plan

The principal terms of the 2011 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2011 Plan, which has been filed electronically with the Securities and Exchange Commission together with this Proxy Statement, and can be accessed on the SEC’s website at www.sec.gov.

General

The purpose of the 2011 Plan is to assist the Company in attracting, motivating, retaining and rewarding high-quality employees, officers, directors and consultants with annual and long-term performance equity awards. Our current growth strategy is largely dependent upon the services of our executive officers, directors and key personnel. These incentives may be provided through the grant of stock options, SARs, restricted stock, RSUs, bonus share awards, performance shares, performance units, other stock-based awards and dividend equivalent awards.

Shares Available for Awards

As amended, an aggregate total of 6,759,956 shares of common stock would be cumulatively authorized for issuance under the 2011 Plan, of which 1,874,710 shares would have remained available for grant as of December 31, 2023 had the proposed amendment been effective at that time. In addition, to comply with applicable tax rules, the 2011 Plan also limits to 6,759,956 the number of shares that may be issued upon the exercise of incentive stock options (“ISOs”) granted under the 2011 Plan.

Share Counting

The number of shares remaining available for grant at any time will be increased by the number of shares of common stock with respect to which awards previously granted under the 2011 Plan are forfeited, expire or otherwise terminate without issuance of shares of common stock, or are settled for cash or otherwise do not result in the issuance of shares of common stock, and the number of shares of common stock that are tendered (either actual or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements will not reduce the number of shares remaining available for grant. Awards issued in substitution for awards previously granted by a company acquired by the Company or a related entity (as defined in the 2011 Plan), or with which the Company or any related entity combines, do not reduce the limit on grants of awards under the Plan.

Annual Per-Person Limitations

The 2011 Plan imposes individual limitations on the amount of certain awards as follows: the annual per participant award limit provides that in any fiscal year, no participant may be granted (i) options or stock appreciation rights with respect to more than 500,000 shares or (ii) restricted stock, RSUs, performance awards or other stock-based awards with respect to more than 500,000 shares, in each case, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units with respect to any 12-month performance period is $3,000,000 (pro-rated for any 12-month performance period that is less than 12 months), and with respect to any performance period that is more than 12 months, $3,000,000 multiplied by the number of full 12-month periods that are in the performance period.

Adjustments for Capital Structure Changes

A committee designated by the Board of Directors consisting of not less than two directors (the “Compensation Committee”) will make appropriate adjustments to the number of shares authorized under the 2011 Plan and the limitations described in the preceding paragraph and to outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that any extraordinary dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock. The Compensation Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

The persons eligible to receive awards under the 2011 Plan are the officers, directors, employees, consultants and other persons who provide services to the Company or any related entity. As of [●], 2024, [●] officers and employees, [●] non-employee directors, and [●] consultants and other persons were eligible to be considered for the grant of awards under the 2011 Plan. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), are eligible for purposes of receiving any ISOs. An employee on leave of absence may be considered as still in the employ of the Company or a related entity for purposes of eligibility for participation in the 2011 Plan.

Administration

The 2011 Plan is administered by the Compensation Committee, provided, however, that except as otherwise expressly provided in the Plan, the Board may exercise any power or authority granted to the Compensation Committee under the 2011 Plan. Subject to the terms of the 2011 Plan, the Compensation Committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the 2011 Plan, construe and interpret the 2011 Plan and award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2011 Plan.

Stock Options and Appreciation Rights

The Compensation Committee is authorized to grant stock options, including ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR are determined by the Compensation Committee, provided that the exercise price (i) per share of an ISO shall be no less than 100% of the fair market value of a share of common stock on the date such option is granted and (ii) in any event, be no less than the par value of a share of common stock on the date of grant. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of the Company or any parent company (sometimes referred to as a “10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a share of common stock on the date such ISO is granted.

For purposes of the 2011 Plan, the term “fair market value” means the fair market value of common stock, awards or other property as determined by the Compensation Committee or under procedures established by the Compensation Committee. Unless otherwise determined by the Compensation Committee, the fair market value of common stock as of any given date is the closing sales price per share of common stock as reported on a consolidated basis on the principal stock exchange or market on which common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Compensation Committee, except that no option or SAR may have a term exceeding ten years, and no ISO granted to a 10% stockholder (as described above) may have a term exceeding five years (to the extent required by the Code at the time of grant). Methods of exercise and settlement and other terms of options and SARs are determined by the Compensation Committee. The Compensation Committee, thus, may permit the exercise price of options awarded under the Plan to be paid in cash, shares, other awards or other property (including loans to participants).

Automatic Options for Non-Employee Directors

For Board years ending prior to the Board year ending on May 31, 2016, the 2011 Plan provides that in addition to any other options that non-employee directors may be granted, non-employee directors will automatically be granted options as follows: (i) an initial grant on the date Board service begins of options to acquire that number of shares as determined by the Board of Directors or, if no amount is established by the Board, to acquire 1,000 shares and (ii) annual grants on the date of re-election at an annual meeting of awards to acquire that number of shares as determined by the Board of Directors (or, if no amount is established by the Board, to acquire 500 shares). Initial and annual option grants will vest as to one-twelfth (1/12th) of the total award each month so that the award is fully vested after one year of continuous service on the Board from the date of grant.

In addition, the Compensation Committee may grant shares of common stock or other awards in lieu of Company obligations to pay cash under any compensatory arrangements, including the payment of fees to directors for their service on the Board of Directors, subject to such terms as the Compensation Committee may specify.

Restricted Stock and RSUs

The Compensation Committee is authorized to grant restricted stock and RSUs. Restricted stock is a grant of shares of common stock which may not be sold or disposed of until vested, and which is subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, unless otherwise determined by the Compensation Committee. An award of RSUs confers upon a participant the right to receive shares of common stock or cash equal to the fair market value of the specified number of shares of common stock covered by the RSUs at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. Prior to settlement, an award of RSUs carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the Compensation Committee.

Bonus Stock and Awards in Lieu of Cash Obligations

The Compensation Committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of Company obligations to pay cash under the 2011 Plan or other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

Other Stock-Based Awards

The Compensation Committee or the Board is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Compensation Committee determines the terms and conditions of such awards.

Performance Awards

The Compensation Committee is authorized to grant performance awards to participants on terms and conditions established by the Compensation Committee. The performance criteria to be achieved during any performance period and the length of the performance period is determined by the Compensation Committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of Shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares of common stock or other property, or any combination thereof, as determined by the Compensation Committee.

Other Terms of Awards

Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Compensation Committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2011 Plan. The Compensation Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2011 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may, in its discretion, permit transfers, subject to any terms and conditions the Compensation Committee may impose thereon. Awards under the 2011 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the 2011 Plan, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards. Under the 2011 Plan, the Committee may, in its discretion, amend any outstanding option or stock appreciation right to reduce the exercise price or grant price.

Acceleration of Vesting; Change in Control

The Compensation Committee may, in its discretion, accelerate the settlement or exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, including in the case of a “change in control” (as defined in the 2011 Plan) of the Company, as defined in the 2011 Plan.

The 2011 Plan provides that, in the event of a merger or a “change in control” (as defined in the 2011 Plan), any outstanding awards will be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Compensation Committee: (i) the continuation of the outstanding awards by the Company, if the Company is a surviving entity, (ii) the assumption or substitution of the outstanding awards by the surviving entity or its parent or subsidiary, (iii) full exercisability or vesting and accelerated expiration of the outstanding awards, or (iv) settlement of the value of the outstanding awards in cash or cash equivalents or other property followed by cancellation of such awards.

Amendment and Termination

The Board of Directors may amend, alter, suspend, discontinue or terminate the 2011 Plan or the Compensation Committee’s authority to grant awards without further stockholder approval (including in a manner adverse to the rights of a participant under an outstanding award), except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2011 Plan which might increase the cost of the 2011 Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board, the 2011 Plan, as amended, will terminate at the earliest of (a) such time as no shares of common stock remain available for issuance under the 2011 Plan, (b) termination of the 2011 Plan by the Board of Directors, or (c) December 23, 2025. However, if the stockholders approve the 2011 Plan Amendment Proposal, the term of the 2011 Plan will be extended through [●], 2034. Awards outstanding upon expiration of the 2011 Plan shall remain in effect until they have been exercised, terminated, or have expired.

New Plan Benefits

Future award grants under the 2011 Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, benefits under the 2011 Plan will depend on a number of factors, including the fair market value of the Company’s common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants under the 2011 Plan.

Summary of Federal Income Tax Consequences of Awards

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2011 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. The 2011 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

An optionholder generally is not taxable upon the grant of a nonqualified stock option granted under the 2011 Plan. On exercise of a nonqualified stock option granted under the 2011 Plan, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionholder is an employee of the Company or a related entity, that income will be subject to the withholding of Federal income and employment tax purposes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and their holding period for those shares will begin on that date.

The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionholder, provided that the deduction is not otherwise disallowed under the Code.

Incentive Stock Options

The 2011 Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionholder generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionholder holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the “Required Holding Period”, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, an optionholder disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a “Disqualifying Disposition”, the optionholder generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, provided that the deduction is not otherwise disallowed under the Code.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2011 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the stock award, equal to the excess, if any, of the fair market value of the stock on the date the stock award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2011 Plan the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that the deduction is not otherwise disallowed under the Code.

Stock Appreciation Rights

The Company may grant SARs separate from any other award, which we refer to as “Stand-Alone SARs”, or in tandem with options, which we refer to as “Tandem SARs”, under the 2011 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations

Section 162(m) of the Code generally disallows a deduction for federal income tax purposes to any publicly-traded corporation for any remuneration in excess of $1 million paid in any taxable year to its Chief Executive Officer and each of the three non-Chief Executive Officer (“non-CEO”) most highly-compensated executive officers (other than, prior to 2018, its Chief Financial Officer) (the “Covered Employees”). However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders, although this exception is severely limited beginning in 2018, as described below. The material terms of the 2011 Plan were previously approved by shareholders in 2016 for purposes of Section 162(m), which allowed us to grant certain long-term incentive awards that are designed to meet the definition of performance-based compensation under Section 162(m) in order to qualify for the performance-based exception to the $1 million deduction limit. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, we did not previously limit executive compensation to amounts deductible under Section 162(m) if the Compensation Committee determined that doing so is in the best interests of the Company.

The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modified Section 162(m) and, among other things, eliminated the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million will generally be non-deductible, whether or not it is performance-based. In addition, beginning in 2018, Covered Employees will include any individual who served as the Chief Executive Officer or Chief Financial Officer at any time during the taxable year and the three other most highly compensated officers (other than the Chief Executive Officer and Chief Financial Officer) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.

The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts and awards, the Compensation Committee may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition rule. Moreover, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the Company.

Aggregate Past Grants and Options to Certain Persons

As of [●], awards covering [●] shares of the common stock subject to past RSU and option grants had been granted under the 2011 Plan (net of cancellations). The following table shows information regarding the distribution of those awards among the persons and groups identified below.

Name and Position	Number of Shares Subject to Past Grants
Current Executive Officers, as a Group	[●	]
Current Non-Employee Directors, as a Group	[●	]
All current employees who are not executive officers or directors, as a group	[●	]

Total	[●	]

Equity Compensation Information for Plans

For a description of the equity compensation information for plans, see the table under the section entitled “Equity Compensation Plan Information” within this Proxy Statement.

Vote Required

The affirmative vote of the holders of a majority of the votes cast on the proposal in person or by proxy will be required for approval of the amendment to the 2011 Plan described above. Under the rules of the New York Stock Exchange, brokers are prohibited from giving proxies to vote on an authorization to implement an equity compensation plan or any material revision to the terms of any existing equity compensation plan unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your shares are held in street name, you must give voting instructions to your broker with respect to Proposal No. 4 if you want your broker to vote your shares on the matter. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

The Board recommends a vote “FOR” the 2011 Plan Amendment Proposal.

PROPOSAL NO. 5

THE SAY ON PAY PROPOSAL

In accordance with the Dodd-Frank Act, as well as Section 14A of the Exchange Act and the rules promulgated thereunder, we are asking stockholders to approve, on a non-binding advisory basis, the Company’s compensation of our Named Executive Officers as described in this Proxy Statement. The Compensation Committee has designed the compensation of our Named Executive Officers to align each Named Executive Officer’s compensation with the Company’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain the Named Executive Officers, who are crucial to our long-term success. Please read the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our Named Executive Officers.

Based on the voting results at our 2018 Annual Meeting of Stockholders with respect to the frequency of stockholder advisory votes to approve the compensation of Named Executive Officers, we have decided to include an advisory vote to approve the compensation of our Named Executive Officers in our proxy materials on an annual basis.

The advisory resolution, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2023 Summary Compensation Table and the other related tables and disclosures.”

The say-on-pay vote is advisory, and therefore not binding on us, the Compensation Committee or the Board of Directors; however, the Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will consider the stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

Vote Required

The affirmative vote of the holders of a majority of the votes cast on the proposal in person or by proxy will be required to approve this proposal, on a non-binding advisory basis.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the approval of the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement, on a non-binding advisory basis.

PROPOSAL NO. 6

THE FREQUENCY OF SAY ON PAY PROPOSAL

The Dodd-Frank Act requires that we provide our stockholders with the opportunity to vote every 6 years, on a non-binding advisory basis, for their preference as to how frequently to vote on future advisory votes on the compensation of our Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the SEC.

Stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every 1 year, 2 years, or 3 years. Stockholders also may abstain from casting a vote on this proposal.

The Board of Directors has determined that a non-binding advisory vote on executive compensation that occurs annually is the most appropriate alternative for us and, therefore, the Board of Directors recommends that you vote for the option of “1 year” for the advisory vote on executive compensation. In determining to recommend that stockholders vote for a frequency of every year, our Board of Directors was influenced by the fact that the compensation of our Named Executive Officers is evaluated, adjusted and approved on an annual basis. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to indicate their approval of, or dissatisfaction with, our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

This vote is advisory, which means that it is not binding the Company, the Board of Directors or the Compensation Committee of the Board of Directors. The Board of Directors and the Compensation Committee will take into account the outcome of the vote; however, when considering the frequency of future advisory votes on executive compensation, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

Stockholders have the opportunity to choose among four options (holding the vote every 1 year, 2 years, 3 years, or abstaining from voting) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

Vote Required

The option for holding an advisory vote every 1 year, 2 years or 3 years receiving the highest number of votes will be considered the preferred frequency of the stockholders. As a result, abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote for the option of “1 YEAR” as the frequency for advisory votes on executive compensation, on a non-binding advisory basis.

PROPOSAL NO. 7

THE AUDITOR RATIFICATION PROPOSAL

Our Board of Directors is asking stockholders to ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Although our Bylaws and applicable legal requirements do not require stockholder ratification of the selection of BPM LLP as our independent registered public accounting firm, our Board of Directors is submitting the selection of BPM LLP to our stockholders for ratification as a matter of good corporate practice. We expect that a representative of BPM LLP will be available at the Annual Meeting to make a statement and will be available to respond to appropriate questions. BPM LLP has audited our consolidated financial statements since 2015.

In the event that our stockholders fail to ratify the appointment of BPM LLP as our independent registered public accounting firm, our Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

The aggregate fees billed or to be billed to us by BPM LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2023 and 2022, were as follows:

	2023	2022
Audit Fees	$781,024	$762,617
All Other Fees	187,716	12,840

Total	$968,740	$775,457

Audit Fees. Audit fees include fees associated with the audit of our annual consolidated financial statements included in our Annual Reports on Form 10-K, review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, and fees for services that were incurred in connection with statutory and regulatory filings or engagements, such as consents and review of documents filed with the SEC.

All Other Fees. All other fees in 2023 relate to services provided in connection with a quality of earnings analysis related to the Asset Sale totaling $147,321 and a transfer pricing study totaling $40,395. Fees incurred in 2022 related to a transfer pricing study.

For the fiscal years ended December 2023 and 2022, we incurred no Audit-Related Fees or Tax Fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm

In accordance with the charter of the Audit Committee of our Board of Directors, the Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm, including the estimated fees and other terms of any such engagement. In certain circumstances, the Audit Committee may provide subsequent approval of non-audit services not previously approved. Services provided by our independent registered public accounting firm may include audit services, audit-related services, tax services and other services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee. The Audit Committee considers whether such audit or non-audit services are consistent with the SEC rules on auditor independence. The Audit Committee has determined that the services provided by the Company’s independent registered public accounting firm are compatible with maintaining the independence of such firm. All fees set forth in the table above were pre-approved pursuant to this policy.

Vote Required

The affirmative vote of the holders of a majority of the votes cast on the proposal in person or by proxy will be required to ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the appointment of BPM LLP, an independent registered public accounting firm, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

PROPOSAL NO. 8

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal

If at the Annual Meeting, the Board of Directors determines it is necessary or appropriate to adjourn the Annual Meeting, we intend to move to vote on the Adjournment Proposal. For example, the Board of Directors may make such a determination if the number of shares of common stock and Series B Preferred Stock represented and voting in favor of the Asset Sale Proposal at the Annual Meeting is insufficient to approve the Asset Sale Proposal. If the Board of Directors determines that it is necessary or appropriate, we will ask our stockholders to vote only upon the Adjournment Proposal and not the other proposals.

In this proposal, we are asking you to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of the Adjournment Proposal. If the stockholders approve the Adjournment Proposal, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted against the Asset Sale Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Asset Sale Proposal to defeat the proposal, we could adjourn the Annual Meeting without a vote on the Asset Sale Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Asset Sale Proposal. Additionally, we may seek to adjourn the Annual Meeting if a quorum is not present, at the discretion of the chairman of the Annual Meeting.

Vote Required

The affirmative vote of the holders of a majority of the votes cast on the proposal in person or by proxy will be required to approve the Adjournment Proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the Adjournment Proposal.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is www.sec.gov. The information on the SEC’s website is not a part of this Proxy Statement, and any references to this website or any other website are inactive textual references only.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this Proxy Statement. Information that is incorporated by reference is considered to be part of this Proxy Statement and you should read it with the same care that you read this Proxy Statement. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this Proxy Statement, and will be considered to be a part of this Proxy Statement from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this Proxy Statement:

(a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A filed with the SEC on April 29, 2024; and

(b) our Current Reports on Form 8-K filed with the SEC on April 3, 2024, April 18, 2024, and April 26, 2024.

We are not incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

Any person, including any beneficial owner, may request a copy of any or all of the documents incorporated by reference but not delivered with this Proxy Statement, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Identiv, Inc., 2201 Walnut Avenue, Suite 100, Fremont, California 94538, telephone (949) 553-4251. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

If you have questions about the Annual Meeting or the Asset Sale after reading this Proxy Statement, or if you would like additional copies of this Proxy Statement or the proxy card, please contact our proxy solicitor, [solicitor name], at:

Name: [●]

Phone Number: [●]

Address: [●]

Email: [●]

OTHER MATTERS

We do not intend to bring any matters before the Annual Meeting other than those set forth herein, and our management has no present knowledge that any other matters will or may be brought before the Annual Meeting by others. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our Board of Directors may recommend.

By Order of the Board of Directors of
Identiv, Inc.

/s/ James E. Ousley

James E. Ousley
Chairman of the Board

Fremont, California

[●], 2024

Our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, has been mailed with this Proxy Statement. We will provide copies of exhibits to our Annual Report on Form 10-K, as amended, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such requests in writing to Secretary, Identiv, Inc., 1900-B Carnegie Avenue, Santa Ana, CA 92705. The request must include a representation by the stockholder that, as of [●], 2024, the stockholder was entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K, as amended, and exhibits are also available at www.identiv.com.

Annex A

EXECUTION VERSION

STOCK AND ASSET PURCHASE AGREEMENT

by and between

IDENTIV, INC.

and

HAWK ACQUISITION, INC.

Dated as of April 2, 2024

EXHIBITS

EXHIBIT A	Form of Assignment and Assumption Agreement

EXHIBIT B	Form of Bill of Sale

EXHIBIT C	Form of IP Assignment Agreement

EXHIBIT D	Form of Transition Services Agreement

EXHIBIT E	Form of Trademark License to Buyer

EXHIBIT F	Form of Electronic Delivery Certificate

STOCK AND ASSET PURCHASE AGREEMENT

This STOCK AND ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 2nd day of April, 2024 by and between Identiv, Inc., a Delaware corporation (“Seller”), and Hawk Acquisition, Inc., a Delaware corporation (“Buyer”). Each of Seller and Buyer are sometimes individually referred to herein as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, Seller currently owns and operates, directly and through certain of its direct and indirect Controlled Affiliates (including the Acquired Entity (as defined below)), the Business (as defined herein);

WHEREAS, Seller currently directly or indirectly owns and will own as of immediately prior to the Closing all issued and outstanding equity interests (the “Purchased Equity Interests”) of Identiv Private Limited (the “Acquired Entity”);

WHEREAS, Seller desires to sell, transfer and assign (including by causing one or more of its Controlled Affiliates to sell, transfer and assign) to Buyer, and Buyer desires to purchase from Seller or such Controlled Affiliate, the Purchased Equity Interests and the Purchased Assets (as defined herein), and Buyer desires to assume the Assumed Liabilities (as defined herein), as more specifically provided herein;

WHEREAS, the Board of Directors of Seller (the “Seller Board”) has unanimously (i) approved this Agreement and the transactions contemplated hereby, on the terms and subject to the conditions set forth in this Agreement, (ii) determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Seller and its stockholders and (iii) on the terms and subject to the conditions set forth in this Agreement, resolved to recommend that the stockholders of Seller adopt this Agreement in accordance with the Delaware General Corporation Law (collectively, the “Seller Board Recommendation”), which Seller Board Recommendation has not been withdrawn, rescinded or modified as of the date hereof;

WHEREAS, as an inducement to Buyer to enter into this Agreement, Bleichroeder LP and certain of its Affiliates (on the one hand) and Buyer (on the other hand) entered into a Transaction Support Agreement, dated as of the date hereof (as may be amended from time to time in accordance with the terms thereof, the “Support Agreement”);

WHEREAS, concurrently with the execution of this Agreement, Steve Humphreys has executed an offer letter with an Affiliate of Buyer, effective as of the Closing;

WHEREAS, concurrently with the execution of this Agreement, Buyer has delivered to Seller a copy of the Equity Commitment Letter (as defined below) to provide, subject to the terms and conditions therein, equity financing to Buyer (the “Equity Financing”); and

WHEREAS, concurrently with the execution of this Agreement, Vitaprotech SAS, a French société par actions simplifiée (“Vitaprotech”) and Seller have entered into the Limited Guarantee (as defined below) to guarantee, subject to the terms and conditions therein, certain obligations of Buyer in connection with this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS; REFERENCES

Section 1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings assigned to them below:

“Acceptable Confidentiality Agreement” shall mean any confidentiality agreement entered into by Seller from and after the date hereof that contains customary confidentiality provisions and other provisions that are no less favorable to Seller than those included in the Confidentiality Agreement (provided, however, that any such confidentiality agreement will not prohibit Seller from complying with its obligations under Section 6.2).

“Accounting Principles” shall mean the accounting principles set forth in Section 1.1(a) of the Disclosure Schedule.

“Acquired Entity” shall have the meaning set forth in the Recitals.

“Acquired Entity Employee” shall mean each individual who is an employee of the Acquired Entity as of the Closing Date.

“Acquired Entity Employee Plan” shall mean each Employee Plan that is sponsored, maintained or contributed to (a) solely by the Acquired Entity or (b) exclusively for the benefit of the Acquired Entity Employees, the Acquired Entity Independent Contractors and/or other employees, officers, directors and contractors currently or formerly employed or engaged by the Acquired Entity.

“Acquired Entity Independent Contractor” shall mean any independent contractor or consultant of the Acquired Entity primarily providing services to or for the benefit of the Acquired Entity.

“Acquired Entity Insurance Policies” shall have the meaning set forth in Section 4.29.

“Adjustment Time” shall mean 11:59 p.m. Eastern Time on the date immediately preceding the Closing Date, except (a) with respect to items relating to Taxes, in which case it means as of the end of the Closing Date, and (b) with respect to Selling Expenses and Indebtedness, in which case it means as of Closing (but giving effect to the Closing).

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made; provided, that with respect to Buyer, the term “Affiliate” shall exclude any portfolio company (other than Vitaprotech and its subsidiaries) owned directly or indirectly by any fund or investment vehicle managed, advised or controlled by Seven2 SAS or its affiliates. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Person, whether through the ownership of voting securities or by contract or otherwise. “Controlled Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlled by (as defined in the immediately preceding sentence) such Person at any time during the period for which the determination of affiliation is being made.

“Affiliate Contract” shall mean any Contract between Seller or one of its Affiliates (excluding the Acquired Entity), on the one hand, and the Acquired Entity, on the other hand.

“Agreement” shall have the meaning set forth in the Preamble.

“Allocation Schedule” shall have the meaning set forth in Section 2.9(b).

“Alternative Financing” shall have the meaning set forth in Section 6.17(c).

“Ancillary Agreements” shall mean the Assignment and Assumption Agreement, Bill of Sale, the IP Assignment Agreement, the Transition Services Agreement, the Debt Commitment Letter, the Equity Commitment Letter, the Limited Guarantee and the Trademark License to Buyer and all other documents, agreements, certificates or other instruments to be delivered at the Closing pursuant to this Agreement.

“Assigned Contracts” shall have the meaning set forth in Section 2.2(a).

“Assignment and Assumption Agreement” shall mean the separate Assignment and Assumption Agreements between Buyer (or Buyer’s applicable assignee in accordance with Section 10.5), on the one hand, and Seller (or Seller’s applicable Controlled Affiliate), on the other hand, each substantially in the form attached hereto as Exhibit A.

“Assumed Liabilities” shall have the meaning set forth in Section 2.4.

“Assumed Liabilities Insurance Policies” shall have the meaning set forth in Section 4.29.

“Bank Information” shall have the meaning set forth in Section 6.17(d)(iii).

“Bankruptcy Exceptions” shall have the meaning set forth in Section 4.1(c).

“Base Purchase Price” shall have the meaning set forth in Section 2.6.

“Bill of Sale” shall mean each Bill of Sale between Buyer (or Buyer’s applicable assignee in accordance with Section 10.5), on the one hand, and Seller (or Seller’s applicable Controlled Affiliate), on the other hand, each substantially in the form attached hereto as Exhibit B.

“Business” shall mean the physical security business operated by Seller and its Controlled Affiliates (including the Acquired Entity), including (i) access control software, video management software, credentials software, access control hardware and sensors, mobile access control, telephone entry systems, technology integrations and logical access control hardware, software and mobile apps, and (ii) any formulation or research and development in connection therewith.

“Business Confidential Information” shall mean any confidential, non-public information of the Business with respect to the Acquired Entity or contained in the Assigned Contracts or other documents or materials of the Acquired Entity or included in the Purchased Assets, in each instance to the extent primarily related to the Business, the Purchased Assets or the Assumed Liabilities.

“Business Day” shall mean any day other than a Saturday, a Sunday or a statutory or civic holiday in the State of California or any other day on which banking institutions are not authorized or required by law to be open in the State of California; Paris, France; Dublin Ireland; London, U.K.; Chennai, Tamil Nadu, India or New York, NY.

“Business Employee” shall mean each individual who is an employee of Seller or any of its Controlled Affiliates whose name is listed on Section 4.21(a) of the Disclosure Schedule (the “Business Employee Census”) or an applicable update thereto in accordance with Section 6.13(a).

“Business Employee Census” shall have the meaning set forth in the definition of “Business Employee”.

“Business Independent Contractor” shall have the meaning set forth in Section 4.21(a).

“Business Restricted Cash” shall have the meaning set forth in Section 2.2(d).

“Buyer” shall have the meaning set forth in the Preamble.

“Buyer Closing Certificate” shall have the meaning set forth in Section 7.3(d).

“Buyer Fundamental Representations” shall have the meaning set forth in Section 7.3(a).

“Buyer Parties” shall have the meaning set forth in Section 8.2(a).

“Cap” shall have the meaning set forth in Section 8.4(a).

“Cash and Cash Equivalents” shall mean, with respect to any Person, all cash and cash equivalents of such Person on a consolidated basis calculated in accordance with the Accounting Principles, and less (without duplication) any (i) Business Restricted Cash of such Person, (ii) costs of repatriating, in the event such Person is not an entity incorporated under the laws of France or its political subdivisions, cash and cash equivalents from such Person to an entity that is incorporated under the laws of France or its political subdivisions, and (iii) other cash and cash equivalents that are not freely available for distribution. For the avoidance of doubt, in no event shall “Cash and Cash Equivalents” include any current assets to the extent included in the determination of the Closing Date Working Capital.

“Cash Incentive Plans” shall have the meaning set forth in Section 6.13(e).

“CFIUS” shall mean the Committee on Foreign Investment in the United States.

“CFIUS Approval Deadline” shall mean the date that is six months from the date of the submission of the draft CFIUS Notice in accordance with Section 6.18(a) of this Agreement; provided, that, the CFIUS Approval Deadline will be extended (i) on a day-for-day basis for each day following the date hereof during which there is a shutdown of the United States federal government; (ii) by thirty (30) days, upon delivery of written notice by Buyer to Seller, if, as of the date that would be otherwise be the CFIUS Approval Deadline, all conditions to Closing (other than those conditions which, by their terms, are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) have been satisfied other than receipt of the CFIUS Clearance and receipt of the Stockholder Approval, which written notice must contain a statement that, based on the facts and circumstances at the time of delivery of such notice, Buyer in good faith believes that CFIUS Clearance can reasonably be achieved in thirty (30) days or less from such extension date; and (iii) unless such extension is waived (which waiver may be provided at any time) by Buyer in its discretion, on a day-for-day basis for each day attributable, as reasonably determined by Buyer in good faith, to Seller not timely providing information requested by CFIUS or any other agency or branch of the United States federal government as required pursuant to Section 6.18(c) of this Agreement.

“CFIUS Clearance” shall mean that any of the following shall have occurred: (i) CFIUS has informed the Parties that the transactions contemplated by this Agreement do not constitute a “covered transaction” under the DPA; (ii) the Parties have received written notice from CFIUS that there are no unresolved national security concerns and all action under the DPA is concluded with respect to the transactions contemplated by this Agreement; or (iii) if CFIUS shall have sent a report to the President requesting the President’s decision under the DPA, either: (A) the period under the DPA during which the President may announce his decision to take action to suspend, prohibit or place any limitation on the transactions contemplated by this Agreement shall have expired without any such action being threatened, announced or taken; or (B) the President shall have announced a decision not to take any action to suspend, prohibit, or place any limitations on the transactions contemplated by this Agreement.

“CFIUS Notice” shall mean a joint voluntary notice with respect to the transactions contemplated by this Agreement prepared by the Parties and submitted to CFIUS in accordance with the requirements of the DPA.

“CFIUS Turndown” shall mean the Parties shall have agreed in good faith that CFIUS Clearance is unlikely to be obtained and (a) the President has issued an order suspending or prohibiting the transactions contemplated by this Agreement or (b) CFIUS has notified the Parties, orally or in writing, that CFIUS intends to send a report to the President recommending that the President act to suspend or prohibit the transactions contemplated by this Agreement, or (c) CFIUS has notified the Parties, orally or in writing, that it is unable to remediate, mitigate or address national security concerns identified through the CFIUS Clearance process.

“Chosen Financing Courts” shall have the meaning set forth in Section 10.12.

“Claim Notice” shall have the meaning set forth in Section 8.3.

“Closing” shall have the meaning set forth in Section 3.1(a).

“Closing Adjustment” shall have the meaning set forth in Section 2.7(b).

“Closing Date” shall have the meaning set forth in Section 3.1(a).

“Closing Date Cash” shall mean (without duplication) (i) Cash and Cash Equivalents that constitutes a Purchased Asset and (ii) the Cash and Cash Equivalents of the Acquired Entity as of the Adjustment Time.

“Closing Date Indebtedness” shall mean (without duplication) (i) Indebtedness that constitutes an Assumed Liability, (ii) the Indebtedness of the Acquired Entity as of the Adjustment Time and (iii) fifty percent (50%) of the RWI Fees.

“Closing Date Selling Expenses” shall mean (without duplication) (i) Selling Expenses that constitute an Assumed Liability and (ii) the Selling Expenses of the Acquired Entity as of the Adjustment Time.

“Closing Date Working Capital” shall mean the Working Capital as of the Adjustment Time.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commerce” shall have the meaning set forth in Section 4.25(a).

“Company Registered Intellectual Property” shall have the meaning set forth in Section 4.7(b)(i).

“Confidentiality Agreement” shall mean the Confidentiality Agreement, dated as of September 11, 2023, between Vitaprotech and Seller, as amended.

“Continuation Period” shall have the meaning set forth in Section 6.13(b).

“Contract” or “Contracts” shall mean all legally binding contracts, subcontracts, agreements, leases, notes, bonds, service orders, subleases, licenses, commitments, sales and purchase orders, and other instruments, arrangements or understandings of any kind, whether written or oral.

“Controlled Affiliate” shall have the meaning set forth in the definition of “Affiliate”.

“Copyrighted Works” shall mean all copyrights and copyrightable works, whether in published or unpublished works, databases, data collections and rights therein, mask work rights, Software, web site content, rights to compilations, collective works and derivative works of any of the foregoing, registrations and applications for registration for any of the foregoing and any renewals or extensions thereof, moral rights and economic rights of others in any of the foregoing, and corresponding rights in works of authorship.

“Current Assets” shall have the meaning set forth on Section 1.1(a) of the Disclosure Schedule under the heading “Current Assets”.

“Current Liabilities” shall have the meaning set forth on Section 1.1(a) of the Disclosure Schedule under the heading “Current Liabilities”.

“Data Breach” shall have the meaning set forth in Section 4.8(b)(ii).

“Data Room” shall mean the virtual data room titled “Project Hawk” hosted by DFS Venue on behalf of Seller.

“Debt Commitment Letter” shall mean that certain debt commitment letter, dated as of March 26, 2024, addressed to Vitaprotech from the Debt Financing Sources party thereto, including all exhibits, schedules and annexes thereto, together with any fee letter referred to therein (with pricing terms, “market flex” provisions and any other economic terms in each case not relating to or impacting conditionality, gross amount or available of the Debt Financing on the Closing Date being redacted), as amended, supplemented, modified or replaced in accordance with the terms of this Agreement.

“Debt Financing” shall have the meaning set forth in Section 5.5.

“Debt Financing Sources” shall mean the lenders, financial institutions, agents, arrangers and institutional investors that at any time have committed to provide or arrange or otherwise have entered into agreements in connection with all or any part of the Debt Financing, including the parties to any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together with their respective Affiliates, and their respective Affiliates’ officers, directors, employees, partners, controlling persons, agents and Representatives and their respective successors and assigns, in each case, in their respect capacities as such; provided, however, that in no event shall Buyer or any of its Affiliates be a “Debt Financing Source”.

“Determination Date” shall have the meaning set forth in Section 2.8(f).

“Disclosure Schedule” shall mean the disclosure schedule delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.

“Dispute” shall have the meaning set forth in Section 2.8(a).

“Dispute Notice” shall have the meaning set forth in Section 2.8(b).

“Dispute Period” shall have the meaning set forth in Section 2.8(a).

“Distribution Documents” shall have the meaning set forth in Section 4.27.

“Domain Names” shall mean Internet domain names, electronic addresses, uniform resource locators and alphanumeric designations associated therewith registered with or assigned by any domain name registrar, domain name registry or other domain name registration authority as part of an electronic address on the Internet and all applications for any of the foregoing.

“DPA” shall mean Section 721 of Title VII of the Defense Production Act of 1950, as amended, (codified at 50 U.S.C. § 4565) and the regulations promulgated thereunder, codified at 31 C.F.R. Parts 800 to 802.

“Electronic Delivery” shall have the meaning set forth in Section 3.4(a).

“Employee Plan” shall mean each employment, consulting, compensation, severance, retirement, change in control, retention, transaction, Tax gross-up, deferred compensation, employee loan, relocation, performance awards, bonus, incentive, stock option, equity or equity-based, share purchase, share bonus, phantom stock, stock appreciation right, pension, supplemental retirement, fringe benefits, gratuity, leave encashment, provident fund, short and long term disability, medical, dental, welfare, cafeteria or similar plan, program, policy, contract, agreement, fund or other arrangement (whether written or unwritten and funded or unfunded), including each “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), in each case, which is sponsored, maintained, contributed to, or required to be contributed to by Seller or any of its Controlled Affiliates (including the Acquired Entity) or any ERISA Affiliate thereof, or with respect to which Seller or any of its Controlled Affiliates (including the Acquired Entity) or any ERISA Affiliate thereof has any potential Liabilities, in each case, with respect to or for the benefit of any Seller Service Provider.

“Encumbrances” shall mean all mortgages, deeds of trust, collateral assignments, liens, security interests, charges, pledges, hypothecations, rights of first refusal or first offer, encumbrances, title defects, easements, rights of way, covenants, restrictions or other similar limitations, whether voluntarily incurred or imposed by or arising under Contract or Law, other than Permitted Encumbrances.

“Equity Commitment Letter” shall mean that certain Equity Commitment Letter, dated as of the date hereof, by and among Vitaprotech and Buyer.

“Equity Financing” shall have the meaning set forth in the Recitals.

“Equity Financing Sources” shall have the meaning set forth in Section 5.5.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) (a) under common control within the meaning of Section 400(b)(1) of ERISA with Seller or (b) which together with Seller is or was treated as a single employer under Section 414(t) of the Code.

“Estimated Closing Date Cash” shall have the meaning set forth in Section 2.7(a).

“Estimated Closing Date Indebtedness” shall have the meaning set forth in Section 2.7(a).

“Estimated Closing Date Selling Expenses” shall have the meaning set forth in Section 2.7(a).

“Estimated Closing Date Working Capital” shall have the meaning set forth in Section 2.7(a).

“Excise Tax Act” shall mean the Excise Tax Act (R.S.C., 1985, c. E-15) of Canada in the version applicable on the Closing Date.

“Excluded Assets” shall have the meaning set forth in Section 2.3.

“Excluded Entity” shall have the meaning set forth in Section 6.8(a).

“Excluded Insurance Policy” shall have the meaning set forth in Section 6.20(b).

“Excluded Liabilities” shall have the meaning set forth in Section 2.5(a).

“Excluded Products” shall mean the products and services included primarily in the Internet of Things (IoT) and TAG businesses of Seller and its Controlled Affiliates, including any derivatives, modifications or improvements thereof.

“Existing Indebtedness” shall mean that certain Loan and Security Agreement, dated as of February 8, 2017, by and among Identiv, Inc. and East West Bank (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Expenses” shall mean any and all reasonable and documented out-of-pocket fees and expense incurred or paid by or on behalf of Buyer or its Affiliates in connection with the transactions contemplated by this Agreement, or related to the authorization, preparation, negotiation, execution and performance of this Agreement.

“Expense Reimbursement” shall have the meaning set forth in Section 9.3(b).

“Final Closing Statement” shall have the meaning set forth in Section 2.7(b).

“Final Closing Date Cash” shall have the meaning set forth in Section 2.8(f).

“Final Closing Date Indebtedness” shall have the meaning set forth in Section 2.8(f).

“Final Closing Date Selling Expenses” shall have the meaning set forth in Section 2.8(f).

“Final Closing Date Working Capital” shall have the meaning set forth in Section 2.8(f).

“Final Service Provider Census” shall have the meaning set forth in Section 6.13(a).

“Financial Statements” shall have the meaning set forth in Section 4.11(a).

“Financing” shall have the meaning set forth in Section 5.5.

“Financing Adverse Impact” shall have the meaning set forth in Section 5.5.

“Financing Commitments” shall have the meaning set forth in Section 5.5.

“Financing Indemnified Persons” shall have the meaning set forth in Section 6.17(f).

“Financing Related Persons” shall have the meaning set forth in Section 6.17(g).

“Financing Sources” shall have the meaning set forth in Section 5.5.

“Fraud” shall mean actual intentional and knowing common law fraud under the Law of the State of Delaware with respect to the representations and warranties expressly set forth in ARTICLE IV of this Agreement or a certificate delivered hereunder; provided that any such Fraud may be found to exist only with respect to the Person (or Persons) that in accordance with the applicable law as provided under Section 10.9 committed such Fraud. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

“GAAP” shall mean United States generally accepted accounting principles.

“German Income Tax Act” shall mean the German tax law that regulates the German income taxation (‘Einkommensteuergesetz’) in the version applicable on the Closing Date.

“German Value Added Tax Code” shall mean the German tax law that regulates the value added tax (‘Umsatzsteuergesetz’) in the version applicable on the Closing Date.

“Government Contract” shall mean any Contract related to the Business, including a prime contract, subcontract, letter contract, purchase order, delivery order, multi-award schedule, task order or basic ordering agreement, that exists between Seller or any of its Controlled Affiliates and (a) any Governmental Authority, (b) any prime contractor to any Governmental Authority, (c) any subcontractor with respect to any party described in clause (a) or (b), or (d) any counterparty in which the funding source is a Governmental Authority. A task, change, purchase or delivery order under a Government Contract will not constitute a separate Government Contract, for purposes of this definition, but will be part of the Government Contract to which it relates.

“Governmental Authority” shall mean any federal, state, regional, municipal, local, foreign (including the European Union) or other governmental, quasi-governmental, regulatory, self-regulatory or administrative body, instrumentality, department or agency, any political subdivision, or any court, tribunal, administrative hearing body, arbitrator, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Governmental Order” shall mean any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Inactive Business Employee” shall mean any Business Employee who is inactive as of the Closing Date as a result of illness or being on short term or long term disability, workers’ compensation, vacation, parental leave of absence or other approved absence or leave of absence and unavailable to commence work immediately after the applicable Closing Date.

“Indebtedness” shall mean, without duplication, (i) the Tax Liability Amount, and (ii) the following with respect to any Person: all Liabilities (a) of such Person for the payment or repayment of borrowed money (including the principal amount and the amount of accrued and unpaid interest thereon), (b) evidenced by a credit agreement, note, bond, indenture, securities, debenture or similar instruments or securities, (c) in respect of any capital lease obligations of such Person, (d) for deferred purchase price of assets, property, securities, goods or services including obligations under “earn-outs” or similar obligations (valued at the maximum amount payable with respect thereto), (e) under any interest rate swap agreement, forward rate agreement, interest rate cap, hedging or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, (f) secured by a purchase money mortgage or other Encumbrance to secure all or part of the purchase price of the property subject to such mortgage or Encumbrance, (g) under any reimbursement obligation relating to a letter of credit, bankers’ acceptance (to the extent drawn), note purchase facility or similar instruments, (h) in respect of deferred payroll or compensation, accrued severance, and accrued or deferred bonuses, commissions and benefits (including paid sick/leave/vacation), and the employer’s portion of any employment, payroll or social security Taxes with respect thereto, (i) in respect of any matching, discretionary, or other employer contributions to Seller Employee Plans that, as of the Closing, are unpaid or otherwise attributable to a pre-Closing period, (j) in respect of any unfunded retirement, pension and deferred compensation liabilities and the employer’s portion of any employment, payroll or social security Taxes with respect thereto, (k) equal to twenty-five percent (25%) of the total Liabilities in respect of any advances by customers for work not yet performed or other deferred revenue, or (l) Indebtedness of another Person referred to in clauses (a) through (k) above guaranteed, endorsed or assumed by such Person. Indebtedness shall exclude any amounts to the extent included in Working Capital or Selling Expenses.

“Indemnified Party” shall mean each Person entitled to indemnification pursuant to ARTICLE VIII.

“Indemnifying Party” shall mean the Party required to indemnify another Person pursuant to ARTICLE VIII.

“Indian CGST Act” shall mean the Indian Central Goods and Services Tax Act, 2017 and all rules, regulations, orders, ordinances and directions thereunder, each as amended.

“Indian IT Act” shall mean the Indian Income-tax Act, 1961 and all rules, regulations, orders, ordinances and directions thereunder, each as amended.

“Indian Sale Shares” shall mean the shares representing one hundred percent (100%) of the issued, paid-up and outstanding share capital of the Acquired Entity.

“Information Systems” shall have the meaning set forth in Section 4.8(b)(i).

“Initial Purchase Price” shall have the meaning set forth in Section 2.6.

“Inquiry” shall have the meaning set forth in Section 6.2(a).

“Insurance Policies” shall have the meaning set forth in Section 4.29.

“Intellectual Property Rights” shall mean any and all rights, title and interests existing now or in the future relating to intellectual property, under the Laws of the United States or any other jurisdiction, including all: (a) Copyrighted Works; (b) Patents; (c) Domain Names; (d) Trade Secrets; (e) Trademarks; (f) intellectual property rights arising from Software and Technology Assets; (g) rights of privacy and publicity; and (h) any and all similar, corresponding or equivalent intellectual or proprietary rights.

“Intervening Event” shall have the meaning set forth in Section 6.2(e).

“Inventory” shall mean all inventory of the Business, wherever located, and all associated raw materials, work in process, repair and spare parts, semi-finished products, finished products, shipments in transit, wrapping, labeling, supply and packaging items primarily used or held for use in the Business, including any such inventory being held by a Person who is not Seller pursuant to a consignment Contract or a tolling Contract.

“IP Assignment Agreement” shall mean the IP Assignment Agreement, between Buyer and Seller, substantially in the form attached hereto as Exhibit C.

“IRS” shall mean the United States Internal Revenue Service.

“Law” shall mean any applicable federal, state, local or foreign statute, law, treaty, ordinance, regulation, rule, code, agency guidance, Order, injunction, intergovernmental pact, decree, directive, notice, legal requirement or official published plan or policy with legal force in any geographical area or over any class of Persons, and any rule of common law.

“Liability” shall mean any debt, obligation, Tax, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Licensed IP Rights” shall mean any and all Purchased IP Assets licensed by Seller or any of its Controlled Affiliates (including the Acquired Entity) from a third party that are primarily used or held for use in, or necessary for, the operation of the Business.

“Limited Guarantee” shall mean that certain Limited Guarantee, dated as of the date hereof, by and between Vitaprotech and Seller.

“Loss” and “Losses” shall have the meaning set forth in Section 8.2(a).

“Material Adverse Effect” shall mean any event, development, circumstance, occurrence, fact, condition or change that, individually or in the aggregate, has had, or would reasonably be expected to have, a materially adverse effect on (a) the business, results of operations, financial condition or assets of the Business and the Acquired Entity, taken as a whole, or (b) the ability of Seller to timely consummate the transactions contemplated hereby; provided, however, that, in the case of clause (a) only, “Material Adverse Effect” shall not include any event, development, circumstance, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action expressly required by this Agreement or any Ancillary Agreement or any action taken (or omitted to be taken) with the prior written consent of or at the written request of Buyer; (vi) any changes in applicable Laws or accounting rules (including GAAP), in each case, after the date hereof; (vii) without limitation of the representation and warranty in Section 4.4, the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with Seller and the Business; (viii) any natural or man-made disaster or acts of God; (ix) any epidemics, pandemics, disease outbreaks, or other public health emergencies; or (x) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided, that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); except in the case of the foregoing clauses (i)-(iv) and (ix), only to the extent such change, occurrence, event or effect has a materially disproportionate impact on the Business and the Acquired Entity, taken as a whole, as compared to other companies or businesses operating in the same or similar industries and geographies in which the Business operates. A Material Adverse Effect shall be deemed to have occurred in the event that the representations and warranties of Seller and the Acquired Entity contained in Section 4.1(d) are not true and correct in all material respects.

“Material Contract” shall have the meaning set forth in Section 4.16(c).

“Material Customer” shall have the meaning set forth in Section 4.18(a).

“Material Supplier” shall have the meaning set forth in Section 4.18(b).

“Non-Transferrable Assets” shall have the meaning set forth in Section 3.3(c).

“Non-US Plan” shall have the meaning set forth in Section 4.20(h).

“Notice Period” shall have the meaning set forth in Section 8.3.

“NSI Act” shall mean the United Kingdom National Security and Investment Act 2021.

“NSI Approval” means (i) if the Parties are required to give mandatory notice under § 14(1) of the NSI Act, the Secretary of State issuing a notification pursuant to § 14(8)(b)(ii) of the NSI Act that no further action will be taken under the NSI Act, or (ii) if the Secretary of State has given a call-in notice under § 14(8)(b)(i) of the NSI Act or decided to examine the transactions contemplated by this Agreement in accordance with § 1(1) of the NSI Act, the Secretary of State issuing (A) a final notification pursuant to § 26(1)(b) of the NSI Act that no further action in relation to a call-in notice is to be taken, or (B) a final order pursuant to §26(1)(a) of the NSI Act permitting the transactions contemplated by this Agreement to proceed, and such order not being revoked or varied before Closing.

“OFAC” shall have the meaning set forth in Section 4.25(a).

“Open Source License” shall mean any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), including: (a) the GNU General Public License, the GNU Library General Public License, the GNU Lesser General Public License, the Affero General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License, any Creative Commons “sharealike” license, or any license that is, or substantially similar to, a license now approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, or (b) any license under which any Software or other materials are distributed or licensed as “free software,” “open source software” or under similar terms. For the avoidance of doubt, Open Source Licenses include copyleft licenses.

“Open Source Materials” shall mean any Software or other material that is, or that contains or is derived in any manner (in whole or in part), from any Software that is distributed as “free software,” “open source software” “copyleft software,” “freeware,” “shareware,” or under a similar licensing or distribution model (including the Open Source Licenses).

“Operationally Consistent” shall mean, solely with respect to matters that primarily concern the day to day operations, management and administration of the Business, that such matters are conducted consistent with the manner such matters have been conducted during the twelve (12) month period prior to the date of this Agreement. For the avoidance of doubt, each of the actions or other matters addressed in Section 6.1(b) of the Disclosure Schedule shall be deemed not to primarily concern the day to day operations, management and administration of the Business.

“Order” shall mean any order, ruling, consent, writ, judgment, injunction, settlement, decree, stipulation, determination, or subpoena, verdict, award or other decision (whether temporary, preliminary or permanent) issued, promulgated or entered by or with any Governmental Authority.

“Outside Date” shall have the meaning set forth in Section 9.1(b).

“Owned Intellectual Property” shall mean all Purchased IP Assets owned or purported to be owned by Seller or its Controlled Affiliates (including the Acquired Entity), including all Company Registered Intellectual Property.

“Party” and “Parties” shall have the meaning set forth in the Preamble.

“Patents” shall mean issued patents or pending patent applications and any utility patent, design patent, patent of importation, patent of addition, certificate of addition, certificate or model of utility, whether domestic or foreign, and all divisions, continuations, continuations-in-part, reissues, reexaminations, renewals or extensions thereof, any letters patent that issue thereon, and all rights to claim priority from any of the foregoing.

“Permit” shall mean any permit, license, franchise, clearance, order, registration, certificate, variance, authorization, accreditation, qualification, exemption, consent, approval, or similar document or authority that has been issued or granted by a Governmental Authority, and any application for the same.

“Permitted Encumbrances” shall mean (a) Encumbrances for Taxes and assessments of a Governmental Authority not yet due and payable or being contested in good faith by appropriate proceedings and for which adequate reserves have been made on the Financial Statements in accordance with GAAP; (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business that were not incurred as a result of a breach or default by Seller or its Controlled Affiliates; (c) the terms and conditions of the Assigned Contracts (except to the extent of any Excluded Liabilities); (d) the Assumed Liabilities; and (e) the Encumbrances set forth on Section 1.1(c) of the Disclosure Schedule.

“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, a Governmental Authority or any other entity or organization.

“Personal Information” shall mean (a) any information about an individual that alone or in combination with other information could be used to identify or is otherwise related to an individual person and (b) any information included in the definition of “personal information,” “personally identifiable information,” “personal data,” “PII,” “protected health information,” or any similar term under applicable law or provided by Seller or any of its Controlled Affiliates (including the Acquired Entity) in its privacy policies, notices or contracts related to the Business.

“Policy Beneficiary” shall have the meaning set forth in Section 6.20(b).

“Policy Covered Loss” shall have the meaning set forth in Section 6.20(b).

“Policy Holder” shall have the meaning set forth in Section 6.20(b).

“President” shall mean the President of the United States.

“Pre-Closing Purchase Price Allocation” shall have the meaning set forth in Section 2.9(a).

“Pre-Closing Statement” shall have the meaning set forth in Section 2.7(a).

“Pre-Closing Tax Period” shall mean any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on and including the Closing Date.

“Pre-Closing Taxes” shall mean (without duplication) (i) all Taxes of Seller and its Affiliates (not including the Acquired Entity) with respect to the Business, Purchased Assets, and the Purchased Equity Interests, including amounts that should have been withheld from or by the Seller or its Affiliates, and (ii) any Taxes of the Acquired Entity, including amounts that should have been withheld from or by the Acquired Entity, for any Pre-Closing Tax Period, in each case determined in accordance with Section 6.9(a) for Taxes described therein; provided, that “Pre-Closing Taxes” shall not include any amount of Taxes taken into account in determining the Purchase Price as finally determined pursuant to Section 2.7 or allocated to Buyer pursuant to Section 3.2(a).

“Privacy Laws” shall mean, regardless of jurisdiction, any and all applicable Laws, legal requirements, self-regulatory guidelines and binding industry standards relating to the Processing of any Personal Information.

“Privacy Requirements” shall mean all applicable Privacy Laws and all of Seller’s and all of its Controlled Affiliates’ (including the Acquired Entity’s) policies, notices and contractual obligations relating to the Processing of any Personal Information in connection with the Business.

“Proceeding” shall mean any claim, action, arbitration, audit, hearing, inquiry, prosecution, contest, charge, demand, complaint, examination, proceeding, investigation, litigation, suit (whether civil, criminal, administrative, or investigative or appellate proceeding, or whether public or private) commenced, brought, conducted, or heard by or before, or otherwise involving any Governmental Authority (including a qui tam complaint).

“Processing” or “Process” shall mean any operation or set of operations performed on any data, whether or not by automated means, including receipt, collection, compilation, use, storage, combination, sharing, safeguarding, disposal, erasure, destruction, disclosure or transfer (including cross-border transfer).

“Product Software” shall have the meaning set forth in Section 4.7(d)(i).

“Proxy Statement” shall have the meaning set forth in Section 6.3(a).

“Purchase Price” shall have the meaning set forth in Section 2.6(a).

“Purchased Assets” shall mean, collectively, all assets, properties, rights, interests, permits, claims, and goodwill, wherever situated and of whatever kind and nature, real or personal, whether or not reflected on the books and records of Seller and its Controlled Affiliates that are primarily related to, primarily used in, held for use in, or necessary for the conduct of the Business including (a) those which are set forth in Section 2.2(a)-(o) and (b) the Purchased IP Assets, but excluding, any Excluded Assets and any of the foregoing that is held by the Acquired Entity.

“Purchased Equity Interests” shall have the meaning set forth in the Recitals.

“Purchased IP Assets” shall mean all Intellectual Property Rights and Technology Assets (a) primarily used in, primarily held for use in, or necessary for, the conduct and operation of the Business and (b) used or held for use by the Acquired Entity.

“Recent Seller SEC Documents” shall have the meaning set forth in Section 4.26(a).

“Release Documentation” shall have the meaning set forth in Section 6.17(h).

“Representatives” shall mean, with respect to any Person, its Affiliates, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person and its Affiliates.

“Required Amount” shall have the meaning set forth in Section 5.5.

“Restrictive Period” shall have the meaning set forth in Section 6.8(a).

“Retained Employee” shall have the meaning set forth in Section 6.13(a).

“RWI Fees” shall have the meaning set forth in Section 6.15.

“R&W Insurance Policy” shall mean a buyer-side representations and warranties policy obtained by Buyer, at its sole cost and expense.

“Schedule 6.19 Letter of Credit” shall have the meaning set forth in Section 6.19.

“SEC” shall mean the Securities and Exchange Commission.

“SEC Documents” shall mean (i) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the SEC by Seller pursuant to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and which hereafter shall be filed with or furnished to the SEC and (ii) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Seller” shall have the meaning set forth in the Preamble.

“Seller 401(k) Plan” shall have the meaning set forth in Section 6.13(e).

“Seller Acquisition Agreement” shall have the meaning set forth in Section 6.2(d).

“Seller Adverse Recommendation Change” shall have the meaning set forth in Section 6.2(d).

“Seller Board” shall have the meaning set forth in the Recitals.

“Seller Board Recommendation” shall have the meaning set forth in the Recitals.

“Seller Closing Certificate” shall have the meaning set forth in Section 7.2(d).

“Seller Employee Plan” shall mean each Employee Plan that is not an Acquired Entity Employee Plan.

“Seller Equity Award” shall have the meaning set forth in Section 6.13(f).

“Seller Fundamental Representations” shall have the meaning set forth in Section 7.2(a).

“Seller IP Rights” shall mean any and all Intellectual Property Rights owned or purported to be owned by Seller or its Controlled Affiliates, other than the Purchased IP Assets.

“Seller Parties” shall have the meaning set forth in Section 8.2(b).

“Seller Service Provider” shall mean the Business Employees, Business Independent Contractors, Acquired Entity Employees and Acquired Entity Independent Contractors, respectively.

“Seller Superior Proposal” shall mean a written Seller Takeover Proposal (except that, for purposes of this definition, the references in the definition of “Seller Takeover Proposal” to “twenty percent (20%) or more” are replaced by “more than fifty percent (50%)”) made by a third party on terms that the Seller Board or other duly authorized committee thereof determines in its good faith judgment, after consultation with financial advisors of nationally recognized reputation and outside legal counsel, taking into account all factors and matters deemed relevant in good faith by the Seller Board, including financial, legal, regulatory and any other aspects of the transaction described in such proposal, would, if consummated, (i) be more favorable to Seller and the holders of equity in Seller than the transactions contemplated hereunder from a financial point of view (including after giving effect to any adjustment to the terms thereof proposed in a binding written offer by Buyer), and (ii) is reasonably capable of being completed in accordance with its terms.

“Seller Takeover Proposal” shall mean, other than the transactions contemplated hereunder, any bona fide oral or written offer or proposal from a third party or group of third parties (other than from Buyer or its Affiliates or Representatives) that did not result from a breach of Section 6.2 (other than a de minimis breach) relating to (a) any acquisition or purchase, directly or indirectly, of twenty percent (20%) or more of the fair value of the consolidated assets of Seller and its Subsidiaries or twenty percent (20%) or more of any class of equity or voting securities of Seller or any of its Subsidiaries whose assets, individually or in the aggregate, constitute twenty percent (20%) or more of the fair value of the consolidated assets of Seller, (b) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in a Person or group beneficially owning twenty percent (20%) or more of any class of equity or voting securities of Seller or any of its Subsidiaries whose assets, individually or in the aggregate, constitute twenty percent (20%) or more of the fair value of the consolidated assets of Seller, or (c) a merger, consolidation, share exchange, business combination, asset sale, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Seller or any of its Subsidiaries pursuant to which any Person or group would own, directly or indirectly, twenty percent (20%) or more of the aggregate voting power of Seller after giving effect to the consummation of such transaction.

“Seller Technology Assets” shall mean any and all Technology Assets owned or purported to be owned by Seller or its Controlled Affiliates, other than Technology Assets included in the Purchased Assets or held by the Acquired Entity.

“Seller Termination Fee” shall have the meaning set forth in Section 9.3(a).

“Seller Trade Names” shall have the meaning set forth in Section 3.1(b)(ix).

“Seller’s Knowledge” shall mean the actual knowledge of any of (i) Steve Humphreys, (ii) Mark Allen, (iii) Steve Luther, (iv) Mike Taylor, (v) Mark Butcher, or (vi) Justin Scarpulla after reasonable inquiry.

“Selling Expenses” shall mean, without duplication, all costs, fees and expenses incurred (i) in connection with, the negotiation, preparation or consummation of the transactions contemplated by this Agreement, and (ii) any bonuses and any incentive payments, including all sale, change in control, retention, success, transaction bonus or other payments, payable to employees, managers, agents and consultants of and to Seller or any of its Affiliates (including, with respect to the period prior to the Closing, the Acquired Entity) as a result of, or in connection with, the negotiation, preparation or consummation of the transactions contemplated by this Agreement and unpaid by Seller or such Affiliate as of the Closing Date (including the employer portion of any payroll, social security, unemployment or similar Taxes related thereto), but excluding any liabilities or obligations relating to or arising out of the termination or retention of employment of any Business Employee to whom Buyer is required to, but fails to make an offer of employment in accordance with Section 6.13(a), including any liabilities associated with any claims for severance, discharge indemnity, equity compensation, compensation for unfair dismissal or wrongful termination, and payments in lieu of notice and other payments for social security including any shortfall of social security contributions thereof (including the employer portion of any payroll, social security, unemployment or similar Taxes related thereto). Selling Expenses shall not include any amounts to the extent included in Working Capital or Indebtedness.

“Shared Contract” shall have the meaning set forth in Section 6.16.

“Software” shall mean all computer software and code, including assemblers, applets, compilers, Source Code, object code, development tools, design tools, user interfaces and data, in any form or format, however fixed, such as, databases and data collections, as well as descriptions, documentation, and other materials related to any of the foregoing.

“Source Code” shall mean computer software that may be displayed or printed in human-readable form, including all related programmer comments, annotations, flowcharts, diagrams, help text, data and data structures, instructions, procedural, object-oriented or other human-readable code, and that is not intended to be executed directly by a computer without an intervening step of compilation or assembly.

“Specified Information” shall have the meaning set forth in Section 6.17(d).

“Standard Sales Contract” shall have the meaning set forth in Section 4.16(a).

“Statutory Severance” shall have the meaning set forth in Section 6.13(b).

“Stockholder Approval” shall have the meaning set forth in Section 4.1(c).

“Stockholders’ Meeting” shall mean, at Seller’s sole election, either (i) a special meeting of Seller’s stockholders for the sole purpose of seeking the Stockholder Approval or (ii) Seller’s annual stockholder meeting, provided in the event of clause (ii), the only matters for consideration at such meeting shall be the Stockholder Approval, election of members of the Seller Board, advisory vote to approve the compensation of Seller’s named executive officers, advisory vote on the frequency of holding an advisory vote to approve the compensation of Seller’s named executive officers, amendment to Seller’s 2011 Incentive Compensation Plan, advisory vote to approve certain compensation that may be paid or become payable to our current and former named executive officers that is based on or otherwise relates to the transactions contemplated by this Agreement and ratification of Seller’s independent public accounting firm, and in either case of clause (i) or (ii), including any adjournment or postponement thereof.

“Straddle Period” shall mean any Tax period that includes (but does not end on) the Closing Date.

“Subsidiary” shall mean with respect to any Person, any other Person of which fifty percent (50%) or more of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the first Person.

“Support Agreement” shall have the meaning set forth in the Recitals.

“Target Closing Working Capital” shall mean $20,502,000.00.

“Target Products” shall mean (a) the current products and services of Seller and its Controlled Affiliates developed, manufactured, sold, offered for sale, distributed, hosted, or supported, and (b) proposed as of the Closing to be developed, manufactured, sold, offered for sale, distributed, hosted, or supported by Seller and its Controlled Affiliates, in each case (a) and (b), that are primarily used in, held for use or necessary for the operation of the Business, excluding any Excluded Products.

“Tax” or “Taxes” shall mean: (a) any and all United States federal, state, local or foreign taxes, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, imposts, levies or other assessments by any Governmental Authority, including on net income, gross income, gross receipts, windfall profit, production, capital, sales, goods and services, use, ad valorem, value added, transfer, excise, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, severance, stamp, environmental, occupation, real property, personal property, motor vehicle, escheat, abandoned or unclaimed property, alternative or add-on minimum, estimated, asset, net worth, privilege, intangible, registration, recording, transaction, business, premium, real property, personal property, or other, together with any interest and any penalties, fines, surcharge, additions to tax or additional amounts imposed by any Law or Governmental Authority, in each case whether or not disputed, (b) any liability for the payment of any amounts of any of the foregoing types described in clause (a) as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement (excluding any such agreement or arrangement entered into in the ordinary course of business the purpose of which is not primarily related to Taxes) whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other Person, (c) any liability for the payment of any amounts of any of the foregoing types described in clauses (a) and (b) as a result of being a party to any tax sharing or allocation agreements or arrangements (whether or not written, but excluding any such agreement or arrangement entered into in the ordinary course of business the purpose of which is not primarily related to Taxes) or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person, and (d) any liability for the payment of any amount of the foregoing types described in clauses (a), (b) and (c) as a successor, transferee, “representative assessee” under the Indian IT Act or otherwise.

“Tax Liability Amount” shall mean an amount (which shall not be less than zero (0) in any jurisdiction for the Acquired Entity) equal to the sum, without duplication, of the aggregate unpaid Taxes of the Acquired Entity for any Pre-Closing Tax Period. The Tax Liability Amount shall be determined (i) based on the Acquired Entity’s historical practices and procedures (including any elections, methods of accounting, and other filing positions) to the extent currently supportable at a “more likely than not” (or higher) level of confidence, (ii) calculated as of the end of the Closing Date as if the taxable year of the Acquired Entity ended at the close of the Closing Date (allocated for any Straddle Period in accordance with Section 6.9(a)), and (iii) by excluding all deferred Tax liabilities and all deferred Tax assets.

“Tax Returns” shall mean all reports, returns, declarations, statements, elections, schedules, claims for refund, and forms filed or sent to a Governmental Authority or required to be filed or sent to a Governmental Authority with respect to Taxes, including any supplement or attachment thereto and any amendment thereof.

“Technology Assets” shall mean all tangible items constituting, disclosing or embodying any Intellectual Property Rights, including inventions (whether patentable or not), improvements, Trade Secrets, know how, confidential information, invention disclosures, works of authorship, industrial designs, databases, data collections and compilations, specifications, designs, bills of material, schematics, algorithms, interfaces, routines, tools, devices, techniques, concepts, methods, prototypes, formulae, test plans and results, process technology, codes, codecs, algorithms, reference designs, plans, drawings, blueprints, technical data, topography, mask works, customer lists, customer databases, firmware, Software (in source and object code form), as well as all documentation relating to any of the foregoing.

“Third Party Claim” shall have the meaning set forth in Section 8.3.

“Trade Secrets” shall mean anything that would constitute a “trade secret” under applicable law, and, including, to the extent maintained as confidential, all other inventions (whether patentable or not), industrial designs, discoveries, improvements, ideas, designs, models, formulae, patterns, compilations, data collections, drawings, blueprints, mask works, devices, methods, techniques, processes, know-how, confidential information, non-public information, proprietary information, customer lists, technology, Software, Source Code and technical information, and moral and economic rights of authors and inventors in any of the foregoing.

“Trademark” shall mean trademarks, service marks, logos, brand names, trade dress, fictional business names, trade names, commercial names, certification marks, collective marks, and other indicators of the commercial source or origin of a product or service, and general intangibles of a like nature, in each case, whether or not registered, and all registrations, renewals, applications for registration, equivalents and counterparts of the foregoing, together with the goodwill of the business associated with each of the foregoing.

“Trademark License to Buyer” shall mean the Trademark License Agreement between Buyer and Seller, substantially in the form attached hereto as Exhibit E.

“Transfer Taxes” shall have the meaning set forth in Section 3.2(a).

“Transferred Employee” shall have the meaning set forth in Section 6.13(a).

“Transition Services Agreement” shall mean the Transition Services Agreement between Buyer and Seller, substantially in the form attached hereto as Exhibit D.

“Verification Accountant” shall mean an impartial nationally recognized firm of independent certified public accountants mutually appointed by Buyer and Seller.

“Viruses” shall have the meaning set forth in Section 4.7(d)(i).

“Vitaprotech” shall have the meaning set forth in the Recitals.

“WARN Act” shall mean the Worker Adjustment and Retraining Notification Act and any similar Law.

“Working Capital” shall mean an aggregate amount equal to the (i) sum of Current Assets minus (ii) the sum of Current Liabilities, in all cases determined in accordance with the Accounting Principles. Section 1.1(a) of the Disclosure Schedule also includes an illustration of the calculation of Working Capital as of December 31, 2023. For the avoidance of doubt, Working Capital may be a negative or positive value, and in no event shall Working Capital include any amounts to the extent included in Cash and Cash Equivalents, Indebtedness or Selling Expenses.

“Working Capital Lower Collar” shall mean the amount equal to Target Closing Working Capital minus $1,000,000.

“Working Capital Upper Collar” shall mean the amount equal to Target Closing Working Capital plus $1,000,000.

Section 1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

Section 1.3 Other Definitional Provisions; References. The table of contents and the section and other headings and sub-headings contained in this Agreement and the exhibits and schedules hereto are solely for the purpose of reference, are not part of the agreement of the Parties, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit or schedule hereto. All references to days or months shall be deemed to reference calendar days or months unless otherwise specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first (1st) succeeding Business Day thereafter. Unless the context otherwise requires, any reference to “Section”, “Exhibit” or “Schedule” shall be deemed to refer to a section of this Agreement, exhibit to this Agreement or a schedule to this Agreement, as applicable. The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” (or any variation thereof) are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, the word “or” is not exclusive, and the terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. All references to “dollars” or “$” mean “U.S. dollars” and all amounts required to be paid hereunder shall be paid in United States currency. The phrase “made available” or a phrase of similar import means that the document was posted to the Data Room at least two (2) Business Days prior to the execution of this Agreement and continuously available to Buyer and its Representatives until the Closing. English shall be the governing language of this Agreement. Unless the context otherwise requires, references in this Agreement to particular sections of a Law shall be deemed to refer to such sections or provisions as they may be amended after the date of this Agreement. “ordinary course of business” means, with respect to any Person, “ordinary course of business consistent with such Person’s past practice.” Whenever there is an obligation set forth in this Agreement of Seller or one of its Controlled Affiliates (including prior to the Closing, the Acquired Entity) to take or refrain from taking a certain action, Seller shall cause such Controlled Affiliate to take or refrain from taking such action. Imperial Capital, LLC and Craig-Hallum Capital Group LLC shall be deemed to be financial advisors of nationally recognized reputation.

ARTICLE II

PURCHASE AND SALE; ASSUMPTION OF LIABILITIES

Section 2.1 Purchase and Sale of Equity Interests. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, transfer, assign, convey and deliver (or cause to be assigned, transferred, assigned, conveyed or delivered) to Buyer, and Buyer shall purchase from Seller or its applicable Controlled Affiliates, free and clear of all Encumbrances, all of Seller’s (or such Controlled Affiliate’s) right, title and interest in and to the Purchased Equity Interests.

Section 2.2 Purchase and Sale of the Business. In addition to the rights and assets directly and indirectly conveyed pursuant to Section 2.1, upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, transfer, assign, convey and deliver (or cause to be assigned, transferred, assigned, conveyed or delivered) to Buyer, and shall cause its Controlled Affiliates (other than the Acquired Entity) to sell, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller and its Controlled Affiliates (other than the Acquired Entity), as applicable, in each case, free and clear of all Encumbrances, all of Seller’s and its Controlled Affiliates’ (other than the Acquired Entity) right, title and interest in and to the Purchased Assets, including the following (which, for the avoidance of doubt, shall exclude the Excluded Assets):

(a) all Contracts primarily used in, held for use in, or necessary to conduct the Business (other than those where the Acquired Entity is the sole entity Affiliated with Seller that is a party thereto), including those set forth on Section 2.2(a) of the Disclosure Schedule (the “Assigned Contracts”), and all rights of Seller and its Controlled Affiliates (other than the Acquired Entity) thereunder except for any rights, causes of action, choses in action, rights of recovery or indemnification, insurance benefits, rights of set-off of any kind, lawsuits, claims, bankruptcy claims or proofs of claims and demands of any nature of Seller and its Controlled Affiliates (other than the Acquired Entity) with respect to matters arising prior to Closing under the Assigned Contracts that are not Assumed Liabilities;

(b) all rights under any restrictive covenant, confidentiality, non-disclosure or invention assignment Contract to the extent primarily used in, held for use in, or related to the operation or protection of the Business, or the use of the Purchased Assets following the Closing (or, in each case, any portion thereof);

(c) the Inventory (excluding inventory held by the Acquired Entity);

(d) all rights and benefits of the credits, rebates, advance payments, security, charges, sums and fees, prepaid expenses, surety accounts and other similar deposits of the Business, including (i) escrow monies and funds held in trust on behalf of Seller or any of its Controlled Affiliates (other than the Acquired Entity) solely for the benefit of the Business or (ii) security deposits in the possession of landlords, utility companies or other third Persons (including Governmental Authorities) and held on behalf of Seller or any of its Affiliates (other than the Acquired Entity) solely for the benefit of the Business (the items in clause (i) and (ii), “Business Restricted Cash”), but excluding, for the avoidance of doubt, any such items that are related to Taxes;

(e) all rights under warranties, indemnities and other similar rights against third parties to the extent related to any of the Purchased Assets, including all rights under express or implied warranties and guarantees from suppliers or distributors with respect to the Assigned Contracts;

(f) without limitation of Section 6.20(b), all rights to causes of action, choses in action, rights of recovery or indemnification, insurance benefits, rights of set-off of any kind, lawsuits, claims, bankruptcy claims or proofs of claims and demands of any nature, in each case, primarily related or necessary to the Business, or related to the Purchased Assets or Assumed Liabilities, and all rights to proceeds therefrom, excluding, for the avoidance of doubt, any such items that are related to Taxes and any rights, causes of action, choses in action, rights of recovery or indemnification, insurance benefits, rights of set-off of any kind, lawsuits, claims, bankruptcy claims or proofs of claims and demands of any nature of Seller and its Controlled Affiliates (other than the Acquired Entity) with respect to any matters arising prior to Closing that are not Assumed Liabilities;

(g) all tangible property, furniture, machinery, vehicles, spare parts, equipment, tools, supplies, and other tangible personal property or similar fixed assets primarily related to the Business, including those items listed on Section 2.2(g) of the Disclosure Schedule;

(h) all Current Assets and customer, supplier and vendor lists;

(i) all accounts and notes receivable, unbilled revenues, reimbursable costs and expenses and other claims for money due to Seller or its Controlled Affiliates (other than the Acquired Entity) primarily related to the Business;

(j) all Permits (to the extent assignable) and building, safety, fire and health approvals, that are primarily used, held for use in or otherwise necessary to conduct the operation of the Business or that are required for the ownership and use of the Purchased Assets or the assets of the Acquired Entity held as of Closing, or any waiver of any of the foregoing;

(k) all telephone numbers, facsimile numbers and email addresses primarily used or held for use in the operation of the Business (except as relating to the personal contact information of Business Employees);

(l) the Purchased IP Assets and all rights to: (i) sue for and recover and retain damages and obtain other equitable relief for present, past and future infringement, misappropriation, dilution or other actionable harm of any of the Purchased IP Assets; (ii) claim priority to any of the Purchased IP Assets under any Law; (iii) prosecute, register, maintain and defend any of the Purchased IP Assets before any public or private agency, office or registrar; and (iv) fully and entirely stand in the place of Seller or its Controlled Affiliates, as applicable, in all matters related to any of the Purchased IP Assets;

(m) copies of all books and records, including books of account, ledgers and general, financial and accounting records machinery and equipment maintenance files, personnel files relating to all Acquired Entity Employees and Acquired Entity Independent Contractors (to the extent permitted by applicable Law), customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Authority), sales material and records, strategic plans, internal financial statements and marketing and promotional surveys, material and research, that primarily relate to the Business or the Purchased Assets;

(n) the leased real property listed on Section 2.2(n) of the Disclosure Schedule; and

(o) the Business as a going concern and all goodwill and other intangible assets of the Business and any of the assets described in the foregoing clauses.

Section 2.3 Excluded Assets. Notwithstanding anything herein to the contrary, Seller or its Affiliates, as applicable, shall retain all of its right, title and interest in and to, and there shall be excluded from the sale, assignment or transfer of assets to Buyer hereunder the following assets of Seller and its Controlled Affiliates (to the extent held by Persons other than the Acquired Entity) (collectively, the “Excluded Assets”) which shall not be included in the Purchased Assets:

(a) the Excluded Products;

(b) the Seller IP Rights and Seller Technology Assets, including all rights of Seller and Seller’s Affiliates thereunder with respect to any rights, causes of action, choses in action, rights of recovery or indemnification, insurance benefits, rights of set-off of any kind, lawsuits, claims, bankruptcy claims or proofs of claims and demands of any nature that are not Assumed Liabilities;

(c) all rights under any restrictive covenant, confidentiality, non-disclosure or invention assignment Contract to the extent used in, held for use in, or related solely to the operation or protection of Seller’s or its Controlled Affiliates’ businesses other than the Business, or the use of the Excluded Assets following the Closing (or, in each case, any portion thereof);

(d) all (i) bank accounts of Seller and its Controlled Affiliates and (ii) cash and cash equivalents of Seller and its Controlled Affiliates on hand at the Adjustment Time, including bank balances and cash and cash equivalents in bank accounts, monies in the possession of any banks, savings and loans or trust companies and similar cash items on hand at the Adjustment Time, other than Business Restricted Cash;

(e) (i) any attorney-client privilege and attorney work-product protection of Seller or associated with the Business as a result of legal counsel representing Seller or the Business, including in connection with the transactions contemplated by this Agreement; (ii) all documents maintained by legal counsel as a result of representation of Seller or the Business; (iii) all documents subject to the attorney-client privilege and work-product protection described in subsection (i); and (iv) all documents maintained by Seller in connection with the transactions contemplated by this Agreement;

(f) all Contracts that are not Assigned Contracts;

(g) all Seller Employee Plans and trusts or other assets attributable thereto;

(h) any Permits that do not constitute Purchased Assets;

(i) the equity securities in any direct or indirect subsidiary of Seller, including the Purchased Equity Interests (which shall be transferred pursuant to Section 2.1), and the corporate seals, books of account or other records relating to the corporation organization of Seller and its direct and indirect subsidiaries (other than those of the Acquired Entity which shall be indirectly transferred pursuant to Section 2.1);

(j) any real property leased or owned by Seller, other than the leased real property listed in Section 2.2(n) of the Disclosure Schedule;

(k) all assets, including any Contracts, used by Seller or its Affiliates in connection with the services to be provided to Buyer pursuant to the Transition Services Agreement;

(l) books and records which Seller is prohibited from disclosing to Buyer under applicable Law, including any such employee and employee personnel, medical and benefit-related files or records the disclosure of which is prohibited by applicable Law; and

(m) any cash and collateral initially funded by Seller and its Affiliates in connection with the Schedule 6.19 Letter of Credit.

For the avoidance of doubt, any assets that would be Excluded Assets if they were held by a Person other than the Acquired Entity shall be individually acquired by Buyer as a result of the acquisition of the Purchased Equity Interests.

Section 2.4 Assumption of Assumed Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer shall assume from Seller or its Affiliates, and shall agree to fully pay, discharge and satisfy when due and perform in accordance with their terms, effective from the Closing, only the obligations of Seller or its Affiliates set forth below, whether known or unknown, contingent or otherwise, whether currently in existence or arising hereafter (collectively, the “Assumed Liabilities”):

(a) all obligations of Seller or its Affiliates related to the Business or the Purchased Assets arising from and after the Closing; provided, however, that Buyer will not assume or be responsible for any such Liabilities to be performed prior to the Closing (subject to Section 2.4(d)), to the extent that they relate to the operation of the Business or events or occurrences prior to Closing (subject to Section 2.4(d)), or to the extent that they arise from breaches of such Assigned Contracts or Permits or defaults under such Assigned Contracts or Permits prior to Closing;

(b) all Current Liabilities;

(c) all liabilities and obligations resulting from actions taken after the Closing relating to the Business (for the avoidance of doubt, other than Pre-Closing Taxes and Transfer Taxes allocated to Seller under Section 3.2(a));

(d) all liabilities and obligations of Seller or any of its Affiliates for servicing warranty claims for Target Products sold prior to Closing;

(e) all liabilities and obligations of Seller or any of its Affiliates relating to or arising out of the Purchased Assets after the Closing; provided, however, that Buyer will not assume or be economically responsible for any Pre-Closing Taxes and Transfer Taxes allocated to Seller under Section 3.2(a); and

(f) any liabilities or obligations relating to or arising out of the termination or retention of employment of any Business Employee to whom Buyer fails to make an offer of employment in accordance with Section 6.13(a), including any liabilities associated with any claims for severance, discharge indemnity, equity compensation, compensation for unfair dismissal or wrongful termination, and payments in lieu of notice and other payments for social security including any shortfall of social security contributions thereof) (including the employer portion of any payroll, social security, unemployment or similar Taxes related thereto).

Section 2.5 Excluded Liabilities.

(a) Buyer shall not assume or be liable for any Liabilities or obligations of Seller, any of its Affiliates or any predecessor thereof of whatever nature, whether known or unknown, contingent or otherwise, whether currently in existence or arising hereafter, other than the Assumed Liabilities (the “Excluded Liabilities”). The Excluded Liabilities shall include:

(i) any liabilities or obligations arising out of or relating to Seller’s ownership or operation of the Business and the Purchased Assets prior to the Closing Date, including any liabilities arising from any non-compliance with Indian exchange control regulations;

(ii) any Selling Expenses other than Closing Date Selling Expenses;

(iii) any Indebtedness other than Closing Date Indebtedness;

(iv) (x) sponsorship of, and any liabilities or obligations under, arising out of or relating to a Seller Employee Plan, (y) any liabilities or obligations relating to or arising out of the employment or engagement of (i) the Business Employees or Business Independent Contractors at or prior to the date on which such individual commences employment or engagement with Buyer or any of its Affiliates or (ii) any other current or former employees, officers, directors, independent contractors, consultants, or service providers by Seller and its Affiliates and (z) any liabilities or obligations relating to or arising out of the termination or retention of employment of any Business Employee who does not become a Transferred Employee but to whom Buyer has made an offer of employment in accordance with Section 6.13(a), including any liabilities associated with any claims for severance, discharge indemnity, equity compensation, compensation for unfair dismissal or wrongful termination, and payments in lieu of notice and other payments for social security including any shortfall of social security contributions thereof (including the employer portion of any payroll, social security, unemployment or similar Taxes related thereto);

(v) any Liability pursuant to Section 6.14; and

(vi) any liabilities or obligations relating to or arising out of the Excluded Assets

(b) The Parties acknowledge and agree that neither Buyer nor any of its Affiliates will be required to assume or retain any Excluded Liabilities.

Section 2.6 Closing Purchase Price. As full consideration for the purchase of (a) the Purchased Assets, and (b) the Purchased Equity Interests, at the Closing, Buyer shall (1) pay to Seller an aggregate amount equal to the sum of (A) one hundred and forty-five million dollars ($145,000,000) (the “Base Purchase Price”), minus (B) the Estimated Closing Date Indebtedness, minus (C) the Estimated Closing Date Selling Expenses, plus (D) the Estimated Closing Date Cash, plus (E) the amount, if any, by which the Estimated Closing Date Working Capital is greater than the Working Capital Upper Collar, minus (F) the amount, if any, by which the Estimated Closing Date Working Capital is less than the Working Capital Lower Collar (the “Initial Purchase Price”, and as adjusted pursuant to the terms and procedures set forth in Section 2.7 below, the “Purchase Price”), and (2) assume the Assumed Liabilities.

Section 2.7 Purchase Price Adjustment. The Base Purchase Price will be subject to adjustments as specified in this Section 2.7:

(a) Estimated Statement. At least three (3) Business Days prior to the Closing, Seller shall deliver to Buyer an estimated Closing statement (the “Pre-Closing Statement”), which shall set forth a good faith estimate of (i) the Closing Date Indebtedness (the “Estimated Closing Date Indebtedness”), (ii) the Closing Date Selling Expenses (the “Estimated Closing Date Selling Expenses”), (iii) the Closing Date Cash (the “Estimated Closing Date Cash”), (iv) the Closing Date Working Capital (the “Estimated Closing Date Working Capital”), and (v) the resulting Initial Purchase Price, for purposes of the Closing, which estimate will be prepared based on the books and records of Seller and prepared consistent with and using the same methods, policies, practices, procedures, assumptions, conventions and adjustments as set forth in the Accounting Principles. Following delivery of the Pre-Closing Statement, Seller and the Acquired Entity will (i) provide Buyer and its Representatives with reasonable access during normal business hours to the books, records (including work papers, schedules, memoranda and other documents), supporting data, facilities and employees of Seller for purposes of their review of the Pre-Closing Statement, and (ii) reasonably cooperate with Buyer and its Representatives in connection with such review, including providing on a timely basis all other information reasonably necessary or useful in connection with the review of the Pre-Closing Statement as is requested by Buyer and its Representatives. Seller shall update the Pre-Closing Statement prior to the Closing Date to reflect any such comments provided by Buyer and accepted by Seller.

(b) Closing Statement. As promptly as practicable, but in any event within ninety (90) days after the Closing Date, Buyer shall prepare, or shall cause to be prepared, and deliver to Seller a final written Closing statement (the “Final Closing Statement”), prepared in accordance with this Section 2.7), setting forth Buyer’s good faith calculation of (A) the Closing Date Indebtedness, (B) the Closing Date Selling Expenses, (C) the Closing Date Cash, (D) the Closing Date Working Capital, (E) the difference between the Estimated Closing Date Working Capital and the Closing Date Working Capital, and (F) the adjustment required to be made to the Purchase Price, if any, resulting from the foregoing calculations (the adjustment determined in accordance with this Section 2.7, the “Closing Adjustment”) together with reasonable supporting documentation.

Section 2.8 Review and Dispute Procedure.

(a) Seller shall have thirty (30) days after Buyer delivers the Final Closing Statement (the “Dispute Period”), to dispute in writing any of the elements of or amounts reflected on the Final Closing Statement, including the resulting Closing Adjustment (a “Dispute”). During the Dispute Period and in the course of resolving any Dispute, if any, each Party shall make the applicable working papers and any other information necessary to the other Party to the extent reasonably required in connection with the preparation and analysis of the Final Closing Statement and the resolution of any Dispute; it being understood that the Dispute Period shall be extended as appropriate to the extent that Buyer does not fulfill such obligation. Buyer shall reasonably cooperate with Seller and its Representatives in Seller’s examination of the Final Closing Statement. Notwithstanding the foregoing, the provision of any information or access pursuant to this Section 2.8(a) will be subject to appropriate confidentiality undertakings and, if applicable, execution of customary release letters in favor of the auditors as requested by the auditors in connection with the sharing of work papers.

(b) If Seller does not give written notice to Buyer of a Dispute (a “Dispute Notice”) within the Dispute Period, the Final Closing Statement shall be deemed accepted and agreed to by the Parties in the form in which it was delivered by Buyer, and all amounts set forth therein shall be final and binding upon the Parties.

(c) If Seller wishes to assert a Dispute, Seller shall deliver to Buyer a Dispute Notice within the Dispute Period, setting forth, in reasonable detail, the elements and amounts with which it disagrees and the reasons therefor. Following the delivery of the Dispute Notice, Buyer and Seller shall use commercially reasonable efforts to resolve the Dispute and agree in writing upon the final content of the disputed Final Closing Statement.

(d) If Buyer and Seller fail to agree on the Final Closing Statement within fifteen (15) days after Seller delivers a Dispute Notice to Buyer, Seller and Buyer shall submit to the Verification Accountant any disputed matters identified in the Dispute Notice that remain unresolved at such time. As promptly as practicable thereafter, Buyer and Seller shall each prepare and submit a presentation to the Verification Accountant (with a substantially contemporaneous copy to the other Party). As soon as practicable thereafter, Buyer and Seller shall cause the Verification Accountant to determine any disputed matters submitted to it based solely on the presentations by Seller and Buyer. In reaching its determination, the only alternatives available to the Verification Accountant shall be to (i) accept the position of Seller, (ii) accept the position of Buyer, or (iii) accept a position between those two positions.

(e) The Verification Accountant shall apply the Accounting Principles and the terms of this Agreement and based thereon the Verification Accountant shall decide on the issues in dispute. The Verification Accountant shall, with respect to any item that forms a part of the Dispute, make a determination that is within the range for such item proposed by Buyer and Seller. The Verification Accountant shall act as an expert and not as an arbitrator and shall not decide any legal issues. The parties shall request the Verification Accountant to deliver its decision to them with respect to the entire Dispute within thirty (30) days after having been appointed. The determination by the Verification Accountant shall be final and binding upon the Parties, except in case of manifest error or fraud, in which case the determination made by the Verification Accountant shall be remitted to the Verification Accountant for correction. The Verification Accountant shall not be entitled to conduct any independent or de novo review of any aspect of any disputed amounts or the related Final Closing Statement in connection with reaching its determination on such matters. Each of Seller and Buyer will bear its own legal, accounting, and other fees and expenses of participating in the dispute resolution procedure set forth in this Section 2.8. The fees and expenses of the Verification Accountant (i) will be borne by Seller in the proportion that the aggregate dollar amount of the items included in the Dispute submitted thereto for resolution that are unsuccessfully disputed by Seller (as finally determined by the Verification Accountant) bears to the aggregate dollar amount of such items included in the Dispute and (ii) will be borne by Buyer in the proportion that the aggregate dollar amount of the items included in the Dispute submitted thereto for resolution that are successfully disputed by Seller (as finally determined by the Verification Accountant) bears to the aggregate dollar amount of such items include in the Dispute; provided, that any initial engagement fee of the Verification Accountant shall initially be borne equally between Buyer and Seller and reallocated upon the Verification Accountants final determination.

(f) The Final Closing Statement shall be deemed final for the purposes of this Section 2.8 upon the earliest of: (x) the acceptance by Seller of the Final Closing Statement delivered by Buyer or the failure of Seller to deliver to Buyer a Dispute Notice within the Dispute Period; (y) the resolution of all disputes, pursuant to Section 2.8, by Seller and Buyer; and (z) the resolution of all disputes, pursuant to Section 2.8, by the Verification Accountant (the “Determination Date”). The Final Closing Statement shall include the final determination of (i) the Closing Date Indebtedness (the “Final Closing Date Indebtedness”), (ii) the Closing Date Selling Expenses (the “Final Closing Date Selling Expenses”), (iii) the Closing Date Cash (the “Final Closing Date Cash”), (iv) the Closing Date Working Capital (the “Final Closing Date Working Capital”), and (v) the Purchase Price, which, as finally determined, shall be an amount equal to (1) (A) the Base Purchase Price, minus (B) the Final Closing Date Indebtedness, minus (C) the Final Closing Date Selling Expenses, plus (D) the amount, if any, by which the Final Closing Date Working Capital is greater than the Working Capital Upper Collar, minus (E) the amount, if any, by which the Final Closing Date Working Capital is less than the Working Capital Lower Collar.

(g) Upon final determination of the Purchase Price as described in Section 2.8, (x) if the Purchase Price is greater than the Initial Purchase Price, then Buyer shall pay to Seller (to one or more accounts designated by Seller) within ten (10) Business Days of the Determination Date, by wire transfer of immediately available funds, an amount equal to the difference between the Purchase Price and the Initial Purchase Price, and (y) if the Purchase Price is less than the Initial Purchase Price, then Seller shall pay to Buyer (to one or more accounts designated by Buyer) within ten (10) Business Days of the Determination Date, by wire transfer of immediately available funds, an amount equal to the difference between the Purchase Price and the Initial Purchase Price.

Section 2.9 Allocation of Purchase Price.

(a) Buyer shall deliver a schedule allocating the Purchase Price (including any Assumed Liabilities and other relevant amounts properly treated as consideration for the Purchased Assets and the Acquired Entity for U.S. federal Tax purposes) among (i) the Acquired Entity and (ii) all other Purchased Equity Interests and the Purchased Assets at least three (3) Business Days before the Closing Date (the “Pre-Closing Purchase Price Allocation”). If Seller notifies Buyer in writing that Seller objects to any allocation set forth thereon, Buyer and Seller shall negotiate in good faith to resolve such objection.

(b) Within thirty (30) days after the Closing Date, Seller shall deliver a schedule allocating the Purchase Price (including any Assumed Liabilities and other relevant amounts properly treated as consideration for the Purchased Assets and the Acquired Entity for U.S. federal Tax purposes) among the Purchased Equity Interests and the Purchased Assets in accordance with Section 1060 of the Code (the “Allocation Schedule”); provided, that the Allocation Schedule shall be consistent with the Pre-Closing Purchase Price Allocation. If, within thirty (30) days after the delivery of the Allocation Schedule, Buyer notifies Seller in writing that Buyer objects to any allocation set forth thereon, Buyer and Seller shall negotiate in good faith to resolve such objection. In the event that Buyer and Seller are unable to resolve such dispute within thirty (30) days following Buyer’s notification of such objection, Buyer and Seller shall jointly retain the Verification Accountant to resolve the disputed items. The Verification Accountant shall consider only those items and amounts in the Allocation Schedule that are identified as being items and amounts to which Buyer and Seller have been unable to agree. The Verification Accountant shall finally and conclusively resolve any dispute relating to matters set forth in this Section 2.9 within thirty (30) days following receipt of the submission. Upon resolution of the disputed items, the Allocation Schedule shall be adjusted to reflect such resolution. The fees, costs and expenses of the Verification Accountant will be allocated to and borne in inverse proportion to the relative extent to which Buyer, on the one hand, and Seller, on the other hand, prevail on the disagreements resolved by the Verification Accountant. Buyer and Seller shall file all Tax Returns in a manner consistent with the Allocation Schedule unless otherwise required by a determination within the meaning of Section 1313(a) of the Code and shall not otherwise take any position for Tax purposes in a manner inconsistent with the Allocation Schedule unless otherwise required by applicable Law. The Parties agree to notify each other with respect to the initiation of any Proceeding by any Governmental Authority relating to the Allocation Schedule and agree to consult with each other with respect to any such Proceeding by any Governmental Authority; provided, however, that neither Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise or settle any Tax audit, claim or similar proceedings in connection with the allocation.

Section 2.10 Withholding. Buyer and any other applicable withholding agent shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to Seller or any other Person such amounts as Buyer is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable provision of Law, including, for the avoidance of doubt, with respect to any Tax resulting from the transfer of the Acquired Entity. To the extent that amounts are so withheld and paid to the applicable Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

ARTICLE III

PURCHASE AND SALE OF PURCHASED ASSETS AND ACQUIRED ENTITY;

ASSUMPTION OF LIABILITIES

Section 3.1 Closing; Delivery and Payment.

(a) Closing. Subject to and upon the terms and conditions set forth in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place via the electronic exchange of documents and signatures at 9:00 a.m., pacific time, on the twelfth (12th) Business Day after all of the conditions to Closing set forth in ARTICLE VII are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as Seller and Buyer may mutually agree upon in writing (the “Closing Date”).

(b) Closing Deliveries of Seller. Concurrently with the Closing, Seller shall deliver to Buyer:

(i) possession of the Purchased Assets;

(ii) counterpart signatures to each of the Ancillary Agreements to which Seller or any of its Affiliates is a party, each duly executed by Seller or such Affiliate;

(iii) such payoff letters, UCC termination statements, releases and other documentation, in form and substance reasonably acceptable to Buyer, to evidence that any Encumbrances, on the Purchased Assets, are released at or prior to Closing;

(iv) a validly executed IRS Form W-9;

(v) the Seller Closing Certificate;

(vi) the certificates, if any, evidencing the Purchased Equity Interests, endorsed in blank by Seller or accompanied by a stock power or other customary instruments of transfer duly executed by Seller, evidencing the transfer of the Purchased Equity Interests in a form mutually agreed to by the Parties;

(vii) with respect to the Acquired Entity: (1) duly stamped securities transfer forms in Form SH-4 (or such other form required by applicable Law) in respect of the transfer of: (a) 70,49,004 Indian Sale Shares from SCM Microsystems Limited to a designee of Buyers, duly executed by SCM Microsystems Limited; and (b) ten (10) Indian Sale Shares from Identiv Pte. Ltd. to a designee of Buyers, duly executed by Identiv Pte. Ltd.; (2) all original share certificates in respect of the Indian Sale Shares held by SCM Microsystems Limited and Identiv Pte. Ltd.; and (3) certified true copies of resolutions of the board of directors of the Acquired Entity (a) approving and taking on record the transfer of the Indian Sale Shares (b) approving the appointment of nominees of Buyer as directors of the Acquired Entity and noting resignations of directors pursuant to clause (viii) below, (c) amending the authorized signatories in respect of the bank accounts of the Acquired Entity in a manner satisfactory to Buyer and (d) duly endorsing the share certificates in favour of the Buyer or its designees; (4) updated statutory registers of the Acquired Entity in respect of the foregoing actions under clause (3) above;

(viii) written resignations, effective as of the Closing Date and in a form reasonably acceptable to Buyer, of each director, manager or officer of the Acquired Entity designated by Buyer in writing no later than five (5) Business Days prior to the Closing;

(ix) evidence of the termination of the Acquired Entity’s rights, remedies and Liabilities under the Affiliate Contracts required to be terminated pursuant to Section 6.10, in each case, in a form reasonably acceptable to Buyer;

(x) (i) all documents and instruments, duly executed and delivered in form and substance reasonably satisfactory to Buyer, amending or terminating (as appropriate) any assumed name or d/b/a filings to eliminate Seller’s right to use the names “HIRSCH”, “Velocity”, “Velocity Vision”, “Velocity AI”, “ScramblePad”, “TouchSecure”, “Freedom”. “Enterphone MESH, “3VR”, “VisionPoint”, “Thursby Software” and “Thursby SubRosa” (the “Seller Trade Names”), and (ii) all consents, documents and instruments, duly executed and delivered in form and substance satisfactory to Buyer, that are necessary or desirable for Buyer to claim, register or file to use the Seller Trade Names;

(xi) the consents set forth on Section 4.4 of the Disclosure Schedule; and

(xii) titles to any motor vehicles owned by Seller or its Controlled Affiliates constituting Purchased Assets, duly endorsed or otherwise transferred to Buyer.

(c) Closing Deliveries of Buyer. Concurrently with the Closing, Buyer shall deliver to Seller:

(i) the Initial Purchase Price, by wire transfer of immediately available funds to the account designated in writing by Seller prior to the Closing Date; and

(ii) counterpart signatures to each of the Ancillary Agreements to which Buyer is a party, each duly executed by Buyer; and

(iii) the Buyer Closing Certificate.

Section 3.2 Taxes and Fees.

(a) Notwithstanding any provision of this Agreement to the contrary, all sales, use, value added, transfer, stamp, conveyance, documentary, recording and registration Taxes or similar fees or Taxes (together with any interest or penalty, addition to Tax or additional amount but excluding any gains, income or gross receipts Taxes), if any, imposed by any Governmental Authority or Law, in connection with the transfer of the Purchased Equity Interests or Purchased Assets hereunder or the consummation of the transactions contemplated by this Agreement, or the execution or filing of any instruments in connection therewith (the “Transfer Taxes”) shall (i) to the extent attributable to any transfer of Excluded Assets, Excluded Liabilities or Non-Transferrable Assets be borne solely by Seller and (ii) otherwise, be borne equally by Buyer and Seller. Seller shall file any and all Tax Returns in respect of such Transfer Taxes and promptly provide to Buyer upon request evidence of payment of all Transfer Taxes.

(b) Seller and Buyer shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangement designed to minimize any applicable Transfer Taxes, including for the avoidance of doubt (i) making a joint election under s. 167 of the Excise Tax Act if eligible and (ii) satisfying requirements of a going-concern sale of a business (Geschäftsveräußerung im Gnazen) within the meaning of sec. 1 para. 1a of the German Value Added Tax Code if reasonably possible and in the case no going-concern sale of a business is assumed, Seller shall provide Buyer with an invoice enabling an input VAT deduction.

Section 3.3 Non-Assignability of Purchased Assets.

(a) Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a sale, assignment or transfer of any Purchased Asset if such sale, assignment or transfer: (i) violates applicable Law; or (ii) requires the consent or waiver of a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement and such consent or waiver has not been obtained. Seller shall use its commercially reasonable efforts to obtain any consents or waivers from any Persons necessary to authorize, approve or permit the full and complete sale, assignment or transfer of the Purchased Assets at the Closing (to the fullest extent possible) (and shall keep Buyer reasonably apprised with respect to the status thereof), and if not obtained prior to the Closing, thereafter, to make effective the transactions contemplated by this Agreement.

(b) Following the Closing, Seller and Buyer shall use commercially reasonable efforts, and shall cooperate with each other, to obtain any such required consent or waiver, or any release, substitution or amendment required to novate all Liabilities under any and all Assigned Contracts or other Liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of all parties to such arrangements, so that, in any case, Buyer shall be solely responsible for such Liabilities from and after the Closing Date; provided, however, that neither Seller nor Buyer shall be required to pay any additional consideration therefor. Once such consent, waiver, release, substitution or amendment is obtained, Seller shall sell, assign and transfer to Buyer the relevant Purchased Asset to which such consent, waiver, release, substitution or amendment relates for no additional consideration.

(c) To the extent that any Purchased Asset, Assumed Liability, or Permit cannot be transferred to Buyer as of the Closing as a result of the circumstances set forth in the first sentence of Section 3.3(a) (the assets included therein, “Non-Transferrable Assets”), Buyer and Seller shall use commercially reasonable efforts to enter into such arrangements (such as subleasing, sublicensing or subcontracting) to provide the economic and, to the extent permitted under applicable Law, operational equivalent of the transfer of such Purchased Asset or Assumed Liability to Buyer as of the Closing. Buyer shall, as agent or subcontractor for Seller, pay, perform and discharge fully any Assumed Liabilities thereunder from and after the Closing Date. To the extent permitted under applicable Law, Seller shall pay to Buyer promptly upon receipt thereof, all income, proceeds and other monies received by Seller from and after the Closing Date, to the extent solely related to, or constituting, a Purchased Asset, including in connection with the arrangements under this Section 3.3.

Section 3.4 Electronic Delivery of Intangible Rights.

(a) At Closing, all Purchased Assets that are capable of delivery in electronic or digital form (without provision of a printed copy or a copy on a tangible property such as server, tape or compact disc) (“Electronic

Delivery”), shall be delivered to Buyer or its designee through Electronic Delivery. Seller will provide Buyer at the latest three (3) Business Days prior to Closing with all technical details required for the Electronic Delivery, including the number, aggregate size and type of files to be electronically delivered. Any other method of delivery of Purchased Assets capable of Electronic Delivery not provided for in this Agreement must be agreed upon in writing by the Parties. At the Closing and promptly after completion of the Electronic Delivery in accordance with this Section 3.4, authorized officers of each of Seller and Buyer will complete and execute the electronic delivery (“load and leave”) certificate in the form attached hereto as Exhibit F. Each of Seller and Buyer shall bear its own costs and expenses in connection with Electronic Delivery.

(b) To the extent that the Intellectual Property Rights and Technology Assets transferred pursuant to this Agreement are transferred through the use of tangible property such as server, tape, or compact disc, the Parties agree that the amount of any applicable sales or use Tax shall be determined based upon a reasonable mutual determination of fair market value for such tangible property, excluding any value assigned to the Intellectual Property Rights and Technology Assets itself and that any and all sales or use Tax shall be stated separately on Seller’s invoice, collected from Buyer, and shall be remitted by Seller to the appropriate Tax authority, unless Buyer provides valid proof of Tax exemption prior to transfer or otherwise as permitted by applicable Law prior to the time Seller are required to pay such Taxes to the appropriate Tax authority.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in (i) the SEC Documents since January 1, 2022 and publicly available at least two (2) Business Days prior to the date of this Agreement (excluding any disclosures set forth in any such SEC Document under the headings “Safe Harbor Statement,” “Risk Factors” or any similar section and any disclosures therein that are predictive, cautionary or forward-looking in nature, in each case, other than any specific factual information contained therein); provided, however, that any such disclosures in such SEC Documents shall be deemed to qualify a representation or warranty only if it is reasonably apparent based on the content of such disclosure that such information is relevant to such representation or warranty or (ii) the Disclosure Schedule, Seller hereby represents and warrants to Buyer as follows:

Section 4.1 Organization and Authority.

(a) Seller, each Controlled Affiliate of Seller that holds Purchased Assets and the Acquired Entity have been duly organized, is validly existing and in good standing under the Laws of the state of Delaware (or in the case of the Acquired Entity, its jurisdiction of formation) and is duly qualified to do business and is in good standing (to the extent such concept or a comparable status is recognized under the Laws of the jurisdiction of its incorporation, formation or organization) in the jurisdictions set forth on Section 4.1(a) of the Disclosure Schedule, which are the only jurisdictions in which Seller, each Controlled Affiliate of Seller that holds Purchased Assets and the Acquired Entity are required to be so qualified with respect to the Business except where the lack of such qualification would not be, individually or in the aggregate, material to the Business, and has the requisite corporate power and authority to own, operate or lease the properties that it directly or indirectly purports to own, operate or lease and to carry on the Business as now being conducted, except where the lack of such corporate power and authority would not be, individually or in the aggregate, material to the Business.

(b) Complete, true and correct copies of all organizational and governing documents of Seller, each Controlled Affiliate of Seller that holds Purchased Assets and the Acquired Entity have been made available to Buyer, and no amendment or other modification thereto has been filed, entered into, recorded or is pending or contemplated.

(c) Seller has the full corporate power and authority to enter into this Agreement and, Seller and each Controlled Affiliate of Seller, including the Acquired Entity, has the full corporate power and authority to enter into the Ancillary Agreements to which it is or as of the Closing is expected to become a party, and to perform its obligations hereunder and thereunder, subject to the receipt of the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock of Seller entitled to vote thereon to adopt this Agreement and the transactions contemplated hereby (the “Stockholder Approval”). The execution, delivery, and performance of this Agreement by Seller, its applicable Controlled Affiliates and the Ancillary Agreements by Seller and its applicable Controlled Affiliates and the Acquired Entity (as applicable) have been duly and validly authorized by all necessary corporate action on behalf of such Person. This Agreement has been, and each of the Ancillary Agreements to which Seller or any Controlled Affiliate of Seller, including the Acquired Entity is a party will be at or prior to the Closing, duly and validly executed and delivered by such Person, and constitutes a legal, valid, binding and enforceable obligation of Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy Exceptions”), and no other actions or proceedings on the part of Seller or its Controlled Affiliates (including the Acquired Entity) are necessary to authorize this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated thereby. The Stockholder Approval is the only vote or approval of the holders of any of Seller’s capital stock necessary to adopt this Agreement and consummate the transactions contemplated hereby. The approval of Seller or Controlled Affiliates of Seller is the only vote or approval of the holders of any of the Acquired Entity’s capital stock necessary to adopt this Agreement and consummate the transactions contemplated hereby.

(d) There are no (i) outstanding bonds, debentures, notes or other indebtedness of Seller having a right to vote on any matters on which the stockholders of Seller have a right to vote (other than for the avoidance of doubt of the preferred stock of Seller as described in Seller’s certificate of designation), or (ii) other than the Support Agreement, voting trusts or other agreements or understandings to which Seller or its Controlled Affiliates (including the Acquired Entity) is a party with respect to the voting of the capital stock or other equity interest of Seller or with respect to the voting of, restricting the transfer or sale of, or providing for registration rights with respect to, the capital stock or other equity interest of the Acquired Entity.

Section 4.2 Capitalization; Acquired Entity. Section 4.2 of the Disclosure Schedule sets forth a true, correct and complete list of the identity of each record and beneficial holder of all of the Purchased Equity Interests and the number of shares held by each such holder. The Purchased Equity Interests constitute all of the outstanding equity interests in the Acquired Entity. The Acquired Entity does not own any equity interests in any Person. All of the outstanding equity interests in the Acquired Entity have been duly authorized and validly issued, are fully paid and non-assessable and are free of preemptive rights and are held, in each case, free and clear of all Encumbrances (except for Permitted Encumbrances). There are no existing options, warrants, calls, rights or agreements to which the Acquired Entity is a party to acquire equity interests of the Acquired Entity, other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase any equity interest in the Acquired Entity, or any interest, the value of which is in any way based on, linked, to, or derived from equity interests in the Acquired Entity, including any rights to share in the equity, profits, earnings, losses or grants of stock appreciation, phantom equity, profit participation, or other similar rights.

Section 4.3 No Conflict. None of (a) the execution, delivery and performance of this Agreement and each Ancillary Agreement to which Seller or any of its Controlled Affiliates (including the Acquired Entity) is a party, (b) compliance by Seller or any of its Controlled Affiliates (including the Acquired Entity) with the terms and provisions of this Agreement and each such Ancillary Agreement to which Seller or any of its Controlled Affiliates (including the Acquired Entity) is a party, or (c) the consummation of any of the transactions contemplated hereby or thereby, will, with or without the passage of time, the giving of notice, or both, directly or indirectly (i) violate any provision of the certificate of incorporation or bylaws or other similar organizational or governing document of Seller or any of its Controlled Affiliates (including the Acquired Entity), (ii) violate any Law or any injunction, Order or decree of any Governmental Authority to which Seller or any of its Controlled Affiliates (including the Acquired Entity) or any of their respective properties is subject or give any Governmental Authority or other Person the right to challenge any of the transactions contemplated by this

Agreement or any Ancillary Agreement or to exercise any remedy or obtain any relief under any Law, injunction, order or decree of any Governmental Authority, (iii) result in a breach of, constitute a default (or an event which, with or without the giving of notice or the lapse of time or both, would constitute such breach or default) under, give to others any right of termination, first refusal, amendment, modification or cancellation of, or result in the termination or acceleration of any Contract, right or obligation under, or a loss of any benefit under, any Purchased Asset, (iv) result in a payment of any additional consideration to, or the reduction of any payments from, any Person, or (v) result in the creation of any Encumbrance or restriction of any kind on any of the Purchased Assets; except in the case of clauses (i)-(v) above for matters which would not, individually or in the aggregate, be material to the Business or otherwise delay in any material respect or impair in any material respect the consummation of the transactions contemplated hereby.

Section 4.4 Governmental Approvals. Except as set forth in Section 4.4 of the Disclosure Schedule, for such filings as may be required under the HSR Act, NSI Act and Contracts with Governmental Authorities, the execution and delivery by Seller or any of its Controlled Affiliates (including the Acquired Entity), as applicable, of this Agreement and the Ancillary Agreements to which it is a party, the performance by Seller, or the Acquired Entity, as applicable, of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, consent, order, Permit, action by or approval of, notice to or authorization from, or registration, qualification, filing or application with, any Governmental Authority or any other Person except as would not, or would not reasonably be expected to be material to the Business or otherwise delay in any material respect or impair in any material respect the consummation of the transactions contemplated hereby.

Section 4.5 Indebtedness. As of the date hereof, the Indebtedness with respect to the Business, the Purchased Assets, Assumed Liabilities and the Acquired Entity is as set forth on Section 4.5 of the Disclosure Schedule. Neither Seller nor any of its Controlled Affiliates that own assets of the Business, including the Acquired Entity, has initiated proceedings with respect to a compromise or arrangement with its creditors. No receiver or interim receiver has been appointed in respect of Seller, the Acquired Entity or any of Seller’s Controlled Affiliates that own Purchased Assets or any of Seller’s, the Acquired Entity’s or such Controlled Affiliates’ undertakings, property or assets and no execution or distress has been levied on any of their undertakings, property or assets, nor have any proceedings been commenced in connection with any of the foregoing.

Section 4.6 Assets of the Business.

(a) Seller (or its Controlled Affiliates) owns of record and beneficially and has good and valid title to the Purchased Assets and a valid leasehold interest in all its leasehold estates included in the Purchased Assets, in each case free and clear of all Encumbrances (it being understood and agreed that any such Encumbrances on the Purchased Assets or the Purchased Equity Interests, including those created by or pursuant to any Existing Indebtedness, shall be released at Closing), except for Permitted Encumbrances and any Encumbrances assumed by Buyer pursuant to this Agreement. The Purchased Assets that are tangible personal property assets: (a) are in good operating condition and repair, subject to normal wear and maintenance and (b) are useable in the regular and ordinary course of business. The Purchased Assets (together with the assets of the Acquired Entity and the Trademark License to Buyer, are (i) sufficient in all material respects to continue to operate the Business as currently conducted and (ii) constitute (A) all of the rights of Seller or any of its Controlled Affiliates (including the Acquired Entity) with respect to the Business, and (B) property and assets necessary in all material respects to conduct the Business in the same manner as presently conducted and as currently proposed to be conducted following the Closing. None of the Excluded Assets are material to the Business.

(b) Except for Non-Transferrable Assets, the deeds, endorsements, assignments and other instruments to be executed and delivered by Seller and its Controlled Affiliates (including the Acquired Entity) to Buyer at the Closing will effectively vest in Buyer ownership of all of the Purchased Assets or the Purchased Equity

Interests to be transferred to Buyer by Seller and its applicable Controlled Affiliates (including the Acquired Entity) pursuant to and as contemplated by this Agreement free and clear of all Encumbrances (except Permitted Encumbrances and any Encumbrances assumed by Buyer pursuant to this Agreement). At the Closing, Buyer will own or have the right to use Purchased Assets and the Purchased Equity Interests on the terms and subject to the conditions thereof sufficient, in combination with Buyer’s rights hereunder and under the Ancillary Agreements, to conduct in all material respects the Business as conducted as of the date of this Agreement and as of the Closing.

Section 4.7 Intellectual Property.

(a) Intellectual Property Rights and Technology Assets.

(i) Section 4.7(a)(i) of the Disclosure Schedule sets forth a true, correct and complete list of all Licensed IP Rights other than: (1) non-exclusive licenses for Software made commercially available for less than $100,000 annually, (2) licenses to Open Source Materials, (3) employee or contractor agreements entered into in the ordinary course of business, and (4) nondisclosure agreements entered into in the ordinary course of business.

(ii) The rights of Seller and its Controlled Affiliates (including the Acquired Entity) in Licensed IP Rights have been granted pursuant to written agreements that are valid, enforceable and sufficient in scope to cover use by Seller and its Controlled Affiliates (including the Acquired Entity) of such Licensed IP Rights in the conduct of the Business as currently conducted and proposed to be conducted, free and clear of all Encumbrances (it being understood and agreed that any such Encumbrances on the Purchased Assets or the Purchased Equity Interests, including those created by or pursuant to any Existing Indebtedness, shall be released at Closing), except Permitted Encumbrances).

(iii) The Owned Intellectual Property and the Licensed IP Rights, together with the Seller IP Rights licensed to Buyer pursuant to the Trademark License to Buyer, comprise all the Intellectual Property Rights used in, necessary, and sufficient for the conduct and operation of the Business as currently conducted in all material respects; provided that the foregoing is not a representation or warranty with respect to infringement, misappropriation or other violation of third party Intellectual Property Right or unfair competition.

(b) Owned Intellectual Property.

(i) Section 4.7(b)(i) of the Disclosure Schedule sets forth, with owner, countries, registration and application numbers and dates indicated, as applicable, country of use and date of first use, a complete and correct list of all the following Owned Intellectual Property: (A) issued Patents and applications for Patents; (B) registered Copyrighted Works and applications therefor; (C) registered Trademarks, material unregistered Trademarks, and applications for registration of Trademarks; and (D) Domain Name registrations and applications therefor, and social media accounts (the Intellectual Property Rights set forth or required to be set forth on Section 4.7(b)(i) of the Disclosure Schedule, collectively, the “Company Registered Intellectual Property”). All fees associated with maintaining any Company Registered Intellectual Property required to have been set forth on Section 4.7(b)(i) of the Disclosure Schedule have been paid in full in a timely manner to the proper Governmental Authority and, except as set forth on Section 4.7(b)(i) of the Disclosure Schedule, no such fees are due within the three (3) month period after the Closing Date. All of the Company Registered Intellectual Property required to be listed thereon has been duly registered, renewed, or maintained with, or filed in or issued by, as the case may be, the United States Patent and Trademark Office, the United States Copyright Office or other applicable filing office(s), domestic or foreign, to the extent necessary or desirable to ensure full protection under any applicable intellectual property Law, and such registrations, renewals, maintenance, filings, issuances and other actions remain in full force and effect. All Company Registered Intellectual Property is subsisting, valid and enforceable.

(ii) All of the Owned Intellectual Property and Licensed IP Rights are free and clear from (A) any Encumbrances (it being understood and agreed that any such Encumbrances on the Purchased Assets or the Purchased Equity Interests, including those created by or pursuant to any Existing Indebtedness, shall be released at Closing) other than Permitted Encumbrances and (B) any requirement of any past, present or future royalty payments, license fees, charges or other payments or conditions or restrictions whatsoever. Seller or its applicable Controlled Affiliate (1) is the sole and exclusive owner of all right, title and interest in and to all Owned Intellectual Property, and (2) has valid and enforceable rights, pursuant to a valid written intellectual property license, to use all Licensed IP Rights as the same is used in the Business as presently conducted. Except pursuant to an agreement set forth on Section 4.7(b)(ii) of the Disclosure Schedule or in the ordinary course of business, neither Seller nor any of its Controlled Affiliates (including the Acquired Entity) has licensed or otherwise granted any right to any Person under any Owned Intellectual Property or has otherwise agreed not to assert any such Owned Intellectual Property against any Person. Seller or its applicable Controlled Affiliate has the sole right to enforce all of the Owned Intellectual Property.

(iii) Except as set forth on Section 4.7(b)(iii) of the Disclosure Schedule, all current and former founders, directors, managers, members, officers, employees, consultants, contractors and agents of Seller and any other Person who participated in the creation or contributed to the conception or development of Intellectual Property Rights used in or relating to the Business, including all Owned Intellectual Property, have executed valid and enforceable written agreements, pursuant to which each such Person has validly assigned to Seller or its applicable Controlled Affiliate all of such Person’s right, title and interest in and to such Intellectual Property Rights, including those Intellectual Property Rights (A) embodied in or used in connection with any products produced or contemplated to be produced by or in the Business, (B) used in connection with providing services associated with the Business, or (C) used in the operations of the Business. Except as set forth on Section 4.7(b)(iii) of the Disclosure Schedule and to the Seller’s Knowledge, no manager, officer, member, employee, consultant, contractor, agent or other representative of Seller or its Controlled Affiliates (including the Acquired Entity) owns or claims any rights in (nor has any of them made application for) any Intellectual Property Rights owned or used by Seller or its Controlled Affiliates (including the Acquired Entity) in the Business.

(iv) Each of Seller, any of its Controlled Affiliates (including the Acquired Entity), and any third party acting for or on behalf of Seller or any of its Controlled Affiliates (including the Acquired Entity) has entered into confidentiality and nondisclosure agreements with all of its managers, members, officers, employees, consultants, contractors and agents and any other Person with access to the Trade Secrets of Seller and its Controlled Affiliates (including the Acquired Entity) with respect to the Business to protect the confidentiality and value of such Trade Secrets. None of Seller, any of its Controlled Affiliates (including the Acquired Entity), or, any third party acting for or on behalf of Seller or any of its Controlled Affiliates (including the Acquired Entity), has disclosed or authorized or consented to the disclosure of any Trade Secret that is material to the Business to any Person other than pursuant to the foregoing agreements or to a Person who otherwise has a duty to protect such Trade Secret, and to the Seller’s Knowledge there has not been any breach by any of the foregoing of any such agreement. Seller and its Controlled Affiliates (including the Acquired Entity) use adequate measures, at least consistent with those in the industry in which the Business operates, to maintain the secrecy of all Trade Secrets of Seller and its Controlled Affiliates (including the Acquired Entity) with respect to the Business.

(c) Third-Party Intellectual Property Rights.

(i) To Seller’s Knowledge, the operation of the Business as currently conducted or any part thereof, including the manufacture, use, sale and importation of products of the Business and the possession, use, disclosure, copying or distribution of any information, data, products or other tangible or intangible property in the possession of Seller and its Controlled Affiliates (including the Acquired Entity), and the possession or use of the Owned Intellectual Property or Licensed IP Rights have not infringed, misappropriated, diluted, violated or otherwise conflicted with, and do not currently infringe, misappropriate, dilute, violate or otherwise conflict with, any Intellectual Property Right of any other Person. None of the Owned Intellectual Property, to the Seller’s Knowledge, is being infringed, misappropriated, diluted, or otherwise violated, or has been infringed, misappropriated, diluted, or otherwise violated by any Person, or otherwise used or available for use by any Person other than Seller and its Controlled Affiliates (including the Acquired Entity), except pursuant to an agreement listed on Section 4.7(b)(ii) of the Disclosure Schedule. No such claims have been made against any Person by Seller or any of its Controlled Affiliates (including the Acquired Entity).

(ii) To the Seller’s Knowledge, the Target Products have not and do not, infringe or misappropriate any Intellectual Property Rights of a third party under the Law of any applicable jurisdiction.

(iii) Neither Seller nor any of its Controlled Affiliates (including the Acquired Entity) has received any written demand, claim, or notice from any third Person with respect to the operation of the Business alleging infringement, misappropriation, dilution, or other actionable harm to any third-party Intellectual Property Rights or challenging the ownership, use, validity or enforceability of any Owned Intellectual Property under the Law of any applicable jurisdiction, and neither Seller nor any of its Controlled Affiliates (including the Acquired Entity) has received any other demand, claim or notice alleging any of the foregoing. Neither Seller nor any of its Controlled Affiliates (including the Acquired Entity) is the subject of any pending or, to the Seller’s Knowledge, threatened Proceedings alleging or involving any of the foregoing. To the Seller’s Knowledge, there are no facts or circumstances that would form the basis for any such claim or challenge.

(d) Products.

(i) To the Seller’s Knowledge, no Target Products contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components designed to permit unauthorized access to or disable or erase software, hardware or data (“Viruses”). Seller and its Controlled Affiliates (including the Acquired Entity) have taken commercially reasonable steps to prevent the introduction of Viruses into Target Products. To the Seller’s Knowledge, in the four (4) years prior to the Closing Date, at the time that Seller and its Controlled Affiliates (including the Acquired Entity) have delivered Target Products to any Person, none of the Target Products has contained any computer code in any software, firmware, or microcode incorporated in a Target Product (“Product Software”) that is designed to: (A) intentionally harm the operation of such Product Software, or any other associated software, firmware, hardware, computer system or network (sometimes referred to as “viruses” or “worms”), (B) intentionally disable such Product Software or impair in any way its operation based on the elapsing of a period of time or advancement of a particular date (sometimes referred to as “time bombs,” “time locks,” or “drop dead” devices), or (C) permit Seller or any third party to access the Product Software or intentionally cause any harmful, malicious procedures, routines or mechanisms which would damage or corrupt the Software or cause the Software to cease functioning.

(ii) All material use and distribution of Open Source Materials utilized in the Target Products or services is in material compliance with the Open Source Licenses applicable to such use and distribution, including all copyright notice and attribution requirements.

(iii) No Target Product incorporates or has embedded in it any Source Code subject to an Open Source License, “copyleft” license, or other similar types of license terms (including any GNU General Public License, Library General Public License, Lesser General Public License, Mozilla License, Berkeley Software Distribution License, Open Source Initiative License, MIT, Apache or public domain licenses, and the like), such that any product or service of Seller is subject to the terms of such Open Source License and requirements that the product or service be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making modifications or derivative works, (C) redistributable at no charge, or (D) subject to a license grant of a Patent or inhibited from Patent enforcement.

(iv) None of Seller, any of its Controlled Affiliates (including the Acquired Entity), or any third party acting for or on behalf of Seller or any of its Controlled Affiliates (including the Acquired Entity) has disclosed or delivered, or permitted the disclosure or delivery by any escrow agent, to any third party any Source Code related to the Business. To the Seller’s Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, require the disclosure or delivery by Seller or any other party acting on behalf of Seller, including an escrow agent of any Seller Source Code related to the Business. Section 4.7(d)(iv) of the Disclosure Schedule sets forth each Contract under which Seller or its Controlled Affiliates (including the Acquired Entity) has deposited, or is or may be required to deposit, with an escrow agent any Source Code owned by Seller or any of its Controlled Affiliates (including the Acquired Entity) and related to the Business. The execution of this Agreement would not reasonably be expected to result in the release of any material Source Code owned by Seller or its Controlled Affiliates (including the Acquired Entity) related to the Business from or into escrow.

Section 4.8 Privacy; Security Measures.

(a) Privacy. In each case with respect to the Business, Seller, each of its Controlled Affiliates (including the Acquired Entity) and, to Seller’s Knowledge, any Person acting for or on behalf of Seller or any of its Controlled Affiliates (including the Acquired Entity) is, and has since January 1, 2020, been in compliance in all material respects with all Privacy Requirements, and implemented and maintained commercially reasonable and appropriate (i) measures to protect and maintain the confidential nature of Personal Information and (ii) policies, procedures and systems for receiving and appropriately responding to requests from individuals concerning their Personal Information. None of Seller, any of its Controlled Affiliates (including the Acquired Entity), or any third party acting for or on behalf of Seller or any of its Controlled Affiliates (including the Acquired Entity) has received any written complaint, or notice of any claims, charges, investigations or regulatory inquiries relating to or regarding its collection, use or disclosure of Personal Information or related to or alleging the violation of any Privacy Requirements related to the Business, and, to Seller’s Knowledge, there are no facts or circumstances that could reasonably form the basis of any such complaint, claim, charge, investigation, regulatory inquiry. None of Seller, its Controlled Affiliates (including the Acquired Entity), or any third party acting for or on behalf of Seller or any of its Controlled Affiliates (including the Acquired Entity) in connection with the Business has received any communications from or, to Seller’s Knowledge, been the subject of any investigation by, the Federal Trade Commission, a data protection authority, or any other Governmental Authority regarding its Processing of any Personal Information in connection with the Business. Without limiting the foregoing and in each case with respect to the Business, Seller and each of its applicable Controlled Affiliates (including the Acquired Entity) has, since January 1, 2020, entered into and maintained reasonable and appropriate contractual agreements with all vendors, processors, and other third parties that Process any Personal Information or other data for or on behalf of Seller or any of its Controlled Affiliates (including the Acquired Entity) to the extent required under Privacy Requirements. To Seller’s Knowledge, any third party who has provided any Personal Information to Seller or any of its Controlled Affiliates (including the Acquired Entity) in connection with the Business, has done so in compliance with applicable Privacy Laws, including providing any notice and obtaining any consent required.

(b) Security Measures.

(i) In each case with respect to the Business, Seller and each of its applicable Controlled Affiliates (including the Acquired Entity) has since January 1, 2020: (1) implemented and maintained reasonable and appropriate security measures to protect (A) all information technology, computer systems and communications systems, computers, software, databases, websites, and other equipment owned, operated, leased or licensed by Seller or any of its Controlled Affiliates (including the Acquired Entity) and used to Process any data in connection with the Business (collectively, the “Information Systems”) (including the confidentiality, integrity and accessibility of the Information Systems); and (B) all Personal Information and other confidential data in the possession or under the control of Seller or any of its Controlled Affiliates (including the Acquired Entity) against any loss, theft, alteration, destruction, breaches, unauthorized access, use, modification, intrusions, disclosure or other misuse, or adverse events or incidents; and (2) taken reasonable steps to ensure that any third party with access to any such Information Systems or Personal Information has implemented and maintains the same.

(ii) The Information Systems (1) are adequate and sufficient (including with respect to working condition and capacity) for the operation of the Business as currently conducted and as proposed to be conducted, and (2) do not contain any Viruses, bugs, faults or other devices, errors, contaminants or effects that, in the four (4) years prior to the Closing Date: (A) have materially disrupted or adversely affected the functionality of any Information Systems; or (B) to Seller’s Knowledge, enabled or assisted any Person to access without authorization any Information Systems. There have been no material failures, breakdowns, continued substandard performance, outages or unscheduled downtime or other adverse events affecting any of the Information Systems that have caused or resulted in a material disruption to the operation of the Business or material unauthorized use or disclosure of, or other adverse events or incidents related to any Personal Information Processed by or on behalf of Seller or any of its Controlled Affiliates (including the Acquired Entity) in connection with the Business (a “Data Breach”); and none of Seller or any of its Controlled Affiliates (including the Acquired Entity) has reason to believe a Data Breach has occurred or provided or been legally required to provide any notice to any Person in connection with any Data Breach.

(iii) In each case with respect to the Business, Seller and each of its Controlled Affiliates (including the Acquired Entity) has since January 1, 2020: (1) conducted commercially reasonable privacy and data security testing or audits at reasonable and appropriate intervals and resolved or remediated any privacy or data security issues or vulnerabilities identified; (2) maintained industry standard disaster recovery and security plans and procedures (including business continuity plans) relating to Information Systems and all Personal Information and other confidential data in the possession or under the control of Seller and any of its Controlled Affiliates (including the Acquired Entity); and (3) when necessary or required, taken actions consistent with such plans and procedures.

(iv) None of Seller or any of its Controlled Affiliates (including the Acquired Entity) is subject to any contractual requirement or other legal obligation that, following the Closing, would prohibit the Business or Buyer from Processing any Personal Information or data contained in the Purchased Assets in the manner in which Seller or any of its Controlled Affiliates (including the Acquired Entity) Processed such Personal Information or data prior to the Closing. The transfer of Personal Information in connection with the transactions contemplated by this Agreement will not violate any Privacy Requirements as they currently exist or as they existed at any time during which any of the Personal Information was collected or obtained.

Section 4.9 Brokers and Finders. Except as set forth on Section 4.9 of the Disclosure Schedule, neither Seller nor the Acquired Entity has employed or engaged, directly or indirectly, any broker, finder, investment banker or other agent or intermediary (other than Imperial Capital, LLC and Craig-Hallum Capital Group LLC) or incurred any Liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements.

Section 4.10 Absence of Certain Changes. Since December 31, 2023 through the date hereof, (i) Seller and its Controlled Affiliates (including the Acquired Entity) have conducted the Business in the ordinary course of business; (ii) there has not occurred any event, change, occurrence or circumstance that has had or would reasonably be expected to have a Material Adverse Effect; and (iii) there has not occurred:

(a) capital expenditure in excess of $200,000 made with respect to the Business;

(b) any acquisition, assignment, conveyance, abandonment, license, sale, lease, disposition or transfer of any of the material Purchased Assets or any material asset or cancellation of any material debt or claim of Seller or its Controlled Affiliates (including the Acquired Entity) with respect to the Business (other than in the ordinary course of business);

(c) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) of the Business or any material revaluation by Seller or its Controlled Affiliates

(including the Acquired Entity) of any of its assets related to the Business, except as required by any change in applicable Law or GAAP;

(d) imposition of any Encumbrances upon any of the Purchased Assets or the Purchased Equity Interests or assets held by the Acquired Entity, except for Permitted Encumbrances;

(e) any material damage, destruction, interruption in use or loss (whether or not covered by insurance) to the Purchased Assets;

(f) commencement or settlement of any Proceeding that involved monetary payment amounts in excess of $200,000 (or that seeks or grants injunctive relief or relates to criminal charges) made with respect to the Business;

(g) issuance, sale, pledge or transfer of any equity interests in the Acquired Entity to any Person;

(h) acquisition (by merger, stock or asset purchase or otherwise) of any Person or business or division thereof with respect to the Business;

(i) declaration, setting aside, or payment of any dividend or any distribution with respect to the Purchased Equity Interests (whether in cash or in kind) or redemption, purchase or other acquisition of any of the Purchased Equity Interests;

(j) termination, cancellation or expiration of any agreement that would constitute a Material Contract if in effect on the date hereof;

(k) any material amendment, modification or termination of, material default or grant of a waiver under, or material consent given with respect to any Material Contract to which Seller, the Acquired Entity or any of Seller’s Controlled Affiliates holding Purchased Assets is a party or by which they are bound;

(l) any non-ministerial amendment or change to the organizational documents of Seller, the Acquired Entity or any of its Controlled Affiliates holding Purchased Assets;

(m) (i) any increase in, or modification to, the compensation (inclusive of level of base salary or wage rate, short or long-term incentive or commission opportunity, or retention, sale, change in control or other similar award), severance entitlement, or other benefits payable or to become payable (including upon a termination of employment or other event) by Seller or its Controlled Affiliates (including the Acquired Entity) to any Seller Service Provider with an individual annual compensation opportunity in excess of $125,000, other than increases in base salary or wage rate in the ordinary course of business; (ii) any grant or announcement of any bonuses or equity-based incentive awards to any Seller Service Provider or any other former employee, independent contractor, director or officer employed or engaged by the Acquired Entity; (iii) any action to cause to accelerate the payment, funding, right to payment or vesting of any compensation or benefits payable or to become payable to any Seller Service Provider; and (iv) any adoption, termination, or amendment to any Employee Plan, other than any such actions that apply uniformly to all similarly situated employees of Seller and its Affiliates (without a disproportionate impact to the Business Employees and the Acquired Entity Employees);

(n) with respect to Seller and its Controlled Affiliates that conduct the Business (including the Acquired Entity), adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(o) with respect to the Business, any incurrence, assumption or guarantee by Seller or its Controlled Affiliates (including the Acquired Entity) of (i) any Liability or any borrowing of any amount, (ii) any mortgage, pledge or imposition of any Encumbrance with respect to the Purchased Assets (except for Permitted Encumbrances) or (iii) any indebtedness for borrowed money other than those in connection with the Existing Indebtedness (which shall be released at Closing to the extent related to the Business) and any unsecured current obligation and liabilities incurred in the ordinary course of business;

(p) (A) any sale, lease, license, sublicense, assignment, transfer, abandonment, allowance of lapse or expiry, or other disposal of any Owned Intellectual Property (other than non-exclusive licenses granted to third Persons in the course of business or with respect to immaterial or obsolete Intellectual Property Rights) or (B) disclose any material Trade Secrets of Seller to any other Person (other than in the course of business to a Person bound by adequate confidentiality obligations);

(q) (i) any material change in Seller’s or the Acquired Entity’s financial or Tax accounting principles, methods, policies or practices, (ii) filing any Tax Return of Seller or the Acquired Entity, inconsistent with past practice, (iii) change or revocation of any Tax election of Seller or the Acquired Entity, (iv) request for any ruling or similar guidance from any Governmental Authority in respect of Taxes of Seller or the Acquired Entity, (v) settlement or compromise of any Tax claim, audit, assessment or Liability of Seller or the Acquired Entity, (vi) incurrence of any Liability for Taxes of Seller or the Acquired Entity other than in the ordinary course of business, (vii) preparation or filing of any amended Tax Return of Seller or the Acquired Entity, (viii) entering into any material closing or similar agreement or any other material agreement with respect to Tax with a Governmental Authority, (ix) failure to timely pay any material amounts of Taxes when due, (x) making any voluntary disclosure, amnesty or similar filing in respect of any Tax, (xi) surrendering any claim to a material Tax refund, credit or other Tax benefit, or (xii) extending or waiving any limitation period with respect to any Tax or Tax Return (excluding any automatic extensions); or

(r) any agreement, commitment, understanding, arrangement or entry into by Seller and/or any of its Controlled Affiliates (including the Acquired Entity) to do any of the foregoing.

Section 4.11 Financial Statements.

(a) The audited consolidated financial statements and unaudited consolidated interim financial statements of Seller included in the Recent Seller SEC Documents, in each case, have been prepared in accordance with GAAP applied on a consistent basis for the periods included (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Seller and its Controlled Affiliates (including the Acquired Entity) as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto, in each case, which are not material, individually or in the aggregate).

(b) Section 4.11(b) of the Disclosure Schedule sets forth correct and complete financial statements consisting of true and complete copies of the balance sheet of the Business as of December 31, 2023, and the related statements of income of the Business for the fiscal years ended December 31, 2021, December 31, 2022 and December 31, 2023, accompanied by any notes thereto (together, the “Financial Statements”).

(c) Except as set forth on Section 4.11(c) of the Disclosure Schedule, (i) the Financial Statements present fairly, in all material respects, the financial position, results of operations and shareholders’ equity of the Business at the dates and for the time periods indicated and have been prepared by the management of Seller in accordance with GAAP, consistently applied throughout the periods indicated. The Financial Statements were derived from the books and records of Seller.

(d) All accounts and notes receivable of Seller and its Controlled Affiliates (including the Acquired Entity) related to, or arising from, the operation of the Business have arisen from bona fide transactions. None of the accounts or the notes receivable of the Business reflected in the Financial Statements related to, or arising from, the operation of the Business (i) are subject to any setoffs or counterclaims or (ii) represent obligations for goods sold on consignment, on approval or on sale-or-return basis or subject to any other repurchase or return arrangement.

(e) All accounts payable of the Business reflected in the Financial Statements or arising after the date thereof related to, or arising from, the operation of the Business are the result of bona fide transactions and have been paid or are not yet due and payable.

Section 4.12 Absence of Undisclosed Liabilities. Neither Seller nor any of its Controlled Affiliates (including the Acquired Entity) has any Liabilities relating to the Business other than (i) Liabilities set forth in the Financial Statements, (ii) Liabilities that have arisen since the date of the Financial Statements in the ordinary course of business and are which not material in amount, (iii) Liabilities set forth on Section 4.12 of the Disclosure Schedule, (iv) Liabilities incurred solely as a result of any action expressly required to be taken by the terms of this Agreement and (v) Excluded Liabilities.

Section 4.13 Litigation. There is no, and during the past three (3) years there have been no, Proceeding pending or, to Seller’s Knowledge, threatened, against or by Seller or, any of its Controlled Affiliates (including the Acquired Entity), in connection with, relating to or affecting the Purchased Assets, the Business or any of Seller’s or Acquired Entity’s properties used in the Business, nor is there any reasonable basis therefor. There is no, and during the past three (3) years there have been no, Proceeding pending or, to Seller’s Knowledge, threatened, by or against any current or former officer or director of Seller or any of its Controlled Affiliates (including the Acquired Entity) (a) in their capacities as such and (b) relating to or potentially affecting the Business, the Acquired Entity or the Purchased Assets, nor is there any reasonable basis therefor. There is no, and during the past three (3) years there have been no, injunction, judgment, decree or Order against Seller, the Acquired Entity or any of its Purchased Assets or other properties used in, relating to or affecting the Business.

Section 4.14 Restriction on Business Activities. There is no, and during the past two (2) years there have been no, injunction, judgment, decree or Order by any Governmental Authority upon Seller or any of its Controlled Affiliates (including the Acquired Entity) that has, or could reasonably be expected to have, the effect of prohibiting or impairing any current business practice of the Business, any acquisition of property by Seller, the Acquired Entity or the conduct of the Business as currently conducted, as of the date hereof.

Section 4.15 Related Party Transactions. No Contracts, arrangements or transactions related to the Business exist (or are included in Purchased Assets or Assumed Liabilities) among Seller and its Affiliates, on one hand, and any other Affiliates of Seller or the Acquired Entity, on the other hand. Except as disclosed on Section 4.15 of the Disclosure Schedule, there are not any (a) accrual of Liability or incurrence of a material obligation by Seller to any Affiliates (or vice versa); (b) payment of dividends or other payments of cash or property by Seller to any Affiliates or any action that would result in any such payment of dividends or other payment or transfer of cash or property; or (c) incurrence of any legal or financial obligation by Seller to any Affiliates, in each case that related to the Business. To Seller’s Knowledge, no officer, director, or manager of Seller or any of Seller’s Affiliates (including any “associate” or any member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any such directors, officers or managers), has any direct or indirect interest in any Purchased Asset or Assumed Liability or any property, asset, or right used by Seller that is necessary for the Business, or serves as an officer or director or in another similar capacity of, any material competitor, landlord, Material Customer or Material Supplier, or any organization which has a Material Contract or arrangement with Seller or the Business.

Section 4.16 Material Contracts.

(a) Other than (i) the Employee Plans, (ii) Contracts for the sale of Target Products in the ordinary course of business consistent with past practice pursuant to Seller’s standard form(s) of sales contract used in the

Business and attached to Section 4.16(a) of the Disclosure Schedule (“Standard Sales Contracts”) and (iii) this Agreement and the Ancillary Agreements, all Material Contracts of Seller and its Controlled Affiliates (including the Acquired Entity) are listed in Section 4.16(c) of the Disclosure Schedule.

(b) With respect to each Material Contract: (i) such Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to Seller and its Acquired Entity, as applicable, and, to Seller’s Knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto; (ii) such Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with its terms as in effect immediately prior to the Closing in all material respects; (iii) neither Seller nor any of its Controlled Affiliates (including the Acquired Entity), nor to Seller’s Knowledge, any other party to such Material Contract is in breach or default (or is alleged to be in breach of or in default under) in any material respect, and no event has occurred that with notice or lapse of time or both would constitute a breach or default in any material respect by Seller or any of its Controlled Affiliates (including the Acquired Entity), or to Seller’s Knowledge, by any such other party, or permit termination, modification, acceleration, or other adverse consequences under such Material Contract; and (iv) Seller has made available to Buyer a true, correct and complete copy of such Material Contract (including any amendments, modifications and supplements thereto and waivers thereunder thereto). There are no material disputes pending or, to Seller’s Knowledge, threatened under any Material Contract included in the Purchased Assets.

(c) “Material Contract” shall mean any Contract or commitment in connection with the Business to which Seller or any of its Controlled Affiliates (including the Acquired Entity) is a party and which contains any legal obligations or has any legal effect pertaining to the Business, the Purchased Assets or the Assumed Liabilities and:

(i) with expected future receipts or expenditures in excess of $500,000;

(ii) requiring Seller or any of its Controlled Affiliates (including the Acquired Entity) to indemnify any Person (other than indemnification provisions in Standard Sales Contracts or otherwise arising in the ordinary course);

(iii) granting any exclusive rights to any party, including any right of first-refusal or first-offer;

(iv) evidencing indebtedness for borrowed or loaned money that is still outstanding or which relates to any Encumbrance on the Purchased Assets, including outstanding guarantees of any indebtedness and any guarantees or other credit support provided by Seller or any of its Controlled Affiliates (including the Acquired Entity) in connection with any Existing Indebtedness, other than trade debt incurred in the ordinary course of business;

(v) relates to any partnership, joint venture or similar Contract;

(vi) restricts, limits or purports to limit the ability of Seller or any of its Controlled Affiliates (including the Acquired Entity) to compete in any line of business or with any Person or in any geographic area or market or during any period of time, or not to solicit or hire any Person, in each case, with respect to the Business;

(vii) is a collective bargaining agreement or other labor union Contract;

(viii) is a Government Contract;

(ix) is a Contract with a Material Customer;

(x) is a Contract with a Material Supplier;

(xi) is an Affiliate Contract;

(xii) relates to the acquisition or disposition of the Business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(xiii) relates to settlement or resolution of any actual or threatened Proceeding under which (i) there are outstanding obligations or (ii) involves payments by Seller or any of its Controlled Affiliates (including the Acquired Entity) in excess of $50,000;

(xiv) is a Contract relating to the sale of any of the Purchased Assets, other than in the ordinary course of business;

(xv) grants to any Person of any option right of first refusal or preferential or similar right to purchase any of the Purchased Assets;

(xvi) is required to be listed on Section 4.7(a)(i) of the Disclosure Schedule;

(xvii) has any “take or pay” or minimum purchase requirements or obligations or that require Seller or any of its Controlled Affiliates (including the Acquired Entity) to purchase, obtain or provide any product or service exclusively from a single party;

(xviii) under which the Acquired Entity has advanced or loaned funds to any Person;

(xix) is a Contract providing for a right to receive a change of control or similar pay or other right, or that requires notice or consent in connection with the transactions contemplated hereby;

(xx) relates to the lease of any real property, equipment or other personal property used primarily in the Business with expected future receipts or expenditures in excess of $50,000 per month;

(xxi) containing a “key man” provision, requirement or similar provision, a most favored nation, favored customer, or similar provision, service level guarantees, guaranteed payments or obligations or similar provisions, or material indemnification obligations;

(xxii) is a Shared Contract; or

(xxiii) is otherwise material to the Purchased Assets or the operation of the Business and not previously disclosed pursuant to this Section 4.16.

(d) With respect to each Government Contract, during the last three (3) years, neither Seller nor any of its Controlled Affiliates (including the Acquired Entity) has: (i) breached or violated any Law, clause, provision or requirement pertaining to any Government Contract; (ii) been debarred or suspended from bidding on Government Contracts by a Governmental Authority, or declared nonresponsible or ineligible for, government procurement pursuant to 48 C.F.R. subpart 9.4, or any comparable state or local Laws and, to the Seller’s Knowledge, no facts or circumstances exist that could reasonably be expected to give rise to debarment, suspension, or a declaration that Seller or any of its Controlled Affiliates (including the Acquired Entity) is ineligible for government procurement; (iii) received any material adverse findings in audits or investigations by any Governmental Authority with respect to any Government Contract that remain unresolved; (iv) received any material written notice of breach, cure, show cause or default from any Governmental Authority with respect to any Government Contract; (v) had any Government Contract terminated by any Governmental Authority for default or failure to perform; or (vi) made any disclosure to a Governmental Authority with respect to any material irregularity, misstatement or omission involving a Government Contract. During the last four (4) years, all representations and certifications required under each Government Contract were correct in all material respects as of their respective effective dates. To the Seller’s Knowledge, neither Seller nor any of its Controlled Affiliate (including the Acquired Entity) is the subject of any pending claim pursuant to the False Claims Act (31 U.S.C. §§ 3729 et seq.) or any comparable state or local Laws and no facts or circumstances exist that could reasonably be expected to give rise to a claim under the False Claims Act or any substantially identical state or local Laws against Seller or any of its Controlled Affiliates (including the Acquired Entity). During the last four (4) years, Seller and its Controlled Affiliates (including the Acquired Entity) and their respective officers, directors, employees and agents have complied in all material respects with applicable procurement Laws governing the awarding and performance of Government Contracts. During the last four (4) years, neither Seller nor any of its Controlled Affiliates (including the Acquired Entity), nor any of their respective directors, officers, agents or employees has had access to confidential or non-public information in connection with Government

Contracts to which they were not lawfully entitled. None of the Assigned Contracts that are Government Contracts requires any of the Business Employees to hold a personnel security clearance or requires Seller or any of its Controlled Affiliates (including the Acquired Entity) to hold a facility security clearance in connection with the Business pursuant to the National Industrial Security Program Operating Manual (32 C.F.R. Part 117). Section 4.16(d) of the Disclosure Schedule sets forth a list of all Assigned Contracts that are Government Contracts that will require novation pursuant to 48 C.F.R. Subpart 42.12 in order to consummate the transactions contemplated hereby.

Section 4.17 Inventory. The Inventory were acquired and maintained in the ordinary course of business, are of good and merchantable quality and consist of items of a quantity and quality usable or salable in the ordinary course of business in all material respects, subject to appropriate and adequate allowances on the Financial Statements. No Inventory is held on consignment, or otherwise, by any Person other than Seller or its Controlled Affiliates (excluding inventory held by the Acquired Entity) or pursuant to a Material Contract, and all such Inventory is free and clear of all Encumbrances (other than any Encumbrances arising pursuant to a Material Contract). The values at which inventories used in the Business are carried reflect the inventory valuation policy of Seller in all material respects, which policy is consistent with Seller’s past practice and in accordance with GAAP. Seller and its Controlled Affiliates (including the Acquired Entity) has no unrecorded Liabilities with respect to the return of any item of inventory in the possession of distributors, wholesalers, retailers or other customers with respect to the Business. Adequate provision has been made on the Financial Statements, in the ordinary course of business to provide for all slow-moving, obsolete or unusable inventories to their estimated useful or scrap values, and such inventory reserves are adequate in all material respects to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

Section 4.18 Customers and Suppliers.

(a) Section 4.18(a) of the Disclosure Schedule sets forth a true, correct and complete list of the ten (10) largest customers of the Business as a whole (based on the dollar amount of sales to such customers) for the fiscal year ended December 31, 2023 (“Material Customers”). As of the date hereof, neither Seller nor any of its Controlled Affiliates (including the Acquired Entity) has received any written or, to Seller’s Knowledge oral, notice that any Material Customer has (i) ceased or will cease to purchase or license the products of the Business or (ii) cancelled, terminated or otherwise materially decreased or adversely changed the terms of or notified Seller of any intention to cancel, terminate or materially decrease or adversely change the terms pursuant to which such Material Customer purchases goods or services from the Business. To Seller’s Knowledge, no Material Customer plans to cease or reduce the purchase or license of products of the Business from Seller or any of its Controlled Affiliates (including the Acquired Entity). During the past two (2) years, neither Seller nor any of its Controlled Affiliates (including the Acquired Entity) has had any material disputes with any Material Customer.

(b) Section 4.18(b) of the Disclosure Schedule sets forth a true, correct and complete list of the ten (10) largest suppliers of the Business as a whole (based on the dollar amount of purchases from such suppliers) for the fiscal year ended December 31, 2023 (“Material Suppliers”). As of the date hereof, neither Seller nor any of its Controlled Affiliates (including the Acquired Entity) has received any written or, to Seller’s Knowledge oral, notice that any Material Supplier has (i) ceased or will cease to do business with Seller or any of its Controlled Affiliates (including the Acquired Entity), (ii) has reduced, will reduce, the volume of its business with Seller or any of its Controlled Affiliates (including the Acquired Entity) and, to Seller’s Knowledge, no Material Supplier plans to cease or reduce the volume of its business with Seller or any of its Controlled Affiliates (including the Acquired Entity) or (iii) cancelled, terminated or otherwise materially decreased or adversely changed the terms of or notified Seller of any intention to cancel, terminate or materially decrease or adversely change the terms pursuant to which such Material Supplier provides goods or services to Seller or any of its Controlled Affiliates (including the Acquired Entity). During the past two (2) years, neither Seller nor any of its Controlled Affiliates (including the Acquired Entity) has had any material disputes with any Material Supplier.

Section 4.19 Taxes.

(a) Tax Returns; Tax Payments. Seller and its Affiliates (excluding the Acquired Entity) have timely and properly filed all Tax Returns and timely paid all Taxes (whether or not shown as due on a Tax Return) to the appropriate Governmental Authority the non-filing or non-payment of which (i) could result in an Encumbrance on any of the Purchased Assets, (ii) could result in Buyer becoming responsible or liable therefor either directly or as a successor or transferee, or (iii) could have an adverse effect on Buyer’s ability to conduct the Business. The Acquired Entity has timely and properly filed all Tax Returns and timely paid all Taxes (whether or not shown as due on a Tax Return) to the appropriate Governmental Authority. All Tax Returns are true, correct and complete in all material respects and have been completed in accordance with the past practices of Seller with respect to the Business and applicable Law.

(b) Withholding; Miscellaneous.

(i) All material amounts of Taxes that Seller and the Acquired Entity were required to withhold or to collect for payment have been withheld or collected and, to the extent required, have been timely paid to the appropriate Governmental Authorities and Seller and the Acquired Entity have complied with all Tax information reporting requirements, including maintenance of required records with respect thereto, and all IRS Forms W-2 and 1099 (or analogous forms under foreign Law) required with respect thereto have been properly completed and timely filed and provided to the appropriate payee.

(ii) No extensions or waivers of statutes of limitations (excluding any automatic extensions) have been given, granted or requested with respect to the filing of any material Tax Return, payment of any material Taxes, or otherwise relating to material Taxes of or with respect to the Acquired Entity, the Purchased Assets, the Assumed Liabilities or the Business, which extensions or waivers are still in effect.

(iii) None of the Purchased Assets or Assumed Liabilities is subject to a Tax allocation, sharing, indemnification, or similar Contract. The Acquired Entity is not a party to any Tax allocation, sharing, indemnification, or similar Contract.

(iv) The Acquired Entity has not participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4 or any similar provision of applicable state, local or non-U.S. laws.

(v) Within the past two (2) years the Acquired Entity has not been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355 (or so much of Section 356 as relates to Section 355) or Section 361 of the Code (or any similar provision of state, local or non-U.S. Law).

(vi) There is no pending or threatened audit, investigation, demands, dispute, scrutiny, notice, notices of deficiency, claim or other proceedings or actions related to or concerning any Tax of Seller and its Controlled Affiliates related to the Business, or Purchased Assets or any Tax of the Acquired Entity or any defaults, breaches, or non-compliance by Seller or the Acquired Entity of any conditions under any fiscal or Tax exemption or remission scheme or applicable Law that has been claimed or raised by any Governmental Authority in writing.

(vii) Neither Seller with respect to Business nor the Acquired Entity has received any tax ruling or entered into any written and legally binding agreement or is currently negotiating any such agreement with any tax authority which would affect the Tax situation of the Business or the Acquired Entity in relation to any period ending after the Closing Date.

(viii) No written claim has ever been made by a Governmental Authority in a jurisdiction where Seller or the Acquired Entity does not file Tax Returns or a particular type of a Tax Return, or does not pay Tax or a particular type of Tax, that Seller, as a result of the operation of the Business in that jurisdiction, or Acquired Entity is or may be required to file such Tax Return or pay such Tax in that jurisdiction nor, to Seller’s Knowledge, is there any factual or legal basis for any such claim.

(ix) None of the Purchased Assets (i) is “tax exempt use property” within the meaning of Section 168(h) and Section 470(c)(2) of the Code, (ii) is “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, or (iii) secures any debt the interest of which is tax-exempt under Section 103(a) of the Code.

(x) There are no Encumbrances for Taxes upon any assets of Seller or its Affiliates or the Acquired Entity.

(xi) The Acquired Entity has never had a branch, permanent establishment, office, or other fixed place of business, or otherwise become resident for Tax purposes in a country other than the country in which it is organized.

(xii) The Acquired Entity is in compliance with all applicable transfer pricing Laws, including the execution and maintenance of documentation substantiating the transfer pricing practices and methodology of Seller.

(xiii) Neither Seller with respect to the Business or Purchased Assets nor the Acquired Entity will be required to include any item of income in taxable income for any taxable period (or portion thereof) ending after the Closing Date that was realized prior to the Closing, including as a result of any (i) change in accounting method or the use of an improper accounting method, in each case, prior to the Closing, (ii) closing agreement or similar agreement entered into prior to the Closing, (iii) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) that occurred or existed, respectively, prior to the Closing, (iv) installment sale or open transaction disposition made prior to the Closing, or (v) the transfer of accounting reserves or prohibition on tax balances such as provisions for contingent losses or pension provisions.

(xiv) Seller and each of its Affiliates (except for the Acquired Entity) is at the time of transfer of the Indian Sale Shares, and during the entire financial year of the Acquired Entity in which the Closing occurs will be, a non-resident in India within the meaning of Section 6 of the Indian IT Act.

(xv) Buyer is not liable to be treated as a “representative assessee” with respect to Seller or any of its Affiliates or the Acquired Entity under the Indian IT Act.

(xvi) The Indian Sale Shares have been held on “investment account” and as “capital asset” under Section 2(14) of the Indian IT Act and not on “trading account” or as “stock-in-trade”, and such classification has never been challenged by any Governmental Authority under the Indian IT Act, including by any notice under the Indian IT Act. For accounting purposes, the Indian Sale Shares have always been treated as non-current assets.

(xvii) There are no pending Tax proceedings and/or outstanding Tax demands (disputed or otherwise) against Seller, its Controlled Affiliates or the Acquired Entity in India or under the Indian IT Act that can adversely affect the transfer of the Indian Sale Shares and/or render the transfer of the Indian Sale Shares void under Section 281 of the Indian IT Act or under Section 81 of the Indian CGST Act or the Tamil Nadu Goods and Services Tax Act, 2017, as amended. Seller and the Acquired Entity have sufficient assets, other than the Indian Sale Shares, available to discharge any Tax liabilities that may arise from any Governmental Authority under Section 281 of the Indian IT Act or under Section 81 of the Indian CGST Act.

(xviii) The Acquired Entity has complied in all material respects with Permits obtained under any fiscal or Tax exemption or concession or remission schemes under any applicable Laws, and all exemptions, credits, deductions or similar treatment thereunder claimed by the Acquired Entity with respect to any indirect Tax of the Acquired Entity or in relation to goods, services or other inputs with respect to the Business have been validly claimed.

(xix) No liabilities, provisions or accruals are transferred as the result of the acquisition of the Purchased Assets and the Acquired Entity that carry any accounting reserves or prohibition which lead to additional taxable income in the sense of sec. 5 para 7 of the German Income Tax Act after the Closing Date.

(xx) Seller has delivered or made available (or will deliver or make available at least one (1) Business Day prior to the Closing) to Buyer complete and accurate copies of the following documents and all such information is true, complete and correct in all respects:

(A) all Tax Returns filed by the Acquired Entity that relate to taxable periods for which the statute of limitations has not yet expired;

(B) a copy of screenshot of (i) the website of the Indian Goods and Services Tax portal and the income-tax portal to the effect that there are no pending assessments, proceedings, demands and/or “notices against the Acquired Entity, (ii) status of income Tax e-proceedings and (iii) a “traces” screenshot;

(C) a certificate of fair value for the Indian Sale Shares (in form acceptable to Buyer) in accordance with the Indian IT Act, obtained from an Indian independent chartered accountant reasonably acceptable to Buyer and issued on a reliance basis;

(D) a capital gains tax computation (in form acceptable Buyer) for the transfer of the Indian Sale Shares in accordance with Section 48 read with Section 50CA of the Indian IT Act, obtained from an Indian independent chartered accountant reasonably acceptable to Buyer and issued on a reliance basis stating the amount of Tax required to be withheld from the Purchase Price attributable to the transfer of Indian Sale Shares;

(E) a “no-objection” certificate obtained from an Indian independent chartered accountant (in form acceptable to Buyer) reasonably acceptable to Buyer, issued on a reliance basis, certifying (i) that there are no dues payable by Seller or any of its Affiliates under the Indian IT Act that may have an impact on the transfer of the Indian Sale Shares to Buyer under this Agreement; and (ii) the status of pending Tax proceedings of Seller or any of its Affiliates as of the Closing Date for the purposes of Section 281 of the Indian IT Act;

(F) a “no-objection” certificate obtained from an Indian independent chartered accountant (in form acceptable to Buyer) reasonably acceptable to Buyer, issued on a reliance basis, certifying (i) that there are no dues payable by Seller or any of its Affiliates under the applicable Law that may have an impact on the transfer of the Indian Sale Shares to Buyer under this Agreement; and (ii) the status of pending Tax proceedings, claims or demands under the applicable Law against Seller or any of its Affiliates as of the Closing Date for the purposes of Section 81 of the Indian CGST Act; and

(G) completed Form 15CB (completed by an Indian independent chartered accountant reasonably acceptable to Buyer) as required under the Indian IT Act in respect of the transfer of the Indian Sale Shares.

Section 4.20 Employee Benefit Plans.

(a) Section 4.20 of the Disclosure Schedule contains a true, correct and complete list of each Employee Plan (or to the extent such Employee Plan is an offer letter without contractual severance protections, or an equity award agreement by and between Seller or the Acquired Entity and a Seller Service Provider and such offer letter or award agreement conforms in all material respects with a “form of” or other standardized document provided to Buyer, the form or other standardized document) and separately identifies each Acquired Entity Employee Plan. At no time has Seller, the Acquired Entity, or any of their respective ERISA Affiliates been a party to or maintained, sponsored, contributed to or been obligated to contribute to, or had any Liability with respect to any (i) “defined benefit plan” (as defined in Section 3(35) of ERISA), (ii) “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, (iii) retiree medical or retiree life insurance arrangement, (iv) “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or (v) “multiple employer plan” (as described in Section 413 of the Code or Section 210(a) of ERISA). Neither Seller, the Acquired Entity, nor any of their respective ERISA Affiliates has any Liability under Title IV of ERISA. None of the Employee Plans is a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA).

(b) Correct and complete copies of the following materials have been delivered or made available by Seller to Buyer: (i) all plan documents for each Employee Plan or, in the case of an unwritten Employee Plan, a written description thereof; (ii) the most recent determination or opinion letter from the IRS with respect to any of the Employee Plans; (iii) all summary plan descriptions and other material non-routine communications to employees regarding Employee Plans; (iv) all current trust agreements, insurance contracts, and other documents relating to the funding or payment of benefits under any Acquired Entity Employee Plan; and (v) any non-routine correspondence with any Governmental Authority regarding the Acquired Entity Employee Plan since January 1, 2020.

(c) Each of the Employee Plans has been established, maintained, operated, funded, and administered in compliance in all material respects with its terms and conditions and any related documents or agreements and with the Laws applicable to such Employee Plan (including ERISA and the Code). Each Employee Plan that is intended to be tax-qualified under Section 401(a) of the Code is a prototype or volume submitter plan that is pre-approved by the IRS and covered by a currently-effective favorable IRS opinion letter and, to the Seller’s Knowledge, nothing has occurred and no circumstance exists that could be reasonably expected to adversely affect the qualified status of such Employee Plan.

(d) With respect to each Employee Plan that is a group health plan that is subject to Section 4980B of the Code, Seller, the Acquired Entity and each ERISA Affiliate has complied with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

(e) All contributions (including all employer contributions and employee salary-reduction contributions), premiums and other payments under or in connection with each Acquired Entity Employee Plan required to have been made under the terms of such Acquired Entity Employee Plan or pursuant to applicable Laws have been timely made in all material respects.

(f) Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any Seller Service Provider or other Person to severance, retention or change in control bonuses or any other payment or benefit; (ii) except as required pursuant to Section 6.13(i), accelerate the time of payment, funding or vesting, or increase the amount of compensation or benefits due to any such individual; (iii) limit or restrict the right of Seller or the Acquired Entity to merge, amend or terminate any Employee Plan; (iv) increase the amount payable under or result in any other material obligation pursuant to any Employee Plan; or (v) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Employee Plan that, individually or in combination with any other such payment, could reasonably be expected to constitute an “excess parachute payment” (as such term is defined in Section 280G of the Code).

(g) Neither Seller nor the Acquired Entity has any obligation to provide, and no Employee Plan or other agreement provides, any current or former Seller Service Provider, with the right to a gross-up, indemnification, reimbursement or other payment for excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

(h) (i) Each Acquired Entity Employee Plan maintained in any jurisdiction outside of the U.S. (each, a “Non-US Plan”) that is intended to qualify for special tax treatment meets all the requirements for such treatment; (ii) all employer and employee contributions to each Non-US Plan required by its terms or by applicable Law have been made or, if applicable, accrued in accordance with generally accepted accounting practices in the applicable jurisdiction and any other payments (including insurance premiums) otherwise due in respect of a Non-US Plan have been paid in full; (iii) the fair market value of the assets of each funded Non-US Plan, the liability of each insurer for any Non-US Plan funded through insurance or the book reserve established for any Non-US Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Non-US Plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iv) each Non-US Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

Section 4.21 Employees and Consultants.

(a) Section 4.21(a) of the Disclosure Schedule contains a true, correct and complete list of the names of all (i) Business Employees, and (ii) independent contractors and consultants of Seller or any Affiliate of Seller primarily providing services to or for the benefit of the Business (“Business Independent Contractors”), as well as, to the extent applicable and permissible under applicable Law, each such Person’s (A) base salary, hourly wage rate, or other rate of compensation and any applicable bonus amounts paid in 2024 for performance during 2023, (B) full or part-time status, (C) location of employment or engagement (including state and country, as applicable), (D) exempt status, if applicable (E) current position or title, (F) date of hire, (G) status as active or on a leave of absence and a description of any such leave of absence, including identifying any such Person that is on short-term disability or long-term disability, (H) 2024 target annual bonus or other target cash incentive compensation arrangements, if applicable, (I) eligibility for commissions, and (J) employer or entity to which services are provided. To the Seller’s Knowledge as of the date of this Agreement, no director, officer, or executive-level employee of Seller or any of its Controlled Affiliates (including the Acquired Entity) intends to terminate his or her employment relationship with the Business.

(b) There are no Proceedings pending, or to the Seller’s Knowledge, threatened or reasonably expected, between Seller or any of its Controlled Affiliates (including the Acquired Entity), on the one hand, and any Business Employee, consultant or independent contractors performing services primarily on behalf of the Business, on the other hand, including any such claims initiated by a Governmental Authority. There are no claims related to the Business pending, or to the Seller’s Knowledge, threatened or reasonably expected, against Seller or any of its Controlled Affiliates (including the Acquired Entity) under any workers’ compensation or long-term disability plan or policy that are not reasonably expected to be fully offset by insurance. No judgment, consent decree, or arbitration award imposes continuing remedial obligations or otherwise limits or affects Seller or any of its Controlled Affiliate’s (including the Acquired Entity) ability to manage its Business Employees. Neither Seller nor any of its Controlled Affiliates (including the Acquired Entity) for which Business Employees provide services are party to any collective bargaining agreement or other labor union contract, or any contract with any works council, employee representative or other labor organization or collective group, and to Seller’s Knowledge, there are no Business Employees represented by any union, works council, or other labor organization, and no activities or proceedings, or any threat of activities or proceedings, of any labor union, works council, employee representative or other labor organization or collective group to organize its employees. In the past three (3) years, there has been no pending or threatened labor dispute (e.g., strike, picketing, slowdown, lockout, unfair labor practice charge before the National Labor Relations Board or other similar tribunal, material grievance, or material arbitration) involving the Business. The execution and delivery of this Agreement and the performance of this Agreement do not require Seller, or any of its Controlled Affiliates (including the Acquired Entity) for which Business Employees provide services, to seek or obtain any consent, engage in consultation with, or issue any notice to or make any filing with any unions, labor organizations, or groups of Business Employees.

(c) Seller and its Controlled Affiliates (including the Acquired Entity) have provided all Business Employees with all wages, benefits, relocation benefits, stock options, bonuses and incentives, and all other compensation that has become due and payable, as of the date hereof, and Seller and its Controlled Affiliates (including the Acquired Entity) have provided all consultants and independent contractors performing services primarily on behalf of the Business with all fees that have become due and payable as of the date hereof. All Business Employees are employed on an at-will basis and have no entitlement to contractual severance or notice if terminated for any reason.

(d) Seller and each of its Controlled Affiliates for which Business Employees provide services (including the Acquired Entity) are, and for the past three (3) years, have been, in compliance in all material respects with all applicable Laws respecting or relating to, employment practices, labor, contractor labor, terms and conditions of employment, occupational health and safety, layoffs, plant closing or reductions in force, classification and payment of employees, temporary employees, independent contractors, and consultants, wages (including minimum wage and overtime), restrictive covenant obligations, employment and compensation equity, hours of work, child labor, leave, workers’ compensation, immigration and work authorization, maintenance of employee records, payment of employee income taxes, social security contributions, withholdings and deductions, gratuity payments and provident fund contributions, Worker Adjustment and Retraining Notification Act (“WARN”) and any similar state or local “mass layoff” or “plant closing” Law, occupational health and safety, and collective bargaining as well as Laws concerning civil rights and prohibiting discrimination, harassment, and retaliation. Seller and each of its Controlled Affiliates (including the Acquired Entity) has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts and statutory funding required to be withheld from Business Employees and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing. With respect to each Person set forth on Section 4.21(a) of the Disclosure Schedule, Seller and each of its Controlled Affiliates (including the Acquired Entity) has accurately classified such individual in all respects as an employee, independent contractor, or otherwise under any and all applicable Laws, and each such individual classified as an employee has been properly classified as exempt or nonexempt under the Fair Labor Standards Act and any and all applicable Laws. Seller and each of its Controlled Affiliates (including the Acquired Entity) have not, any time within the twelve (12) months preceding the date of this Agreement, had any “plant closing” or “mass layoff” (as defined in the WARN Act) or other terminations of employees that could create any obligations upon, or liabilities for Buyer under the WARN Act or similar state and local laws. The Business Employees who work in the United States are authorized and have appropriate documentation to work in the United States.

(e) In the past three (3) years, (i) to the Seller’s Knowledge, no allegations of sexual harassment or sexual misconduct have been made against any officer, director, or executive level employee of Seller or any of its Controlled Affiliates (including the Acquired Entity) that provided services to the Business; (ii) to the Seller’s Knowledge, no allegations of sexual harassment or sexual misconduct have been made by any Business Employee against any executive-level Business Employee; (iii) Seller and each of its Controlled Affiliates (including the Acquired Entity) has not entered into any settlement or separation agreements related to allegations of sexual harassment or sexual misconduct by a Business Employee; (iv) to the Seller’s Knowledge, no officer, director, or executive-level employee of Seller or any of its Controlled Affiliates (including the Acquired Entity that provided services to the Business) has left Seller or any of its Controlled Affiliates (including the Acquired Entity), as applicable, wholly or partly as a result of an allegation of unlawful harassment (whether substantiated or not); (v) Seller and its Controlled Affiliates (including the Acquired Entity) have investigated and taken prompt corrective action to prevent further discrimination and harassment with respect to each such allegation with potential merit; and (vi) neither Seller nor any of its Controlled Affiliates (including the Acquired Entity) has incurred, and no circumstances exist under which Seller or any of its Controlled Affiliates (including the Acquired Entity) would reasonably be expected to incur, any liability resulting from an allegation of sexual harassment or sexual misconduct.

Section 4.22 Compliance with Laws. Except as set forth in Section 4.22 of the Disclosure Schedule, Seller and its Controlled Affiliates (including the Acquired Entity) is, and during the past three (3) years has been, in compliance in all material respects with all Laws with respect to the Business and is not in material violation of any Law with respect to the Business. Except as set forth in Section 4.22 of the Disclosure Schedule, during the past three (3) years, none of Seller nor any of its Controlled Affiliates (including the Acquired Entity) is or has been under investigation and has not received any written or, to Seller’s Knowledge, oral notification or communication from any Governmental Authority or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, or liability under, any applicable Law with respect to the Business.

Section 4.23 Permits. Section 4.23 of the Disclosure Schedule sets forth a true, correct and complete list and description of all material Permits required for Seller and its Controlled Affiliates (including the Acquired Entity) to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets in all material respects, including the expiration date of such Permits, issued to or held by Seller, any of its Controlled Affiliates (including the Acquired Entity) or Business Employees and used in the conduct of the Business. Seller, its Controlled Affiliates (including the Acquired Entity) or such Business Employees, as applicable, are in compliance with the terms of such Permits, and all such Permits are in full force and effect. There is no, and for the past three (3) years there have been no, pending or, to Seller’s Knowledge, threatened termination, expiration, revocation, or modification of any such Permits, and no event has occurred or circumstances exist that would give rise to or serve as a basis for such termination, expiration, revocation, or modification. Other than the Permits set forth on Section 4.23 of the Disclosure Schedule, there are no other Permits that are necessary or required for the conduct of the Business or the ownership or use of the Purchased Assets as currently conducted or used. Since January 1, 2021, none of Seller or any of its Controlled Affiliates (including the Acquired Entity) has received any written, or to Seller’s Knowledge, oral notice from any Governmental Authority or other Person that any of the properties, facilities, equipment, operations or business procedures or practices of Seller or any of its Controlled Affiliates with respect to the Purchased Assets fails to comply in any material respect with any such Permit. Neither Seller nor any of its Controlled Affiliates is, and has not been during the past three (3) years, in default, nor has it received any notice of any claim of default, with respect to any such Permits.

Section 4.24 Foreign Corrupt Practices Act and Anti-Bribery Laws. Neither Seller nor any of its Controlled Affiliates (including the Acquired Entity) nor any manager, director, officer, employee or, to Seller’s Knowledge, agent or any other Person acting for or on behalf of Seller or any of its Controlled Affiliates (including the Acquired Entity), has directly or indirectly, (a) taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., the Money Laundering Control Act, the Currency and Foreign Transactions Reporting Act, The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or any other Laws relating to corruption, bribery, or money laundering and any rules or regulations thereunder; (b) made, offered, received or promised to make, receive or offer any payment, loan, or transfer of anything of value, including any reward, advantage, or benefit of any kind, to or for the benefit of any government official, candidate for public office, political party, or political campaign, for the purpose of (i) influencing any act or decision of such government official, candidate, party or campaign, (ii) inducing such government official, candidate, party or campaign to do or omit to do any act in violation of a lawful duty, (iii) obtaining or retaining business for or with any Person, (iv) expediting or securing the performance of official acts of a routine nature, or (v) otherwise securing any improper advantage; (c) paid, offered, or promised to pay or offer any bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature; (d) made, offered or promised to make or offer any unlawful contributions, gifts, entertainment, or other unlawful expenditures; (e) established or maintained any unlawful fund of corporate monies or other properties; or (f) created or caused the creation of any false or inaccurate books and records of Seller or any of its Controlled Affiliates (including the Acquired Entity). Within the past five (5) years, neither Seller nor any of its Controlled Affiliates (including the Acquired Entity) has made any voluntary disclosure to any Governmental Authority relating to corruption, bribery, or money laundering Laws; been the subject of any investigation or inquiry regarding compliance with such Laws; or been assessed any fine or penalty under such Laws.

Section 4.25 Sanctions and Import and Export Laws.

(a) Seller and each of its Controlled Affiliates (including the Acquired Entity) are, and for the previous five (5) years, have been compliance with: (i) all applicable sanctions Laws, including the U.S. economic sanctions Laws administered by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”); (ii) all applicable export control Laws, including the Export Administration Regulations administered by the U.S. Department of Commerce (“Commerce”) and the International Traffic in Arms Regulations administered by the U.S. Department of State; and (iii) the anti-boycott regulations administered by Commerce and the U.S. Department of the Treasury. Neither Seller nor any of its Controlled Affiliates (including the Acquired Entity) nor any of their respective directors, managers, officers, or employees, nor any other Person acting for or on behalf of Seller or any of its Controlled Affiliates (including the Acquired Entity) has been or is a Person with whom transactions are prohibited or limited under any economic sanctions laws, rules, or regulations, including those administered by the U.S. government (including, OFAC, the Department of State, or Commerce), the United Nations Security Council, the European Union, the French Republic or His Majesty’s Treasury. Seller and each of its Controlled Affiliates (including the Acquired Entity) represent, within the previous five (5) years, that they have not done any business, directly or indirectly, with or in the Crimea Region of Ukraine, Cuba, Iran, Russia, the Donetsk People’s Republic, the Luhansk People’s Republic, Zaporizhzhia, Kherson, Syria, Sudan, North Korea, or Venezuela. Seller and each of its Controlled Affiliates (including the Acquired Entity) are, and for the previous five (5) years have been in possession of and in compliance with any and all licenses, registrations, and permits that may be required for its lawful conduct under economic sanctions, import, and export control Laws, including the Export Administration Regulations. Within the past five (5) years, neither Seller nor any of its Controlled Affiliates (including the Acquired Entity) has made any voluntary disclosure to any Governmental Authority relating to sanctions, import, or export control Laws, been the subject of any investigation or inquiry regarding compliance with such Laws, or been assessed any fine or penalty under such Laws.

(b) With respect to the Business, Seller and each of its Controlled Affiliates (including the Acquired Entity) are, and for the previous five (5) years, have been, in compliance with all applicable customs and import Laws, including, the Tariff Act of 1930, as amended, and the Laws, regulations and programs administered or enforced by Commerce, U.S. International Trade Commission, U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement and their respective predecessor agencies. With respect to the Business, neither Seller nor any of its Controlled Affiliates (including the Acquired Entity) has committed any violation of applicable customs and import Laws and there are no open or unresolved questions, orders or claims concerning any liability of Seller or any of its Controlled Affiliates (including the Acquired Entity) with respect to any such Laws. Without limiting the foregoing, neither Seller nor any of its Controlled Affiliates (including the Acquired Entity) has submitted any disclosures, received any notice that it is subject to any civil or criminal investigation, audit or any other inquiry or been assessed any fine or penalty with respect to the Business involving or otherwise relating to any alleged or actual violation of applicable customs and import Laws.

Section 4.26 SEC Filings.

(a) Seller has timely filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by it since January 1, 2021 (collectively, such filed or furnished documents, together with any exhibits and schedules thereto and other information incorporated therein, the “Recent Seller SEC Documents”). To Seller’s Knowledge, none of the Recent Seller SEC Documents is the subject of ongoing SEC review or ongoing SEC investigation.

(b) As of their respective effective dates (in the case of the Recent Seller SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the portions that are amended (in the case of all other Recent Seller SEC Documents), the Recent Seller SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the

Exchange Act applicable to such Recent Seller SEC Documents, and none of the Recent Seller SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended, or, with respect to any proxy statement filed pursuant to the Exchange Act, on the date of the applicable meeting) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Seller maintains, and at all times since January 1, 2021 has maintained, disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act with respect to Seller and each of its Subsidiaries. Such disclosure controls and procedures are reasonably designed to ensure that information required to be disclosed by Seller is recorded and reported on a timely basis to the individuals responsible for the preparation of the Recent Seller SEC Documents. Seller maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(d) Since January 1, 2022, neither Seller, the Seller Board, the audit committee of Seller, nor, to Seller’s Knowledge, any director, officer, employee or Seller’s independent registered public accounting firm, has identified or, been made aware of or received any written notification of (i) any “significant deficiencies” or “material weaknesses” (as defined by the Public Seller Accounting Oversight Board) in the design or operation of Seller’s or its Subsidiaries internal controls over financial reporting which would reasonably be expected to adversely affect in any material respect Seller’s or its Subsidiaries’ ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated, or (ii) Fraud that involved management or other employees of Seller who have a role in the preparation of financial statements or the internal controls over financial reporting of Seller or any of its Subsidiaries, and Seller’s chief executive officer and its chief financial officer have disclosed, based on their evaluation of internal control over financial reporting to Seller’s auditors and the audit committee of the Seller Board any instances of “significant deficiencies,” “material weaknesses” or fraud referred to in clauses (i) and (ii) above.

Section 4.27 Proxy Statement; Other Information. None of the information regarding Seller, any of its Controlled Affiliates (including the Acquired Entity) or the transactions contemplated by this Agreement to be provided by Seller or any of its Controlled Affiliates (including the Acquired Entity) specifically for inclusion in, or incorporation by reference into, the Proxy Statement or the Ancillary Agreements that are filed with the SEC and/or distributed to the stockholders of Seller (the “Distribution Documents”) will, in the case of the Proxy Statement and the Distribution Documents or any amendment or supplement thereto, at the time of the first mailing of the Proxy Statement and the Distribution Documents and of any amendment or supplement thereto, on the date of the Stockholder’s Meeting, contain an untrue or false statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not false or misleading; provided that such representations and warranties do not apply to statements or omissions included or incorporated by reference therein based upon information supplied to Seller by Buyer or any of its Representatives specifically for use or incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

Section 4.28 Insurance. Section 4.28 of the Disclosure Schedule sets forth a true, correct and complete list of all policies or contracts providing insurance coverage applicable to the liabilities and obligations described in Section 2.4(d) (the “Assumed Liabilities Insurance Policies”) or the Acquired Entity (the “Acquired Entity Insurance Policies” and, together with the Assumed Liabilities Insurance Policies, the “Insurance Policies”) setting forth, in respect of each such policy, the policy name, carrier, term, type and amount of coverage. All premiums due and payable under such policies have been paid, and there are no material defaults under any such policy by Seller or any of its Controlled Affiliates or, to the Seller’s Knowledge, the applicable insurer. Seller has not received any notice of cancellation relating to any Insurance Policies, and there are no material claims pending under any such Insurance Policies for which coverage has been denied by the applicable insurance carrier (other than pursuant to a customary reservation of rights notice). None of Seller or any of its Controlled Affiliates (including the Acquired Entity) has not received notice of any retroactive material upward adjustment in premiums under any of the Insurance Policies. The Assumed Liabilities Insurance Policies are sufficient for compliance with all applicable Laws and Contracts to which Seller or its Controlled Affiliates is a party (or is bound) with respect to matters contemplated by Section 2.4(d).

Section 4.29 Products Liability. Each Target Product designed, licensed, distributed, delivered, manufactured, marketed, sold or otherwise provided by or on behalf of Seller or its Controlled Affiliates (including the Acquired Entity) has been in conformity in all material respects with all applicable product specifications, applicable express and implied warranties, contractual commitments, and applicable Law. Seller has not received written notice of any allegation that a Target Product is (a) materially defective or (b) not in conformity in all material respects with an applicable product specification, applicable express and implied warranties, or applicable Law. There are no current, alleged or expected warranty obligations with respect to the Target Products that are likely to be material to the Business. There are no pending or threatened product liability, recall, warranty or other similar claims by any third party (whether based in contract or tort and whether relating to personal injury, including death, property damage or economic loss) arising from the manufacture, sale or use of the Target Product.

Section 4.30 No Other Representations. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE IV (INCLUDING IN THE DISCLOSURE SCHEDULE), ANY CERTIFICATES REQUIRED TO BE DELIVERED IN CONNECTION WITH THE CLOSING OR THE ANCILLARY AGREEMENTS, NONE OF SELLER OR ANY OTHER PERSON MAKES, AND SELLER EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS OR PURCHASED ASSETS THAT HAVE BEEN MADE AVAILABLE TO BUYER OR ANY OF BUYER’S REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS BY THE MANAGEMENT OF SELLER OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY AGREEMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY BUYER IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE IV (INCLUDING IN THE DISCLOSURE SCHEDULE), ANY CERTIFICATES REQUIRED TO BE DELIVERED IN CONNECTION WITH THE CLOSING OR THE ANCILLARY AGREEMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY SELLER ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF SELLER OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY BUYER OR AFFILIATE OF BUYER IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 4.30 SHALL RESTRICT OR PROHIBIT ANY CLAIM ARISING OUT OF FRAUD (AS DEFINED HEREIN) AS SET FORTH HEREIN.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

Section 5.1 Organization and Authority of Buyer. Buyer has been duly incorporated or formed, is validly existing and is in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite corporate or other entity power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as now being conducted. Buyer has the full corporate or other entity power and authority to enter into this Agreement and the Ancillary Agreements to which Buyer is a party and to perform its obligations hereunder and thereunder. This Agreement and each of the Ancillary Agreements to which Buyer is a party has been duly authorized, executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to the Bankruptcy Exceptions, and no other actions or proceedings on the part of Buyer are necessary to authorize this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby.

Section 5.2 No Conflict. Neither the execution and delivery of this Agreement and each Ancillary Agreement to which Buyer is a party, nor compliance by Buyer with the terms and provisions of this Agreement and each such Ancillary Agreement will (a) violate any provision of the certificate of incorporation or bylaws or other similar organizational document of Buyer, (b) violate any Law or any injunction, order or decree of any Governmental Authority to which Buyer is subject, or give any Governmental Authority or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any Law, injunction, order or decree of any Governmental Authority, or (c) result in any material breach of, or constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any material contract, or result in the creation of any Encumbrance on any assets of Buyer, in each case that would have a material adverse effect on Buyer’s ability to consummate the transactions contemplated by this Agreement or any Ancillary Agreement.

Section 5.3 Consents. Assuming the accuracy of the representations contained in Section 4.4 hereof and except for such filings as may be required under the HSR Act, NSI Act, no consent, approval, order or authorization of, or registration, declaration or filing with, any third party or Governmental Authority, is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby, except for any required filings under the Exchange Act.

Section 5.4 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Buyer, threatened against or affecting Buyer at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Buyer’s performance under this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

Section 5.5 Financing. Buyer has delivered to Seller a true, correct and complete copy of the executed Debt Commitment Letter, pursuant to which, and subject to the terms and conditions set forth therein, the Debt Financing Sources party thereto have committed to provide the amounts set forth therein to Buyer for the purpose of funding the transactions contemplated by this Agreement (the “Debt Financing”). Buyer has delivered to Seller a true, correct and complete copy of the executed Equity Commitment Letter (together with the Debt Commitment Letter, the “Financing Commitments”), pursuant to which the private equity funds managed by Seven2 SAS identified therein (the “Equity Financing Sources” and together with the Debt Financing Sources, the “Financing Sources”) has committed to funding the Equity Financing (together with the Debt Financing, the “Financing”). As of the date of this Agreement, the Financing Commitments, as delivered, are in full force and effect and has not been withdrawn, rescinded or terminated, or otherwise amended or modified in any respect and, except as set forth therein, including with respect to the appointment of additional and/or replacement arrangers, lenders and/or similar titles, no such withdrawal, termination, amendment or modification is contemplated as of the date of this Agreement. As of the date hereof, the Financing Commitments represent legal, valid, binding and enforceable obligations of Buyer or its applicable Affiliate party thereto and, to the knowledge of Buyer, each other party thereto, subject only to the satisfaction or waiver of the conditions therein in accordance with the terms thereof, except as may be limited by Laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether considered in a proceeding at law or in equity). As of the date of this Agreement, (i) no event has occurred that, with or without notice, lapse of time or both, would or reasonably be expected to constitute a default or breach on the part of Buyer or, to the knowledge of Buyer, any other parties thereto, under any term or condition of the Financing Commitments that would reasonably be expected to (A) result in any condition precedent to the funding or investment, as applicable, of the Financing not being satisfied on the Closing Date and/or (B) prevent or otherwise materially delay the availability of the amount of the Financing required to pay the Required Amount at Closing (clauses (A) and (B) each, a “Financing Adverse Impact”) and (ii) Buyer has no reason to believe that it will be unable to satisfy, on a timely basis, any condition to the funding of the Financing Commitments, or that any portion of the Financing Commitments will be unavailable on the Closing Date (assuming satisfaction of the conditions set forth in Sections 7.1 and 7.2). Buyer has fully paid any and all commitment fees or other fees required by the Financing Commitments to be paid on or before the date of this Agreement. The aggregate proceeds from the Debt Financing (including any Alternative Financing and both before and after giving effect to any “market flex” applicable thereto), assuming such proceeds are funded in accordance with the terms of the Financing Commitments and assuming satisfaction of the conditions set forth in Sections 7.1 and 7.2, are in an amount sufficient to consummate the transactions under this Agreement and the Financing Commitments on the Closing Date and pay all fees, discounts, costs and expenses of Buyer in connection therewith (such amount, the “Required Amount”). Except as set forth in the Debt Commitment Letter, there are no conditions precedent to the obligations of the Debt Financing Sources party to the Debt Commitment Letter to fund the full amount of the Debt Financing on the Closing Date and there are no other written agreements, side letters or arrangements to which Buyer or any of its Affiliates is party relating to the Debt Financing that contain any conditions precedent to the funding of the Debt Financing on the Closing Date or permit the imposition of new or additional conditions precedent or the expansion of any existing conditions precedent to the funding of the Debt Financing on the Closing Date. Except as set forth in the Equity Commitment Letter, there are no conditions precedent to the obligations of the Equity Financing Sources party to the Equity Commitment Letter to fund the full amount of the Equity Financing on the Closing Date and there are no other written agreements, side letters or arrangements to which Buyer or any of its Affiliates is party relating to the Equity Financing that contain any conditions precedent to the funding of the Equity Financing on the Closing Date or permit the imposition of new or additional conditions precedent or the expansion of any existing conditions precedent to the funding of the Equity Financing on the Closing Date. Buyer has not incurred any obligation, commitment, restriction or Liability of any kind, in each case, which could reasonably be expected to impair or adversely affect the amount or availability of the Financing on the Closing Date. Except as previously disclosed by Buyer to Seller in writing prior to the date hereof, no material amendment, consent or waiver is required under the terms of Buyer’s or its Affiliates existing Indebtedness documents in order for Buyer to consummate the transactions contemplated hereby that has not been obtained as of the date hereof (and any such amendment, consent or waiver, if required, is not a condition to closing the transactions contemplated hereby), and neither the Financing nor any other aspect of this Agreement or the transactions contemplated hereby materially conflicts with the terms of such Indebtedness. Notwithstanding anything contained in this Agreement to the contrary, Buyer affirms and agrees that it is not a condition to the Closing or to any of its other obligations under this Agreement that the Buyer obtain financing for, or related to, any of the transactions contemplated hereby.

Section 5.6 Independent Investigation. Buyer has conducted an independent investigation of the Business and Seller’s business operations, assets, liabilities, results of operations and financial condition in making its determination as to the propriety of the transactions contemplated by this Agreement and in entering into this Agreement, and has relied solely on the results of said investigation and on the representations and warranties of

Seller expressly contained in ARTICLE IV of this Agreement (including the Disclosure Schedule), any certificates required to be delivered in connection with the Closing and the representations and warranties of Seller and its Controlled Affiliates (including the Acquired Entity) explicitly set forth in the Ancillary Agreements. Notwithstanding the foregoing, nothing in this Section 5.6 shall restrict or impair any claim arising out of Fraud as set forth herein.

Section 5.7 Brokers and Finders. Except for Raymond James & Associates, Inc., Buyer has not employed or engaged any broker, finder or investment banker or incurred any Liability for any brokerage, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

Section 5.8 Proxy Statement; Other Information. None of the information regarding Buyer, any of its Controlled Affiliates or the transactions contemplated by this Agreement to be provided by Buyer or any of its Controlled Affiliates specifically for inclusion in, or incorporation by reference into, the Proxy Statement or the Distribution Documents will, in the case of the Proxy Statement and the Distribution Documents or any amendment or supplement thereto, at the time of the first mailing of the Proxy Statement and the Distribution Documents and of any amendment or supplement thereto, on the date of the Stockholder’s Meeting, contain an untrue or false statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not false or misleading.

Section 5.9 No Other Representations. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE V, ANY CERTIFICATES REQUIRED TO BE DELIVERED IN CONNECTION WITH THE CLOSING OR THE ANCILLARY AGREEMENTS, NONE OF BUYER OR ANY OTHER PERSON MAKES, AND BUYER EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS THAT HAVE BEEN MADE AVAILABLE TO SELLER OR ANY OF SELLER’S REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS BY THE MANAGEMENT OF BUYER OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY AGREEMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY SELLER IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE V, ANY CERTIFICATES REQUIRED TO BE DELIVERED IN CONNECTION WITH THE CLOSING OR THE ANCILLARY AGREEMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY BUYER ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF BUYER OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY SELLER OR AFFILIATE OF SELLER IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE VI

CERTAIN COVENANTS OF SELLER AND BUYER

Section 6.1 Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as (I) otherwise provided in this Agreement, (II) set forth on Section 6.1(a) of the Disclosure Schedule, or consented to in writing by Buyer it being understood and agreed that, for purposes of this sentence, if Buyer does not respond to any request for consent within four (4) Business Days after Seller delivers such request, Buyer will be deemed to have provided its prior written consent to the taking of such action upon and under the circumstances described in such request and only as to the specific instances subject to such request), Seller shall (and shall cause its Controlled Affiliates to) (a) conduct the Business in the ordinary course of business; and (b) use commercially reasonable efforts to maintain and preserve intact its current Business organization, operations and franchise and to preserve the rights, franchises, goodwill and relationships with Seller Service Providers, customers, lenders, suppliers, regulators and others having relationships with the Business; provided, that Seller shall be permitted to take actions that are Operationally Consistent without a need for any consent from Buyer pursuant to this first sentence of Section 6.1. From the date hereof until the Closing Date, except as (x) otherwise provided in this Agreement (excluding any matters set forth in the proviso in this first sentence of this Section 6.1, (y) set forth on Section 6.1(a) of the Disclosure Schedule, (z) consented to in writing by Buyer and it being understood and agreed that, for purposes of this sentence, if Buyer does not respond to any request for consent within four (4) Business Days (or two (2) Business Days in the case of the matters set forth in item 15(v)(A) and (B) in Section 6.1(b) of the Disclosure Schedule) after Seller delivers such request, Buyer will be deemed to have provided its prior written consent to the taking of such action upon and under the circumstances described in such request and only as to the specific instances subject to such request), Seller shall not take any action (or permit its Controlled Affiliates to take any action) that would cause any of the changes, events or conditions described in Section 6.1(b) of the Disclosure Schedule to occur.

Section 6.2 No Solicitation by Seller.

(a) Except as expressly permitted by this Section 6.2, Seller will, and will cause each of its Controlled Affiliates (including the Acquired Entity) and direct and use reasonable best efforts to cause each of its Representatives, to: (i) immediately cease any direct or indirect solicitation, discussions or negotiations with any Persons that may be ongoing with respect to a Seller Takeover Proposal and request in writing that each such Person promptly return or destroy all confidential information furnished to such Person by or on behalf of Seller in connection with any such Seller Takeover Proposal and (ii) not, directly or indirectly through another Person, (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries, discussions or requests regarding, or the making of any proposal, inquiry or offer that constitutes, or could reasonably be expected to lead to, a Seller Takeover Proposal (an “Inquiry”) (it being understood and agreed that ministerial acts that are not otherwise prohibited by this Section 6.2 (such as answering unsolicited phone calls to notify the applicable caller of the existence of the restrictions in this Section 6.2) will not be deemed to “facilitate” for purposes of, or otherwise constitute a violation of, this Section 6.2), (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information or provide access to its properties, books or records in connection with, or that could reasonably be expected to lead to (or otherwise advance), a Seller Takeover Proposal or an Inquiry, except to notify such Person of the existence of the restrictions in this Section 6.2, (C) approve, adopt, recommend, endorse, declare advisable, agree to or enter into, or propose to approve, adopt, recommend, endorse, declare advisable, agree to or enter into, any letter of intent, joint venture agreement, partnership agreement, term sheet, agreement in principle, stock or asset purchase agreement, merger agreement, confidentiality agreement or other similar Contract with respect to a Seller Takeover Proposal or an Inquiry, or (D) grant any waiver, amendment, termination, modification or release under any standstill or confidentiality agreement, and Seller will enforce all such provisions contained therein.

(b) Notwithstanding anything to the contrary contained in Section 6.2(a) or any other provision of this Agreement, if at any time prior to obtaining the Stockholder Approval, Seller or any of its Representatives

receives an unsolicited and bona fide written Seller Takeover Proposal from any Person or group of Persons, which Seller Takeover Proposal did not result from a breach of this Section 6.2 (other than a de minimis breach), Seller and its Representatives may, to the extent that the Seller Board or any duly authorized committee thereof determines, after consultation with its financial advisors of nationally recognized reputation and outside legal counsel, that the failure to take such action, in light of Seller Takeover Proposal and the terms of this Agreement, would reasonably be expected to result in a breach of the Seller Board’s fiduciary duties under applicable Law and that such Seller Takeover Proposal constitutes or would reasonably be expected to lead to a Seller Superior Proposal, (i) furnish, following execution of an Acceptable Confidentiality Agreement with such Person, information (including non-public information) with respect to Seller and its Controlled Affiliates (including the Acquired Entity) to the Person or group of Persons who has made such Seller Takeover Proposal (provided, that (A) Seller will, promptly following such disclosure, provide to Buyer a copy of such Acceptable Confidentiality Agreement and any non-public information concerning Seller or any of its Controlled Affiliates (including the Acquired Entity) that is made available to such Person to the extent not previously provided to Buyer or its Representatives, and (B) competitively sensitive information or data provided to any such Person who is a competitor, supplier or customer of Seller or any of its Controlled Affiliates (including the Acquired Entity) will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data, as reasonably determined by Seller upon the advice of outside legal counsel) and (ii) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Seller Takeover Proposal.

(c) Seller will promptly inform Buyer orally (within twenty-four (24) hours) and in writing (within forty-eight (48) hours) of any Inquiry, proposals or offers with respect to any Seller Takeover Proposal (indicating the identity of the Persons or Persons involved and material terms of any such Seller Takeover Proposal) is received by Seller, any of its Controlled Affiliates (including the Acquired Entity) or any of its or their Representatives. In the event that any Person modifies its Seller Takeover Proposal in any material respect, Seller will notify Buyer in within twenty-four (24) hours of such material modification (indicating the identity of the Persons or Persons involved and the material terms thereof). Seller agrees that it and its Controlled Affiliates (including the Acquired Entity) will not enter into any confidentiality agreement with any Person subsequent to the date hereof other than an Acceptable Confidentiality Agreement. Without limiting the foregoing, Seller shall promptly notify Buyer orally (within twenty-four (24) hours) and in writing (within forty-eight (48) hours) (i) if Seller determines to begin providing nonpublic information or to engage in negotiations or discussions concerning an Seller Takeover Proposal or an Inquiry in accordance with Section 6.2(b) and (ii) thereafter of any change to the financial and other material terms and conditions of any Seller Takeover Proposal and otherwise keep Buyer reasonably informed of the status and terms of any such Inquiry, Seller Takeover Proposal, discussions or negotiations on a reasonably current basis, including by providing a copy of all proposals, offers or drafts of proposed agreements. Neither Seller nor any of its Controlled Affiliates (including the Acquired Entity) shall, after the date of this Agreement, enter into any confidentiality or similar agreement that would prohibit it from providing such information to Buyer.

(d) Except as expressly permitted by this Section 6.2(d) or Section 6.2(e), the Seller Board and any committee thereof will not (i) (A) fail to include the Seller Board Recommendation in the Proxy Statement, (B) change, qualify, withhold, withdraw or modify, or publicly propose to, endorse, declare advisable, or change, qualify, withhold, withdraw or modify, the Seller Board Recommendation, (C) take any action by board resolution or make any recommendation, endorsement or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication, which is not in violation of the provisions of this Section 6.2 (it being understood that the Seller Board may refrain from taking a position with respect to a Seller Takeover Proposal until the close of business as of the tenth (10th) Business Day after the commencement of a tender offer in connection with such Seller Takeover Proposal pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered a modification of the Seller Board Recommendation adverse to Buyer); provided, that, if the Seller Board fails to take a position or takes a position after the close of business on such tenth (10th) Business Day that is not a recommendation against such offer, then such position will be considered a modification of the Seller Board

Recommendation adverse to Buyer), or (D) adopt, approve or recommend, or publicly propose to approve or recommend to stockholders of Seller a Seller Takeover Proposal (the actions described in this clause (i) being referred to as a “Seller Adverse Recommendation Change”), or (ii) authorize, cause or permit Seller or any of its Controlled Affiliates (including the Acquired Entity) to enter into any letter of intent, joint venture agreement, partnership agreement, term sheet, agreement in principle, stock or asset purchase agreement, merger agreement, confidentiality agreement or other similar Contract with respect to any Seller Takeover Proposal or Inquiry (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.2(b)) (each, a “Seller Acquisition Agreement”). Notwithstanding anything to the contrary set forth in this Agreement, prior to the time Stockholder Approval is obtained, Seller may (i) make a Seller Adverse Recommendation Change in response to a Seller Takeover Proposal or (ii) terminate this Agreement and enter into a Seller Acquisition Agreement pursuant to Section 9.1(c)(ii) if prior to taking any such action the Seller Board or any duly authorized committee thereof has determined, after consultation with its financial advisors of nationally recognized reputation and outside legal counsel, that (1) failure to take such action would reasonably be expected to result in a breach of the Seller Board’s fiduciary duties under applicable Law, and (2) such Seller Takeover Proposal constitutes a Seller Superior Proposal; provided, however, that (1) Seller has given Buyer at least four (4) Business Days’ prior written notice of its intention to take such action, (2) unless Buyer indicates in writing to Seller that it does not wish to negotiate, Seller has negotiated, and has caused its Representatives to negotiate, in good faith with Buyer during such notice period to enable Buyer to propose in writing an offer binding on Buyer to effect revisions to this Agreement such that it would cause such Seller Superior Proposal to no longer constitute a Seller Superior Proposal, (3) following the end of such notice period, the Seller Board or any duly authorized committee thereof will have considered in good faith any such binding offer, and will have determined, after consultation with its financial advisors of nationally recognized reputation and outside legal counsel, that Seller Superior Proposal continues to constitute a Seller Superior Proposal if the revisions proposed in such binding offer were to be given effect, and (4) in the event of any material change to the terms of such Seller Superior Proposal, Seller will, in each case, again comply with this Section 6.2(d) and will have delivered to Buyer an additional notice consistent with that described in clause (1) above and the notice period will have recommenced (except that the notice period will be at least two (2) Business Days rather than the four (4) Business Days otherwise contemplated by clause (1) above).

(e) Prior to the time the Stockholder Approval is obtained, the Seller Board also may effect a Seller Adverse Recommendation Change if and only if: (i) the Seller Board or any duly authorized committee thereof has determined, after consultation with its financial advisors of nationally recognized reputation and outside legal counsel, that failure to take such action would reasonably be expected to result in a breach of the Seller Board’s fiduciary duties under applicable Law; (ii) such action is not in response to the receipt, existence of or terms of a Seller Takeover Proposal or a Seller Superior Proposal or any inquiry related thereto or the consequences thereof (which is governed by Section 6.2(c)); (iii) such action is in response to a material development, fact, change, event, effect, occurrence or circumstance that is not known or reasonably foreseeable, or, if known or reasonably foreseeable, the consequences of which are not known or reasonably foreseeable, to the Seller Board as of the date hereof and becomes known to the Seller Board prior to the time of Stockholder Approval (excluding any Inquiry, Seller Takeover Proposal or Seller Superior Proposal, the “Intervening Event”); and (iv) prior to taking such action, (A) Seller Board has given Buyer at least four (4) days’ prior written notice of its intention to take such action absent any revision to the terms and conditions of this Agreement, which notice will describe the Intervening Event and the basis for such intended Seller Adverse Recommendation Change in reasonable detail, (B) unless Buyer indicates in writing to Seller that it does not wish to negotiate, Seller has negotiated, and has caused its Representatives to negotiate, in good faith with Buyer during such notice period after giving any such notice to enable Buyer to propose in writing an offer binding on Buyer to effect revisions to the terms of this Agreement, and (C) at the end of such notice period, Seller Board or any duly authorized committee thereof will have considered in good faith any such binding offer, and will have determined, based on the information then available and after consultation with its financial advisors of nationally recognized reputation and outside legal counsel, that failure to make such Seller Adverse Recommendation Change due to the Intervening Event would reasonably be expected to result in a breach of the Seller Board’s fiduciary duties under applicable Law.

(f) Nothing contained in this Section 6.2 or in Section 6.11 will prohibit Seller or the Seller Board from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any other disclosure to Seller’s stockholders if, in Seller Board’s determination in good faith after consultation with outside counsel, such disclosure is required under applicable Law, or (ii) issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act; provided, that, (x) any disclosures made as permitted in clause (i) of this Section 6.2(f) shall be deemed to be a Seller Adverse Recommendation Change unless the Seller Board expressly publicly reaffirms Seller Board Recommendation in connection with such disclosure.

(g) Seller will promptly request each Person that has executed a confidentiality agreement prior to the date of this Agreement in connection with such Person’s consideration of an acquisition of Seller return or destroy all confidential information furnished to such Person prior to the date of this Agreement by or on behalf of Seller or any of its Representatives and Seller will immediately terminate all physical and electronic data room access for any such Person and any of its Representatives to diligence or other information regarding Seller. If any such Person requests a waiver of the standstill provision of any such agreement, Seller will only waive such standstill provisions if and to the extent that the Seller Board has determined, after consultation with its financial advisors of nationally recognized reputation and outside legal counsel, that the failure to do so would reasonably be expected to result in a breach of the Seller Board’s fiduciary duties under applicable Law.

Section 6.3 Preparation of Proxy Statement.

(a) As soon as reasonably practicable after the date of this Agreement and subject to the remaining provisions of this Section 6.3, and in any event, within fifteen (15) Business Days after the date of this Agreement, Seller will prepare, after reasonable consultation with Buyer, and cause to be filed with the SEC a proxy statement in preliminary form relating to the Stockholders’ Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). Subject to Section 6.2, the Proxy Statement will contain Seller Board Recommendation. Buyer will furnish all information concerning Buyer and their respective Affiliates as Seller or its Representatives may reasonably request in connection with the preparation of the Proxy Statement. Buyer and Seller will each use commercially reasonable efforts to have the SEC confirm that it has no further comments on the Proxy Statement as promptly as reasonably practicable after such filing. Seller will use reasonable best efforts to cause the Proxy Statement to be mailed to the stockholders of Seller as promptly as reasonably practicable after the date on which the SEC confirms that it does not plan to review or it has no further comments on the Proxy Statement. Seller shall cooperate with and keep Buyer informed on a reasonably current basis regarding its solicitation efforts and voting results following dissemination of the definitive Proxy Statement. For the avoidance of doubt, Seller will not file the Proxy Statement or any other required filing in connection with the transactions contemplated under this Agreement without providing Buyer and its counsel a reasonable opportunity to review and comment on such document.

(b) Seller will, as promptly as reasonably practicable, notify Buyer of (i) the receipt of any comments from the SEC and all other written correspondence and oral communications with the SEC relating to the Proxy Statement or the transactions contemplated by this Agreement and (ii) any request by the SEC for any amendment or supplement to the Proxy Statement or for additional information with respect thereto, and, in each case, shall provide Buyer with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or any other related filing or the transactions contemplated hereunder.

(c) Except with respect to any disclosure or communication that relates to a Seller Takeover Proposal or a Seller Adverse Recommendation Change, Seller will provide Buyer a reasonable opportunity to review and comment on the Proxy Statement or any response to comments received from the SEC in respect thereof (including the proposed final version of such document or response) and will consider in good faith any comments thereon made by Buyer or its counsel; provided, that any statement regarding Buyer or any of its Affiliates contained in such documents or responses shall require the prior written consent of Buyer.

(d) Seller agrees, as to itself and its Controlled Affiliates (including the Acquired Entity), that none of the information included by it or any of its Controlled Affiliates (including the Acquired Entity) for inclusion or incorporation by reference in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact. If, at any time prior to the receipt of Stockholder Approval, any information relating to Seller or Buyer, or any of their respective Affiliates, should be discovered by Seller or Buyer which, in the reasonable judgment of Seller or Buyer, as the case may be, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that any of such documents would not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and Seller and Buyer shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by applicable Law, in disseminating the information contained in such amendment or supplement to the stockholders of Seller. Nothing in this Section 6.3(d) shall limit the rights or obligations of any party under any other paragraph of this Section 6.3.

(e) All documents that Seller is responsible for filing with the SEC in connection with the transactions contemplated hereunder will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act.

Section 6.4 Stockholders’ Meeting.

(a) Subject to Section 6.2, following the time the SEC indicates it will not review or have any further comments with respect to the Proxy Statement (or if no communication is received from the SEC indicating it intends to review, as soon as permitted by applicable Law), Seller will take all actions necessary in accordance with applicable Law, Seller’s organizational documents and the rules of Nasdaq to duly call, give notice of, convene and hold the Stockholders’ Meeting as promptly as practicable following the twentieth (20th) Business Day following mailing of the Proxy Statement to Seller stockholders, but in no event later than the thirtieth (30) Business Day following such mailing of the Proxy Statement. Seller shall provide Buyer with notice of the Stockholder’s Meeting as promptly as practicable. Notwithstanding anything to the contrary contained in this Agreement, Seller may, in consultation with Buyer, and shall, at the written request of Buyer, adjourn or postpone the Stockholders’ Meeting (i) to the extent required by applicable Law or if, after consultation with Buyer, Seller determines such adjournment or postponement necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of Seller within a reasonable amount of time in advance of the Stockholders’ Meeting if such disclosure is determined by Seller in good faith after consultation with outside counsel to be required to be provided to the stockholders of Seller, (ii) if as of the time for which the Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Seller common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders’ Meeting, or (iii) to solicit additional proxies if necessary to obtain Stockholder Approval; provided, however, that, unless otherwise agreed to by each of Buyer and Seller, (x) with respect to each of the foregoing clauses (ii) and (iii), the Stockholders’ Meeting will not be adjourned or postponed in connection with any one adjournment or postponement to a date that is more than thirty (30) days in the aggregate without Buyer’s prior written consent and in no event shall any adjournment or postponement be to a date that is fewer than thirteen (13) Business Days prior to the Outside Date). Subject to the express provisions of Section 6.2 regarding a Seller Adverse Recommendation Change, Seller shall (i) recommend that Seller’s stockholders adopt this Agreement at Stockholders’ Meeting and (ii) use its commercially reasonable efforts to obtain Stockholder Approval, including soliciting proxies therefor.

(b) Seller shall keep Buyer informed with respect to proxy solicitation results and shall provide such information and reasonable cooperation as Buyer may reasonably request in connection therewith. Notwithstanding anything to the contrary in this Agreement, unless this Agreement is terminated in accordance with its terms, Seller shall remain obligated to provide the information and cooperation described in the immediately preceding sentence and duly call, give notice of, convene and hold the Stockholders Meeting and mail the Proxy Statement (and any amendment or supplement thereto that maybe required by applicable Law) to Seller’s stockholders in accordance with Section 6.3 and this Section 6.4, notwithstanding any Seller Adverse Recommendation Change.

(c) Nothing in this Section 6.4 will be deemed to prevent Seller or the Seller Board or any duly authorized committee thereof from taking any action permitted by Section 6.2.

Section 6.5 Access to Information. From the date hereof until the Closing, Seller shall, and shall cause its Controlled Affiliates (including the Acquired Entity) to, (a) afford Buyer and its Representatives and its Debt Financing Sources reasonable access to and the right to inspect all of the real property, properties, assets, premises, books and records, Assigned Contracts and other documents and data related to the Business, Acquired Entity, Purchased Assets and Assumed Liabilities; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Business, Acquired Entity, Purchased Assets or Assumed Liabilities as Buyer or any of its Representatives and its Debt Financing Sources may reasonably request; and (c) instruct the Representatives of Seller and its Controlled Affiliates (including the Acquired Entity) to cooperate with Buyer in its investigation of the Business, Acquired Entity, Purchased Assets and Assumed Liabilities; provided, however, that any such investigation shall be conducted during normal business hours upon reasonable advance notice to Seller, under the supervision of Seller’s personnel and in such a manner as not to interfere with the conduct of the Business or any other businesses of Seller. Notwithstanding anything to the contrary in this Agreement, Seller shall not be required to disclose any information to Buyer if such disclosure would, in Seller’s sole discretion: (x) jeopardize any attorney-client or other privilege; (y) contravene any applicable Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement; or (z) reveal bids received from third parties in connection with transactions similar to those contemplated by this Agreement and any information and analysis (including financial analysis) relating to such bids; provided, that (i) Seller agrees to, or shall cause its Controlled Affiliates (including the Acquired Entity) to, provide notice to Buyer if any information is being withheld on such basis and (ii) Seller or its Controlled Affiliates (including the Acquired Entity) shall use commercially reasonable efforts to provide any such information in a manner that would not result in the disclosure of privileged information or information that would result in competitive harm or violation of Law or contractual obligations and shall, to the extent legally permissible and reasonably practicable, make appropriate substitute arrangements under the circumstances described in foregoing clauses (x) through (y). Prior to the Closing, without the prior written consent of Seller, which may be withheld for any reason, Buyer shall not contact any suppliers to, or customers of, the Business (other than in the ordinary course of business and unrelated to the transactions contemplated by this Agreement). Buyer shall, and shall cause its Representatives to, abide by the terms of the Confidentiality Agreement with respect to any access or information provided pursuant to this Section 6.5. Notwithstanding anything to the contrary contained herein, Buyer shall be permitted to disclose Evaluation Material (as defined in the Confidentiality Agreement) to Buyer’s prospective Debt Financing Sources, subject to and in accordance with the terms set forth in the Confidentiality Agreement. The parties hereto agree that, in connection with the transfer or other Processing of Personal Information, each party shall materially comply with its respective obligations under any applicable Privacy Laws.

Section 6.6 Books and Records.

(a) For a period of five (5) years after the Closing Date, Seller hereby agrees to, and shall cause its Controlled Affiliates (including the Acquired Entity) to, retain all financial records and other books and records, in each case to the extent specifically related to the Business, and to make the same available after the Closing Date for inspection and copying by Buyer or its agents, at Buyer’s expense and upon reasonable request.

(b) Following the Closing Date, Seller shall, and shall cause its Affiliates and Representatives to, keep confidential and not divulge to any third party any Business Confidential Information except for disclosures subject to comparable confidentiality restrictions for the purpose of or in support of Seller’s exercise of its retained rights under this Agreement and Ancillary Agreements; provided, however, that the foregoing restrictions shall not apply to disclosures made by Seller or any of its Affiliates (i) only to the extent necessary to comply with any Law (provided, Seller shall notify Buyer in writing in advance of such disclosure, if legally permissible and reasonably possible, so that Buyer or its Affiliates may seek a protective order or other appropriate remedy and Seller shall reasonably cooperate with Buyer or its Affiliates in connection therewith) or (ii) with respect to (A) litigation or potential litigation, (B) the making of, or defense against, a claim for indemnification, and (C) the performance under this Agreement and the Ancillary Agreements.

Section 6.7 Reasonable Efforts; Governmental Approvals and Consents.

(a) Prior to the Closing, (i) Seller shall use reasonable best efforts to cause the conditions set forth in Section 7.1 and Section 7.2 to be satisfied on a timely basis, and (ii) Buyer shall use reasonable best efforts to cause the conditions set forth in Section 7.1 and Section 7.3 to be satisfied on a timely basis.

(b) Each party hereto shall, as promptly as possible, use its reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the Ancillary Agreements. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of materially delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals. If required by the HSR Act and if the appropriate filing pursuant to the HSR Act has not been filed prior to the date hereof, each party hereto agrees to make an appropriate filing pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within ten (10) Business Days after the date hereof and to supply as promptly as practicable and advisable to the appropriate Governmental Authority any additional information and documentary material that may be requested pursuant to the HSR Act. If required by the NSI Act and if the appropriate filing pursuant to the NSI Act has not been filed prior to the date hereof, Buyer agrees to make an appropriate filing pursuant to the NSI Act with respect to the transactions contemplated by this Agreement within ten (10) Business Days after the date hereof and to supply as promptly as practicable and advisable to the appropriate Governmental Authority any additional information and documentary material that may be requested pursuant to the NSI Act.

(c) Without limiting the generality of Buyer’s undertakings pursuant to this Section 6.7, Buyer agrees to use its reasonable best efforts and to take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation Law that may be asserted by any Governmental Authority or any other party so as to enable the parties hereto to close the transactions contemplated by this Agreement as promptly as possible, including proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, or otherwise, the sale, divestiture or disposition of any of its assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant to this Agreement as are required to be divested in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of materially delaying or preventing the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, Buyer and its affiliates shall have no obligation to take any action or consent to any condition that would reasonably be expected to have a material adverse effect on the benefits Buyer expects to receive from the consummation of the transactions contemplated by this Agreement.

(d) All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings (excluding any filings submitted pursuant to the HSR Act or NSI Act), arguments, and proposals made by or on behalf of either party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between Seller or Buyer with Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each party shall give notice to the other party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact.

(e) Seller shall use commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 4.3 and Section 4.4 of the Disclosure Schedule; provided, however, that Seller shall not be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

Section 6.8 Restrictive Covenants.

(a) Seller agrees that, beginning on the Closing Date and ending on the five (5) year anniversary of the Closing Date (the “Restrictive Period”), neither Seller nor any of its Controlled Affiliates shall, directly or indirectly, engage with, manage, operate, have any ownership interest in any Person that engages in, manages or operates a business that is competitive with the Business or competes for customers of the Business, in each case, with respect to geographies that the Business participated in as of Closing; provided, however, that it shall not be a violation of this Section 6.8(a) for Seller or any of its Controlled Affiliates (A) to own, directly or indirectly, solely as an investment, securities of any publicly traded Person if Seller or any of its Controlled Affiliates (1) is not a controlling Person or a member of a group that controls such Person and (2) does not, directly or indirectly, own more than five percent (5%) of any classes of securities of such Person, (B) to perform the activities contemplated by the Ancillary Agreements, (C) to (i) sell Excluded Products, including Internet of Things (IoT) and TAG products or services to any Person, or (ii) continue to engage in, manage or operate any other businesses of Seller as of the date hereof that are not the Business, or (D) owning the outstanding securities of the Person listed on Section 6.8(a) of the Disclosure Schedule (the “Excluded Entity”) that are held as of the date hereof; provided, that (i) such shares are held for investment purposes only and none of the Seller or any of its Controlled Affiliates exercise control, manage, operate or engage in the business of the Excluded Entity and (ii) such Excluded Entity does not directly compete with the Business or for customers of the Business (it being understood that for purposes of this Section 6.8(a), the Excluded Entity shall be deemed not to compete directly with the Business or for customers of the Business based on the conduct of its business as of the date hereof); provided, further, that in the event the Excluded Entity competes with the Business or for customers of the Business in a manner that would otherwise be in violation of this Section 6.8(a) following the date hereof, Seller and its Controlled Affiliates shall use reasonable best efforts to sell all outstanding securities of the Excluded Entity held by Seller or its Controlled Affiliates as promptly as practicable.

(b) During the Restrictive Period, Seller agrees that it shall not, and shall cause its Controlled Affiliates and its and their respective officers, directors, employees and agents (if acting on behalf of Seller or its Controlled Affiliates) not to, directly or indirectly, in any manner, hire, engage, recruit, employ, solicit or otherwise attempt to employ or engage or enter into any business relationship with any Business Employee or Acquired Entity Employee, or induce or attempt to induce any such employee to leave his or her employment with Buyer or Buyer’s Affiliates; provided, however, that the foregoing shall not prohibit Seller and its Controlled Affiliates or any of their respective officers, directors employees or agents from (i) engaging in general solicitations of employees not specifically targeted at the employees of Buyer, (ii) employing any Person pursuant to a general solicitation to the public through general advertising or similar methods of solicitation by search firms not specifically targeted toward Business Employees, or (iii) employing any former employee of Buyer who was terminated by Buyer at least six (6) months prior to being employed by Seller or its Controlled Affiliates or who voluntarily departed employment with Buyer at least one (1) year prior to being employed by Seller or its Controlled Affiliates.

(c) If any provision contained in this Section 6.8 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 6.8. It is in the intention of the Parties that if any of the restrictions or covenants contained in this Section 6.8 is held to cover a geographic area or to be for a length of time which is not permitted by Law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under Law, a court of competent jurisdiction shall construe and interpret or reform this Section 6.8 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such Law.

Section 6.9 Tax Matters.

(a) Allocation of Straddle Period Taxes.

(i) Any property and ad valorem or similar Taxes on the Purchased Assets or Purchased Equity Interests for any Straddle Period shall be prorated based upon the actual number of days in such Straddle Period that occur on or before the Closing Date, on the one hand, and the number of days in such period that occur after the Closing Date, on the other hand. Seller shall be allocated all such Taxes that are attributable to any Taxable period, or such portion of any Straddle Period, ending on or prior to the Closing Date. Buyer shall be allocated all such Taxes that are attributable to any Taxable period, or such portion of any Straddle Period, beginning after the Closing Date. The proration of such Taxes shall be based upon the assessed valuation and Tax rate figures (assuming, if consistent with Seller’s past practice with respect to the Business, payment at the earliest time to allow for the maximum possible discount) for the Tax period in which the Closing occurs to the extent the same are available; provided, however, that in the event that actual figures (whether for the assessed value of such property or for the Tax rate) for the Tax period in which the Closing occurs are not available at the Closing Date, the proration shall be made using the estimated Taxes for the Tax period in which the Closing occurs. Within thirty (30) days after receipt of the current year’s final Tax or assessment bill for the Purchased Assets, Buyer or Seller shall deliver a copy to the other Party and Buyer shall refund to Seller any amount overpaid by Seller, or Seller shall pay to Buyer the amount of any deficiency in the proration.

(ii) Other than Taxes subject to Section 6.9(a)(i), Taxes allocable to the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date (and for such purpose, the taxable period of any entity that is relevant to determining Tax liabilities for which any person will be responsible, shall be deemed to terminate at that time, with the effect that any Taxes that are attributable to economic activity occurring on or prior to the Closing Date will be considered attributable to and will be allocated to the Pre-Closing Tax Period); provided, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the Pre-Closing Tax Period and the post-Closing period in proportion to the number of days in each period.

(b) Cooperation and Exchange of Information. Seller and Buyer shall provide each other with such cooperation and information as may be reasonably requested of the other in filing any Tax Return, determining a Liability for Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Each of Seller and Buyer shall make themselves (and their respective employees during normal business hours) reasonably available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Seller shall provide Buyer a list of the customers of Seller and its Controlled Affiliates with respect to the Business who are resellers and end users for purposes of complying with the relevant sales and use taxes requirements in the relevant U.S. states.

(c) Certain Indian Tax. Seller shall take all actions and pay all Taxes payable by Seller or its Controlled Affiliates such that Buyer is not treated as a “representative assessee” with respect to Seller or the Acquired Entity under the Indian IT Act.

(d) Tax Treatment of Payments. Seller and Buyer shall treat any purchase price adjustments made pursuant to this Agreement as adjustments to the Purchase Price for income Tax purposes unless applicable Tax Law causes such payment not to be so treated.

Section 6.10 Termination of Transactions with Affiliates. Except (a) as requested by Buyer, (b) as otherwise provided herein, and (c) for the Ancillary Agreements, (i) at or prior to the Closing Date, Seller shall take, and cause its Controlled Affiliates (including the Acquired Entity) to take, all necessary actions, to cause all Contracts, commitments, transactions, Liabilities or obligations between Seller and any of its Affiliates, to the extent they would constitute Purchased Assets or Assumed Liabilities, including all Affiliate Contracts, to be terminated and cancelled without any further Liability; and (ii) at least one (1) Business Day prior to the Closing Date, Seller has taken, and has caused its Controlled Affiliates (including the Acquired Entity) to take, all necessary action to terminate and settle all accounts (payable and receivables) between Seller and any of its Controlled Affiliates, on the one hand, and the Acquired Entity, on the other hand with no Liability imposed or thereafter existing on Seller or any of its Controlled Affiliates (including the Acquired Entity), and no increased in any Assumed Liability.

Section 6.11 Publicity. Other than the Current Report on Form 8-K which Seller expects to file with the SEC in respect of the transactions contemplated by this Agreement (a draft of which Seller shall provide Buyer with reasonable opportunity to review and comment on and Seller shall reasonably consider any comments timely provided by Buyer), neither Seller nor Buyer, nor any of their respective Affiliates (including the Acquired Entity) shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby, or disclose or otherwise make available to the public terms of this Agreement or any Ancillary Agreement, without obtaining the prior written approval of the other Party, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of Seller or Buyer, as applicable, disclosure is (i) otherwise required by applicable Law or by the applicable rules of any stock exchange on which such Party or its Affiliates lists securities or (ii) repetitive of disclosure set forth in the Current Report on Form 8-K; provided, however, that, to the extent required by applicable Law, the Party or Parties intending to make such release shall, as permitted by applicable Law, consult with the other Party or Parties with respect to the timing and content thereof. Nothing in this Section 6.11 will restrict (i) Buyer’s or any of its Affiliates’ ability to disclose information to Buyer’s, or any of its Affiliates’, lenders, direct or indirect investors, or prospective lenders or investors and (ii) Seller’s ability to disclose any information with respect to this Agreement and the transactions contemplated hereby pursuant to the requirements of the Securities Act of 1933 and the Exchange Act, each, as amended, including in connection with any disclosure that may be from time to time required with respect to an offering, sale or issuance of Seller securities.

Section 6.12 Wrong Pocket Assets.

(a) Subject to Section 3.3, if any Purchased Asset, including any payment in respect of accounts receivable that are included in the Purchased Assets, is received by, comes into the possession of, or otherwise remains vested in or in the possession of Seller or any of its Affiliates following the Closing, Seller shall (or shall cause its applicable Affiliate to) transfer such Purchased Asset as soon as reasonably practicable to Buyer or its designee for no additional consideration (it being acknowledged and agreed that Buyer shall have already paid full consideration for all Purchased Assets). Seller shall notify Buyer as soon as reasonably practicable upon becoming aware that there are any Purchased Assets in its possession or control or that of any Affiliate of Seller.

(b) If any Excluded Asset, including any payment in respect of accounts receivable that are included in the Excluded Assets, is received by, comes into the possession of, or otherwise is vested in or in possession of Buyer or any of its Affiliates following the Closing, Buyer shall (or shall cause its applicable Affiliate to) transfer such Excluded Asset as soon as reasonably practicable to Seller or its designee for no consideration (it being acknowledged and agreed that the Parties have not agreed to sell any Excluded Asset). Buyer shall notify Seller as soon as reasonably practicable upon becoming aware that there are any Excluded Assets in its possession or control or that of any Affiliate of Buyer.

(c) Each party will cooperate with the other Party and use its commercially reasonable efforts to set up procedures and notifications as are reasonably necessary or advisable to effectuate the assignment, transfer, conveyance and delivery contemplated by this Section 6.12.

Section 6.13 Employees and Employment Benefit Matters.

(a) Seller will deliver to Buyer an updated Business Employee Census at least once every month after the date hereof, with any updates to such Business Employee Census to be subject to Buyer’s consent (not to be unreasonably withheld), except that Buyer’s consent shall not be required to reflect voluntary departures, or departures due to death or disability, and subject to the limitations set forth in Section 6.1 of this Agreement. No later than ten (10) Business Days prior to Closing, Seller will provide a final Business Employee Census reflecting all departures, in accordance with this Section 6.13(a), or other changes to the Business’ workforce (subject to the limitations set forth in Section 6.1 of this Agreement) (the “Final Service Provider Census”). At or prior to the Closing, Buyer shall make offers of employment to all Business Employees listed on the Final Service Provider Census (other than any Inactive Business Employee), conditioned on such Business Employee (i) satisfying Buyer’s standard policies regarding eligibility and terms and conditions of employment, and (ii) satisfactorily completing Buyer’s standard hiring procedures (which, in each case, shall be established by Buyer following the date hereof based on such industry standards customarily applied in the ordinary course and shall not, in any material respect, be more burdensome than the analogous Seller procedure in effect as of the date hereof) (any such Business Employee who accepts an offer for post-Closing employment, a “Retained Employee” and collectively with each Acquired Entity Employee, a “Transferred Employee”). Each offer of employment to a Business Employee shall provide, for a base salary or wage rate (as applicable) and an annual target cash incentive opportunity, each of which are no less favorable than those provided to such Business Employee by Seller immediately prior to the Adjustment Time. Each Inactive Business Employee (if any) shall remain an employee of Seller as of the Closing and if such Inactive Business Employee is, within one hundred eighty (180) days following the Closing Date (or such longer period required by applicable Law), returns to active service, Seller shall promptly inform Buyer in writing, and Buyer shall make an offer of employment to such Inactive Business Employee, which shall be on the same terms as if such Inactive Business Employee had not been an Inactive Business Employee as of the Closing. Any Inactive Business Employee who accepts an offer of employment from Buyer shall be treated as a Retained Employee for purposes of this Section 6.13 as of the date that they commence employment with Buyer.

(b) For a period of at least twelve (12) months following the Closing Date or, if shorter, the applicable Transferred Employee’s period of employment with Buyer (the “Continuation Period”), Buyer shall (or shall cause its designated Affiliate) to provide each Transferred Employee with (i) an annual base salary or wage rate, as applicable, and annual target cash incentive opportunities, each of which are no less favorable than those provided to each such Transferred Employee immediately prior to the Closing, (ii) health and welfare benefits (excluding any post-employment welfare, defined benefit pension and deferred compensation and severance benefits (which, in the case of severance benefits are addressed in Section 6.13(b)(iii)) that are no less favorable in the aggregate to either those provided (x) by Buyer to its similarly situated employees or (y) by Seller to the Transferred Employees immediately prior to the Closing Date, as determined by Buyer in its sole discretion, and (iii) severance benefits that are substantially comparable in the aggregate to those provided by Buyer to its similarly situated employees (except that with respect to Transferred Employees not primarily employed in the United States and identified on Section 6.13(b) of the Disclosure Schedule, each such Transferred Employee’s severance benefits shall take into account such employee’s seniority for purposes of determining eligibility and the amount of the severance benefits required by applicable Law (the “Statutory Severance”)); provided, that nothing in this Agreement shall be deemed to limit the right of Buyer to terminate the employment of any Transferred Employee at any time.

(c) With respect to any 401(k) plan or any other tax qualified retirement plan or health and welfare plan maintained by Buyer or any of its Affiliates in which any Transferred Employee will participate, Buyer shall or shall cause its designated Affiliate to use commercially reasonable efforts to give the Transferred Employee service credit (and to the extent applicable to Statutory Severance, seniority) for all periods of employment with Seller or the Acquired Entity prior to the Closing Date, to the same extent as service credit (or seniority, as applicable) was given by Seller immediately prior to the Closing Date, for purposes of vesting and eligibility to participate (and with respect to seniority for purposes of Statutory Severance); provided, however, such service shall not be recognized to the extent that (i) such recognition would result in a duplication of benefits or (ii) Seller does not provide Buyer with the necessary information or documentation to enable Buyer to provide such credit. Further, for purposes of clarity, in no event will any service credit be provided for any retiree medical, severance (except with respect to the Statutory Severance), or defined benefit pension plan accruals.

(d) Buyer shall or shall cause its designated Affiliate to use commercially reasonable efforts to (i) waive any pre-existing condition exclusion, actively-at-work requirement or waiting period under all employee health and other welfare benefit plans established or maintained by Buyer or its Affiliates for the benefit of the Transferred Employees, except to the extent such pre-existing condition, exclusion, requirement or waiting period would have applied to such individual under the Seller Employee Plan, and (ii) provide full credit for any co-payments, deductibles or similar payments made or incurred prior to the Closing Date for the plan year in which the Closing occurs, in each case provided that Seller provides Buyer with the necessary information or documentation to enable Buyer to do so.

(e) Buyer shall or shall cause its designated Affiliate to use commercially reasonable efforts to permit each Transferred Employee who participants in any Seller Employee Plan intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code (each a “Seller 401(k) Plan”) to elect direct roll overs of any eligible distributions under the Seller 401(k) Plan (including any outstanding participant loans) to a 401(k) plan or any other tax-qualified retirement plan sponsored or maintained by Buyer or its designated Affiliate, in each case, in accordance with the applicable terms of the Seller 401(k) Plan.

(f) Buyer shall bear any costs related to any claims made by any Business Employee for any severance payments and benefits (which severance payments and benefits will be provided to such Business Employee in accordance with the Seller’s or its applicable Affiliate’s past practices as set forth on Section 4.20(a) of the Disclosure Schedule) (including the employer portion of any employment Taxes) due to Seller’s termination of such Business Employee within thirty (30) days following the Closing arising out of Buyer’s failure to make offers of employment that complied with the requirements of Section 6.13(a) to any Business Employee it was required to make an offer to.

(g) Seller shall be responsible for all vacation time that is accrued and unused by any Retained Employee as of the Closing Date and shall pay to each Retained Employee an amount equal to such Retained Employee’s accrued, unused vacation time or paid time off, including any associated Taxes, in connection with the Closing and within the time period required by applicable Law.

(h) Seller shall pay, or cause to be paid, to each Transferred Employee who remains employed through the Closing Date, a pro-rated payment in respect of each Employee Plan set forth on Section 6.13(h) of the Disclosure Schedule providing for an annual (or other short-term) cash bonus and/or commission opportunity and which has a performance period that is ongoing as of the Closing (the “Cash Incentive Plans”). The amount (if any) of the payment to be made by Seller in accordance with the foregoing shall be determined based upon actual performance achieved as of the Closing Date in accordance with the terms of the applicable Cash Incentive Plan (for these purposes, applying linear extrapolation through the end of the applicable performance period to the extent necessary) and multiplied by a quotient, the numerator of which is equal to the number of calendar days elapsed between the first (1st) day of the applicable performance period and the Closing Date (inclusive of the Closing Date) and the denominator of which is equal to the number of days in the applicable performance period. Seller shall pay, or cause to be paid, the amounts required by this Section 6.13(h) in accordance with its general payroll practices no later than thirty (30) days following the last day of the applicable performance period).

(i) With respect to each award related to the equity interests of the Seller or any of its Affiliates held by a Transferred Employee as of immediately prior to the Closing (each such award, a “Seller Equity Award”), the Seller and its Affiliates shall (i) take all action necessary to accelerate any vesting requirement and, to the extent permitted by Section 409A of the Code, the settlement of each such Seller Equity Award, effective as of immediately prior to the Closing and (ii) retain all Liabilities related thereto.

(j) The provisions of this Section 6.13 are for the sole benefit of the Parties and nothing herein, express or implied, is intended or shall be construed to confer upon or give to any person other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies under or by reason of any provision of this Agreement, including any rights to continued employment or service with Seller, Buyer or any of their respective Affiliates. Notwithstanding anything in this Section 6.13 to the contrary, nothing contained herein, whether express or implied, shall be treated as an amendment or other modification of any Employee Plan, or any employee benefit plan maintained by Buyer. Nothing contained herein shall be construed as requiring Buyer to adopt or continue any specific employee benefit plans or to continue the employment of any specific person.

Section 6.14 Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer; it being understood that any Liabilities arising out of the failure of Seller to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction shall be Excluded Liabilities for all purposes hereunder.

Section 6.15 R&W Insurance Policy. Prior to the Closing, Buyer may elect to obtain and bind a R&W Insurance Policy. If Buyer elects to do so, Seller and its Controlled Affiliates (including the Acquired Entity) shall reasonably cooperate with Buyer’s efforts and provide assistance as reasonably requested by the provider thereof and a copy of the Data Room as of the Closing Date, in each case, no later than five (5) Business Days following such date. Prior to the Closing, and assuming Buyer has obtained a R&W Insurance Policy, Buyer shall pay or cause to be paid, fifty percent (50%) all costs and expenses related to such R&W Insurance Policy, including the total premium, underwriting costs, brokerage commissions and other fees and expenses of such policy (collectively, “RWI Fees”), the other fifty percent (50%) of which shall be borne by Seller as Closing Date Selling Expenses.

Section 6.16 Shared Contracts. To the extent that any Contract (i) that is a Purchased Asset, or (ii) to which the Acquired Entity is a party, in either (i) or (ii) contains any right or obligation that relates to any business of Seller or its Controlled Affiliates other than the Business, including any right of the counterparty to set-off amounts owed to the Business or Seller against amounts owed to such counterparty by Seller or its Affiliates with respect their businesses other than the Business (any Contract described in (i) or (ii), a “Shared Contract”), Seller and Buyer shall, and Seller shall cause its applicable Controlled Affiliates to, use their reasonable best efforts, including cooperating with the other Party, to amend, modify or split such Contract (including applicable collective bargaining agreements or Contracts with any applicable labor organization, union or association) such that the rights or obligations of such Contract to which Seller or its Controlled Affiliate is a party relate only to businesses of Seller or its Controlled Affiliates other than the Business or otherwise terminate or eliminate any obligations of Seller or its Controlled Affiliate with respect to the Business prior to Closing, or if not completed prior to Closing, as promptly as practicable thereafter.

Section 6.17 Debt Financing.

(a) Buyer shall use its commercially reasonable efforts to do (or cause to be done), all things necessary, proper or advisable to (i) maintain in effect the Debt Commitment Letter until the transactions contemplated by this Agreement are consummated (it being understood that the Debt Commitment Letter may be replaced, amended, restated, amended and restated, supplemented or otherwise modified from time to time as provided below), (ii) negotiate definitive financing agreements with respect to the Debt Financing on the terms and conditions set forth in the Debt Commitment Letter (taking into account any “market flex” provisions) or otherwise on terms that would not reasonably be expected to adversely affect the availability of, or conditions to, the Debt Financing, so that such agreements are in effect no later than the Closing Date, (iii) satisfy on a timely basis all conditions to the initial funding of the Debt Financing at Closing applicable to Buyer and under the control of Buyer in the Debt Commitment Letter and such definitive financing agreements and (iv) subject to the satisfaction of the conditions set forth in Section 7.1 and Section 7.2, consummate at Closing the Debt Financing contemplated by the Debt Commitment Letter to be funded at Closing in accordance with the terms of the Debt Commitment Letter. Buyer shall keep Seller informed on a reasonably current basis in reasonable detail of any material developments in its efforts to arrange and obtain the Debt Financing and promptly provide the Seller with copies of all executed amendments, modifications or replacements of any Debt Commitment Letter or definitive agreements for the Debt Financing entered into prior to Closing. Buyer shall promptly notify Seller if (A) the Debt Commitment Letter shall expire or be terminated, (B) for any reason, all or a portion of the Debt Financing contemplated by the Debt Commitment Letter to be funded at Closing becomes unavailable to be funded at Closing, (C) Buyer receives or has knowledge that Buyer or any other party to the Debt Commitment Letter breaches or defaults under the Debt Commitment Letter in a manner that would reasonably be expected to have a Financing Adverse Impact, (D) Buyer receives any written notice or other written communication from any of the Debt Financing Sources party to the Debt Commitment Letter with respect to any termination or repudiation by such party to the Debt Commitment Letter and which termination or repudiation would reasonably be expected to adversely affect the conditionality, timing, availability or amount of the Debt Financing, or (E) Buyer becomes aware of the occurrence of any other event or development that would otherwise reasonably be expected to have a Financing Adverse Impact. Notwithstanding anything herein or in the Confidentiality Agreement to the contrary, (x) in no event will Buyer be under any obligation to disclose any information pursuant to this Section 6.17 that would waive the protection of attorney-client or other legal privilege or result in the violation of any applicable confidentiality undertakings; provided, that, in such case, Buyer will, (i) to the extent permitted by applicable law and/or such applicable confidentiality undertakings, provide notice to the Seller that such information is being withheld on such basis and (ii) use commercially reasonable efforts to provide any such information in a manner that would not result in the disclosure of privileged information or information that would result in violation of contractual obligations and shall, to the extent legally permissible and reasonably practicable, make appropriate substitute arrangements under the circumstances described in foregoing clause (x). All information provided by Buyer or any of its Representatives pursuant to this Section 6.17 or otherwise in connection with the Debt Financing shall be kept confidential in accordance with the confidentiality provisions of the Debt Commitment Letter.

(b) Prior to the Closing, Buyer shall not amend, waive or modify its rights under the Debt Commitment Letter, or replace all or any portion of the Debt Financing, in each case, in a manner that (1) would reduce the aggregate amount of the Financing contemplated to be funded at Closing to less than the Required Amount (taking into account any increase to the Equity Financing), (2) would impose new or additional conditions, or otherwise expand, amend or modify any of the conditions to the receipt of the Debt Financing on the Closing Date as set forth in the Debt Commitment Letter, in each case, in a manner that would reasonably be expected to materially prevent, impair or delay the availability of the Debt Financing at Closing or (3) would reasonably be expected to materially prevent, impair or delay the availability of the Debt Financing at Closing or materially adversely affect Buyer’s ability to consummate the transactions contemplated in this Agreement; provided, that it is understood and agreed that Buyer may amend, modify or waive its rights under, or replace, all or any portion of the Debt Financing so long as such amendment, modification, waiver or replacement does not violate the restrictions set forth in clause (1) through (3) above. In addition, Buyer shall take, or use its commercially reasonable efforts to cause to be taken, all actions and to do, or use its reasonable best efforts to cause to be done, all things necessary, proper or advisable to obtain the Equity Financing, including to (i) maintain in effect the Equity Commitment Letter, (ii) satisfy on a timely basis all conditions applicable to Buyer in such Equity Commitment Letter that are within its control and (iii) consummate the Equity Financing at Closing.

(c) If any portion of the Debt Financing contemplated by the Debt Commitment Letter to be funded at Closing becomes unavailable on the terms (after giving effect to the “market flex” provisions) and conditions set forth in the Debt Commitment Letter, for any reason other than failure of the conditions in Sections 7.1 or 7.2 to be satisfied, Buyer shall (i) promptly notify the Seller of such unavailability and (ii) use its commercially reasonable efforts to promptly arrange for alternative financing (the “Alternative Financing”) in an amount such that the aggregate amount of the Alternative Financing, when taken together with the aggregate amount of the Financing that is available, is at least equal to the Required Amount to replace such portion of the Debt Financing; provided, that nothing herein or in any other provision of this Agreement shall require, and in no event shall the commercially reasonable efforts of Buyer be deemed or construed to require Buyer or any of its Affiliates to (x) waive any term or condition of this Agreement, (y) pay fees or other amounts that, taken as a whole, exceed the aggregate fees and other amounts contemplated to be paid under the Debt Commitment Letter and any related fee letter as of the date of this Agreement or (z) seek any equity financing or equity commitment other than as provided in the Equity Commitment Letter. The Alternative Financing (1) shall be in an aggregate amount, when added with the aggregate amount of the Financing that is available, at least equal to the Required Amount and (2) shall not impose new or additional conditions, or otherwise expand, amend or modify any of the conditions to the receipt of the Debt Financing as set forth in the Debt Commitment Letter in a manner that would reasonably be expected to prevent, impair or delay the availability of the Debt Financing at Closing. If applicable, any reference in this Agreement to “Debt Financing” shall include “Alternative Financing” and/or the Debt Financing as amended, modified, waived and/or replaced pursuant to Section 6.17(b) above and any reference to “Debt Commitment Letter” shall include the new financing commitment that provides for the relevant Alternative Financing, the Debt Commitment Letter as amended, modified or waived pursuant to Section 6.17(b) above and the debt commitment letter relating to any replacement of the Debt Financing permitted by Section 6.17(b) above. Buyer shall deliver to the Seller promptly upon the execution thereof true, correct and complete copies of any commitment letters or other material documentation with respect to any Alternative Financing (subject to redactions consistent with the definition of “Debt Commitment Letter”).

(d) Prior to the Closing, Seller shall (and shall cause its Controlled Affiliates and use commercially reasonable efforts to cause its and their respective Representatives to) use commercially reasonable efforts to cooperate with Buyer, as reasonably requested by Buyer, and at Buyer’s sole expense, in connection with the obtaining and arrangement of the Debt Financing, including (x) furnishing to Buyer and the Debt Financing Sources, as promptly as reasonably practicable, the reasonable and customary information required by lenders under the Debt Commitment Letter (the “Specified Information”) and (y) by using its commercially reasonable efforts with respect to the following:

(i) assisting in the preparation, negotiation and execution and delivery of any definitive financing documents and related deliverables (including any schedules and exhibits thereto) with respect to the Debt Financing as may be reasonably requested by Buyer or any Debt Financing Source in connection with the Debt Financing;

(ii) executing and delivering customary authorization and representation letters in form and substance reasonably satisfactory to the Seller;

(iii) providing such Financial Statements and operating data or other information regarding the Seller and its Controlled Affiliates (including the Acquired Entity) as may be reasonably requested by Buyer to the extent of the type customarily provided by a borrower and required in connection with similar debt financings (together with the Specified Information, collectively, the “Bank Information”);

(iv) participating in a reasonable number of meetings (which may be virtual), presentations, conference calls, due diligence sessions and drafting sessions (in each case, including, if required, direct virtual contact between senior management with appropriate seniority and expertise and other appropriate Representatives of the Seller and its Controlled Affiliates (including the Acquired Entity), on the one hand, and the Debt Financing Sources, on the other hand), that are customary for financings of a type similar to the Debt Financing at reasonable times and upon reasonable prior notice;

(v) causing the taking of corporate and other actions by Seller and its Controlled Affiliates (including the Acquired Entity) reasonably necessary to permit the consummation of the Debt Financing on the Closing Date and to permit the proceeds thereof to be made available to Buyer as of the Closing Date; it being understood and agreed that no such corporate or other action will take effect prior to the Closing;

(vi) assisting Buyer in obtaining corporate and facilities ratings (but not any specific rating) in connection with the Debt Financing to the extent required by the Debt Commitment Letter (including, if required, facilitating direct virtual contact between senior management with appropriate seniority and expertise and other appropriate Representatives of the Seller and its Controlled Affiliates (including the Acquired Entity) with the applicable rating agencies;

(vii) obtaining and delivering the executed Release Documentation and lien release documentation with respect to the Indebtedness to the extent required by Section 6.17(h);

(viii) (A) assisting Buyer with the preparation of pro forma financial information and pro forma financial statements contemplated by the Debt Commitment Letter and (B) assisting Buyer in the preparation of customary materials for rating agency presentations, lender presentations, confidential information memoranda and similar documents in connection with the Debt Financing contemplated by the Debt Commitment Letter;

(ix) at least five (5) Business Days prior to the Closing Date, providing all documentation and other information about Seller and its Controlled Affiliates (including the Acquired Entity) as has been reasonably requested by Buyer in writing to Seller at least ten (10) Business Days prior to the Closing Date that is required by regulatory authorities with respect to Seller and its Controlled Affiliates (including the Acquired Entity) under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and, to the extent Seller qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230, a customary certification for Seller regarding beneficial ownership in relation to Seller prior to the Closing Date;

(x) using commercially reasonable efforts to update the Bank Information if necessary so that the Bank Information does not contain any untrue statement of a material fact or fail to omit to state any material fact necessary in order to make such Bank Information not misleading; and

(xi) delivering notices of prepayment or redemption within the time periods required in respect of any Indebtedness that is required to be repaid at Closing.

(e) Notwithstanding anything in this Agreement to the contrary, none of Seller, its Controlled Affiliates nor any of its respective Representatives shall (1) be required to pay any commitment fee or other fee or expense under the Debt Commitment Letter, any loan agreement or any related document or any other agreement or document related to the Debt Financing, (2) have any liability or obligation under the Debt Commitment Letter, any loan agreement or any related document or any other agreement or document related to the Debt Financing (other than, in the case of Seller or its Controlled Affiliates, with respect to any authorization letter described in clause (d)(ii) above), (3) require any pre-Closing manager, employee, member, officer or director of Seller or any of its Controlled Affiliates (other than employees, officers, directors and/or managers that will continue in such capacity on and after the Closing Date and that are acting in such post-Closing capacity) to adopt resolutions or other consents approving or execute or deliver any document or certificate in connection with the Debt Financing that is not contingent on the Closing or that would be effective prior to the Closing, (4) be required to take any action that would reasonably be expected to (a) conflict with or violate their respective organizational documents or any applicable Law or (b) unreasonably interfere with the ordinary conduct of the business or operations of Seller or any of its Controlled Affiliates (it being understood and agreed that the cooperation enumerated in clauses (i) through (xiii) above do not unreasonably so interfere), (5) be required to pass resolutions or consents, approve or authorize the execution of, or execute any document, agreement, certificate or instrument or take any other corporate action with respect to the Financing that is not contingent on the Closing, (6) require the preparation or delivery of any financial information not available under its current reporting systems or maintained by Seller in the ordinary course of business or any pro forma financial statements or information relating to (A) the proposed aggregate amount of the Financing, assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of the Financing, (B) any post-Closing or pro forma cost savings, synergies, or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing (other than any inputs reasonably requested with any such costs savings, synergies or other pro forma adjustments) or (C) any financial information related to Buyer, (7) require Seller, its Controlled Affiliates or any of their Representatives to provide access to or disclose information if such access or disclosure could result in the loss of legal privilege (provided, that Seller and its Controlled Affiliates (including the Acquired Entity) shall have used commercially reasonable efforts to disclose such information in a way that would not waive such privilege and, in the event that Seller and its Controlled Affiliates (including the Acquired Entity) do not provide information on the basis of this clause (7), they will provide notice to Buyer that such information is being withheld on such basis). Buyer shall indemnify and hold harmless Seller and its Controlled Affiliates (including the Acquired Entity), and each of their respective Representatives, from and against any and all liabilities, damages, claims, costs, expenses or losses suffered or incurred by them in connection with the Debt Financing or providing the cooperation to Buyer contemplated by this Section 6.17(e), and any information utilized in connection therewith, except, in each case, to the extent such losses, damages, claims, costs or expenses arose from the gross negligence, bad faith, willful misconduct or actual fraud of, or breach of this Agreement by Seller, any of Seller’s Controlled Affiliates or any of their respective Representatives, as determined in a final, non-appealable judgment of a court of competent jurisdiction. Additionally, Buyer shall, promptly upon written request by Seller or any of Seller’s Controlled Affiliates, reimburse such party for all reasonable and documented out-of-pocket costs, fees and expenses to the extent such costs, fees and expenses are incurred by Seller, Seller or Seller’s Controlled Affiliates, and each of their respective Representatives in connection with providing the cooperation to Buyer contemplated by this Section 6.17(e). Seller, on behalf of itself and its Controlled Affiliates, hereby consents to use of its logos in connection with the Debt Financing; provided, that such logos shall be used solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect Seller or any of their respective Controlled Affiliates. Buyer acknowledges that its obligations set forth herein are not contingent or conditioned upon the availability of the Debt Financing or any Alternative Financing and the failure of Buyer to obtain financing shall not, in and of itself, constitute the failure of Seller to comply with the covenants contained in this Section 6.17.

(f) Buyer will (i) reimburse Seller within ten (10) days after written request of Seller, for any reasonable and documented out-of-pocket expenses incurred or otherwise payable by Seller in connection with its cooperation prior to the Closing pursuant to Section 6.17(d) (other than Seller’s obligation to deliver the regular annual and quarterly financial statements) and (ii) indemnify and hold harmless Seller and its Affiliates, and the directors, officers, employees, attorneys, successors and assigns of each of the foregoing Persons (collectively, the “Financing Indemnified Persons”) from and against any and all liabilities, losses, damages, claims, reasonable and documented out-of-pocket costs and expenses, interests, awards, judgments and penalties suffered or incurred by them in complying with their obligations in connection with their cooperation with the arrangement of any Debt Financing pursuant to this Section 6.17, except to the extent such liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties results from the gross negligence or willful misconduct or material breach of this Agreement by any Financing Indemnified Person as finally determined by a court of competent jurisdiction.

(g) In no event will Seller or any of its Affiliates (i) seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any of Buyer’s Debt Financing Sources or any of their respective Affiliates or their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, employees or agents (collectively, the “Financing Related Persons”) in respect of any debt commitment letter obtained by Buyer or definitive debt documentation in respect thereof or (ii) seek to enforce the commitments obtained by Buyer under any debt commitment letter or definitive debt documentation in respect thereof, make any claims for breach of such debt commitments, or seek to recover monetary damages from, or otherwise sue, any of Buyer’s Debt Financing Sources or any Financing Related Persons for any reason, including in connection with Buyer’s Debt Financing obtained to finance its obligations under this Agreement. Seller, on behalf of itself, its Affiliates and Financing Indemnified Persons, hereby waive any and all claims and causes of action (whether in contract or in tort, in law or in equity) against any of Buyer’s Debt Financing Sources and/or any Financing Related Persons that may be based upon, arise out of or relate to this Agreement and/or any Debt Financing obtained by Buyer in connection herewith (including any debt commitment letter or other definitive documentation for such Debt Financing). Nothing in this Section 6.17(g) will in any way limit or qualify the obligations and liabilities of the parties hereto to each other or in connection with, or otherwise restrict Buyer from enforcing its rights under, any debt commitment letter or other definitive documentation for any Debt Financing Source’s or Financing Related Person’s obligations under any confidentiality or similar agreement with Seller. For purposes of this Section 6.17(g), none of Buyer or its Affiliates shall be deemed a Financing Related Person.

(h) No later than three (3) Business Days prior to the Closing Date, Seller shall have delivered or caused to be delivered or cause to be delivered, to Buyer customary release documentation in form and substance reasonably satisfactory to Buyer providing for the automatic and irrevocable release of the Business (including the Acquired Entity) from guarantee and/or Encumbrances under the Existing Indebtedness (collectively, the “Release Documentation”).

Section 6.18 CFIUS. The Parties shall, and shall cause their respective Affiliates to, use reasonable best efforts to obtain CFIUS Clearance. Such reasonable best efforts shall include the actions set forth in this Section 6.18.

(a) The Parties shall submit to CFIUS a draft CFIUS Notice as soon as practicable following the date hereof, but in no event later than two (2) Business Days following the date hereof.

(b) The Parties shall promptly prepare a definitive CFIUS Notice that addresses all questions and comments received from CFIUS relating to the draft CFIUS Notice. The Parties shall submit the definitive CFIUS Notice to CFIUS promptly after the date on which they receive questions and comments on the draft CFIUS Notice or an indication that CFIUS has no questions or comments, and in no event later than five (5) Business Days following that date. The Parties shall promptly address any further questions and comments raised by CFIUS concerning the CFIUS Notice following its submission. The filing fee required by 31 C.F.R. § 800.1101 on or before the date on which the Parties submit the definitive CFIUS Notice shall be borne equally between Buyer and Seller.

(c) During the course of a CFIUS review or investigation of the transactions contemplated by this Agreement, each Party shall provide any information requested by CFIUS or any other agency or branch of the U.S. government in connection with the review or investigation of the transactions contemplated by this Agreement, within the time period specified by 31 C.F.R. § 800.504(a)(4), or otherwise specified by CFIUS staff.

(d) Each Party shall, in connection with the best efforts to obtain the CFIUS Clearance, (i) cooperate in all respects and consult with the other Party in connection with the CFIUS Notice, including by allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions; (ii) promptly inform the other Party of any communication with CFIUS and promptly provide copies to the other Party of any such written communications, except for personal identifying information required by 31 C.F.R. § 800.502(c)(5)(vi); and (iii) permit the other Party to review in advance any communication that it gives to, and consult with each other in advance of any meeting, telephone call or conference with CFIUS, and to the extent not prohibited by CFIUS, give the other Party the opportunity to attend and participate in any telephonic conferences or in-person meetings with CFIUS, in each case of (i)-(iii), subject to confidentiality considerations contemplated by the DPA, required by CFIUS, or otherwise agreed upon by the Parties to be restricted to outside counsel only.

(e) Such reasonable best efforts shall also include taking or causing to be taken all action necessary to obtain the CFIUS Clearance so as to enable the consummation of the transactions contemplated by this Agreement, including entering into a mitigation agreement, letter of assurance, national security agreement, proxy agreement, trust agreement or other similar arrangement or agreement in relation to the business and assets of Buyer, the Affiliates of Buyer or the Acquired Entity, or otherwise divesting or agreeing to divest assets, with mitigation and related terms and conditions that are required by CFIUS or the President (if under Presidential review) for such arrangements or agreements, in each case, that is commercially reasonable; provided, however, that: (i) the Buyer, the Affiliates of Buyer or the Acquired Entity shall not be required to take or cause to be taken or agree to take any action in connection with this Agreement or any transactions contemplated by this Agreement unless such action would be conditioned upon or occur subsequent to the Closing, (ii) without the prior written approval of Buyer, Seller shall cause the Acquired Entity not to take or agree to take any of the foregoing actions in connection with the transactions contemplated by this Agreement, and (iii) none of the foregoing actions would result in a material adverse effect on Buyer or its Affiliates. Notwithstanding anything to the contrary in this Agreement, Seller and its Controlled Affiliates (including the Acquired Entity) are under no circumstances required to take or commit to take any action that would conflict with, violate or result in a breach of or termination right or default under any credit agreement or the documentation governing any other Indebtedness.

(f) The Parties also agree that if CFIUS suggests or requests that the Parties withdraw and resubmit the CFIUS Notice submitted to CFIUS, the Parties shall cooperate in withdrawing and resubmitting the CFIUS Notice.

(g) Notwithstanding anything to the contrary contained in this Agreement, in the event of a CFIUS Turndown, no Party shall have any further obligation to seek CFIUS Clearance.

(h) No Party shall take or cause any of its Affiliates to take, any action that would reasonably be expected to prevent, materially delay or materially impede the receipt of CFIUS Clearance.

Section 6.19 Further Assurances. Following the Closing, and subject to the other terms and conditions herein, Seller, its Controlled Affiliates (including the Acquired Entity) and Buyer shall promptly execute, acknowledge and deliver any other assurances or documents or take any other actions reasonably requested by Buyer or Seller, as the case may be, and necessary for Buyer or Seller, as the case may be, to satisfy its obligations hereunder and all Ancillary Agreements and consummate the transactions contemplated hereby and thereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby. Prior to the Closing, each of Buyer and Seller will use reasonable best efforts to cause Seller and its Affiliates to be released, effective as of the Closing, from any letter of credit or guarantee obtained for the benefit of Seller and its Affiliates obtained pursuant to the terms of the Contract set forth on Schedule 6.19 (any such letter of credit or guarantee, the “Schedule 6.19 Letter of Credit”), including by having Buyer or its Affiliates cause to be entered into a substitute therefor.

Section 6.20 Insurance.

(a) Buyer agrees to arrange for such insurance with respect to the Business and the Purchased Assets that Buyer may desire and Seller and its Controlled Affiliates (including the Acquired Entity prior to the Closing) agree, at Buyer’s sole cost and expense, to reasonably cooperate with Buyer’s efforts and provide assistance as reasonably requested by the provider thereof in connection with obtaining such policies.

(b) Notwithstanding anything to the contrary in this Agreement, each of Seller and Buyer acknowledges and agrees that from and after the Closing, to the extent that Seller or any of its Controlled Affiliates (each, a “Policy Holder”) has the right to pursue a claim under any Assumed Liability Insurance Policy, including with respect to claims made prior to the Closing under any such claims-made policy of Seller or its Controlled Affiliates that, in each case, covers or may reasonably be expected to cover in whole or in part any liability or obligation described in Section 2.4(d) (each such liability or obligation, a “Policy Covered Loss,” and Buyer, the “Policy Beneficiary”), the Policy Holder shall (to the extent requested in writing from time to time by the Policy Beneficiary) use commercially reasonable efforts to file and pursue (or continue to pursue) on behalf of the Policy Beneficiary claims under the applicable Assumed Liability Insurance Policy for such Policy Covered Loss on behalf of the Policy Beneficiary. The Policy Beneficiary shall be responsible for all out-of-pocket expenses reasonably incurred by the Policy Holder in pursuing claims for Policy Covered Loss on behalf of the Policy Beneficiary. To the extent that the Policy Holder actually collects proceeds under any applicable Assumed Liability Insurance Policy pursuant to this Section 6.20(b), the Policy Holder shall promptly remit any such proceeds (net of any then remaining unreimbursed out-of-pocket expenses reasonably incurred by the Policy Holder in connection with the pursuit of such proceeds) to the Policy Beneficiary. The Policy Holder shall not, without the prior written consent of the Policy Beneficiary, amend, modify or waive any of its rights under the applicable Assumed Liability Insurance Policy to the extent that doing so could reasonably be expected to adversely affect any coverage thereunder of the Policy Beneficiary. Subject to the following sentence, the Policy Holder shall retain the exclusive right to control claims under such Assumed Liability Insurance Policy, provided that the Policy Beneficiary shall have the right, but not the duty, to monitor such claims. Upon the request of Buyer, Seller and its Controlled Affiliates shall use commercially reasonable efforts (at Buyer’s sole cost and expense) to cause Buyer to be added as an insured on any applicable Assumed Liability Insurance Policy(ies) covering or potentially covering Policy Covered Losses with respect to which Buyer is or may be a Policy Beneficiary. The Policy Beneficiary shall exclusively bear and be liable for (and the Policy Holder shall have no obligation to repay or reimburse the Policy Beneficiary or its Affiliates) all uninsured, uncovered, unavailable or uncollectible amounts (including deductibles) relating to or associated with all such claims.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.1 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) The filings of Buyer and Seller pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof (including any agreements not to consummate the transactions contemplated by this Agreement with any Governmental Authority entered into in accordance with this Agreement) shall have expired or been terminated.

(b) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(c) The Stockholder Approval shall have been obtained in accordance with applicable Law and the organizational documents of Seller.

Section 7.2 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a) (i) the representations and warranties of Seller and the Acquired Entity contained in Sections 4.1(a), and (c) (Organization and Authority), Section 4.2 (Capitalization), Section 4.3(a)(i) (No Conflict), Section 4.9 (Brokers and Finders) (collectively, the “Seller Fundamental Representations”), Section 4.24 (Foreign Corrupt Practices Act and Anti-Bribery Law) and Section 4.25 (Sanctions and Import and Export Laws) shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date without regard to any materiality, “Material Adverse Effect” or similar qualifiers set forth therein (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date), (ii) Section 4.10(ii) (No Material Adverse Effect) shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date and (iii) the representations and warranties of Seller contained in ARTICLE IV (other than the Seller Fundamental Representations, the representations and warranties contained in Section 4.10(ii), Section 4.24 (Foreign Corrupt Practices Act and Anti-Bribery Law) and Section 4.25 (Sanctions and Import and Export Laws)) shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure to be true and correct (without regard to any materiality, “Material Adverse Effect” or similar qualifiers set forth therein), individually, or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

(b) Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the Ancillary Agreements to be performed or complied with by it prior to or on the Closing Date.

(c) Seller shall have delivered to Buyer duly executed counterparts to the Ancillary Agreements and such other documents and deliveries set forth in Section 3.1(b).

(d) Buyer shall have received a certificate (the “Seller Closing Certificate”), dated the Closing Date and signed by a duly authorized officer of Seller, certifying (i) that each of the conditions set forth in Sections 7.2(a) and (b) have been satisfied; (ii) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; and (iii) the names and signatures of the officers of Seller authorized to sign this Agreement, the Ancillary Agreements and the other documents to be delivered hereunder and thereunder.

(e) CFIUS Clearance shall have been obtained.

(f) NSI Approval shall have been obtained.

Section 7.3 Conditions to Obligations of Seller.

(a) (i) the representations and warranties of Buyer contained in Section 5.1 (Organization and Authority of Buyer), Section 5.2 (No Conflict) and Section 5.7 (Brokers and Finders) (collectively, the “Buyer Fundamental Representations” shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), and (ii) the representations and warranties of Buyer contained in ARTICLE V (other than the Buyer Fundamental Representations) shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.

(b) Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the Ancillary Agreements to be performed or complied with by it prior to or on the Closing Date.

(c) Buyer shall have delivered to Seller the Purchase Price, duly executed counterparts to the Ancillary Agreements and such other documents and deliveries set forth in Section 3.1(c).

(d) Seller shall have received a certificate (the “Buyer Closing Certificate”), dated the Closing Date and signed by a duly authorized officer of Buyer, certifying (i) that each of the conditions set forth in Sections 7.3(a) and (b) have been satisfied; (ii) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the other Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; and (iii) certifying the names and signatures of the officers of Buyer authorized to sign this Agreement, the Ancillary Agreements and the other documents to be delivered hereunder and thereunder.

ARTICLE VIII

SURVIVAL AND INDEMNIFICATION

Section 8.1 Survival. Except for Section 4.29, Section 5.9 and claims of Fraud (each of which survive until the expiration of the applicable statute of limitations), none of the representations and warranties contained in this Agreement shall survive the Closing Date. The covenants contained in this Agreement which relate to the performance of obligations on or after the Closing (including Section 6.8) and each other agreement set forth herein shall survive the Closing until such covenants are fully performed. Except in the case of Fraud, no action or claim for Losses resulting from the breach of, or inaccuracy in, any representation or warranty shall be brought or made after the Closing Date; provided, that any claims asserted in good faith and in writing prior to such expiration date shall not thereafter be time-barred, and such claims shall survive until resolved in accordance with this ARTICLE VIII.

Section 8.2 Indemnification.

(a) From and after the Closing Date and subject to the other limitations set forth in this ARTICLE VIII, Seller agrees to indemnify, defend and hold harmless Buyer, its Affiliates (including the Acquired Entity from and after Closing) and any of their respective directors, officers, employees, stockholders, agents, successors and permitted assigns (collectively, the “Buyer Parties”) against and in respect of any and all losses, claims, damages, Liabilities, fines, fees, assessments, penalties, judgments, settlements, costs and expenses, including reasonable and documented legal fees and expenses (collectively, “Losses”), resulting or arising from or otherwise relating to:

(i) any non-performance, non-fulfillment, or other breach of any covenant of Seller in Section 6.10 or as otherwise set forth in this Agreement which relate to the performance of obligations on or after the Closing (including Section 6.8) or any Ancillary Agreement;

(ii) any Excluded Liability;

(iii) any Excluded Asset;

(iv) any Pre-Closing Taxes of Seller, the Acquired Entity or any Affiliate of Seller or the Acquired Entity, including any Taxes that are the obligation of, or allocated to, Seller pursuant to Section 3.2(a); and

(v) Fraud.

(b) From and after the Closing Date and subject to the other limitations set forth in this ARTICLE VIII, Buyer shall indemnify, defend and hold harmless Seller, its Affiliates and any of its directors, officers, employees, stockholders, agents, successors and permitted assigns (collectively, the “Seller Parties”) against and in respect of any and all Losses resulting or arising from or otherwise relating to:

(i) any non-performance, non-fulfillment, or other breach of any covenant of Buyer set forth in this Agreement which relate to the performance of obligations on or after the Closing or any Ancillary Agreement;

(ii) any Assumed Liability;

(iii) the ownership or use of any Purchased Assets from and after the Closing; and

(iv) any Liabilities (other than any matter to the extent indemnification is expressly provided for pursuant to Section 8.2(a) above) to the extent arising out of or relating to the operation of the Business from and after the Closing.

Section 8.3 Method of Asserting Claims. All claims for indemnification by any Indemnified Party hereunder involving a Third Party Claim shall be asserted and resolved as set forth in this Section 8.3. If an Indemnified Party wishes to assert a claim against an Indemnifying Party hereunder in respect of any claim or demand asserted or sought to be collected by a Person who is not a Party or an Affiliate of a Party (each, a “Third Party Claim”), such Indemnified Party shall promptly, but in no event more than thirty (30) days following after the Indemnified Party’s receipt of such Third Party Claim, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Third Party Claim) (the “Claim Notice”); provided, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have materially adversely prejudiced the Indemnifying Party (and then only to the extent of such material adverse prejudice). The Indemnifying Party shall have thirty (30) days from the delivery of the Claim Notice (the “Notice Period”) to notify the Indemnified Party whether or not it desires to defend the Indemnified Party against such Third Party Claim; provided, that if the Indemnifying Party elects to defend the Indemnified Party, the Indemnifying Party shall first acknowledge in writing without qualification its indemnification obligation with respect to such Third Party Claim; provided, further, that the Indemnifying Party shall not have the right to assume or continue the defense of any Third Party Claim (and costs and expenses incurred by Indemnified Party in such defense shall be paid by the Indemnifying Party) if (a) the Indemnified Party shall have one or more legal or equitable defenses available to it which are different from or in addition to those available to the Indemnifying Party, or (b) such claim relates to or arises in connection with any criminal or quasi criminal proceeding, action, indictment, allegation or investigation. All costs and expenses incurred by the Indemnifying Party in defending such Third Party Claim shall be a liability of, and shall be paid by, the Indemnifying Party, subject to the limitations set forth in this ARTICLE VIII. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Third Party Claim, except as otherwise provided herein, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings with legal counsel reasonably acceptable to the Indemnified Party. If any Indemnified Party desires to participate in, but not control, any such defense or settlement, and to employ separate counsel of its choosing, it may do so at its sole cost and expense; provided that the Indemnifying Party shall not have the right to assume or direct the defense of any such Third Party Claim and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party to the extent the Third Party Claim (i) is a criminal Proceeding against the Indemnified Party, (ii) seeks an injunction or other equitable or non-monetary relief against the Indemnified Party (other than injunctive, equitable or non-monetary relief that is incidental to monetary damages as the primary relief sought), (iii) is asserted by or on behalf of a customer, supplier, vendor or subcontractor, the loss of whom would be materially adverse to the Business and (iv) for which counsel for the Indemnified Party has concluded that legal defenses are available to the Indemnified Party that are not available to the Indemnifying Party. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (not to be unreasonably withheld, conditioned or delayed), settle, compromise or offer to settle or compromise any such claim or demand on a basis: (i) that would result in the imposition of a consent order, injunction, decree or agreement that would restrict the future activity or conduct of the Indemnified Party or any subsidiary or Affiliate thereof, (ii) that includes a finding or admission of a violation of Law or violation of the rights of any Person by the Indemnified Party or any subsidiary or Affiliate thereof, (iii) that does not include as an unconditional term thereof the giving by the claimant or the plaintiff of a full and unconditional release of the Indemnified Party and its subsidiaries and Affiliates from all Liability with respect to the matters that are subject to such Third Party Claim, or (iv) that provides for any payment by the Indemnified Party or any subsidiary or Affiliate thereof. To the extent the Indemnifying Party shall control or participate in the defense or settlement of any Third Party Claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party; provided, however, that no Indemnified Party shall be required to disclose any information to the Indemnifying Party or its Representatives if such disclosure would give rise to a violation of Law (including antitrust or competition law issues) or that is otherwise subject to (and where disclosure would result in a loss of) attorney-client privilege, attorney work product protection or other similar privilege associated with such information. Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement shall describe the Third Party Claim in reasonable detail in light of the circumstances then known.

Section 8.4 Limitations on Recovery.

(a) The amount of any Losses for which indemnification is provided under this ARTICLE VIII shall be net of any amounts actually recovered by the Indemnified Party under applicable insurance policies or from any other Person alleged to be responsible therefor, net of any expenses reasonably incurred by such Indemnified Party in seeking and collecting such amount (including premium adjustments). If the Indemnified Party or any Affiliate thereof actually receives any amounts under applicable insurance policies or from any other Person alleged to be responsible for any Losses subsequent to an indemnification payment by the Indemnifying Party that were not taken into account under the immediately preceding sentence, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to the amount received by the Indemnified Party, net of any expenses reasonably incurred by such Indemnified Party in collecting such amount (including premium adjustments). The Indemnified Party shall use commercially reasonable efforts to collect any amounts available under such insurance coverage or from such other Person alleged to have responsibility therefor. Indemnifying Party shall not be liable under Section 8.2(a)(i), Section 8.2(a)(iii) or Section 8.2(b) for any individual or series of related Losses which exceed the Purchase Price (the “Cap”).

(b) Each Indemnified Party shall take, and cause its Controlled Affiliates to take, commercially reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

Section 8.5 Exclusive Remedies; Sole Recourse.

(a) Except for claims arising out of Fraud, the Parties acknowledge and agree that, from and after the Closing, their sole and exclusive remedy with respect to any and all claims for any breach of any covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this ARTICLE VIII and the R&W Insurance Policy. The Indemnified Party is not entitled to recover damages or otherwise retain payment, reimbursement or restitution more than once in respect of the same Loss.

(b) Notwithstanding anything to the contrary contained herein, no limitations (including any survival limitations and other limitations set forth in this ARTICLE VIII), qualifications or procedures in this Agreement shall be deemed to limit or modify the ability of Buyer to make claims under or recover under the R&W Insurance Policy; it being understood that any matter for which there is coverage available under the R&W Insurance Policy shall be subject to the terms, conditions and limitations, if any, set forth in the R&W Insurance Policy.

Section 8.6 No Set-Off. Neither Buyer nor Seller shall have any right to set-off any Losses (including indemnification obligations hereunder) against any payments to be made by either of them pursuant to this Agreement, the Ancillary Agreements or otherwise.

Section 8.7 Adjustments to Purchase Price. Any payments made pursuant to Section 8.2 shall be treated for all Tax purposes as an adjustment to the Purchase Price, except as otherwise required by applicable Law.

ARTICLE IX

TERMINATION

Section 9.1 Termination.

(a) by the mutual written consent of Seller and Buyer;

(b) by Buyer by written notice to Seller if:

(i) Buyer is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure cannot be cured by Seller by (A) October 2, 2024 or, (B) if the CFIUS Clearance is not yet obtained by such date, thirteen (13) Business Days following the CFIUS Approval Deadline (the “Outside Date”);

(ii) the Stockholders’ Meeting (including any adjournments and postponements thereof) shall have concluded without the Stockholder Approval having been obtained;

(iii) a Seller Adverse Recommendation Change shall have occurred; or

(iv) any of the conditions set forth in Section 7.1 or Section 7.2 shall not have been fulfilled by the Outside Date, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c) by Seller by written notice to Buyer if:

(i) Seller is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure cannot be cured by Buyer by the Outside Date;

(ii) the Stockholder Approval has not been received, in order to enter into a Seller Acquisition Agreement with respect to a Seller Superior Proposal to the extent permitted by, and subject to complying with the terms of, Section 6.2; provided, that Seller shall have paid to Buyer in immediately available funds the Seller Termination Fee immediately before or simultaneously with and as a condition to such termination and Seller immediately thereafter enters into such Seller Acquisition Agreement;

(iii) any of the conditions set forth in Section 7.1 or Section 7.3 shall not have been fulfilled by the Outside Date, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(iv) the Stockholders’ Meeting (including any adjournments and postponements thereof) shall have concluded without the Stockholder Approval having been obtained; or

(v) (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions which by their terms or nature are to be satisfied at the Closing, but which are capable of being satisfied as of the date of termination of this Agreement pursuant to this Section 9.1(c)(v), (B) Seller has given irrevocable written notice to Buyer that all the conditions set forth in Section 7.1 and Section 7.3 have been satisfied or waived (other than those conditions which by their terms or nature are to be satisfied at the Closing, but which are capable of being satisfied as of the date of termination of this Agreement pursuant to this Section 9.1(c)(v)) and it is ready, willing, and able to consummate the Closing, (C) Buyer has failed to consummate the transactions contemplated by this Agreement on or prior to the date which is three Business Days following the date on which the Closing should have occurred pursuant to Section 3.1(a) and (D) Seller provides at least two (2) Business Days’ notice to Buyer of its intention to terminate pursuant to this Section 9.1(c)(v).

(d) by Buyer or Seller in the event that:

(i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or

(ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 9.2 Effect of Termination. In the event of the valid termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a) that the obligations set forth in Section 6.17(f), this ARTICLE IX and ARTICLE X hereof shall survive termination; and

(b) that nothing herein shall relieve any party hereto from liability for Fraud or any intentional and willful breach of any provision hereof.

Section 9.3 Seller Termination Fee.

(a) In the event that:

(i) (i) this Agreement is validly terminated by Buyer pursuant to Section 9.1(b)(iv) or Seller pursuant to Section 9.1(c)(iii), in each case, at a time when Buyer would have been entitled to terminate this Agreement pursuant to Section 9.1(b)(iii); or

(ii) (A) a bona fide Seller Takeover Proposal shall have been publicly made, publicly proposed or publicly communicated by a third party after the date of this Agreement and not withdrawn prior to the time this Agreement is terminated by Buyer pursuant to Section 9.1(b)(i), Section 9.1(b)(ii) or Section 9.1(b)(iv) or Seller pursuant to Section 9.1(c)(iv), and (B) within twelve (12) months after the date of such termination, Seller enters into a definitive agreement to consummate a Seller Takeover Proposal; or

(iii) this Agreement is validly terminated by Buyer pursuant to Section 9.1(b)(iii); or

(iv) this Agreement is validly terminated by Seller pursuant to Section 9.1(c)(ii);

then, in any such event under clauses (i) and (iii) of this Section 9.3(a), Seller will pay or cause to be paid the Seller Termination Fee to Buyer or its designee by wire transfer of immediately available funds within (2) Business Days of the applicable termination, in the case of clause (ii), within two (2) Business Days after entry into the definitive agreement described therein; or in the case of clause (iv) of this Section 9.3(a), simultaneously with the applicable termination. As used herein, “Seller Termination Fee” will mean a cash amount equal to $5,075,000; provided, that the Seller Termination Fee shall be reduced by Expense Reimbursement actually made pursuant to Section 9.3(b) in the event the Seller Termination Fee is owing pursuant to Section 9.3(a).

(b) In the event that this Agreement is validly terminated by Buyer pursuant to Section 9.1(b)(ii) or Seller pursuant to Section 9.1(c)(iv), Seller shall pay to Buyer the Expenses up to $3,000,000 in the aggregate (the “Expense Reimbursement”). The Expense Reimbursement due under this Section 9.3(b) shall be paid (as a condition to the validity of such termination) no later than two (2) Business Days after receipt of documentation reasonably supporting such Expenses.

(c) Each of the Parties acknowledges that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated hereby, and that without these agreements, the other Parties would not enter into this Agreement. The Parties agree that the Seller Termination Fee shall not constitute a penalty but are liquidated damages, in a reasonable amount that will compensate the Party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. Accordingly, if Seller fails to timely pay or cause to be paid any amount due pursuant to this Section 9.3, and, in order to obtain the payment, Buyer commences an Proceeding which results in a judgment against the Seller for the payment set forth in this Section 9.3, Seller will pay or cause to be paid Buyer’s reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Proceeding, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

(d) Subject in all respects to Buyer’s rights set forth in Section 10.11, in the event the Seller Termination Fee is paid to Buyer in circumstances for which such fee is payable pursuant to Section 9.3(a) or the Expense Reimbursement is paid to Buyer in circumstances for which such fee is payable pursuant to Section 9.3(b), payment of the Seller Termination Fee or the Expense Reimbursement (in situations where the Seller Termination Fee is not also payable) will be the sole and exclusive remedy of Buyer against Seller and its Controlled Affiliates (including the Acquired Entity) for any loss suffered as a result of the failure of the transactions contemplated hereunder to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount neither Seller nor any of its Controlled Affiliates (including the Acquired Entity) will have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereunder. While Buyer may pursue both a grant of specific performance in accordance with Section 10.11 and the payment of the Seller Termination Fee or the Expense Reimbursement under Section 9.3, under no circumstances will Buyer be permitted or entitled to receive both a grant of specific performance that results in a Closing and all or any portion of the Seller Termination Fee or Expense Reimbursement.

ARTICLE X

MISCELLANEOUS

Section 10.1 Amendment and Modification.

(a) This Agreement may only be amended or modified in writing signed by Seller and Buyer.

(b) Notwithstanding anything in this Agreement to the contrary, Section 6.17(d), Section 10.1, Section 10.2, Section 10.6, Section 10.10 and Section 10.12 (and any provision of this Agreement to the extent an amendment or modification of such provision would modify the substance of the foregoing sections) may not be amended, modified, supplemented or waived in any manner that is materially adverse to any of Buyer’s Debt Financing Sources or any Financing Related Person without the prior written consent of such Debt Financing Source or such Financing Related Person materially adversely affected thereby.

Section 10.2 Waiver. Either Seller or Buyer may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions of the other Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument executed by the Party expressly granting such extension or waiver. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 10.3 Construction. The Parties acknowledge that both Buyer and Seller participated in the drafting of this Agreement and the Ancillary Agreements and agree that any rule of law or any legal decision that may or would require interpretation of any alleged ambiguities in this Agreement or the Ancillary Agreements against the Party that drafted it has no application and is expressly waived. In the event of a conflict or inconsistency between the terms of this Agreement (including the representations, warranties, covenants and indemnification provisions hereof) and the terms of any other documents delivered or required to be delivered in connection with the consummation of the transactions contemplated by this Agreement, the Parties acknowledge and agree that the terms of this Agreement shall supersede such conflicting or inconsistent terms in such other documents and the terms of this Agreement shall define the rights and obligations of the Parties and their respective officers, directors, employees, stockholders and Affiliates with respect to the subject matter of such conflict or inconsistency.

Section 10.4 Expenses. Unless otherwise expressly provided herein or otherwise agreed in writing by the Parties, the Parties shall bear their own respective expenses (including all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with the preparation and execution of this Agreement and consummation of the transactions contemplated hereby; provided, however, that all filing and other similar fees payable in connection with any filings or submissions under the HSR Act shall be borne equally by Buyer and Seller.

Section 10.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as provided in the following sentence, this Agreement and the rights and Liabilities hereunder may not be assigned by any Party, whether by operation of law, sale of substantially all the assets of a Party, or otherwise. Buyer may assign or delegate its rights or Liabilities under this Agreement in whole or in part to (a) one or more Affiliates of Buyer, (b) any provider of Debt Financing to Buyer or its Affiliate or any agent, trustee or other Representatives for any provider of Debt Financing to Buyer, (c) any acquiror of substantially all of the assets of Buyer or (d) any insurer that underwrites the R&W Insurance Policy in the event of Fraud of Seller; provided, however, that in such event, Buyer shall remain fully liable for the fulfillment of all such Liabilities hereunder. Any attempted assignment or delegation in contravention hereof shall be null and void.

Section 10.6 Entire Agreement; No Third Party Rights. Except as otherwise contemplated herein, this Agreement (including the Disclosure Schedule) and the Ancillary Agreements (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties, with respect to the subject matter hereof; and (b) are not intended to confer upon any Person other than the Parties to this Agreement and with respect to the rights under Section 8.2(a) and Section 8.2(b) only, the Buyer Parties and Seller Parties, respectively, and any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. Except as provided in the immediately preceding sentence, this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and permitted assigns. Notwithstanding the foregoing, each of Buyer’s Debt Financing Sources and the Financing Related Persons is an express third-party beneficiary and shall have the right to enforce their respective rights under Section 6.17(a), Section 10.1, Section 10.2, this Section 10.6, Section 10.10 and Section 10.12.

Section 10.7 Counterparts; Electronic Delivery. This Agreement, each of the Ancillary Agreements and all agreements, certificates, instruments and documents entered into in connection herewith may be executed and delivered in two or more counterparts and by email (including PDF attachment) or other means of electronic transmission, each of which shall be deemed an original and all of which when taken together shall be considered one and the same instrument. Each Party hereby agrees that this Agreement may be executed and entered into electronically and that any electronic signature (as defined below), whether digital or encrypted, used by either Party is intended to authenticate this Agreement and to have the same legal force and effect as a manual signature. For purposes of this Section 10.7, the term “electronic signature” means any electronic symbol, designation or process attached to or logically associated with an agreement, document, instrument, record or contract and adopted by a Party with the intent to sign such agreement, document, instrument, record or contract (including through the use of DocuSign or similar software).

Section 10.8 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing (e-mail being sufficient) and shall be deemed to have been given (a) (i) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or (ii) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid and return receipt requested (in the cases of (i) and (ii), so long as a copy is delivered via email as set forth in clause (b) promptly thereafter) or (b) when transmitted via electronic mail (so long as receipt is acknowledged). Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

(a)	if to Seller prior to Closing, to:

Identiv, Inc.

1900-B Carnegie Avenue

Santa Ana, CA 92705

Attention: Chief Executive Officer

e-mail:

With a copy to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, California 94304-1115

Attention: Stanley F. Pierson

e-mail: spierson@pillsburylaw.com

(b)	if to Seller after Closing, to:

Identiv, Inc.

1900-B Carnegie Avenue

Santa Ana, CA 92705

Attention: Chief Financial Officer

e-mail:

With a copy to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, California 94304-1115

Attention: Stanley F. Pierson

e-mail: spierson@pillsburylaw.com

(c)	if to Buyer, to:

Hawk Acquisition, Inc.

c/o Vitaprotech SAS

1, rue du Dauphine

69120 Vaulx-en-Velin

France

Attention: Eric Thord, CEO

Email:

With a copy to (which shall not constitute notice):

Seven2 SAS

1 rue Paul Cézanne

75008 Paris,

France

Attention: Henry Capelle

Email:

With a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Alexandre Duguay and Ryan Taylor

Email: Alexandre.Duguay@weil.com; Ryan.Taylor@weil.com

Section 10.9 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, the Ancillary Agreements and all claims or causes of action (whether in contract or tort or otherwise) that may be based upon, arise out of or relate to this Agreement or any Ancillary Agreement or the negotiation, execution or performance of this Agreement or any Ancillary Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement, any Ancillary Agreement or as an inducement to enter into this Agreement), shall be governed by the internal Laws of the State of Delaware, without giving effect to conflict-of-laws principles that would result in the application of the Laws of any other jurisdiction. Notwithstanding anything to the contrary, each of the Parties agrees that any legal suit, action or proceeding against any of Buyer’s Debt Financing Sources or any Financing Related Persons arising out of this Agreement or any transaction contemplated hereby or thereby shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York to such legal suit, action or proceeding, except to the extent otherwise provided in any debt commitment letter or the definitive agreements for the Debt Financing.

(b) The Parties hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware over all claims or causes of action (whether in contract or tort or otherwise) that may be based upon, arise out of or relate to this Agreement or any Ancillary Agreement or the negotiation, execution or performance of this Agreement or any Ancillary Agreement (including any claim or cause of action, whether in contract or tort or otherwise, based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement, any Ancillary Agreement or as an inducement to enter into this Agreement) and each Party hereby irrevocably agrees that all claims in respect of any such dispute or any suit, action or proceeding related thereto (whether in contract or tort or otherwise) shall be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such courts or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c) Each of the Parties hereby consents to process being served by any Party to this Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 10.8.

(d) EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY CLAIM OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BROUGHT BY OR AGAINST IT THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT).

Section 10.10 Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.11 Specific Performance. The rights and remedies of the Parties shall be cumulative (and not alternative). Each of the Parties acknowledges that the rights of each Party regarding the consummation of the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by either Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at law. Accordingly, the Parties agree that such non-breaching Party shall have the right, in addition to any other rights and remedies existing in their favor at law or in equity, to seek enforcement of their rights and the other Party’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

Section 10.12 Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Seller, on behalf of itself, and its Controlled Affiliates hereby: (a) agrees that any proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources or the Financing Related Persons, arising out of or relating to, this Agreement or any of the transactions contemplated hereby, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York (the “Chosen Financing Courts”), so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such proceeding to the exclusive jurisdiction of such Chosen Financing Courts, (b) agrees not to bring or support or permit any of its Controlled Affiliates to bring or support any proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source or Financing Related Person in any way arising out of or relating to, this Agreement or any of the transactions contemplated hereby in any forum other than any Chosen Financing Courts, (c) agrees that service of process in any such legal Proceeding or proceeding shall be effective if notice is given in accordance with Section 10.8, (d) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such proceeding in any such court, (e) agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, (f) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any proceeding brought against any Debt Financing Source or any Financing Related Person in any way arising out of or relating to this Agreement or any of the transactions contemplated hereby, (g) agrees that none of the Debt Financing Sources or the Financing Related Persons shall have any liability to the Seller and/or any of its Controlled Affiliates relating to or arising out of this Agreement or any of the transactions contemplated hereby, whether in law or in equity, whether in contract or in tort or otherwise (and the Seller, on behalf of itself and its Controlled Affiliates and each of their respective Affiliates and their and their respective

Affiliates’ Representatives, hereby acknowledges that they have no recourse against, and hereby waive any rights or claims against, the Debt Financing Sources in connection therewith); provided, that nothing in this Agreement shall limit the liability of the Debt Financing Sources pursuant to the documentation related to the Debt Financing, including the Debt Commitment Letter, and (h) agrees that the Debt Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions of this Section 10.12 and that such provisions and the definition of “Debt Financing Sources” shall not be amended in any way adverse to any Debt Financing Source without the prior written consent of the Debt Financing Sources party to the Debt Commitment Letter.

[Signatures on Following Page]

IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the Parties as of the date first above written.

SELLER:

IDENTIV, INC.

By:	/s/ Steven Humphreys
Name: Steven Humphreys
Title: Chief Executive Officer

Signed at:	Santa Ana, California, USA

IDENTIV, INC.

BUYER:

HAWK ACQUISITION, INC.

By:	/s/ Larry Thomas
Name: Larry Thomas
Title: Treasurer

Signed at:	Reno, Nevada, USA

[Signature Page to Stock and Asset Purchase Agreement]

Annex B

April 1, 2024

Personal and Confidential

Board of Directors of Identiv, Inc.

2201 Walnut Avenue, Suite 100

Fremont, CA 94538

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to Identiv, Inc., a Delaware corporation (the “Company”), of the Base Purchase Price to be paid by Hawk Acquisition, Inc., a Delaware corporation (“Buyer”), to the Company, under a draft of the Stock and Asset Purchase Agreement dated April 1, 2024 (the “Agreement”), to be entered into between the Company and Buyer. We have been advised that under the Agreement, the Company will sell to Buyer certain assets and the Buyer will assume certain liabilities (the “Proposed Transaction”) relating to the Company’s physical security business (the “Business”). The terms of the Proposed Transaction are more fully set forth in the Agreement and capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement.

In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

(i)	reviewed the Company’s audited financial statements for the year ended December 31, 2023;

(ii)

reviewed unaudited financial results for the year ended December 31, 2023 and a detailed financial projection model for the years ending December 31, 2024 through 2028 for the Business, provided to us by management of the Company on March 29, 2024;

(iii)

reviewed other internal documents, including the data room prepared by the Company and its advisors, relating to the history, past and current operations, financial conditions and expected outlook of the Company, provided to us by management of the Company and its advisors;

(iv)	reviewed documents related to the Proposed Transaction, including a draft of the Agreement, dated April 1, 2024, provided to us on April 1, 2024;

(v)	reviewed schedules prepared by the Company’s management regarding the Company’s Net Operating Loss carry forwards;

(vi)	reviewed various press releases, internal presentation and marketing materials prepared by the management of the Company, industry and market reports, research reports and white papers;

(vii)

discussed the information above with members of the management of the Company and had discussions concerning the information referred to above and the background and other elements of the Proposed Transaction, the financial condition, current operating results, and business outlook for the Company; and

(viii)

performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including an analysis of comparable public companies that we deemed relevant, an analysis of comparable M&A transactions that we deemed relevant, and a discounted cash flow analysis.

In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided by the Company has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We have relied, with your consent, on advice of the outside counsel, tax and net operating loss advisory firms and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax, and financial reporting matters with respect to the Company, the Proposed Transaction, and the Agreement.

In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us, unless otherwise noted herein. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Proposed Transaction will be consummated pursuant to the terms of the Agreement without amendments thereto, and (iv) all conditions to the consummation of the Proposed Transaction will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Proposed Transaction will be obtained in a manner that will not adversely affect Company or the contemplated benefits of the Proposed Transaction.

In arriving at our opinion, we have not been requested to make, and have not made, any physical inspection of or performed any appraisals or valuations of any specific assets, properties, or liabilities (fixed, contingent, or other) of the Company, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company under any state or federal law relating to bankruptcy, insolvency, fraudulent conveyance, or similar matters. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of their affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that the Company is not party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture, or spin-off, other than the Proposed Transaction.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

As you are aware, the credit, financial and stock markets have from time-to-time experienced unusual volatility. We express no opinion or view as to any potential effects of such volatility on the Proposed Transaction, and the opinion does not address potential developments in any such markets. In addition, we express no opinion or view as to any potential effects of the COVID-19 pandemic or other national or international events on the Proposed Transaction or the Company.

We have been engaged by the Company for rendering this opinion. The opinion fee is not contingent upon the consummation of the Proposed Transaction, or the conclusions reached in our opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. We have not been requested to, and did not, (i) participate in negotiations with respect to the Agreement, (ii) solicit any expressions of interest from any other parties with respect to any business combination with the Company or any other alternative transaction or (iii) advise the Company or any other party with respect to alternatives to the Proposed Transaction. We were not requested to and did not provide advice regarding the structure or any other aspect of the Proposed Transaction, or to provide services other than the delivery of this opinion. In the ordinary course of our business, we and our affiliates may actively trade securities of the Company for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is provided to the Board of Directors of the Company in connection with its consideration of the Proposed Transaction and is not intended to be and does not constitute a recommendation to any stockholder of the Company. This opinion shall not be disclosed, referred to, published, or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Craig-Hallum Opinion Committee.

This opinion addresses solely the fairness, from a financial point of view, to the Company of the Base Purchase Price set forth in the Agreement and does not address any other terms or agreement relating to the Proposed Transaction or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Proposed Transaction, the merits of the Proposed Transaction relative to any alternative transaction or business strategy that may be available to the Company, or any other terms contemplated by the Agreement. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director, or employee of any party to the Proposed Transaction.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Base Purchase Price in the Proposed Transaction is fair, from a financial point of view, to the Company, as of the date hereof.

Very truly yours,

/s/ Craig-Hallum Capital Group LLC

Craig-Hallum Capital Group LLC

Annex C

IDENTIV, INC.

2011 INCENTIVE COMPENSATION PLAN

(AS AMENDED THROUGH [●], 2024)

IDENTIV, INC.

2011 INCENTIVE COMPENSATION PLAN

(AS AMENDED THROUGH [●], 2024)

IDENTIV, INC.

2011 INCENTIVE COMPENSATION PLAN

(AS AMENDED THROUGH [●], 2024)

1. Purpose. The purpose of this 2011 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist Identiv, Inc., a Delaware corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of stockholder value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a) “2007 Plan” means the Company’s 2007 Stock Option Plan, as amended.

(b) “2010 Plan” means the Company’s 2010 Bonus and Incentive Plan, as amended.

(c) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(d) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(e) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 9(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(f) “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(g) “Board” means the Company’s Board of Directors.

(h) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(i) “Change in Control” means a Change in Control as defined in Section 8(b) of the Plan.

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(k) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

(l) “Consultant” means any Person (other than an Employee or a Director, solely with respect to rendering services in such Person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(n) “Director” means a member of the Board or the board of directors of any Related Entity.

(o) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(p) “Dividend Equivalent” means a right, granted to a Participant under Section 6(f) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(q) “Effective Date” means the effective date of the Plan, which shall be April 7, 2011.

(r) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(s) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(u) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(v) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an action which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than a failure which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company’s or Related Entity’s requiring the Participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities.

(w) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(x) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(y) “Incumbent Board” means the Incumbent Board as defined in Section 8(b)(ii) hereof.

(z) “Listing Market” means the Nasdaq Stock Market or any other national securities exchange on which any securities of the Company are listed for trading or, if not so listed, any automated dealer quotation system on which the securities are quoted.

(aa) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(bb) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(cc) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h) hereof.

(dd) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ee) “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(g) hereof.

(ff) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(gg) “Performance Share” means any grant pursuant to Section 6(g) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(hh) “Performance Unit” means any grant pursuant to Section 6(g) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ii) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(jj) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(kk) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ll) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(mm) “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(nn) “Restricted Stock Unit Award” means an Award of Restricted Stock Unit granted to a Participant under Section 6(e) hereof.

(oo) “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(pp) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(qq) “Shares” means the shares of common stock of the Company, par value $0.001 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 9(c) hereof.

(rr) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(ss) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(tt) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, and (ii) with respect to any Award to an Independent Director. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 9(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 9(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 6,759,956, consisting of an initial fixed authorization of 400,000 Shares, plus the 210,660 Shares and 249,296 Shares that remained available for delivery under the 2007 Plan and the 2010 Plan, respectively, on June 6, 2011 (the “Initial Stockholder Approval Date”), plus the additional 1,000,000 Shares authorized for issuance under the Plan at the Company’s 2014 Annual Meeting of Stockholders, plus an additional 2,000,000 Shares authorized for issuance under the Plan at the Company’s 2016 Annual Meeting of Stockholders, plus an additional 500,000 Shares authorized for issuance under the Plan at the Company’s 2018 Annual Meeting of Stockholders, plus an additional 900,000 Shares authorized for issuance under the Plan at the Company’s 2020 Annual Meeting of Stockholders, plus the additional 1,500,000 Shares proposed for approval at the Company’s 2024 Annual Meeting of Stockholders. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Awards are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for delivery with respect to Awards under the Plan, subject to Section 4(c)(iv) below.

(ii) In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such option or other award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iii) Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its stockholders, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; if and to the extent that the use of such Shares would not require approval of the Company’s stockholders under the rules of the Listing Market.

(iv) Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(v) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 9(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 6,759,956 Shares.

(d) Awards Under the 2007 Plan and the 2010 Plan. This Plan will serve as the successor to the 2007 Plan. Awards granted under the 2007 Plan prior to the Initial Stockholder Approval Date shall continue to be governed by the terms of the 2007 Plan; however, no further awards shall be made under the 2007 Plan after the Initial Stockholder Approval Date. For the avoidance of doubt, securities issuable in connection with awards granted under the 2010 Plan after the Initial Stockholder Approval Date shall be issued in accordance with and governed by the terms of the 2011 Plan.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 9(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 500,000 Shares or (ii) Restricted Stock, Restricted Stock Units, Performance Shares and/or Other Stock-Based Awards with respect to more than 500,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $3,000,000 with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $3,000,000 multiplied by the number of full 12 month periods that are in the Performance Period.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(iv) Non-Discretionary Options for Certain Directors. For Board years ending prior to the Board year ending on May 31, 2016, in addition to any other Options that any Director who is not an Employee may be granted on a discretionary basis under the Plan, each Director who is not an Employee shall be automatically granted without the necessity of action by the Board or the Committee, Options subject to the following terms and conditions:

(A) Initial Grant. On the date that a Director who is not an Employee commences service on the Board, an initial grant of Options that are not intended to be designated as Incentive Stock Options (“Non-Qualified Stock Options), shall automatically be made to that Director who is not an Employee (the “Initial Option Grant”). The number of Shares subject to this Initial Option Grant and other terms governing this Initial Option Grant shall be as determined by the Board in its sole discretion. If the Board does not establish the number of Shares subject to the Initial Option Grant for a given newly-elected Director who is not an Employee prior to the date of grant for such Initial Option Grant, then the number shall be one thousand (1,000) Shares. If at the time a Director who is also an Employee or does not otherwise qualify as an outside director within the meaning of Section 162(m) of the Code (an “Outside Director”), commences service on the Board, such Director shall be entitled to an Initial Option Grant at such time as such Director subsequently is no longer an Employee or qualifies as an Outside Director and if such Director remains a Director.

(B) Annual Option Grant. An Annual Option Grant of Non-Qualified Stock Options (the “Annual Option Grant”) shall automatically be made to each Director who (i) is re-elected to the Board or who otherwise continues as a Director, (ii) qualifies as an Outside Director on the relevant grant date and (iii) has served as a Director for at least six months. The number of Shares subject to this Annual Option Grant and other terms governing this Annual Option Grant shall be as determined by the Board in its sole discretion. If the Board does not establish the number of Shares subject to the Annual Option Grant, then the number shall be five hundred (500) Shares. The date and time of grant of an Annual Option Grant is the date of the annual meeting of the Company’s stockholders and the time shall be immediately upon the adjournment of the annual meeting of the Company’s stockholders.

(C) Vesting. Non-Qualified Stock Options received by the Participant as an Initial Option Grant or an Annual Option Grant (collectively the “Director Non-Discretionary Options”) shall vest and become exercisable in twelve (12) equal monthly installments on each monthly anniversary of the grant date, such that the Award is fully vested after one year of Continuous Service on the Board from the grant date.

(D) Termination of Continuous Service as a Director. In the event a Participant’s Continuous Service as a Director terminates for any reason other than death, the Participant may exercise his or her Director Non-Discretionary Options to the extent that the Participant was entitled to exercise such Director Non-Discretionary Options as of the date of termination of the Participant’s Continuous Service as a Director, but only within ninety (90) calendar days following the date of such termination of the Participant’s Continuous Service as a Director (and in no event later than the expiration of the term of such Director Non-Discretionary Options as set forth in the applicable Award Agreement(s)). This period may be adjusted by the Board in its discretion, provided that the affected Participant shall be recused from such decision of the Board. If Participant’s Continuous Service as a Director terminates due to death, the Participant’s estate, a person who acquired the right to exercise the Director Non-Discretionary Options by bequest or inheritance, or a person designated to exercise the Director Non-Discretionary Options upon the Participant’s death pursuant to Section 9(b) of the Plan must exercise the Director Non-Discretionary Options to the extent that the Participant was entitled to exercise such Director Non-Discretionary Options as of the date of termination of the Participant’s Continuous Service as a Director, but only within twelve (12) months following the date of such termination of the Participant’s Continuous Service as a Director (and in no event later than the expiration of the term of such Director Non-Discretionary Options as set forth in the applicable Award Agreement(s)). This period may be adjusted by the Board in its discretion. If, after termination of the Participant’s Continuous Service as a Director, the Director Non-Discretionary Options are not exercised within ninety (90) calendar days or twelve months, as applicable, following the date of such termination of the Participant’s Continuous Service as a Director, the Director Non-Discretionary Options shall terminate.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any

Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restriction Stock Award is subject to a risk of forfeiture, subject to Section 9(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Unit, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be either (A) paid with respect to such Restricted Stock Unit Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit Award and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect. The applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date, deferred or deferred at the election of the Participant. If the Participant may elect to defer the Dividend Equivalents, such election shall be made within 30 days after the grant date of the Restricted Stock Unit Award, but in no event later than 12 months before the first date on which any portion of such Restricted Stock Unit Award vests (or at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code).

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, including, without limitation, annual Director fees payable to a Director that has elected to receive some or all of such annual Director fees payable to him or her in the form of Shares; provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Any such determination by the Committee shall be made at the grant date of the applicable Award.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee, in its sole discretion, upon the grant of each Performance Award. Except as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon any criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in compliance with Section 409A of the Code.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with applicable law and all applicable rules of the Listing Market, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Subject to Section 7(e) hereof, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A.

(i) The Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, as defined in Section 7(e)(ii) hereof, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii) If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may not be made earlier than the first to occur of (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeable emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii) Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

8. Change in Control.

(a) Effect of “Change in Control.” If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee, as constituted immediately before the Change in Control, in its sole discretion and without any requirement that each Participant be treated consistently, upon the occurrence of a “Change in Control,” as defined in Section 8(b):

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 9(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 9(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(iv) Notwithstanding the foregoing, in the event of a termination of the Participant’s Continuous Service with the Company (if it is the surviving entity in the Change in Control) or the successor company (other than a termination of the Participant’s Continuous Service for Cause by the Company or the successor company, as applicable, by the Participant without Good Reason, or by reason of the Participant’s death or Disability) within 24 months following such Change in Control, the Participant’s Award(s) shall become immediately vested.

(b) Definition of “Change in Control”. Unless otherwise specified in any employment agreement between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 8(b), the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

9. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of

Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Agreement, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 9(c)(ii) at a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant.

(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants (including in a manner adverse to the rights of a Participant under an outstanding Award), except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto. Notwithstanding anything to the contrary, the Committee shall be authorized to amend any outstanding Option and/or Stock Appreciation Right to reduce the exercise price or grant price without the prior approval of the stockholders of the Company. In addition, the Committee shall be authorized to cancel outstanding Options and/

or Stock Appreciation Rights replaced with Awards having a lower exercise price without the prior approval of the stockholders of the Company.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of stockholders or any right to receive any information concerning the Company’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company nor any of the Company’s officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(k) Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l) Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Section 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event the stockholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) [●], 2034.

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION

IDENTIV, INC.

ATTN: JUSTIN SCARPULLA

1900-B CARNEGIE AVENUE

SANTA ANA, CA 92705

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [●], 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/INVE2024

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [●], 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                             V48867-TBD       KEEP THIS PORTION  FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 IDENTIV, INC.

The Board of Directors recommends you vote “FOR” Proposals 1, 2, 4, 5, 7 and 8, “FOR” each of the director nominees in Proposal 3, and “1 YEAR” in Proposal 6.

		For	Against	Abstain

1.	To approve the sale of our physical security, access card, and identity reader business to Hawk Acquisition, Inc., through the sale of certain of our operations and assets, including all outstanding shares of Identiv Private Limited, our wholly-owned subsidiary, in exchange for $145.0 million in cash, subject to customary adjustments, and the assumption of certain liabilities, pursuant to that certain Stock and Asset Purchase Agreement, dated as of April 2, 2024;	☐	☐	☐

2.	To approve certain compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the asset sale, on a non-binding advisory basis;	☐	☐	☐

3.	To elect two Class III director nominees to serve for a three-year term ending at the annual meeting of stockholders in 2027 or until their successors have been duly elected and qualified or until they resign or are removed:	For		Withhold

3a.	Gary Kremen	☐		☐

3b.	Richard E. Kuntz, M.D.	☐		☐

		For	Against	Abstain

4.	To approve an amendment to our 2011 Incentive Compensation Plan, to increase the number of authorized shares of common stock available for issuance thereunder by 1,500,000 shares and to extend the term of the plan through 2034;	☐	☐	☐

5.	To approve the compensation of our named executive officers, on a non-binding advisory basis;	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

6.	To approve the frequency of holding an advisory vote on named executive officer compensation, on a non-binding advisory basis; ☐	☐	☐	☐

		For	Against	Abstain

7.	To ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;	☐	☐	☐

8.	To approve the adjournment of the annual meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in the event that there are insufficient votes at the time of the annual meeting to approve the asset sale proposal; and	☐	☐	☐

9.	To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

of Stockholders to be held on [●], 2024:

The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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V48868-TBD

IDENTIV, INC.

Proxy for Annual Meeting of Stockholders

[●], 2024 [●] [a/p].m., Pacific Time

This proxy is solicited by the Board of Directors

The undersigned, revoking all prior proxies heretofore granted, hereby appoints Steven Humphreys and Justin Scarpulla, and each of them, as proxies, each with the power to appoint his substitute, to represent and to vote all of the shares of Identiv, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders scheduled to be held at [●] [a/p].m., Pacific Time, on [●], 2024, virtually at www.virtualshareholdermeeting.com/INVE2024, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted as to all shares of the undersigned “FOR” Proposals 1, 2, 4, 5, 7 and 8, “FOR” each of the director nominees in Proposal 3, and “1 YEAR” in Proposal 6.

In their discretion, the proxies are each individually authorized to vote upon and transact such other business (including the election of a substitute or alternate nominee designated by any such proxy in the event any director nominee named herein is unwilling or unable to serve or for good cause will not serve) as may properly come before the Annual Meeting of Stockholders and any adjournments or postponements thereof.

Continued and to be signed on reverse side